As Filed with the Securities and Exchange Commission on July 8, 2015

Registration No. 333-204984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT

NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ascena Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5600	30-0641353
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Telephone: (551) 777-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Jaffe

President and Chief Executive Officer

Ascena Retail Group, Inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

Telephone: (551) 777-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joshua R. Cammaker, Esq. Karessa L. Cain, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Katherine H. Ramundo Executive Vice President, General Counsel and Secretary ANN INC. 7 Times Square New York, New York 10036 (212) 541-3300	Julie M. Allen, Esq. Steven L. Kirshenbaum, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Ascena Retail Group, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and Ascena Retail Group, Inc. is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED JULY 8, 2015

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

            , 2015

Dear ANN INC. Stockholder:

On May 17, 2015, ANN INC., which we refer to as ANN, and Ascena Retail Group, Inc., which we refer to as ascena retail group, inc. or ascena, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, that provides for the acquisition of ANN by ascena. Under the terms of the merger agreement, a subsidiary of ascena will merge with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena.

If the merger is completed, you will be entitled to receive for each share of ANN common stock you hold as of the completion of the merger (1) $37.34 in cash, without interest, and (2) 0.68 of a share of ascena common stock. Based on the number of shares of ANN common stock outstanding as of                     , 2015, and the number of shares of ascena common stock outstanding as of                     , 2015, it is expected that, immediately after completion of the merger, former ANN stockholders (not including former holders of ANN equity awards) will own approximately     % of the outstanding shares of ascena common stock. The implied value of the stock portion of the merger consideration will fluctuate as the market price of ascena common stock fluctuates. You should obtain current stock price quotations for ascena common stock and ANN common stock before deciding how to vote with respect to the adoption of the merger agreement. The ANN common stock is traded on the New York Stock Exchange under the symbol “ANN,” and the ascena common stock is traded on the NASDAQ Global Select Market under the symbol “ASNA.”

ANN’s board of directors unanimously recommends that ANN stockholders vote “FOR” adoption of the merger agreement and “FOR” the approval of the other matters to be considered at the ANN special meeting. In considering the recommendation of the board of directors of ANN, you should be aware that certain directors and executive officers of ANN will have interests in the merger that may be different from, or in addition to, the interests of ANN stockholders generally. See the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger” of the accompanying proxy statement/prospectus.

Your vote is important. The merger cannot be completed unless ANN stockholders holding at least a majority of the shares of ANN common stock outstanding as of the close of business on July 20, 2015, the record date for the special meeting, vote in favor of the adoption of the merger agreement at the special meeting. The failure of any stockholder to vote will have the same effect as a vote against adopting the merger agreement. Accordingly, whether or not you plan to attend the ANN special meeting, you are requested to promptly vote your shares by proxy electronically via the Internet, by telephone or by sending in the appropriate paper proxy card as instructed in these materials.

The special meeting of ANN stockholders will be held on Wednesday, August 19, 2015 at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036.

This proxy statement/prospectus describes the special meeting of ANN, the merger, the documents relating to the merger and other related matters. Please read carefully the entire proxy statement/prospectus, including the section entitled “Risk Factors” beginning on page 32 of the accompanying proxy statement/prospectus, for a discussion of the risks relating to the proposed merger, and the Annexes and documents incorporated by reference.

Kay Krill

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger or other transactions described in the attached proxy statement/prospectus or the securities to be issued pursuant to the merger under the attached proxy statement/prospectus nor have they determined if the attached proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated                 , 2015 and is first being mailed to ANN stockholders on or about                 , 2015.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear ANN INC. Stockholder:

You are cordially invited to attend a special meeting of ANN stockholders. The special meeting will be held on Wednesday, August 19, 2015, at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036, to consider and vote upon the following matters:

1.	a proposal to adopt the merger agreement;

2.	a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger contemplated by the merger agreement; and

3.	a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The record date for the special meeting is July 20, 2015. Only holders of record of ANN common stock as of the close of business on July 20, 2015 are entitled to notice of, and to vote at, the special meeting. All stockholders of record as of that date are cordially invited to attend the special meeting in person. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of ANN common stock. The proposal to approve the merger-related executive compensation requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy; however, such vote is advisory (non-binding) only. The approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy, whether or not a quorum is present.

ANN’s board of directors has unanimously approved, adopted and declared advisable the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ANN and its stockholders, and unanimously recommends that ANN stockholders vote “FOR” adoption of the merger agreement, “FOR” the proposal to approve the merger-related executive compensation and “FOR” the proposal to adjourn the special meeting if there are insufficient votes to adopt the merger agreement at the time of the special meeting. In considering the recommendation of the board of directors of ANN, you should be aware that certain directors and executive officers of ANN will have interests in the merger that may be different from, or in addition to, the interests of ANN stockholders generally. See the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger” of the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of ANN common stock that you own. We cannot complete the merger unless ANN’s stockholders adopt the merger agreement.

Even if you plan to attend the special meeting in person, ANN requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of ANN common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of ANN common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Katherine H. Ramundo

Executive Vice President, General Counsel

and Secretary

Dated:             , 2015

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about ANN and ascena from other documents that ANN and ascena have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus, without charge, by telephone or email directed to: ascena Investor Relations at (551) 777-6895, or by e-mail at asc-ascenainvestorrelations@ascenaretail.com.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus, without charge, by telephone or email directed to ANN Investor Relations at (212) 541-3300 ext. 3598, or by e-mail at investor_relations@anninc.com; or to D.F. King & Co., Inc., ANN’s proxy solicitor, by calling toll-free at (800) 884-5882.

In order for you to receive timely delivery of the documents in advance of the special meeting of ANN stockholders to be held on Wednesday, August 19, 2015 at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036, you must request the information no later than five business days prior to the date of the special meeting, or by Wednesday, August 12, 2015.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by ascena (File No. 333-204984), constitutes a prospectus of ascena under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock, par value $0.01 per share, of ascena, which we refer to as ascena common stock, to be issued to ANN stockholders pursuant to the Agreement and Plan of Merger, dated as of May 17, 2015, by and among ANN, ascena and Avian Acquisition Corp., as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of ANN under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which ANN stockholders will be asked to consider and vote upon the adoption of the merger agreement.

ascena has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to ascena and Avian Acquisition Corp., which we refer to as Merger Sub, and ANN has supplied all such information relating to ANN.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. ascena and ANN have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated             , 2015, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to ANN stockholders nor the issuance by ascena of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of ANN common stock. Please refer to the section entitled “Summary” of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	ANN has agreed to be acquired by ascena under the terms of the merger agreement that are described in this proxy statement/prospectus. If the merger agreement is adopted by the affirmative vote of holders of a majority of shares of ANN common stock and the other conditions to closing under the merger agreement are satisfied or waived, Merger Sub will merge with and into ANN, with ANN, which we sometimes refer to as the surviving company, surviving the merger as a wholly owned subsidiary of ascena.

ANN is holding a special meeting to ask its stockholders to consider and vote upon a proposal to adopt the merger agreement. ANN stockholders are also being asked to consider and vote upon a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger, and a proposal to grant authority to proxy holders to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

This proxy statement/prospectus includes important information about the merger, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, and the special meeting. ANN stockholders should read this information carefully and in its entirety. The enclosed voting materials allow stockholders to vote their shares without attending the special meeting in person.

Q:	Does my vote matter?

A:	Yes. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of holders of a majority of shares of ANN common stock. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement. The ANN board of directors unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ANN common stock. Because the affirmative vote required to adopt the merger agreement is based upon the total number of outstanding shares of ANN common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for ANN’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy; however, such vote is advisory (non-binding)

only. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock in favor of the proposal, your shares of ANN common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy, whether or not a quorum is present. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you fail to submit a proxy and fail to attend the special meeting or if your shares of ANN common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock, your shares of ANN common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

See the section entitled, “Information About the Special Meeting—Record Date and Quorum” of this proxy statement/prospectus.

Q:	How does the ANN board of directors recommend that I vote at the special meeting?

A:	The board of directors of ANN, which we refer to as the ANN board of directors, unanimously recommends that ANN stockholders vote “FOR” the adoption of the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of certain compensation arrangements for ANN’s named executive officers in connection with the merger and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. See the section entitled “The Merger—Recommendation of ANN’s Board of Directors and Its Reasons for the Merger” of this proxy statement/prospectus.

Q:	Why did the ANN board of directors approve the merger agreement and the transactions contemplated by the merger agreement, including the merger?

A:	To review the ANN board of directors’ reasons for approving and recommending adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, see the section entitled “The Merger—Recommendation of ANN’s Board of Directors and Its Reasons for the Merger” of this proxy statement/prospectus.

Q:	What will I receive if the merger is completed?

A:	If the merger is completed, each share of ANN common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $37.34 in cash and 0.68 of a share of ascena common stock. We refer to the 0.68 of a share of ascena common stock per share of ANN common stock as the exchange ratio.

Q:	What is the value of the per share merger consideration?

A:

The exact value of the per share merger consideration that ANN stockholders receive will depend on the price per share of ascena common stock at the time of the merger. That price will not be known at the time of the special meeting and may be less than, more than or the same as the current price or the price at the time of the special meeting. Based on the closing stock price of ascena common stock of $14.21 on the NASDAQ on May 15, 2015, the last trading day before public announcement of the execution of the merger agreement, the value of the per share merger consideration would be $9.66 for each share of ANN common stock. Based on the closing stock price of ascena common stock of $ on the NASDAQ on , 2015, the latest practicable date before the mailing of this proxy statement/prospectus, the value of the per share merger consideration would be $ for each share of ANN common stock. We urge you to obtain current market quotations for shares of ascena common stock and ANN common stock.

Q:	What happens if I am eligible to receive a fraction of a share of ascena common stock as part of the per share merger consideration?

A:	If the aggregate number of shares of ascena common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of ascena common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Effects of the Merger on Capital Stock” of this proxy statement/prospectus.

Q:	What will holders of ANN equity awards receive in the merger?

A:	Stock Options. Each ANN option that is outstanding and unexercised immediately prior to the effective time of the merger, which we refer to as the effective time, whether vested or unvested, will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN option, after taking into account the option exercise price. For more information, see the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus.

Restricted Share Awards. At the effective time, each award of restricted shares of ANN common stock that is outstanding immediately prior to the effective time will be fully vested and converted into the right to receive the per share merger consideration in respect of each share of ANN common stock subject to such award of restricted shares of ANN common stock immediately prior to the effective time. The total number of shares of ANN common stock related to ANN restricted share awards that are subject to performance-based vesting conditions will be determined assuming performance at target level. For more information, see the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus.

Q:	What will happen to ANN as a result of the merger?

A:	If the merger is completed, Merger Sub will be merged with and into ANN, with ANN continuing as the surviving company and a wholly owned subsidiary of ascena. As a result of the merger, ANN will no longer be a publicly held company. Following the merger, the ANN common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:	What equity stake will ANN stockholders hold in ascena immediately following the merger?

A:	Based on the number of issued and outstanding shares of ascena common stock and ANN common stock as of , 2015, the latest practicable date before the mailing of this proxy statement/prospectus, holders of shares of ANN common stock (not including former holders of ANN equity awards) as of immediately prior to the closing of the merger will hold, in the aggregate, approximately % of the issued and outstanding shares of ascena common stock immediately following the closing of the merger.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus, including the adoption of the merger agreement by ANN stockholders at the special meeting, ascena and ANN expect that the merger will be completed during the second half of calendar year 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Q:	What are the material U.S. federal income tax consequences of the merger to ANN stockholders?

A:	If you are a U.S. holder (as such term is defined in the section entitled “Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus), the receipt of the merger consideration in exchange for shares of ANN common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to ANN stockholders, please see the section entitled “Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus.

Q:	Who can vote at the special meeting?

A:	All holders of record of ANN common stock as of the close of business on July 20, 2015, the record date for the special meeting, which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting. Each holder of ANN common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of ANN common stock that such holder owned of record as of the record date.

Q:	When and where is the special meeting?

A:	The special meeting will be held on Wednesday, August 19, 2015 at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th floor, New York, New York 10036. Stockholders eligible to vote at the ANN special meeting, or their duly authorized proxies, may attend the ANN special meeting.

To attend the meeting, you must bring a government-issued photo identification (e.g., a driver’s license or passport). If you hold shares in “street name” (through a bank, brokerage firm or other financial nominee), you must also bring a copy of a brokerage statement (in a name matching your government-issued photo identification) reflecting your stock ownership as of the record date for the ANN special meeting. If you are a representative of a corporate or institutional stockholder, you must also bring proof that you are a representative of such a stockholder (e.g., a business card).

Due to space constraints and other security considerations, we are not able to admit guests of either stockholders or their legal proxy holders. If due to a disability, you need an accommodation to attend or participate, please contact ANN’s Corporate Secretary at (212) 536-4229 in advance of the meeting. Cameras and recording devices will not be permitted in the meeting room during the meeting. For security and safety reasons, all bags will be subject to search. For questions about admission to the ANN special meeting, please contact ANN’s Corporate Secretary at (212) 536-4229.

If you do not provide photo identification or comply with the procedures outlined above, you will not be admitted to the special meeting.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. After the merger is completed, you will receive a letter of transmittal from the exchange agent for the merger with detailed written instructions for exchanging your shares of ANN common stock for the per share merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time but prior to the time of delivery by the exchange agent. If you are the beneficial owner of shares of ANN common stock held in “street name,” you may receive instructions from your bank, brokerage firm or other nominee as to what action, if any, you need to take to effect the surrender of such shares. Please do not send in your stock certificates now. More information may be found under the section entitled “The Merger Agreement—Exchange and Payment Procedures” of this proxy statement/prospectus.

Q:	When will I receive the merger consideration to which I am entitled?

A:	After the merger is completed, when you properly complete and return the letter of transmittal and required documentation described in the written instructions referenced above, you will receive the per share merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time but prior to the time of delivery by the exchange agent to which you are entitled in respect of your shares of ANN common stock. More information may be found under the section entitled “The Merger Agreement—Exchange and Payment Procedures” of this proxy statement/prospectus.

Q:	Will my shares of ascena common stock acquired in the merger receive a dividend?

A:	After the closing of the merger, as a holder of ascena common stock, you will receive the same dividends on shares of ascena common stock that all other holders of shares of ascena common stock will receive based on a dividend record date that occurs after the merger is completed.

ascena has never declared or paid cash dividends on its common stock. However, any payment of dividends by ascena is within the discretion of and is payable when declared by ascena’s board of directors. See the section entitled “Comparative Per Share Market Price and Dividend Information” beginning on page 28 of this proxy statement/prospectus for a comparison of the historical dividend practices of the two companies.

Q:	Why am I being asked to consider and vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger?

A:	Under SEC rules, ANN is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:	What will happen if ANN stockholders do not approve the compensation proposal?

A:	Approval of the compensation that may be paid or become payable to ANN’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on ANN or the surviving company in the merger. If the merger is completed, the merger-related compensation may be paid to ANN’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if ANN stockholders do not approve, by advisory (non-binding) vote, the merger-related compensation.

Q:	Do any of ANN’s directors or executive officers have interests in the merger that may differ from those of ANN stockholders?

A:

ANN’s non-employee directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of ANN stockholders generally. The ANN board of directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that ANN stockholders adopt the merger agreement. For a description of these interests, refer to the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger.”

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	You are a “stockholder of record” if your shares are registered directly in your name with ANN’s transfer agent, Computershare Trust Company, N.A. As the stockholder of record, you have the right to vote in person at the special meeting. You may also vote by Internet, telephone or mail, as described in the notice and below under the heading “How do I vote?”. You are deemed to beneficially own shares in “street name” if your shares are held by a bank, brokerage firm or other nominee or other similar organization. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of ANN common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of ANN common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of ANN common stock.

In accordance with the rules of the NYSE, banks, brokerage firms and other nominees who hold shares of ANN common stock in street name for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “AGAINST” the proposal to adopt the merger agreement, and will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (except to the extent there are insufficient shares present at the meeting to establish a quorum) or on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How many votes do I have?

A:	Each ANN stockholder is entitled to one vote for each share of ANN common stock held of record as of the record date. As of the close of business on the record date, there were shares of ANN common stock outstanding, approximately % of which were beneficially owned by the directors and executive officers of ANN and their affiliates. As summarized above, there are some important distinctions between shares held of record and those owned beneficially in street name.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of ANN common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Q:	How do I vote?

A:	Stockholder of Record. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions on the proxy card at any time up until 11:59 P.M. Eastern Time on August 18, 2015;

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 P.M. Eastern Time on August 18, 2015;

•	By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting; or

•	In Person: you may attend the special meeting and cast your vote in person.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Shares owned through ANN’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan. If you own ANN shares through the Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, you are entitled to vote. To do so, you must timely submit your properly completed and executed proxy with your voting instructions. The plan custodian or trustee, as the case may be, will vote in accordance with your instructions. If you own your shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your voting instructions by 11:59 P.M. Eastern Time on August 17, 2015, the custodian will not vote your shares. If you own shares through the 401(k) Savings Plan and the trustee does not receive your voting instructions by 11:59 P.M. Eastern Time on August 16, 2015, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

Q:	How can I change or revoke my vote?

A:	If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with ANN’s corporate secretary, at or before the taking of the vote at the special meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 11:59 P.M. Eastern Time on August 18, 2015;

•	submitting a properly signed proxy card with a later date that is received at or prior to the special meeting; or

•	attending the special meeting and voting in person.

The written statement or subsequent proxy should be delivered to ANN INC., 7 Times Square, New York, NY 10036, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the special meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions by voting in person at the special meeting if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Q:	If a stockholder gives a proxy, how are the shares of ANN common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of ANN common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of ANN common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you hold shares of ANN common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of ANN common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of ANN common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of ANN common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time of the merger. If you transfer your shares of ANN common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares at the effective time of the merger.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	ANN has engaged D.F. King & Co., Inc. at an estimated cost of $15,000, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Proxies may also be solicited on ANN’s behalf by ANN’s directors, officers or employees (for no additional compensation). Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and ANN will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of ANN common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of ANN common stock voted at the special meeting in one of three ways:

•	By Internet: by following the Internet voting instructions on the proxy card at any time up until 11:59 P.M. Eastern Time on August 18, 2015;

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 P.M. Eastern Time on August 18, 2015; or

•	By Mail: by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee. If you own ANN shares through the Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, you must timely submit your properly completed and executed proxy with your voting instructions. The plan custodian or trustee will vote in accordance with your instructions.

Q:	Where can I find the voting results of the special meeting?

A:	The preliminary voting results will be announced at the special meeting. In addition, within four business days following the vote at the special meeting, ANN intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of ANN common stock?

A:	Stockholders are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, provided they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of ANN Stockholders” of this proxy statement/prospectus. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights.

Q:	Are there any risks that I should consider in deciding whether to vote for the adoption of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 32 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of ascena and ANN contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	What are the conditions to completion of the merger?

A:

In addition to the approval by ANN stockholders of the proposal to adopt the merger agreement as described above, completion of the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of a number of other conditions, including: the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act (which occurred on June 17, 2015); the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order by the SEC); approval of the listing on the NASDAQ of the ascena common stock to be issued in connection with the merger; the absence of an injunction prohibiting the merger; the accuracy of representations and warranties under the merger agreement (subject to materiality standards set forth in the merger agreement); ascena’s and ANN’s performance of their respective obligations under the merger agreement in all material respects; and delivery of officer certificates by each party certifying satisfaction of the two preceding conditions. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by the affirmative vote of holders of a majority of shares of ANN common stock or if the merger is not completed for any other reason, ANN stockholders will not receive any consideration for their shares of ANN common stock. Instead, ANN will remain an independent public company and ANN common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act. ANN is required to pay ascena a termination fee of $48,270,000 if the merger agreement is terminated in certain circumstances. If the merger agreement is terminated because the special meeting (as it may be adjourned or postponed) concludes without the ANN stockholder approval being obtained and the termination fee is not otherwise payable, ANN will reimburse ascena for its actual and reasonable out-of-pocket expenses incurred in connection with the merger agreement and the merger in an amount not to exceed $5,000,000. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Expense Reimbursement; Termination Fee” of this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of ANN common stock, or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact D.F. King & Co., Inc., ANN’s proxy solicitor, by calling toll-free at (800) 884-5882.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as an ANN stockholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

The Parties to the Merger (Page 45)

ANN INC.

7 Times Square

New York, New York 10036

(212) 541-3300

ANN INC., a Delaware corporation, through its wholly owned subsidiaries, is a leading national specialty retailer of women’s apparel, shoes and accessories. With two strong and established lifestyle brands in Ann Taylor and LOFT and its recently launched Lou & Grey concept, ANN operated 1,034 Ann Taylor, Ann Taylor Factory, LOFT, LOFT Outlet and Lou & Grey retail stores in 47 states, the District of Columbia, Puerto Rico and Canada as of May 2, 2015. Ann Taylor and LOFT brands are also available online in more than 100 countries worldwide at AnnTaylor.com and LOFT.com or at ANN’s LOFT franchise stores in Mexico.

ANN common stock is listed on the NYSE under the symbol “ANN.”

ascena retail group, inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(551) 777-6700

ascena retail group, inc., a Delaware corporation, is a leading national specialty retailer offering clothing, shoes and accessories for missy and plus-size women, through its 100% owned subsidiaries, under the Lane Bryant, maurices, dressbarn and Catherines brands and for tween girls under the Justice brand. ascena operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

ascena common stock is listed on the NASDAQ under the symbol “ASNA.”

Avian Acquisition Corp.

c/o ascena retail group, inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(551) 777-6700

Avian Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ascena, which we refer to as Merger Sub, was formed solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena.

The Merger and the Merger Agreement (Page 46 and Annex A)

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

Pursuant to the merger agreement, Merger Sub will merge with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena.

Per Share Merger Consideration (Page 46)

Upon completion of the merger, each issued and outstanding share of ANN common stock other than shares owned by ANN (or any wholly owned subsidiary thereof), ascena or Merger Sub, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive (1) $37.34 in cash, without interest, which we refer to as the cash consideration, and (2) 0.68 of a share of ascena common stock, par value $0.01 per share; however, if the aggregate number of shares of ascena common stock to be issued to holders of ANN common stock and equity awards under the merger agreement would exceed 19.99% of the issued and outstanding shares of ascena common stock as of the closing of the merger, which we refer to as the maximum share number, then the number of shares of ascena common stock to be issued will be reduced to the minimum extent necessary such that the number of shares of ascena common stock issuable pursuant to the merger agreement equals the maximum share number, and, in such event, each holder of a share of ANN common stock (or holder of an ANN equity award, as applicable) will be entitled to receive an additional cash payment in an amount equal to the dollar value of the ascena shares reduced pursuant to this sentence (to be calculated on the closing date of the merger based on the volume-weighted average price of a share of ascena common stock for the 10-trading-day period starting with the opening of trading on the 11th trading day prior to the closing date and ending on the closing of trading on the second-to-last trading day prior to the closing date, which we refer to as the ascena Share VWAP). We refer to (1) and (2) together as the per share merger consideration. ascena common stock is traded on the NASDAQ under the trading symbol “ASNA.”

In the event that, prior to the effective time, the outstanding shares of ANN common stock or ascena common stock are changed into a different number of shares or a different class of shares by reason of any stock dividend, reorganization, reclassification, recapitalization, stock split, reverse stock split, subdivision or combination, exchange or readjustment of shares, or if a similar event has occurred, then the per share merger consideration will be equitably adjusted to reflect such change.

Treatment of ANN Equity Awards (Page 81)

Treatment of Stock Options

Each ANN option that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN option, after taking into account the option exercise price.

Treatment of Restricted Share Awards

At the effective time, each award of restricted shares of ANN common stock that is outstanding immediately prior to the effective time will be fully vested and converted into the right to receive the per share merger consideration in respect of each share of ANN common stock subject to such award of restricted shares of

ANN common stock immediately prior to the effective time. The total number of shares of ANN common stock related to ANN restricted share awards that are subject to performance-based vesting conditions will be determined assuming performance at target level.

Financing of the Merger (Page 73)

ascena anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived from a combination of (1) the issuance of ascena common stock to ANN’s stockholders, (2) available cash and cash equivalents of ascena and (3) third-party debt financing, which we refer to as the debt financing, which may include some combination of the following: (a) a senior secured term B loan facility; (b) an asset-based revolving credit facility; and/or (c) the issuance of senior unsecured notes or senior secured notes.

On May 17, 2015, ascena obtained a debt commitment letter, which was amended and restated on May 18, 2015, which we refer to collectively as the debt commitment letter, from Goldman Sachs Bank USA, Guggenheim Securities, LLC and certain affiliates and/or designees of Guggenheim Securities, LLC, which we refer to collectively as the commitment parties, pursuant to which the commitment parties have agreed to provide ascena with a $1.8 billion senior secured term B loan facility, which we refer to as the term facility, and a $600 million asset-based revolving credit facility (which may be replaced by a continuation or amendment of either ascena’s or ANN’s existing asset-based credit facility for commitments of up to $700 million plus up to $100 million of incremental facilities thereunder), which we refer to as the revolving facility. The term facility will be reduced to the extent ascena elects to issue senior unsecured notes or senior secured notes and receives net proceeds from such issuance at or prior to the closing of the merger.

The revolving facility will be secured by a first-priority security interest in receivables, inventory and certain other general intangibles and investment property of ascena and its subsidiary guarantors, which we refer to as the revolver collateral, and a second-priority interest in substantially all of the remaining assets (other than certain excluded assets), including certain real property of ascena and its subsidiary guarantors, which we refer to as the term collateral. The term facility will be secured by a first-priority security interest in the term collateral and a second-priority security interest in the revolver collateral.

The commitment parties’ commitments with respect to the debt financing and the commitment parties’ agreements to perform the services described in the debt commitment letter will automatically terminate, unless extended by the commitment parties, on the earliest of (1) 11:59 p.m. on February 17, 2016, (2) as to any component of the debt financing, the consummation of the merger without the use of such component, (3) the termination of the merger agreement and (4) the date on which the loan agreements with respect to the debt financing have been executed and delivered by each of the parties thereto and all conditions precedent to their effectiveness have been satisfied.

The obligation of the commitment parties to provide debt financing under the debt commitment letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when required. In the event that the debt financing is not available to ascena on the terms set forth in the debt commitment letter or ascena anticipates that the debt financing will not be available on the terms set forth in the debt commitment letter due to the failure of a condition thereto or for any other reason, ascena has the right under the merger agreement, subject to certain conditions and limitations, to seek alternative financing. As of the date of this proxy statement/prospectus, no such alternative financing has been arranged.

ascena’s obligation to complete the merger is not conditioned upon the receipt of any financing.

Recommendation of ANN’s Board of Directors and Its Reasons for the Merger (Page 59)

After careful consideration of various factors described in the section entitled “The Merger—Recommendation of ANN’s Board of Directors and Its Reasons for the Merger” of this proxy statement/prospectus, at a meeting held on May 17, 2015, the ANN board of directors unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ANN and its stockholders, (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend adoption of the merger agreement by ANN’s stockholders.

In reaching its decision to approve the merger agreement and recommend adoption of the merger agreement by the ANN stockholders, the ANN board of directors consulted with ANN’s management, as well as with ANN’s legal and financial advisors, and also considered a number of factors that the ANN board of directors views as supporting its decision, including, but not limited to, the following:

•	the fact that the per share merger consideration (which was $47.00 based on ascena’s closing price of $14.21 on May 15, 2015, the last trading day before the announcement of the execution of the merger agreement) represented (1) an approximately 25.8% premium to ANN common stock’s closing price of $37.36 on May 6, 2015, the last trading day before certain media outlets reported that ANN was engaged in discussions regarding a potential sale of ANN to Golden Gate Capital and (2) an approximately 21.4% premium to ANN common stock’s closing price of $38.71 on May 15, 2015, the last trading day before the announcement of the execution of the merger agreement; and

•	the review conducted by the ANN board of directors of options available to ANN to enhance stockholder value, including:

•	ANN’s prospects as an independent company and the ANN board of directors’ determination that a merger with ascena provides more value for ANN stockholders on a risk-adjusted basis than executing ANN’s long-range plan;

•	the fact that the stock portion of the per share merger consideration will provide ANN’s stockholders with meaningful participation in the upside potential of the combined company, and the cash portion of the per share merger consideration will provide liquidity and certainty of value upon the consummation of the merger; and

•	the fact that the merger is expected to realize $150 million in annualized run rate synergies within three years of closing.

Opinion of ANN’s Financial Advisor (Page 65 and Annex B)

At a meeting of the ANN board of directors held on May 17, 2015, J.P. Morgan Securities LLC, which we refer to as J.P. Morgan, delivered its oral opinion, subsequently confirmed in writing, to the ANN board of directors as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be paid to the holders of shares of ANN common stock (other than in respect of shares of ANN common stock owned directly by ANN (or any wholly owned subsidiary of ANN), ascena or Merger Sub immediately prior to the effective time and any dissenting shares) in the merger. The full text of the written opinion of J.P. Morgan, dated May 17, 2015, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the opinion and the review undertaken by J.P. Morgan in connection with rendering its opinion, is included as Annex B to this proxy statement/prospectus. J.P. Morgan’s written opinion was provided to the ANN board of directors (solely in its capacity as such) in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the per share merger consideration to the holders of ANN common stock (other than in respect of shares of ANN common stock owned directly by ANN (or any wholly owned subsidiary of ANN), ascena or Merger Sub immediately prior to the effective time and any dissenting shares) and no other matters. The opinion does not constitute a recommendation to any stockholder as to how any stockholder should vote with respect to the merger or any other matter. J.P. Morgan has acted as financial advisor to ANN with respect to the merger and will receive customary compensation in respect of its services. For a more complete description of J.P. Morgan’s opinion, see “The Merger—Opinion of ANN’s Financial Advisor” and Annex B to this proxy statement/prospectus.

Information About the Special Meeting (Page 41)

Time, Place and Purpose of the Special Meeting (Page 41)

The special meeting to consider and vote upon the adoption of the merger agreement, which we refer to as the special meeting, will be held on Wednesday, August 19, 2015, at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th floor, New York, New York 10036.

At the special meeting, ANN stockholders will be asked to consider and vote upon (1) a proposal to adopt the merger agreement, (2) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date and Quorum (Page 41)

You are entitled to receive notice of, and to vote at, the special meeting if you are an owner of record of shares of ANN common stock as of the close of business on July 20, 2015, the record date. On the record date, there were              shares of ANN common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of ANN common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of ANN common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Vote Required (Page 41)

The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ANN common stock. Votes to abstain will not be counted as votes cast in favor of the adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or you vote to abstain, this will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for ANN’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy; however, such vote is advisory (non-binding) only. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock in favor of the proposal, your shares of ANN common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation, except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy, whether or not a quorum is present. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you fail to submit a proxy and fail to attend the special meeting or if your shares of ANN common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock, your shares of ANN common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Proxies and Revocations (Page 42)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of ANN common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of ANN common stock using the instructions provided by your bank, brokerage firm or other nominee. If you own ANN shares through the Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, you must timely submit your properly completed and executed proxy with your voting instructions. The plan custodian or trustee will vote in accordance with your instructions. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of ANN common stock will not be voted on the adoption of the merger agreement, which will have the same effect as a vote “AGAINST” the adoption of the merger agreement and your shares of ANN common stock will not have an effect on the proposal to approve, by advisory (non-binding) vote, the merger-related executive compensation (other than to the extent resulting in failure to establish a quorum) or on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

You have the right to revoke a proxy.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with ANN’s corporate secretary, at or before the taking of the vote at the special meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 11:59 P.M. Eastern Time on August 18, 2015;

•	submitting a properly signed proxy card with a later date that is received at or prior to the special meeting; or

•	attending the special meeting and voting in person.

The written statement or subsequent proxy should be delivered to ANN INC., 7 Times Square, New York, NY 10036, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the special meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions by voting in person at the special meeting if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Interests of ANN’s Directors and Executive Officers in the Merger (Page 94)

Directors and executive officers of ANN have certain interests in the merger that may be different from, or in addition to, the interests of ANN stockholders generally. These interests include, among others, potential severance benefits and other payments, the treatment of outstanding equity awards pursuant to the merger agreement, and rights to ongoing indemnification and insurance coverage. The ANN board of directors was aware of and considered those interests, among other matters, in reaching its decisions (1) to determine that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ANN and its stockholders, (2) to approve, adopt and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) to resolve to recommend adoption of the merger agreement by ANN’s stockholders. See the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger” of this proxy statement/prospectus for a more detailed description of these interests.

Regulatory Approvals (Page 75)

ascena and ANN have each agreed to take certain actions in order to obtain regulatory clearance required to consummate the merger. Regulatory approvals required to complete the merger include expiration or termination of the required waiting period under the HSR Act following required notifications and review with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the Department of Justice, which we refer to as the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification, unless that waiting period is terminated early. If the FTC or DOJ issues a Request for Additional Information and Documentary Material, which we refer to in this proxy statement/prospectus as a second request, prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the second request, unless the waiting period is terminated earlier. ascena and ANN each filed their respective HSR Act notification forms on May 29, 2015. The waiting period under the HSR Act was terminated early on June 17, 2015, satisfying the HSR Act waiting period condition.

While ascena and ANN expect to obtain all required regulatory clearances, we cannot assure you that these regulatory clearances will be obtained or that the granting of these regulatory clearances will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

Appraisal Rights of ANN Stockholders (Page 131 and Annex C)

ANN stockholders of record have appraisal rights under the DGCL in connection with the merger. ANN stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise comply with the applicable provisions of Section 262 of the DGCL will be entitled to exercise appraisal rights thereunder. Any shares of ANN common stock held by an ANN stockholder as of the record date who has not voted in favor of the adoption of the merger agreement and who has demanded appraisal for such shares in accordance with the DGCL will not be converted into a right to receive the per share merger consideration, unless such ANN stockholder fails to perfect, withdraws or otherwise loses such stockholder’s appraisal rights under the DGCL. If, after the consummation of the merger, such holder of ANN common stock fails to perfect, withdraws or otherwise loses his, her or its appraisal rights, each such share will be treated as if it had been converted as of the consummation of the merger into a right to receive the per share merger consideration. The relevant provisions of the DGCL are included as Annex C to this proxy statement/prospectus.

You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising your appraisal rights, ANN stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of appraisal rights. See the section entitled “Appraisal Rights of ANN Stockholders” of this proxy statement/prospectus for additional information and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement/prospectus.

Conditions to Completion of the Merger (Page 91)

In addition to the approval of the proposal to adopt the merger agreement by ANN stockholders and the expiration or termination of the applicable waiting period under the HSR Act, each party’s obligation to complete the merger is also subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, including the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order by the SEC), approval of the listing on the NASDAQ of the ascena common stock to be issued in connection with the merger, the absence of an injunction prohibiting the merger, the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects and delivery of officer certificates by the other party certifying satisfaction of the two preceding conditions. The waiting period under the HSR Act was terminated early on June 17, 2015, satisfying the HSR Act waiting period condition.

Neither ANN nor ascena can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus.

No Solicitation (Page 85)

As more fully described in this proxy statement/prospectus and in the merger agreement, subject to certain exceptions, the merger agreement precludes ANN from soliciting or engaging in discussions or negotiations with a third party with respect to a proposal for a competing transaction, including the acquisition of a significant interest in ANN’s common stock or assets.

No Change in Recommendation or Entry into Alternative Acquisition Agreement (Page 87)

In addition to the obligations described under the section entitled “The Merger Agreement—No Solicitation” of this proxy statement/prospectus, subject to certain exceptions described below, the ANN board of directors may not: approve, adopt, declare advisable or recommend an acquisition proposal; withdraw, amend or modify in any manner adverse to ascena or Merger Sub the ANN board of directors recommendation; or resolve, propose or agree to any of the foregoing. We refer to any of the foregoing actions as a change of board of directors recommendation.

However, ANN may, subject to the terms of the merger agreement, (1) at any time before the ANN stockholder approval is obtained, make a change of board of directors recommendation and/or terminate the merger agreement to enter into an alternative acquisition agreement if ANN receives a bona fide written acquisition proposal that the ANN board of directors determines, after consultation with its financial advisors and outside counsel, constitutes a proposal that is superior to the merger with ascena or (2) at any time prior to the effective time, make a change of board of directors recommendation if an intervening event (as defined in the merger agreement) has occurred and is continuing.

In the event there is a change of board of directors recommendation made in compliance with the merger agreement with respect to a superior proposal, ANN may only enter into an alternative acquisition agreement with respect to the superior proposal by substantially concurrently terminating the merger agreement and prior to or concurrently with such termination paying ascena the $48,270,000 termination fee. We refer to this termination right as the fiduciary termination right.

Termination of the Merger Agreement (Page 91)

Termination

The merger agreement may be terminated at any time prior to the effective time, whether before or after any adoption of the merger agreement by the holders of ANN common stock, which we refer to as the ANN stockholder approval:

•	by mutual written agreement of ANN, Merger Sub and ascena, by action of their respective boards of directors;

•	by either ANN or ascena, if the merger has not been consummated on or prior to February 17, 2016 (which we refer to as the outside date, and such termination right, the outside date termination right), except that this termination right is not available to any party if its breach of the merger agreement was the primary cause of or primarily resulted in the non-satisfaction of a condition to closing or the failure of the effective time to occur on or before the outside date;

•	by either ANN or ascena, if the ANN stockholder approval has not been obtained at the special meeting; however a party may not exercise such termination right if such party has breached its obligations under the merger agreement in any material respect in a manner that caused the failure to obtain such ANN stockholder approval;

•	by either ANN or ascena, if any court of competent jurisdiction or other governmental authority has issued an order, enacted or interpreted any law or taken any other action or any law is in effect, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal, prior to the effective time, the consummation of the merger, and, in each case, such order or other action has become final and nonappealable; provided, that the party asserting this termination right has used all reasonable best efforts to resist, resolve or lift, as applicable, such order prior to asserting such termination right;

•	by either ANN or ascena, if the other party has breached or failed to perform any representations, warranties or covenants contained in the merger agreement and such breach or failure (1) would result in the failure of specified conditions to closing and (2) is not curable prior to the outside date or is not cured in all material respects within 45 days of delivery of written notice from the other party of such breach, except that the terminating party may not exercise this termination right if it is in material breach of its material representations, warranties or covenants in the merger agreement and such breach has not been cured in all material respects;

•	by ascena, if, prior to receipt of the ANN stockholder approval, a change of board of directors recommendation occurs; provided ascena’s right to exercise this termination right expires 10 business days following the date of such change of board of directors recommendation; or

•	by ANN, in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal, so long as ANN has complied in all material respects with its obligations under the merger agreement with respect to such superior proposal.

Expense Reimbursement; Termination Fee

ANN will reimburse ascena for its actual and reasonable out-of-pocket expenses in an amount not to exceed $5,000,000 if the merger agreement is terminated by either party because the special meeting concludes without the ANN stockholder approval being obtained and the termination fee is not otherwise payable. In addition, ANN will pay ascena a termination fee of $48,270,000 if the merger agreement is terminated in certain circumstances. In no event will ANN be required to pay the expense reimbursement on more than one occasion and in no event will the sum of the expense reimbursement and termination fee payable exceed $48,270,000. The expense reimbursement and termination fee could discourage other companies from seeking to acquire or merge with

ANN. For a more detailed discussion of the expense reimbursement and termination fee, please see the section entitled “The Merger Agreement—Termination of the Merger Agreement—Expense Reimbursement; Termination Fee” of this proxy statement/prospectus.

Accounting Treatment (Page 75)

ascena prepares its financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting. ascena will be treated as the acquirer for accounting purposes.

Material U.S. Federal Income Tax Consequences (Page 101)

For U.S. holders (as such term is defined in the section entitled “Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus), the receipt of the merger consideration in exchange for shares of ANN common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. ANN stockholders should consult their own tax advisors regarding the particular tax consequences of the exchange of shares of common stock for the merger consideration pursuant to the merger in light of their particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the material U.S. federal income tax consequences of the merger to ANN stockholders, please see the section entitled “Material U.S. Federal Income Tax Consequences” of this proxy statement/prospectus.

Comparison of Stockholders’ Rights (Page 103)

ascena and ANN are both Delaware corporations and therefore subject to the DGCL. ANN’s stockholders’ rights are currently governed by ANN’s restated certificate of incorporation, as amended (which we refer to as the ANN charter), and ANN’s bylaws, as amended (which we refer to as the ANN bylaws). If the merger is completed, the rights of ANN stockholders who become ascena stockholders will continue to be governed by the DGCL, but will instead be governed by ascena’s second amended and restated certificate of incorporation, as amended (which we refer to as the ascena charter), and ascena’s amended and restated bylaws (which we refer to as the ascena bylaws).

For more detailed information regarding a comparison of your rights as a stockholder of ANN and ascena, see the section entitled “Comparison of Stockholders’ Rights” of this proxy statement/prospectus.

Litigation Related to the Merger (Page 76)

ANN, its board of directors, ascena and Merger Sub are named as defendants in a putative class action in the Delaware Court of Chancery challenging the merger. The suit was filed on May 27, 2015 and is captioned Vladimir Gusinsky Living Trust v. ANN, Inc., C.A. No. 11067-CB. The complaint alleges, among other things, that the ANN board of directors breached its fiduciary duties by agreeing to sell ANN through an unfair process and by failing to maximize the value of ANN. The complaint also alleges that ANN, Merger Sub and ascena have aided and abetted these breaches of fiduciary duty. On July 2, 2015, the plaintiff amended its complaint to include allegations that ANN’s preliminary proxy statement, filed as part of ascena’s registration statement, was materially misleading and incomplete. The plaintiff seeks as relief, among other things, an injunction against the merger and rescission of the merger to the extent it is already implemented. The defendants believe that the action is without merit and intend to defend against it vigorously. See the section entitled “The Merger—Litigation Related to the Merger” of this proxy statement/prospectus for more information about the lawsuit related to the merger that has been filed.

Risk Factors (Page 32)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described in the section entitled “Risk Factors” of this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ASCENA

The following table presents selected historical consolidated financial data for ascena as of and for the fiscal years ended July 26, 2014, July 27, 2013, July 28, 2012, July 30, 2011 and July 31, 2010, respectively. This information has been derived from ascena’s consolidated audited financial statements. The following table also presents selected unaudited quarterly financial data for ascena as of and for the nine months ended April 25, 2015 and April 26, 2014, respectively, which, in the opinion of management, include all adjustments necessary for a fair statement of the results of the unaudited interim periods. This consolidated financial information may not be indicative of ascena’s future performance.

You should read this information in conjunction with ascena’s audited consolidated financial statements and related notes thereto included in ascena’s Annual Report on Form 10-K for the fiscal year ended July 26, 2014 and ascena’s quarterly report on Form 10-Q for the quarter ended April 25, 2015, each of which is incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

	Unaudited Nine Months Ended		Fiscal Years Ended
	April 25, 2015	April 26, 2014	July 26, 2014	July 27, 2013	July 28, 2012	July 30, 2011	July 31, 2010
	(millions, except for per share amounts)
Consolidated Statement of Operations Data:
Net sales	$3,633.1	$3,608.2	$4,790.6	$4,714.9	$3,353.3	$2,914.0	$2,374.6
Impairment of intangible assets	—	—	(13.0)	—	—	—	—
Depreciation and amortization expense	(159.4)	(141.0)	(193.6)	(176.0)	(107.4)	(89.8)	(71.6)
Operating income	117.1	188.3	210.8	265.3	292.6	289.8	217.5
Income from continuing operations	86.6	122.3	138.2	155.2	171.8	170.5	133.4
Income from continuing operations per common share:
Basic	$0.53	$0.76	$0.86	$0.99	$1.12	$1.09	$0.92

Diluted	$0.53	$0.74	$0.84	$0.95	$1.08	$1.05	$0.87

Consolidated Balance Sheet Data (as of period end):
Cash and cash equivalents	$208.9	$213.2	$156.9	$186.4	$164.3	$243.5	$240.6
Short-term investments	13.1	3.6	30.4	3.0	1.4	54.1	86.5
Non-current investments	—	—	—	—	3.2	138.5	15.8
Working capital	336.4	374.9	291.7	306.3	325.6	384.6	362.8
Total assets	3,220.4	3,109.7	3,123.8	2,871.7	2,807.1	1,839.6	1,654.1
Total debt	155.0	224.4	172.0	135.6	326.6	—	26.0
Total equity	$1,838.0	$1,713.9	$1,737.7	$1,556.4	$1,340.9	$1,158.0	$1,014.7

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ANN

The following table presents selected historical consolidated financial data for ANN as of and for the fiscal years ended January 31, 2015, February 1, 2014, February 2, 2013, January 28, 2012 and January 29, 2011, respectively. This information has been derived from ANN’s audited consolidated financial statements. The following table also presents selected unaudited quarterly financial data for ANN as of and for the three months ended May 2, 2015 and May 3, 2014, respectively, which, in the opinion of management, include all adjustments necessary for a fair statement of the results of the unaudited interim periods. This consolidated financial information may not be indicative of ANN’s future performance.

You should read this information in conjunction with ANN’s audited consolidated financial statements and related notes thereto included in ANN’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and ANN’s quarterly report on Form 10-Q for the quarter ended May 2, 2015, each of which is incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

	Unaudited Three Months Ended		Fiscal Years Ended
	May 2, 2015	May 3, 2014	January 31, 2015	February 1, 2014	February 2, 2013	January 28, 2012	January 29, 2011
	(millions, except for per share amounts)
Consolidated Statement of Operations Data:
Net sales	$597.7	$590.6	$2,533.5	$2,493.5	$2,375.5	$2,212.5	$1,980.2
Restructuring charges	6.4	17.3	17.3	—	—	—	5.6
Depreciation and amortization expense	27.4	28.6	111.1	106.6	97.8	94.2	95.5
Operating income	22.6	9.2	111.8	170.1	166.8	145.5	119.8
Net income	13.6	5.2	68.0	102.4	102.6	86.6	73.4
Earnings per share:
Basic	$0.30	$0.11	$1.47	$2.21	$2.13	$1.66	$1.26

Diluted	$0.29	$0.11	$1.46	$2.19	$2.10	$1.64	$1.24

Consolidated Balance Sheet Data (as of period end):
Working capital	$285.0	$242.0	$269.4	$231.5	$169.3	$189.4	$268.0
Total assets	1,070.7	1,011.0	1,061.5	1,033.0	942.2	887.7	926.8
Total stockholders’ equity	$529.6	$484.0	$510.7	$468.5	$385.1	$363.9	$423.4

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following tables present ascena’s summary unaudited pro forma condensed combined balance sheet and statements of operations, after giving effect to the merger of Merger Sub with and into ANN. ascena’s historical financial and operating data for the fiscal year ended July 26, 2014 and the nine-month period ended April 25, 2015 on which the pro forma financial information is based is derived from the financial data in its audited consolidated financial statements for the fiscal year ended July 26, 2014 and from its unaudited consolidated financial statements for the nine-month period ended April 25, 2015, respectively. The historical statement of operations for ANN for the fiscal year ended July 26, 2014 is derived by adding the financial data from ANN’s audited consolidated statement of operations for the fiscal year ended February 1, 2014 and ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 3, 2013. The historical statement of operations for ANN for the nine-month period ended May 2, 2015 is derived by adding the financial data from ANN’s unaudited condensed consolidated statement of operations for the three-month period ended May 2, 2015, ANN’s audited consolidated statement of operations for the fiscal year ended January 31, 2015 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014.

The information under “Summary Unaudited Pro Forma Condensed Combined Statements of Operations” in the tables below gives effect to the merger as if it had been consummated on July 28, 2013, the beginning of the earliest period presented. The information under “Summary Unaudited Pro Forma Condensed Combined Balance Sheet” in the tables below assumes the merger had been consummated on April 25, 2015. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with ascena considered the acquirer of ANN for accounting purposes. See the section entitled “The Merger—Accounting Treatment” of this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information includes adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of ascena after the merger.

The information presented below should be read in conjunction with the historical consolidated financial statements of ascena and ANN including the related notes, filed by each of them with the SEC, and with the pro forma condensed combined financial information of ascena and ANN, including the related notes, appearing elsewhere in this proxy statement/prospectus. See the sections entitled “Selected Unaudited Pro Forma Condensed Combined Financial Data” and “Where You Can Find More Information” of this proxy statement/prospectus.

Ascena Retail Group, Inc.

Summary Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 25, 2015

(in millions)

Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$276.9
Short-term investments	13.1
Inventories	863.6
Deferred tax assets	100.5
Prepaid expenses and other current assets	280.9

Total current assets	1,535.0
Property and equipment, net	1,552.4
Goodwill	1,690.7
Other intangible assets, net	1,283.4
Other assets	147.2

Total assets	$6,208.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$356.7
Accrued expenses and other current liabilities	455.6
Deferred income	124.4
Current portion of long-term debt	18.0
Income taxes payable	23.3

Total current liabilities	978.0
Long-term debt, less current portion	1,928.0
Lease-related liabilities	390.3
Deferred income taxes	520.7
Other non-current liabilities	193.6

Total liabilities	4,010.6
Total equity	2,198.1

Total liabilities and equity	$6,208.7

The notes to the unaudited pro forma condensed combined financial statements within “unaudited pro forma condensed combined financial statements” are an integral part of, and should be read together with, this summary unaudited pro forma condensed combined balance sheet.

Ascena Retail Group, Inc.

Summary Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended April 25, 2015

(in millions, except per share amounts)

Pro Forma Combined
Net sales	$5,525.0
Cost of goods sold	(2,535.7)

Gross margin	2,989.3

Other operating expenses:
Buying, distribution and occupancy expenses	(925.7)
Selling, general & administrative expenses	(1,608.9)
Acquisition-related, integration and restructuring expenses	(25.3)
Depreciation and amortization expense	(242.0)

Total other operating expenses	(2,801.9)

Operating income	187.4
Interest expense	(71.3)
Interest and other income, net	1.4

Income from continuing operations before income taxes	117.5
Provision for income taxes from continuing operations	(26.4)

Income from continuing operations	$91.1

Income from continuing operations per common share:
Basic	$0.47
Diluted	$0.46
Weighted average common shares outstanding:
Basic	194.2
Diluted	196.7

The notes to the unaudited pro forma condensed combined financial statements within “unaudited pro forma condensed combined financial statements” are an integral part of, and should be read together with, this summary unaudited pro forma condensed combined statement of operations.

Ascena Retail Group, Inc.

Summary Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended July 26, 2014

(in millions, except per share amounts)

Pro Forma Combined
Net sales	$7,310.6
Cost of goods sold	(3,310.8)

Gross margin	3,999.8

Other operating expenses:
Buying, distribution and occupancy expenses	(1,200.7)
Selling, general & administrative expenses	(2,079.2)
Acquisition-related, integration and restructuring expenses	(51.3)
Impairment of intangible assets	(13.0)
Depreciation and amortization expense	(304.5)

Total other operating expenses	(3,648.7)

Operating income	351.1
Interest expense	(96.0)
Interest and other expense, net	(0.6)

Income from continuing operations before income taxes	254.5
Provision for income taxes from continuing operations	(85.3)

Income from continuing operations	$169.2

Income from continuing operations per common share:
Basic	$0.88
Diluted	$0.86
Weighted average common shares outstanding:
Basic	192.4
Diluted	196.9

The notes to the unaudited pro forma condensed combined financial statements within “unaudited pro forma condensed combined financial statements” are an integral part of, and should be read together with, this summary unaudited pro forma condensed combined statement of operations.

COMPARATIVE PER SHARE DATA

Presented below are:

•	historical per share data for ascena and ANN;

•	pro forma per share information for the combined company after giving effect to the merger; and

•	equivalent pro forma combined per share information for ANN.

This information should be read together with the consolidated financial statements and related notes of ascena and ANN that are incorporated by reference in this proxy statement/prospectus and with the unaudited pro forma financial data included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” of this proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of ascena after the merger.

The historical book value per share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma income per share of ascena after the merger is computed by dividing the pro forma income by the pro forma weighted average number of shares outstanding. The pro forma book value per share of ascena after the merger is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period. The information listed as the equivalent pro forma per share amount for ANN was obtained by multiplying the historical per share amounts listed by ANN by 0.68, which is the number of shares of ascena common stock that ANN stockholders would receive for each share of ANN common stock, assuming that the maximum share number is not exceeded.

	ascena				ANN
	Historical		Pro Forma Combined		Historical		Pro Forma Combined Equivalent
	Unaudited nine months ended April 25, 2015	Fiscal year ended July 26, 2014	Unaudited nine months ended April 25, 2015	Unaudited fiscal year ended July 26, 2014	Unaudited nine months ended May 2, 2015	Unaudited fiscal year ended August 2, 2014	Unaudited nine months ended May 2, 2015	Unaudited fiscal year ended August 2, 2014
Basic earnings per share from continuing operations	$0.53	$0.86	$0.47	$0.88	$0.95	$1.81	$0.65	$1.23
Diluted earnings per share from continuing operations	$0.53	$0.84	$0.46	$0.86	$0.95	$1.79	$0.65	$1.22
Cash dividends declared per common share	—	—	(1)	(1)	—	—	(1)	(1)
Book value per common share at period end	$11.28	$10.74	$11.29	(2)	$11.51	$10.38	$7.83	(2)

(1)	For the purpose of this pro forma financial information, no dividends are assumed to be paid. The holders of ascena common stock will receive cash dividends if and when declared by the ascena board of directors out of legally available funds. See the section entitled “ascena’s Dividend Policy” of this proxy statement/prospectus.
(2)	Not applicable.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

ANN common stock trades on the NYSE under the symbol “ANN” and ascena common stock trades on the NASDAQ under the symbol “ASNA.” The following table sets forth the high and low reported sale prices per share of ANN common stock and ascena common stock, and the cash dividends declared per share, for the periods indicated. ANN’s fiscal year ends on the Saturday nearest January 31st in the following calendar year. ascena’s fiscal year ends on the last Saturday in July.

ANN

Quarter Data	High Trading Price		Low Trading Price		Dividend Paid
First Quarter 2013 Fiscal Year (quarterly period ended May 4, 2013)		$32.80		$26.95	—
Second Quarter 2013 Fiscal Year (quarterly period ended August 3, 2013)		$35.00		$28.66	—
Third Quarter 2013 Fiscal Year (quarterly period ended November 2, 2013)		$37.03		$31.40	—
Fourth Quarter 2013 Fiscal Year (quarterly period ended February 1, 2014)		$39.13		$31.63	—
First Quarter 2014 Fiscal Year (quarterly period ended May 3, 2014)		$43.61		$30.71	—
Second Quarter 2014 Fiscal Year (quarterly period ended August 2, 2014)		$42.01		$36.31	—
Third Quarter 2014 Fiscal Year (quarterly period ended November 1, 2014)		$42.96		$34.23	—
Fourth Quarter 2014 Fiscal Year (quarterly period ended January 31, 2015)		$39.22		$31.69	—
First Quarter 2015 Fiscal Year (quarterly period ended May 2, 2015)		$42.57		$31.96	—
Second Quarter, 2015 Fiscal Year through , 2015	$		$		—

ascena

Quarter Data	High Trading Price		Low Trading Price		Dividend Paid
First Quarter 2013 Fiscal Year (quarterly period ended October 27, 2012)		$22.18		$16.99	—
Second Quarter 2013 Fiscal Year (quarterly period ended January 26, 2013)		$20.94		$15.95	—
Third Quarter 2013 Fiscal Year (quarterly period ended April 27, 2013)		$19.61		$16.20	—
Fourth Quarter 2013 Fiscal Year (quarterly period ended July 27, 2013)		$20.58		$16.99	—
First Quarter 2014 Fiscal Year (quarterly period ended October 26, 2013)		$20.94		$16.15	—
Second Quarter 2014 Fiscal Year (quarterly period ended January 25, 2014)		$23.14		$19.43	—
Third Quarter 2014 Fiscal Year (quarterly period ended April 26, 2014)		$19.99		$16.37	—
Fourth Quarter 2014 Fiscal Year (quarterly period ended July 26, 2014)		$18.25		$15.94	—
First Quarter 2015 Fiscal Year (quarterly period ended October 25, 2014)		$17.61		$11.64	—
Second Quarter 2015 Fiscal Year (quarterly period ended January 24, 2015)		$13.68		$10.50	—
Third Quarter 2015 Fiscal Year (quarterly period ended April 25, 2015)		$15.37		$11.14	—
Fourth Quarter, 2015 Fiscal Year through , 2015	$		$		—

On May 15, 2015, the last full trading day before the public announcement of the execution of the merger agreement, the closing sale price of a share of ANN common stock on the NYSE was $38.71. On             , 2015, the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of a share of ANN common stock on the NYSE was $        .

On May 15, 2015, the last full trading day before the public announcement of the execution of the merger agreement, the closing sale price of a share of ascena common stock on the NASDAQ was $14.21. On             , 2015, the last practicable trading day before the mailing of this proxy statement/prospectus, the closing sale price of a share of ascena common stock on the NASDAQ was $        .

As of             , 2015, the last date prior to mailing this proxy statement/prospectus for which it was practicable to obtain this information for ANN and ascena, respectively, there were approximately              registered holders of ANN common stock and approximately              registered holders of ascena common stock.

The following table presents the closing prices of ANN common stock and ascena common stock on May 15, 2015, the last trading day before the public announcement of the execution of the merger agreement, and             , 2015, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of ANN common stock on the relevant date.

Date	ANN Closing Price		ascena Closing Price		Exchange Ratio	Estimated Equivalent Per Share Value(1)
May 15, 2015		$38.71		$14.21	0.68		$47.00
, 2015	$		$		0.68	$

(1)	The implied value of the per share merger consideration represents the sum of $37.34, the cash portion of the per share merger consideration, plus the stock portion of the per share merger consideration, based on the closing prices of ascena common stock of $14.21 on May 15, 2015 and $ on , 2015.

The above tables show only historical comparisons. These comparisons may not provide meaningful information to ANN stockholders in determining whether to adopt the merger agreement. ANN stockholders are urged to obtain current market quotations for shares of ascena common stock and ANN common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the merger agreement. The market price of ascena common stock and ANN common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of ANN common stock before, or ascena common stock before or after, the effective date of the merger. Changes in the market price of ascena common stock prior to the completion of the merger will affect the market value of the merger consideration that ANN stockholders will receive upon completion of the merger. The exchange ratio is fixed in the merger agreement, but the market price of ascena common stock (and therefore the value of the merger consideration) when received by ANN stockholders after the merger is completed could be greater than, less than or the same as shown in the table above.

STATEMENT REGARDING FORWARD-LOOKING DISCLOSURES

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are “forward-looking disclosures” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking disclosures and information about our current and future prospects and our future operations and financial results are based on currently available information and include statements regarding the estimated or anticipated future results of ascena, and of the combined company following ascena’s proposed acquisition of ANN, the anticipated benefits of the proposed transaction, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. These statements are based on the current expectations of ascena and ANN management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding ascena’s and ANN’s respective businesses and the proposed transaction, which could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward-looking disclosures include assumptions about ANN’s and ascena’s operations, such as cost controls and market conditions, and certain plans, activities or events that we expect will or may occur in the future and relate to, among other things, the business combination transaction involving ascena and ANN, the financing of the proposed transaction, expectations with respect to the synergies, costs and other anticipated financial impacts of the merger, future financial and operating results of the combined company, the combined company’s plans, objectives, expectations and intentions with respect to future operations and services, the required adoption of the merger agreement by ANN stockholders, the required approvals of the merger by governmental regulatory authorities, the satisfaction of the closing conditions to the merger and the timing of the completion of the merger.

All forward-looking disclosures involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking disclosures, many of which are generally outside the control of ANN and ascena and are difficult to predict. These risks and uncertainties include, among others: the ability of the parties to successfully close the proposed merger, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that the financing required to complete the merger is not obtained or is obtained on terms other than those currently anticipated; risks of litigation relating to the merger; risks of the outcome of pending or potential litigation or governmental investigations; risks relating to the integration of ANN’s operations, products and employees into ascena and the possibility that the anticipated synergies and other benefits of the proposed merger will not be realized or will not be realized within the expected timeframe; the uncertainty of the value of the merger consideration that ANN stockholders will receive in the merger due to the fixed exchange ratio and the potential fluctuation in the market price of ascena common stock; the effect of the substantial additional indebtedness that ascena will incur in connection with the merger; the possibility of actual results of operations, cash flows and financial position after the merger materially differing from the unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus; the loss of key senior management or other associates; the risks of declines in the anticipated demand for ascena’s and ANN’s products; the risks of fluctuations in interest or foreign currency exchange rates; risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships; risks related to compliance with governmental regulations applicable to ascena, ANN and the combined company; and changes in regional, national or foreign economic conditions.

Consequently, all of the forward-looking disclosures made by ascena or ANN contained or incorporated by reference in this proxy statement/prospectus are qualified by factors, risks and uncertainties, including, but not limited to, those set forth in the section entitled “Risk Factors” beginning on page 32 of this proxy statement/prospectus and those set forth in the sections entitled “Statement Regarding Forward-Looking Disclosures” and “Risk Factors” in ANN’s annual and quarterly reports and other filings with the SEC and those set forth in the sections entitled “Special Notes Regarding Forward-Looking Statements” and “Risk Factors” in ascena’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Readers are cautioned not to place undue reliance on these forward-looking disclosures, which speak only as of the date made. ascena and ANN undertake no obligation to update or revise any forward-looking disclosures, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and ascena’s and ANN’s financial condition and results of operations could be materially adversely affected.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Statement Regarding Forward-Looking Disclosures” of this proxy statement/prospectus, ANN stockholders should carefully consider the following risk factors in determining whether to vote for the adoption of the merger agreement. You should also read and consider the risk factors associated with each of the businesses of ANN and ascena because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Item 1A. “Risk Factors” and “Statement Regarding Forward-Looking Disclosures” in ANN’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, ANN’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2015 and in any future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by ANN and incorporated by reference into this document. These risk factors may be found under Item 1A. “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in ascena’s Annual Report on Form 10-K for the fiscal year ended July 26, 2014, ascena’s Quarterly Report on Form 10-Q for the quarters ended October 25, 2014, January 24, 2015 and April 25, 2015 and in future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by ascena and incorporated by reference into this document. See the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Because the exchange ratio is fixed and the market price of ascena common stock has fluctuated and will continue to fluctuate, you cannot be sure of the value of the merger consideration you will receive.

Upon completion of the merger, subject to the terms of the merger agreement, each share of ANN common stock outstanding immediately prior to the merger (other than those held directly by ANN, by any wholly owned subsidiary of ANN, by ascena or by Merger Sub, or with respect to which appraisal rights have been properly exercised in accordance with the DGCL) will be converted into the right to receive (1) $37.34 in cash, without interest, and (2) 0.68 of a share of ascena common stock. Because the exchange ratio of 0.68 of a share of ascena common stock for each one share of ANN common stock is fixed, the value of the stock portion of the merger consideration will depend on the market price of ascena common stock at the time the merger is completed. This means that there is no “price protection” mechanism contained in the merger agreement that would adjust the number of shares of ascena common stock that ANN stockholders will receive based on any decreases in the trading price of ascena common stock. If ascena’s common stock price per share at the closing of the merger is less than ascena’s common stock price per share on the date that the merger agreement was signed, then the market value of the consideration received by ANN stockholders will be less than contemplated at the time the merger agreement was signed. Neither ascena nor ANN is permitted to terminate the merger agreement or resolicit the vote of ANN stockholders solely because of changes in the market price of either company’s stock.

The value of the stock portion of the merger consideration has fluctuated since the date of the announcement of the execution of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the ANN special meeting and the date the merger is completed and thereafter. Accordingly, at the time of the ANN special meeting, ANN stockholders will not know or be able to determine the market value of the merger consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in ascena’s and ANN’s respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed, the timing of the merger and regulatory considerations. Many of these factors are beyond ascena’s and ANN’s control. You are urged to obtain current market quotations for ascena common shares in deciding whether to vote for the adoption of the merger agreement.

The market price of ascena common stock after the merger will continue to fluctuate and may be affected by factors different from those affecting shares of ANN common stock currently.

Upon completion of the merger, holders of ANN common stock will become holders of ascena common stock. The market price of ascena common stock may fluctuate significantly following consummation of the merger and holders of ANN common stock could lose the value of their investment in ascena common stock. In addition, the stock market has experienced significant price and volume fluctuations in recent times which could have a material adverse effect on the market for, or liquidity of, the ascena common stock, regardless of ascena’s actual operating performance. In addition, ascena’s business differs in important respects from that of ANN, and accordingly, the results of operations of the combined company and the market price of ascena common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of ascena and ANN. For a discussion of the businesses of ascena and ANN and of some important factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Sales of shares of ascena common stock after the completion of the transaction may cause the market price of ascena common stock to fall.

Based on the number of outstanding shares of ANN common stock as of                     , 2015, the latest practicable date before the mailing of this proxy statement/prospectus, ascena would issue approximately              shares of ascena common stock in connection with the merger. Many ANN stockholders may decide not to hold the shares of ascena common stock they will receive in the merger. Other ANN stockholders may be required to sell the shares of ascena common stock that they receive in the merger. Such sales of ascena common stock could have the effect of depressing the market price for ascena common stock and may take place promptly following the merger.

Completion of the merger is subject to conditions and if these conditions are not satisfied or waived, the merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The obligations of ascena and ANN to complete the merger are subject to satisfaction or waiver of a number of conditions including, among others, adoption of the merger by the ANN stockholders, expiration or termination of the applicable waiting periods under the HSR Act (which occurred on June 17, 2015), the effectiveness of this registration statement on Form S-4 of which this proxy statement/prospectus forms a part, approval of the listing on the NASDAQ of the ascena common stock to be issued in connection with the merger and the absence of an injunction prohibiting the merger. Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain other conditions, including the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance by the other party of its respective obligations under the merger agreement in all material respects and delivery of officer certificates by the other party certifying satisfaction of the two preceding conditions.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus.

Many of the conditions to closing of the merger are not within ascena’s or ANN’s control, and neither company can predict when or if these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to February 17, 2016, it is possible that the merger agreement will be terminated. The satisfaction of all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause ascena not to realize some or all of the benefits that ascena expects to achieve if the merger is successfully completed within its expected timeframe. Further, there can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. See the risk factor entitled “Failure to complete the merger could negatively impact the stock price and the future business and financial results of ANN” below.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized or may not be realized within the expected timeframe.

ANN and ascena have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on ascena’s ability to successfully combine and integrate the businesses of ascena and ANN.

It is also possible that the pendency of the merger and/or the integration process could result in the loss of key employees, higher-than-expected costs, diversion of management attention of both ANN and ascena, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the merger. If ascena experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on (1) each of ascena and ANN during this transition period and (2) the combined company for an undetermined period after completion of the merger. In addition, the actual synergies realized as a result of the merger could be less than the anticipated $150 million of annualized run rate synergies and the utilization of these anticipated synergies is dependent upon the performance of ascena following the closing of the merger. While ascena continues to be comfortable with these expectations as of the date of this proxy statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect.

ANN’s executive officers and directors have interests in the merger that may be different from, or in addition to, your interests as a stockholder of ANN.

When considering the recommendation of the ANN board of directors that ANN stockholders adopt the merger agreement, ANN stockholders should be aware that the directors and executive officers of ANN have certain interests in the merger that may be different from, or in addition to, the interests of ANN stockholders and ascena stockholders generally. These interests include, among others, the treatment of outstanding equity awards pursuant to the merger agreement, potential severance benefits and other payments, and rights to ongoing indemnification and insurance coverage by the surviving company for acts or omissions occurring prior to the merger. See the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger” of this proxy statement/prospectus for a more detailed description of these interests. As a result of these interests, these directors and executive officers of ANN might be more likely to support and to vote in favor of the proposals described in this proxy statement/prospectus than if they did not have these interests. ANN’s stockholders should consider whether these interests might have influenced these directors and executive officers to support or recommend adoption of the merger agreement.

The merger agreement limits ANN’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire ANN for greater consideration than what ascena has agreed to pay.

The merger agreement contains provisions that make it more difficult for ANN to sell its business to a person other than ascena. These provisions include a general prohibition on ANN soliciting any acquisition proposal or offer for a competing transaction. In some circumstances upon termination of the merger agreement, ANN may be required to pay to ascena a termination fee of $48,270,000. Further, there are only limited exceptions to (1) ANN’s agreement that the ANN board of directors will not withdraw or modify in a manner adverse to ascena the recommendation of the ANN board of directors in favor of the adoption of the merger agreement and (2) ANN’s obligation not to enter into an agreement with respect to an acquisition proposal.

These provisions might discourage a third party that has an interest in acquiring all or a significant part of ANN from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger with ascena, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee or the payment of expenses that may become payable in certain circumstances.

Failure to complete the merger could negatively affect the stock price and the future business and financial results of ANN.

If the merger is not completed for any reason, including as a result of ANN stockholders failing to adopt the merger agreement, the ongoing business of ANN may be adversely affected and, without realizing any of the benefits of having completed the merger, ANN would be subject to a number of risks, including the following:

•	ANN may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	ANN may experience negative reactions from its customers, suppliers and employees;

•	the merger agreement places certain restrictions on the conduct of ANN businesses prior to completion of the merger, which may prevent ANN from making certain acquisitions or taking certain other specified actions during the pendency of the merger that may be beneficial to ANN (see the section entitled “The Merger Agreement—Conduct of Businesses of ANN and ascena Prior to Completion of the Merger” of this proxy statement/prospectus for a description of the restrictive covenants applicable to ANN); and

•	matters relating to the merger (including integration planning) will require substantial commitments of time and resources by ANN management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to ANN as an independent company.

In addition to the above risks, ANN may be required, under certain circumstances, to pay to ascena up to $5,000,000 as reimbursement of ascena’s out-of-pocket expenses or a termination fee of $48,270,000, which may adversely affect ANN’s financial results. Further, ANN could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against ANN to perform its obligations under the merger agreement. If the merger is not completed, these risks may materialize and may adversely affect ANN’s businesses, financial condition, financial results and stock price.

The shares of ascena common stock to be received by ANN stockholders as a result of the merger will have rights different from the shares of ANN common stock.

Upon completion of the merger, ANN stockholders will no longer be stockholders of ANN but will instead become ascena stockholders, and their rights as stockholders will be governed by the terms of the ascena charter and bylaws and by Delaware corporate law. The terms of the ascena charter and bylaws are in some respects different from the terms of the ANN charter and bylaws. See the section entitled “Comparison of Stockholders’ Rights” of this proxy statement/prospectus for a discussion of the different rights associated with ascena common stock.

After the merger, ANN stockholders will have a significantly lower ownership and voting interest in ascena than they currently have in ANN and will exercise less influence over management.

Based on the number of shares of ANN common stock and ascena common stock outstanding as of             , 2015, the latest practicable date before the mailing of this proxy statement/prospectus, it is expected that, immediately after completion of the merger, former ANN stockholders (not including former holders of ANN equity awards) will own approximately     % of the outstanding shares of ascena common stock. Consequently, former ANN stockholders will have less influence over the management and policies of ascena than they currently have over the management and policies of ANN.

In connection with the merger, ascena will incur significant additional indebtedness and may also assume certain of ANN’s outstanding indebtedness, which could adversely affect ascena, including by decreasing ascena’s business flexibility, and will increase its interest expense.

The total debt of ascena as of April 25, 2015 was approximately $155 million. ascena’s pro forma indebtedness as of April 25, 2015, after giving effect to the merger and the anticipated incurrence of indebtedness in connection therewith, will be approximately $1.955 billion. ascena will have substantially increased indebtedness following completion of the merger in comparison to that of ascena on a recent historical basis, which could have the effect, among other things, of reducing ascena’s flexibility to respond to changing business and economic conditions and increasing ascena’s interest expense. ascena will also incur various costs and expenses associated with the financing. The amount of cash required to pay interest on ascena’s increased indebtedness levels following completion of the merger, and thus the demands on ascena’s cash resources, will be greater than the amount of cash flows required to service the indebtedness of ascena prior to the transaction. The increased levels of indebtedness following completion of the merger could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for ascena relative to other companies with lower debt levels. If ascena does not achieve the expected benefits and cost savings from the merger, or if the financial performance of the combined company does not meet current expectations, then ascena’s ability to service its indebtedness may be adversely impacted.

Certain of the indebtedness to be incurred in connection with the merger may bear interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect ascena’s cash flows.

In addition, ascena’s credit ratings affect the cost and availability of future borrowings and, accordingly, ascena’s cost of capital. ascena’s ratings reflect each rating organization’s opinion of ascena’s financial strength, operating performance and ability to meet ascena’s debt obligations. In connection with the debt financing, it is anticipated that ascena will seek ratings of its indebtedness from S&P and Moody’s. There can be no assurance that ascena will achieve a particular rating or maintain a particular rating in the future.

Moreover, ascena may be required to raise substantial additional financing to fund working capital, capital expenditures or acquisitions or for other general corporate requirements. ascena’s ability to arrange additional financing will depend on, among other factors, ascena’s financial position and performance, as well as prevailing market conditions and other factors beyond ascena’s control. ascena cannot assure you that it will be able to obtain additional financing on terms acceptable to ascena or at all.

To service its indebtedness after the merger, ascena will require a significant amount of cash and its ability to generate cash depends on many factors beyond its control.

After the completion of the merger, ascena’s ability to make cash payments on and to refinance its indebtedness and to fund planned capital expenditures will depend on ascena’s ability to generate significant operating cash flow in the future. This ability is, to a significant extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that will be beyond ascena’s control.

ascena’s business may not generate sufficient cash flow from operations to enable it to pay its indebtedness or to fund its other liquidity needs. In any such circumstance, ascena may need to refinance all or a portion of its indebtedness, on or before maturity. ascena may not be able to refinance any indebtedness on commercially reasonable terms or at all. If ascena cannot service its indebtedness, it may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions and investments. Any such action, if necessary, may not be effected on commercially reasonable terms or at all. The instruments governing ascena’s indebtedness may restrict ascena’s ability to sell assets and ascena’s use of the proceeds from such sales.

If ascena is unable to generate sufficient cash flow or is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness, or if it otherwise fails to comply with the various covenants in the instruments governing its indebtedness, it could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the lenders under ascena’s term facility, the revolving facility and other indebtedness, or any replacement facilities in respect thereof, could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against ascena’s assets, and ascena could be forced into bankruptcy or liquidation.

The agreements that will govern the indebtedness to be incurred or assumed in connection with the merger may contain various covenants that impose restrictions on ascena and certain of its subsidiaries that may affect their ability to operate their businesses.

The agreements that will govern the indebtedness to be incurred or assumed in connection with the merger may contain various affirmative and negative covenants that may, subject to certain significant exceptions, restrict the ability of ascena and certain of its subsidiaries to, among other things, have liens on their property, change the nature of their business, transact business with affiliates and/or merge or consolidate with any other person or sell or convey certain of their assets to any one person. In addition, some of the agreements that govern the financing may contain financial covenants that will require ascena to maintain certain financial ratios. The ability of ascena and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate ascena’s repayment obligations.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what ascena’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record the ANN identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of ANN as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see the sections entitled “Summary Unaudited Pro Forma Condensed Combined Financial Statements” and “Unaudited Pro Forma Condensed Combined Financial Statements” of this proxy statement/prospectus.

The financial information presented in this proxy statement/prospectus for ascena and ANN may not be fully comparable due to the different fiscal year-ends of each company.

ascena has a fiscal year-end of the last Saturday in July and ANN has a fiscal year-end of the Saturday nearest January 31. Therefore, the historical financial statements and other financial information pertaining to ascena and ANN cannot be directly compared in any given period. Moreover, because of the different fiscal years of ascena and ANN, any cyclical trends in the financial condition or results of operations of the two companies may not be fully comparable.

The unaudited prospective financial information of ANN included in this proxy statement/prospectus involves risks, uncertainties and assumptions, many of which are beyond the control of ANN. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

The unaudited prospective financial information of ANN contained in the section entitled “The Merger—Certain Unaudited Prospective Financial Information” and referred to in the section entitled “The Merger—

Opinion of ANN’s Financial Advisor” of this proxy statement/prospectus involves risks, uncertainties and assumptions and is not a guarantee of future performance. The future financial results of ANN may materially differ from those expressed in the unaudited prospective financial information due to factors that are beyond ANN’s ability to control or predict. ANN cannot provide any assurance that ANN’s future financial results will not materially vary from the unaudited prospective financial information. The unaudited prospective financial information covers multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared.

More specifically, the unaudited prospective financial information:

•	necessarily makes numerous assumptions, many of which are beyond the control of ANN and may not prove to be accurate;

•	does not necessarily reflect changes in prospects for ANN’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the unaudited prospective financial information was prepared;

•	is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than is reflected in the unaudited prospective financial information; and

•	should not be regarded as a representation that the results reflected in the unaudited prospective financial information will be achieved.

The unaudited prospective financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and does not reflect the effect of any proposed or other changes in GAAP that may be made in the future.

The fairness opinion rendered to the board of directors of ANN by J.P. Morgan, its financial advisor, was based on the financial analyses performed by J.P. Morgan, which considered factors such as market and other conditions then in effect, financial forecasts and other information made available to J.P. Morgan, as of the date of the opinion. As a result, the fairness opinion does not reflect changes in events or circumstances after the date of the fairness opinion.

The fairness opinion rendered to the ANN board of directors by J.P. Morgan was provided in connection with, and at the time of, the ANN board of directors’ evaluation of the merger and the draft merger agreement. J.P. Morgan’s fairness opinion was based on the financial analyses performed, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to J.P. Morgan, as of the date of its opinion, which may have changed, or may change, after the date of the fairness opinion. ANN has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from J.P. Morgan and ANN will not obtain an updated fairness opinion prior to the completion of the merger. Changes in the operations and prospects of ANN or ascena, general market and economic conditions and other factors that may be beyond the control of ANN and ascena, and on which the fairness opinion was based, may alter the value of ANN or ascena or the prices of shares of ANN common stock or ascena common stock by the time the merger is completed. The fairness opinion does not speak as of any date other than the date of the fairness opinion. The fairness opinion is included as Annex B to this proxy statement/prospectus. For a description of the fairness opinion that ANN received from its financial advisor, please refer to the section entitled “The Merger—Opinion of ANN’s Financial Advisor” of this proxy statement/prospectus. For a description of the other factors considered by ANN’s board of directors in determining to approve the merger, please refer to the section entitled “The Merger—Recommendation of ANN’s Board of Directors and Its Reasons for the Merger” of this proxy statement/prospectus.

The merger will involve substantial costs.

ANN and ascena have incurred, and expect to continue to incur, substantial non-recurring costs associated with the merger and combining the operations of the two companies. The substantial majority of non-recurring expenses will be comprised of transaction costs related to the merger.

ascena also will incur transaction fees and costs related to formulating and implementing integration plans, including technology platforms, sourcing operations and supply chain operations. ascena continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies’ businesses. Although ascena expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow ascena to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. See the risk factor entitled “Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized or may not be realized within the expected timeframe” above.

A lawsuit has been filed, and other lawsuits may be filed, against ANN, its board of directors, ascena and Merger Sub challenging the merger, and an adverse ruling in such lawsuits may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

ANN, its board of directors, ascena and Merger Sub are named as defendants in a putative class action in the Delaware Court of Chancery challenging the merger. The suit was filed on May 27, 2015 and is captioned Vladimir Gusinsky Living Trust v. ANN, Inc., C.A. No. 11067-CB. The complaint alleges, among other things, that ANN’s board of directors breached its fiduciary duties by agreeing to sell ANN through an unfair process and by failing to maximize the value of ANN. The complaint also alleges that ANN, Merger Sub and ascena have aided and abetted these breaches of fiduciary duty. On July 2, 2015, the plaintiff amended its complaint to include allegations that ANN’s preliminary proxy statement, filed as part of ascena’s registration statement, was materially misleading and incomplete. The plaintiff seeks as relief, among other things, an injunction against the merger and rescission of the merger to the extent it is already implemented. One of the conditions to the completion of the merger is that no injunction by any court or other tribunal of competent jurisdiction will be in effect that prohibits or makes illegal the consummation of the merger. As such, if the plaintiff is successful in obtaining an injunction prohibiting the consummation of the merger, then such injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe. See the section entitled “The Merger—Litigation Related to the Merger” of this proxy statement/prospectus for more information about the lawsuit related to the merger that has been filed.

Uncertainties associated with the merger may impact the ability to retain current and attract new management personnel and other key employees of ANN or ascena, which could adversely affect the future business and operations of the combined company following the merger.

ANN and ascena are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. ascena’s success after the merger will depend in part upon its ability to retain key management personnel and other key employees of ANN and ascena. Current and prospective employees of ANN and ascena may experience uncertainty about their future roles with ascena following the merger, which may materially adversely affect the ability of each of ANN and ascena to attract and retain key personnel during the pendency of the merger. Accordingly, no assurance can be given that the combined company will be able to retain key management personnel and other key employees of ANN and ascena.

INFORMATION ABOUT THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement/prospectus is being furnished to ANN stockholders as part of the solicitation of proxies by ANN for use at the special meeting to be held on Wednesday, August 19, 2015, at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036, or at any postponement or adjournment thereof.

At the special meeting, ANN stockholders will be asked to consider and vote upon (1) a proposal to adopt the merger agreement, (2) a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

ANN stockholders must adopt the merger agreement in order for the merger to occur. If ANN stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

ANN has set the close of business on July 20, 2015 as the record date for the special meeting, and only holders of record of ANN common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of ANN common stock as of the close of business on the record date. On the record date, there were              shares of ANN common stock outstanding and entitled to vote and, accordingly,              shares of ANN common stock must vote to adopt the merger agreement for the merger to occur. You will have one vote on all matters properly coming before the special meeting for each share of ANN common stock that you owned on the record date.

The presence, in person or represented by proxy, of holders of a majority of all of the outstanding shares of ANN common stock entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are considered present for purposes of establishing a quorum.

Vote Required

If your shares of ANN common stock are registered directly in your name with the transfer agent of ANN, Computershare Trust Company, N.A., you are considered, with respect to those shares of ANN common stock, the stockholder of record. If you are a stockholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by ANN.

If your shares of ANN common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of ANN common stock held in “street name.” In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to your shares of ANN common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the proposal to adopt the merger agreement, the proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger, and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. As a result, absent specific instructions from the beneficial owner of such shares of ANN common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of ANN common stock on any of the proposals at the special meeting. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares.

If you own ANN shares through the Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, you must timely submit your properly completed and executed proxy with your voting instructions. The plan custodian or trustee will vote in accordance with your instructions.

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ANN common stock. For the adoption of the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Votes to abstain will not be counted as votes cast in favor of the adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting or if you vote to abstain, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The proposal to approve certain compensation arrangements for ANN’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy; however, such vote is advisory (non-binding) only. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the merger-related executive compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock in favor of the proposal, your shares of ANN common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy, whether or not a quorum is present. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you fail to submit a proxy and fail to attend the special meeting or if your shares of ANN common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock, your shares of ANN common stock will not be voted, but this will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Proxies and Revocations

Stockholder of Record. If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the notice or by following the instructions on the proxy card if you received a paper copy of the proxy materials at any time up until 11:59 P.M. Eastern Time on August 18, 2015;

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 P.M. Eastern Time on August 18, 2015;

•	By Mail: by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the special meeting; or

•	In Person: you may attend the special meeting and cast your vote in person.

Beneficial Owner. If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

Shares owned through ANN’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan. If you own ANN shares through the Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, you are entitled to vote. To do so, you must timely submit your properly completed and executed proxy with your voting instructions. The plan custodian or trustee, as the case may be, will vote in accordance with your instructions. If you own your shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your voting instructions by 11:59 P.M. Eastern Time on August 17, 2015, the custodian will not vote your shares. If you own shares through the 401(k) Savings Plan and the trustee does not receive your voting instructions by 11:59 P.M. Eastern Time on August 16, 2015, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

If you satisfy the admission requirements to the special meeting, as described above under the heading “When and where is the special meeting?”, you may vote your shares in person at the meeting. Even if you plan to attend the special meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the special meeting. Shares held through a benefit or compensation plan cannot be voted in person at the special meeting.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card (each of them, with full power of substitution) will vote your shares of ANN common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of ANN common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of ANN common stock should be voted on a matter, the shares of ANN common stock represented by your properly signed proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the advisory (non-binding) vote on certain compensation arrangements and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with ANN’s corporate secretary, at or before the taking of the vote at the special meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 11:59 P.M. Eastern Time on August 18, 2015;

•	submitting a properly signed proxy card with a later date that is received at or prior to the special meeting; or

•	attending the special meeting and voting in person.

The written statement or subsequent proxy should be delivered to ANN INC., 7 Times Square, New York, NY 10036, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the special meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions by voting in person at the special meeting if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

If you have any questions or need assistance voting your shares, please contact D.F. King & Co., Inc., ANN’s proxy solicitor, by calling toll-free at (800) 884-5882.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF ANN COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Anticipated Date of Completion of the Merger

Subject to the satisfaction or waiver of the closing conditions described under the section entitled, “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus, including the adoption of the merger agreement by ANN stockholders at the special meeting, ANN and ascena expect that the merger will be completed in the second half of calendar year 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Solicitation of Proxies; Payment of Solicitation Expenses

ANN has engaged D.F. King & Co., Inc. at an estimated cost of $15,000, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Proxies may also be solicited on ANN’s behalf by ANN’s directors, officers or employees (for no additional compensation). Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and ANN will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Other Information

You should not return your stock certificate or send documents representing ANN common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of ANN common stock for the per share merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time but prior to the time of delivery by the exchange agent.

Assistance

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of ANN common stock or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact D.F. King & Co., Inc., ANN’s proxy solicitor, by calling toll-free at (800) 884-5882.

THE PARTIES TO THE MERGER

ANN INC.

7 Times Square

New York, New York 10036

(212) 541-3300

ANN INC., a Delaware corporation, through its wholly owned subsidiaries, is a leading national specialty retailer of women’s apparel, shoes and accessories. With two strong and established lifestyle brands in Ann Taylor and LOFT and its recently launched Lou & Grey concept, ANN operated 1,034 Ann Taylor, Ann Taylor Factory, LOFT, LOFT Outlet and Lou & Grey retail stores in 47 states, the District of Columbia, Puerto Rico and Canada as of May 2, 2015. Ann Taylor and LOFT brands are also available online in more than 100 countries worldwide at AnnTaylor.com and LOFT.com or at ANN’s LOFT franchise stores in Mexico.

ANN common stock is listed on the NYSE under the symbol “ANN.”

ascena retail group, inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(551) 777-6700

ascena retail group, inc., a Delaware corporation, is a leading national specialty retailer offering clothing, shoes and accessories for missy and plus-size women, through its 100% owned subsidiaries, under the Lane Bryant, maurices, dressbarn and Catherines brands and for tween girls under the Justice brand. ascena operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

ascena common stock is listed on the NASDAQ under the symbol “ASNA.”

Avian Acquisition Corp.

c/o ascena retail group, inc.

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(551) 777-6700

Avian Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ascena, which we refer to as Merger Sub, was formed solely for the purpose of facilitating the merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena.

THE MERGER

This section describes the merger. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about ANN or ascena. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings ANN and ascena make with the SEC that are incorporated by reference into this document, as described in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Per Share Merger Consideration

Upon completion of the merger, each issued and outstanding share of ANN common stock other than shares owned by ANN (or any wholly owned subsidiary thereof), ascena or Merger Sub, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive (1) $37.34 in cash, without interest, which we refer to as the cash consideration, and (2) 0.68 of a share of ascena common stock, par value $0.01 per share, which we refer to as the exchange ratio; however, if the aggregate number of shares of ascena common stock to be issued to holders of ANN common stock and equity awards under the merger agreement would exceed 19.99% of the issued and outstanding shares of ascena common stock as of the closing of the merger, which we refer to as the maximum share number, then the number of shares of ascena common stock to be issued will be reduced to the minimum extent necessary such that the number of shares of ascena common stock issuable pursuant to the merger agreement equals the maximum share number, and, in such event, each holder of a share of ANN common stock (or holder of an ANN equity award, as applicable) will be entitled to receive an additional cash payment in an amount equal to the dollar value of the ascena shares reduced pursuant to this sentence (to be calculated on the closing date of the merger based on the volume-weighted average price of a share of ascena common stock for the 10-trading-day period starting with the opening of trading on the 11th trading day prior to the closing date and ending on the closing of trading on the second-to-last trading day prior to the closing date, or the ascena Share VWAP). We refer to (1) and (2) together as the per share merger consideration. ascena common stock is traded on the NASDAQ under the trading symbol “ASNA.”

In the event that, prior to the effective time, the outstanding shares of ANN common stock or ascena common stock are changed into a different number of shares or a different class of shares by reason of any stock dividend, reorganization, reclassification, recapitalization, stock split, reverse stock split, subdivision or combination, exchange or readjustment of shares, or if a similar event has occurred, then the per share merger consideration will be appropriately adjusted.

Background of the Merger

As part of its ongoing evaluation of ANN’s business, the ANN board of directors and management periodically review ANN’s operations, financial performance, strategy and growth initiatives and industry conditions.

On January 29, 2014, ANN received notice that Golden Gate Capital Opportunities Fund, L.P., a private equity firm, which together with its investment funds and other affiliates we refer to collectively as Golden Gate, filed a notification under the HSR Act seeking regulatory clearance to acquire certain voting securities of ANN. Following this notification, on January 29, 2014, representatives of Golden Gate contacted two members of the ANN board of directors with respect to Golden Gate’s acquisition of shares of ANN common stock. On the same day, ANN’s management updated the ANN board of directors on Golden Gate’s notification.

Effective as of February 10, 2014, ANN engaged J.P. Morgan as its strategic advisor in connection with its periodic review based on, among other factors, J.P. Morgan’s reputation and experience in valuation, capital markets and mergers and acquisitions.

On February 28, 2014, the waiting period applicable to Golden Gate’s notification under the HSR Act expired.

During February and March, 2014, ANN’s management continued to update the ANN board of directors on the contacts with Golden Gate.

On March 17, 2014, representatives of Golden Gate contacted ANN’s management to discuss a Schedule 13D that Golden Gate intended to file with the SEC disclosing that it had acquired beneficial ownership of approximately 9.5% of ANN’s outstanding common stock and that it intended to engage in discussions with ANN’s management and board of directors with respect to creating value for ANN and its stockholders. Between March 17, 2014 and March 20, 2014, representatives of ANN and representatives of Golden Gate discussed the Schedule 13D, and ANN’s management continued to update the ANN board of directors on the contacts with Golden Gate.

On March 20, 2014, Golden Gate filed a Schedule 13D with the SEC disclosing that it had acquired beneficial ownership of approximately 9.5% of ANN’s outstanding common stock and that it intended to engage in discussions with ANN’s management and board of directors with respect to creating value for ANN and its stockholders. Later that day, ANN issued a press release commenting on Golden Gate’s Schedule 13D and reaffirming the commitment of ANN’s management to building stockholder value through the ongoing execution of ANN’s strategy and growth initiatives.

On April 22, 2014, ANN’s management updated the ANN board of directors on the contacts with Golden Gate and the ANN board of directors directed ANN’s management to meet with representatives of Golden Gate to understand Golden Gate’s perspectives on ANN and its views as to how ANN could enhance stockholder value.

Between May and July 2014, at the direction of the ANN board of directors, ANN’s management had an in-person meeting and additional calls with representatives of Golden Gate to understand Golden Gate’s perspectives on ANN and its views as to how ANN could enhance stockholder value.

On May 21 and 22, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell, Lipton, Rosen & Katz, ANN’s outside legal counsel, which we refer to as Wachtell Lipton. At this meeting, ANN’s management updated the ANN board of directors on the discussions with Golden Gate. Additionally, representatives of J.P. Morgan presented a preliminary analysis of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan, the possibility of pursuing an acquisition of one or more industry participants, the possibility of a business combination transaction with an industry participant, including, among others, ascena, implementing a leveraged recapitalization combined with a share repurchase or dividend, which we refer to as a leveraged recapitalization and distribution, or pursuing a sale of ANN in an all-cash transaction.

During July and August 2014, ANN’s management explored the potential acquisition by ANN of three retail companies, which we refer to as Strategic Party A, Strategic Party B and Strategic Party C. Additionally, during this time, ANN had several informal conversations with representatives of a retail company, which we refer to as Strategic Party D, with respect to a potential business combination transaction with Strategic Party D.

On August 12, 2014, at the request of Engine Capital, LP, a fund, which we refer to as Engine Capital and two members of ANN’s management had an in-person meeting with representatives of Engine Capital, at which the representatives of Engine Capital expressed their views that ANN should launch a process to explore all strategic alternatives to maximize stockholder value.

On August 20, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At this meeting, representatives of J.P. Morgan continued to discuss with the ANN board of directors their continued analysis of options available to ANN to enhance stockholder value. Following discussion at this meeting, the ANN board of directors determined not to further pursue an acquisition of Strategic Party B or Strategic Party C. The ANN board of directors considered the status of discussions with Strategic Party A and Strategic Party D and the rationale for pursuing an acquisition of Strategic Party A and/or a business combination transaction with Strategic Party D, and determined that management should continue to pursue both potential transactions in parallel.

On August 25, 2014, Engine Capital and investment adviser Red Alder LLC, which we refer to as Red Alder, publicly published a letter to the ANN board of directors urging ANN to launch a process to explore all strategic alternatives to maximize stockholder value. In the letter, Engine Capital and Red Alder stated that they collectively owned in excess of 1% of ANN’s outstanding common stock.

On August 26, 2014, certain media outlets reported that ANN hired J.P. Morgan to explore strategic alternatives, including a potential sale of ANN.

On September 3, 2014, ANN and Strategic Party D entered into a confidentiality agreement to permit the provision of non-public information to one another.

On September 5, 2014, at the request of Engine Capital and Red Alder, representatives of ANN’s management and the ANN board of directors met with representatives of Engine Capital and Red Alder, at which meeting the representatives of Engine Capital and Red Alder expressed their views as to how ANN could maximize stockholder value.

On September 9, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At this meeting, representatives of J.P. Morgan updated the ANN board of directors on the market reaction to the letter published by Engine Capital and Red Alder and on J.P. Morgan’s continued analysis of options available to ANN to enhance stockholder value. In addition, at the meeting, ANN’s management reviewed the long-range plan for ANN’s businesses through fiscal year 2017, which had been prepared in the course of ANN’s annual business planning process and discussed in preliminary form with the ANN board of directors in May and August 2014. The ANN board of directors also discussed the status of discussions with Strategic Party A and Strategic Party D and the rationale for pursuing an acquisition of Strategic Party A and/or a business combination transaction with Strategic Party D, and determined that management should continue to pursue both potential transactions in parallel.

On September 15, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan updated the ANN board of directors on their continued analysis of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan and a potential business combination transaction with Strategic Party D, as well as the possibility of a business combination transaction with ascena. Additionally, representatives of J.P. Morgan discussed the status of discussions with Strategic Party A regarding the potential acquisition by ANN of Strategic Party A and updated the ANN board of directors on continued contacts by management and J.P. Morgan with Golden Gate.

Later on September 15, 2014, Engine Capital and Red Alder publicly published a presentation reiterating their previously disclosed statement that ANN should launch a process to explore all strategic alternatives to maximize stockholder value.

On September 19, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan updated the ANN board of directors on their continued analysis of options available to ANN to enhance stockholder value. At this meeting, the ANN board of directors concluded that a transaction with Strategic Party A was not supported by a compelling strategic rationale and instructed J.P. Morgan to continue discussions with representatives of Strategic Party D regarding a potential business combination transaction with Strategic Party D.

Effective as of October 8, 2014, ANN retained J.P. Morgan as its financial advisor in addition to J.P. Morgan’s ongoing engagement as strategic advisor.

On October 8, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan updated the ANN board of directors on their continued analysis of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan, a potential leveraged recapitalization and distribution, and a potential business combination transaction with Strategic Party D, as well as on recent contacts by management and J.P. Morgan with Golden Gate. In order to further inform themselves of options that might be available to ANN to enhance stockholder value, the ANN board of directors determined to conduct a market check to gauge the potential interest of strategic and private equity parties in acquiring ANN should the ANN board of directors determine to pursue a sale of ANN, and instructed J.P. Morgan to contact four specified strategic parties (one of which was ascena) and five specified private equity firms selected by the ANN board of directors after consultation with ANN’s advisors. The strategic parties were identified based on their likely interest in a transaction with ANN as well as their capacity to consummate a transaction with ANN. The private equity firms were identified based on their reputation and financial position (each being perceived as, among other things, having had experience in acquisitions of retail companies and having sufficient capital to consummate a transaction with ANN).

In October 2014, representatives of J.P. Morgan contacted all of the identified strategic and private equity parties regarding a potential transaction with ANN. Representatives of J.P. Morgan first contacted ascena regarding a potential transaction with ANN on October 16, 2014.

In October and November 2014, ANN entered into confidentiality agreements with four private equity firms, which we refer to as Sponsor A, Sponsor B, Sponsor C and Sponsor D. After entering into the confidentiality agreements, these four private equity firms were provided with non-public information regarding ANN and attended separate presentations with ANN’s management.

On October 21, 2014, ANN entered into a confidentiality agreement with ascena to permit the provision of non-public information to ascena.

On October 30, 2014, Kay Krill, ANN’s President and Chief Executive Officer, met with David Jaffe, ascena’s President and Chief Executive Officer, to discuss ascena’s and ANN’s respective businesses.

On November 3, 2014, representatives of J.P. Morgan provided ascena with an information memorandum regarding ANN and its business, operations and financial performance.

On November 4, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. Representatives of J.P. Morgan updated the ANN board of directors on J.P. Morgan’s continued analysis of options available to ANN to enhance stockholder value, including a potential leveraged recapitalization and distribution. Representatives of J.P. Morgan also discussed with the ANN board of directors the status of contacts that had been made with the identified strategic and private equity parties in connection with the market check, with which J.P. Morgan had previously been instructed to assist, including those parties that had entered into confidentiality agreements with ANN. Representatives of J.P. Morgan informed the ANN board of directors that two of the strategic parties contacted by representatives of J.P. Morgan and Sponsor A had informed J.P. Morgan that they were not interested in exploring a potential transaction with ANN and that the remaining strategic party had not yet determined whether to enter into a confidentiality agreement with ANN (which party subsequently determined not to enter into a confidentiality agreement). The ANN board of directors also reviewed the status of discussions with Strategic Party D regarding a potential business combination transaction with Strategic Party D, and, upon discussion, concluded that such a transaction was not supported by a compelling strategic rationale or synergy potential. The ANN board of directors accordingly determined that ANN not actively pursue further discussions with Strategic Party D.

On November 6, 2014, representatives of Guggenheim Securities, LLC, which we refer to as Guggenheim Securities, ascena’s lead financial advisor in connection with a potential transaction with ANN, following ascena’s indication to representatives of J.P. Morgan that ascena was not interested in exploring an acquisition of ANN for cash, but was only interested in an all-stock transaction, ANN and ascena amended the previously executed confidentiality agreement to cover the sharing with ANN of certain non-public information regarding ascena.

On November 13, 2014, representatives of ANN’s management and J.P. Morgan had an informational meeting with representatives of Sponsor B.

On November 17, 2014, representatives of ANN’s management and J.P. Morgan met with representatives of ascena’s management and Guggenheim Securities to discuss the performance of both companies and the strategic rationale for a potential business combination transaction between the two companies.

On November 19, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, representatives of J.P Morgan updated the ANN board of directors on J.P. Morgan’s continued analysis of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan, and provided an updated analysis of a potential leveraged recapitalization and distribution. At the meeting, the ANN board of directors also reviewed the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with ascena, Sponsor B, Sponsor C and Sponsor D.

On November 24, 2014, representatives of ANN’s management and J.P. Morgan had an informational meeting with representatives of Sponsor D.

On December 3, 2014, as a part of the market check, J.P. Morgan distributed process letters to Sponsor B, Sponsor C and Sponsor D requesting submission of preliminary indications of interest to acquire ANN, stating that the deadline for submitting preliminary indications of interest was December 10, 2014. In light of ascena’s expressed interest in only pursuing an all-stock transaction, ascena was not provided a process letter and, given the different nature of the potential transactions considered with ascena and the various private equity firms, ANN’s discussions with ascena proceeded on a separate track from that of the three private equity firms.

On December 4, 2014, representatives of ANN’s management had an informational meeting with representatives of Sponsor C.

On December 8, 2014, representatives of ANN’s management and J.P. Morgan met with representatives of ascena’s management and Guggenheim Securities to discuss the business and operations of each of the companies and potential synergy opportunities in connection with a potential combination of the two companies.

On December 10, 2014, representatives of Guggenheim Securities discussed with members of the ascena board of directors a potential business combination transaction between ascena and ANN. Representatives of Proskauer Rose LLP, ascena’s outside legal counsel, which we refer to as Proskauer, were present for the discussions. Guggenheim Securities discussed key financial terms of a proposed transaction with ANN. Guggenheim Securities discussed, among other things, the timing of a potential transaction with ANN and the potential pro forma ownership of the combined company.

On December 11, 2014, Sponsor B submitted a non-binding proposal to acquire all of ANN’s outstanding shares of common stock in an all-cash transaction with a per share purchase price range of $36.00 to $42.00. On that day, representatives of Sponsor C and representatives of Sponsor D each separately informed representatives of J.P. Morgan that Sponsor C and Sponsor D were not interested in further pursuing a potential transaction with ANN.

On December 18, 2014, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, the ANN board of directors reviewed the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with each of ascena, Sponsor B, Sponsor C and Sponsor D, and determined to have further exploratory discussions with each of Sponsor B and ascena.

During January 2015, ANN made available to representatives of Sponsor B additional due diligence materials regarding ANN, and representatives of Sponsor B received management presentations from members of ANN’s management.

On January 16, 2015, members of ANN’s and ascena’s respective management teams and their representatives met to discuss a potential business combination transaction, including the business and operations of each of the companies, the operational philosophy of the potential new combined company going forward and potential synergies that could be realized through combining the two companies.

On January 28, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, representatives of J.P Morgan updated the ANN board of directors on their continued analysis of options available to ANN to enhance stockholder value. Representatives of Wachtell Lipton reviewed with the directors the applicable legal standards in connection with the ongoing market check and the possible cash or stock transactions. The ANN board of directors also reviewed the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with ascena and Sponsor B. The ANN board of directors determined to continue to provide due diligence information to Sponsor B, with a view toward enabling Sponsor B to make a more precise indication of interest, and to continue to conduct mutual due diligence with ascena. The ANN board of directors also requested the representatives of J.P. Morgan to continue to monitor stock valuation metrics and debt market access in order to further refine their analysis of the recapitalization and distribution options available to ANN.

On February 10, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman, Sachs & Co., which we refer to as Goldman Sachs, which was also engaged as a financial advisor to ascena in connection with a potential transaction with ANN. At the meeting, the ascena board of directors continued discussions regarding a possible business combination transaction with ANN. Representatives of Guggenheim Securities discussed with the ascena board of directors key financial terms of a proposed transaction with ANN.

On February 17, 2015, members of ANN’s management met with representatives of ascena to discuss a potential business combination transaction, and over the next few weeks ANN and ascena engaged in mutual due diligence to evaluate the merits of a potential business combination transaction.

On February 18, 2015, following ANN’s having made available to Sponsor B additional non-public information in connection with its due diligence investigation of ANN, Sponsor B submitted a revised non-binding proposal to acquire all of ANN’s outstanding shares of common stock in an all-cash transaction with a per share purchase price range of $40.00 to $43.00, subject to further due diligence investigation. Over the next few weeks, Sponsor B participated in multiple diligence sessions and management meetings with representatives of ANN’s management.

On February 19, 2015, certain media outlets reported that ANN was working with J.P. Morgan to explore a potential sale of ANN.

On February 24, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, the ANN board of directors reviewed the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with ascena and Sponsor B, as well as the possibility of a leveraged recapitalization and distribution by ANN. In addition, at the invitation of the ANN board of directors, Mr. Jaffe made a presentation to the ANN board of directors regarding ascena’s business and acquisition track record, as well as ascena’s view of the strategic rationale for a potential business combination transaction with ANN. An additional member of ascena management and representatives of Guggenheim Securities and Goldman Sachs were present for the presentation. Following the presentation, Mr. Jaffe presented ascena’s non-binding proposal for an all-stock business combination transaction with ANN in which ANN stockholders would receive between 38% and 40% of the pro forma equity ownership of the combined company.

On February 25, 2015, at the direction of the ANN board of directors, representatives of J.P. Morgan contacted representatives of ascena to discuss, among other things, proceeding with mutual business due diligence.

On March 3, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to review the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with ascena and Sponsor B. Representatives of J.P. Morgan discussed with the ANN board of directors their analyses of a potential all-stock business combination transaction with ascena and an acquisition of ANN for cash by Sponsor B. The ANN board of directors discussed the merits of reiterating its invitation to Sponsor A to participate in ANN’s market check at this time, determining that such participation would be beneficial, and directed ANN’s management to contact Sponsor A to determine whether Sponsor A had any interest in participating, which they subsequently did following the meeting of the ANN board of directors. The ANN board of directors also directed the representatives of J.P. Morgan to again contact the representatives of Strategic Party D to ascertain whether Strategic Party D was interested in exploring an acquisition of ANN (as opposed to engaging in a business combination transaction with ANN, which they had previously discussed). Following the meeting, at the direction of the ANN board of directors, representatives of J.P. Morgan communicated to representatives of ascena the need for ascena to improve the economics of its proposal. During the next few weeks, ascena continued its due diligence investigation of ANN and participated in multiple calls with ANN’s management.

On March 4, 2015, a representative of J.P. Morgan spoke with a member of management of Strategic Party D, who indicated that Strategic Party D was not interested in pursuing an acquisition of ANN.

Also on March 4, 2015, certain media outlets reported that certain private equity firms were competing to acquire ANN.

On March 5, 2015, a representative of Sponsor A indicated to a representative of ANN Sponsor A’s interest in participating in ANN’s market check. Over the next few weeks, ANN made available to representatives of Sponsor A non-public due diligence materials regarding ANN, and representatives of Sponsor A received management presentations from members of ANN’s management team.

On March 5, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. At the meeting, the ascena board of directors continued discussions regarding a possible business combination transaction with ANN. Representatives of Guggenheim Securities and Goldman Sachs discussed with the ascena board of directors key financial terms of a proposed transaction with ANN.

On March 11, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to review the steps that had been taken to date with respect to ANN’s market check, including the status of discussions with ascena, Sponsor A and Sponsor B. Representatives of Wachtell Lipton discussed with the ANN board of directors the draft agreement that Wachtell Lipton was preparing at ANN’s request providing for an all-cash acquisition of ANN and which would be provided, at the direction of the ANN board of directors, to Sponsor A and Sponsor B, as well as the expected timeline for negotiating a definitive agreement and related considerations.

During the next few weeks Sponsor B engaged in a further due diligence investigation of ANN, including multiple diligence sessions, store visits and discussions with ANN’s management.

On March 24, 2015, ANN provided a draft acquisition agreement to Sponsor A and Sponsor B, and requested each of Sponsor A and Sponsor B submit a proposal for an all-cash acquisition of ANN, along with its proposed revisions to the draft acquisition agreement, by no later than April 7, 2015.

On March 25, 2015, members of ascena’s and ANN’s respective management teams met to further discuss their respective businesses and the potential synergy opportunities that could be achieved through a potential combination of the companies.

On March 26, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton. At the meeting, the representatives of J.P. Morgan discussed with the ANN board of directors J.P. Morgan’s continued analysis of the potential leveraged recapitalization and distribution alternatives available to ANN.

Also on March 26, 2015 representatives of ANN’s management met with representatives of Sponsor B to discuss ANN’s business.

On April 6, 2015, the ascena board of directors met, together with members of management and representatives of Guggenheim Securities and Goldman Sachs. At the meeting, the ascena board of directors continued discussions regarding a possible business combination transaction with ANN. Representatives of Guggenheim Securities and Goldman Sachs discussed with the ascena board of directors key financial terms of a proposed transaction with ANN.

On April 7, 2015, Sponsor A submitted to J.P. Morgan, to be communicated to ANN, a non-binding proposal to acquire all of ANN’s outstanding shares in an all-cash transaction at a per share purchase price of $43.00, along with a list of issues on the draft merger agreement previously provided by ANN. Sponsor A also requested that ANN agree to negotiate exclusively with Sponsor A for a specified period.

On April 8, 2015, ascena submitted a revised non-binding proposal providing for an all-stock combination between ascena and ANN in which ANN stockholders would receive between 41% and 42% of the pro forma equity ownership of the combined company.

Over the next few weeks, members of ascena’s and ANN’s respective management teams met on multiple occasions to conduct mutual due diligence and to identify potential synergy opportunities achievable through a potential combination of the two companies.

On April 9, 2015, representatives of ANN’s management met with representatives of Sponsor B to further discuss ANN’s business.

On April 10, 2015, representatives of Wachtell Lipton discussed with legal counsel to Sponsor A the draft merger agreement that ANN had provided and Sponsor A’s written list of issues.

Also on April 10, 2015, representatives of Sponsor B informed representatives of J.P. Morgan that Sponsor B would submit a revised proposal during the week of April 13. Subsequently, on April 14, 2015, a representative of Sponsor B informed a representative of J.P. Morgan that Sponsor B was no longer interested in pursuing a transaction with ANN at this time.

On April 17, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to review the proposals received from ascena and Sponsor A. Representatives of J.P. Morgan informed the ANN board of directors of Sponsor B’s decision not to further pursue a transaction with ANN at this time. The ANN board of directors directed the representatives of J.P. Morgan to inform Sponsor A that ANN would not enter into exclusive discussions with Sponsor A and to request that Sponsor A submit a revised proposal reflecting an increase in the proposed purchase price before May 4,

2015, along with a complete mark-up of the draft merger agreement that had been previously provided, as well as draft financing commitments, and to request ascena to submit a revised proposal and an updated analysis of potential synergies by May 4, 2015.

Over the next few weeks, members of ANN’s management team had diligence calls and meetings with Sponsor A, and representatives of Wachtell Lipton had multiple discussions concerning the draft merger agreement with legal counsel to Sponsor A.

On April 20, 2015, ascena identified to ANN the remaining business due diligence information that it required in order to submit a revised proposal, as requested by the ANN board of directors.

On April 24, 2015, representatives of Sponsor A were provided access to additional due diligence information. Later that day, representatives of J.P. Morgan, at the direction of the ANN board of directors, provided a draft merger agreement to ascena’s representatives providing for an all-stock business combination transaction. Representatives of J.P. Morgan also communicated to ascena that ANN would grant ascena and its representatives access to additional requested information to facilitate ascena’s due diligence investigation of ANN.

On April 28, 2015, members of ascena’s and ANN’s respective management teams met to further discuss mutual business due diligence, what the operational philosophy of the potential new combined company would be, as well as the potential synergy opportunities arising from a potential combination of the companies.

On May 3, 2015, Sponsor A submitted a revised draft merger agreement, along with a letter indicating that Sponsor A had completed its due diligence review of ANN and that, following its review, it was reaffirming its prior proposal for an acquisition of all of ANN’s outstanding shares in an all-cash transaction at a per share purchase price of $43.00, and again orally requested exclusivity. On May 4, 2015, Sponsor A provided ANN with draft financing commitment documentation.

On May 4, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. At the meeting, the ascena board of directors continued discussions regarding a possible business combination transaction with ANN. Mr. Jaffe provided the ascena board of directors with a summary of the April 28, 2015 management meetings with ANN and ascena management and discussed with the ascena board of directors ascena’s long-range plan and the potential synergies that could be realized by ascena following consummation of a potential business combination transaction with ANN. Representatives of Guggenheim Securities and Goldman Sachs also discussed with the ascena board of directors key financial terms of a proposed transaction with ANN. Following deliberations, the ascena board of directors approved the delivery of a revised non-binding proposal providing for an all-stock business combination transaction between ascena and ANN whereby ANN stockholders would own 41% of the pro forma equity ownership of the potential combined company. Following the meeting, representatives of ascena submitted the revised proposal to ANN through representatives of J.P. Morgan. The proposal stated that it would expire at 5:00 p.m. on May 5, 2015 if ANN did not accept the proposal by entering into an exclusivity agreement with ascena by such time.

On May 4, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss and review the proposals received and the draft transaction agreements. The representatives of J.P. Morgan reviewed the letter received on May 3, 2015 from Sponsor A with the ANN board of directors, noting that Sponsor A indicated that it had completed its due diligence review of ANN and that, following its review, it was reaffirming its prior proposal for an acquisition of all of ANN’s outstanding shares in an all-cash transaction at a per share purchase price of $43.00. The representatives of J.P. Morgan then reviewed the proposal received earlier that day from ascena. The members of the ANN board of directors discussed amongst themselves and with the members of management and their advisors their views of the potential synergy opportunities from a possible business combination transaction with ascena. The representatives of Wachtell Lipton discussed with the ANN board of directors a summary of the latest draft agreement being negotiated with Sponsor A and the key differences between the structure of the transaction proposed by Sponsor A and the structure of the transaction proposed by ascena. Representatives of Wachtell Lipton also reviewed with the directors the applicable legal standards in connection with the potential transactions with each of Sponsor A and ascena. The ANN board of directors directed J.P. Morgan to inform Sponsor A to submit an improved bid by May 5, 2015, which the representatives of J.P. Morgan subsequently did after the meeting. In addition, the ANN board of directors determined that, in light of the terms of ascena’s proposal and the terms of Sponsor A’s proposal, it was not prepared to proceed with ascena’s proposal at this time. The ANN board of directors instructed representatives of J.P. Morgan to communicate the determination of the ANN board of directors to representatives of ascena’s financial advisors at Guggenheim Securities and Goldman Sachs, which the representatives of J.P. Morgan subsequently did.

On May 5, 2015, Sponsor A submitted a revised proposal to acquire all of ANN’s outstanding shares in an all-cash transaction at a per share purchase price of $43.50, as well as a revised list of open issues on the draft transaction documents.

Later on May 5, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss the revised proposal from Sponsor A. Over the next week, ANN, Sponsor A and their respective advisors continued to work on finalizing the transaction documents.

On May 6, 2015 after the close of markets, certain media outlets reported that ANN was engaged in discussions regarding a potential sale of ANN to Golden Gate.

On May 8, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. Following a discussion by representatives of Guggenheim Securities and Goldman Sachs key financial terms of a proposed transaction with ANN, the ascena board of directors instructed representatives of Guggenheim Securities and Goldman Sachs to discuss with representatives of J.P. Morgan whether ANN would be interested in an alternative form of a transaction with ascena.

In the evening on May 8, 2015, representatives of J.P. Morgan received a call from ascena’s financial advisors at Guggenheim Securities and Goldman Sachs stating that the ascena board of directors had discussed the possibility of a potential all-cash or primarily-cash acquisition of ANN. Representatives of J.P. Morgan updated ANN’s management, the Chairman of the ANN board of directors and representatives of Wachtell Lipton on the new expression of interest from ascena on a call later that evening. On the call, the ANN board of directors instructed representatives of J.P. Morgan to contact representatives of Guggenheim Securities and Goldman Sachs to request a formal letter explaining ascena’s interest in a potential transaction by the morning of May 10, 2015. Representatives of J.P. Morgan subsequently communicated this message to representatives of Guggenheim Securities and Goldman Sachs.

On May 10, 2015, ascena submitted a letter addressed to ANN to representatives of J.P. Morgan, who provided such letter to ANN, expressing interest in a potential all-cash or primarily-cash acquisition of ANN at a “compelling premium.” The letter noted that ascena would provide a detailed proposal, including a specific purchase price, by May 13, 2015, following a meeting of the ascena board of directors. The letter was accompanied by an overview of the remaining confirmatory due diligence that ascena would require to be completed prior to entering into a transaction with ANN.

On May 10, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss the status of negotiations with Sponsor A and the revised interest of ascena. The representatives of J.P. Morgan noted that ascena indicated that it could complete its remaining due diligence review of ANN within two to three weeks and that J.P. Morgan had informed the representatives of ascena that they needed to move significantly faster, and that ANN needed to review ascena’s financing commitments. The ANN board of directors directed representatives of J.P. Morgan and Wachtell Lipton to reiterate to Sponsor A the importance of resolving any outstanding contractual or other issues as soon as possible. Later that day, at the request of ascena and as authorized by the ANN board of directors, representatives of Wachtell Lipton sent a revised draft merger agreement to ascena reflecting an all-cash acquisition structure.

On May 11, 2015, representatives of Guggenheim Securities and Goldman Sachs, together with Mr. Jaffe provided representatives of J.P. Morgan with oral guidance that ascena would be prepared to acquire all of ANN’s outstanding shares of common stock at a per share purchase price of $45.00, consisting of $35.00 in cash and $10.00 in shares of ascena common stock. Following that discussion, Mr. Jaffe called Ms. Krill, during which call he reiterated the message previously delivered to J.P. Morgan and discussed the timing of the proposed transaction.

On May 11, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss the status of negotiations with Sponsor A and the discussions with ascena. At the meeting, the ANN board of directors directed J.P. Morgan to inform ascena that ANN would grant ascena further due diligence access and that ascena should submit an improved offer, which should be all-cash or primarily-cash, along with a fully executable bid package by the afternoon of May 13, 2015. As instructed by the ANN board of directors, representatives of J.P. Morgan subsequently communicated this message to representatives of Guggenheim Securities and Goldman Sachs, who indicated that ascena would respond with a revised offer on May 13, 2015, including a specific proposal on price per share for an all-cash or primarily-cash transaction. The ANN board also authorized management to meet with Sponsor A, which had requested an opportunity to discuss with management their potential continued role in the company if Sponsor A were to proceed with an acquisition.

During the week of May 11, 2015, representatives of ascena and ANN held various calls to exchange due diligence information regarding the two companies.

On May 12, 2015, at Sponsor A’s request, representatives of ANN’s management met with representatives of Sponsor A, at which meeting the representatives of Sponsor A made proposals regarding Sponsor A’s interest in retaining certain ANN executives following the acquisition and Sponsor A’s proposal that certain ANN executives roll over a portion of the ANN common stock they owned into the new company, enter into certain amendments to their employment arrangements and be eligible to receive equity in the acquired company.

On May 12, 2015, representatives of Guggenheim Securities and Goldman Sachs indicated to J.P. Morgan that ascena was willing to pursue a primarily-cash acquisition of ANN, with a portion of the purchase price in shares of ascena common stock. J.P. Morgan subsequently communicated this information to the ANN board of directors at the May 14, 2015 meeting of the ANN board of directors.

On May 13, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. At the meeting, the ascena board of directors continued discussions regarding a possible acquisition of ANN. Representatives of Guggenheim Securities and Goldman Sachs discussed with the ascena board of directors key financial terms of a proposed transaction with ANN. Following deliberations, the ascena board of directors approved the delivery of a revised non-binding proposal to acquire all of ANN’s outstanding shares at a per share purchase price of $46.00, consisting of $36.00 in cash and $10.00 in shares of ascena common stock, implying that ANN stockholders would own approximately 16% of the pro forma equity ownership of the combined company. Following the meeting, representatives of ascena submitted the revised proposal to ANN through representatives of J.P. Morgan. The proposal stated that the transaction would not be subject to any financing contingency or the approval of ascena stockholders, indicated that ascena was highly confident in its ability to obtain committed financing of up to $1.7 billion from Goldman Sachs and Guggenheim Securities and that it was confident in its ability to complete its remaining confirmatory due diligence by the close of business on May 15, 2015, which would put the parties in a position to announce the transaction prior to market open on May 18, 2015.

Over the next few days, ANN continued to work on finalizing the transaction documentation in parallel with each of ascena and Sponsor A and their respective advisors.

On May 14, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss the status of negotiations with Sponsor A and ascena. Representatives of Wachtell Lipton reviewed with the directors the applicable legal standards in connection with the potential transactions with each of Sponsor A and ascena. The representatives of Wachtell Lipton also noted that Sponsor A was seeking to enter into arrangements with certain senior executives of ANN in conjunction with executing transaction documents and noted that representatives of Sponsor A had presented to such executives Sponsor A’s proposal regarding such possible arrangements. The representatives of Wachtell Lipton noted that ascena’s proposal was not conditioned on ascena entering into any such arrangements with executives of ANN. Following the meeting, as directed by the ANN board of directors, representatives of J.P. Morgan informed Sponsor A’s and ascena’s respective advisors to submit revised proposals by the afternoon of May 15, 2015 and informed representatives of ascena that they needed to be completed with their due diligence review of ANN by May 15.

On May 15, 2015, Sponsor A submitted a revised proposal to representatives of J.P. Morgan, which the representatives of J.P. Morgan subsequently communicated to the ANN board of directors at the May 16, 2015 meeting of the ANN board of directors, to acquire all of ANN’s outstanding shares of common stock in an all-cash transaction at a per share purchase price of $45.00. The proposal was subject to a condition that three senior executives of ANN enter into agreements providing for a rollover of a portion of their ANN equity as part of the transaction. Sponsor A also offered to lower the proposed termination fee from 3% to 2.2% of ANN’s equity value based on the proposed aggregate purchase price as an inducement for ANN to enter into an agreement with Sponsor A.

Also on May 15, 2015, representatives of Wachtell Lipton delivered a revised draft of the merger agreement to representatives of Proskauer. Later that day ascena submitted to ANN through J.P. Morgan a revised proposal to acquire all of ANN’s outstanding shares at a per share purchase price consisting of $36.50 per share in cash and 0.68 of a share of ascena common stock (with an implied total value of $46.50 per share, based on the volume-weighted average price of a share of ascena common stock for the 10-trading-day period prior to May 15 of $14.73), together with ascena’s comments to the latest draft of the merger agreement as well as a draft of ascena’s financing commitment letter. Thereafter, ANN’s advisors communicated to ascena’s advisors the request of the ANN board of directors that ascena agree to lower the proposed termination fee from 3.5% to 2.2% of ANN’s equity value based on the proposed aggregate purchase price and that ascena agree to lower the maximum amount of ascena’s reimbursable expenses from $10 million to $5 million, each of which ascena subsequently agreed to.

In the morning on May 16, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton, to discuss each of Sponsor A and ascena’s revised proposals. The ANN board of directors directed representatives of J.P. Morgan and Wachtell Lipton to contact both parties and request their best and final offers by the evening of May 16, 2015, following which representatives of Wachtell Lipton delivered a revised draft of the merger agreement and comments to ascena’s financing commitment letter to representatives of Proskauer.

Later that night, Sponsor A confirmed its existing all-cash proposal of $45.00, subject to the condition relating to certain of ANN’s senior executives. In addition, representatives of ascena submitted a revised proposal to acquire all of ANN’s outstanding shares of common stock at a per share purchase price consisting of $37.34 per share in cash and 0.68 of a share of ascena common stock (with an implied total valued of $47.00 per share, based on ascena’s closing price of $14.21 on May 15, 2015) and included an update on ascena’s synergy analysis in connection with the proposed transaction. Additionally, ascena submitted a revised merger agreement which, with few exceptions, was in substantially executable form. Due to the competitive nature of the sale process, and in order to avoid potential conflicts of interest if management were to have to negotiate agreements to a partial rollover of their equity in exchange for certain commitments by Sponsor A regarding their employment going forward after the acquisition, the ANN board of directors determined that it would not be appropriate for ANN’s management to have any discussions with Sponsor A relating to the rollover agreements and other employment arrangements, despite Sponsor A’s conditioning its proposal on such discussions taking place.

On May 17, 2015, the ascena board of directors met, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. At the meeting, Mr. Jaffe advised the ascena board of directors that ascena was in the late stages of negotiating a definitive merger agreement with ANN and financing commitments with its lenders, and, assuming that mutually acceptable definitive agreements were reached, that the ascena board of directors should reconvene later in the day to consider approval of the proposed transaction. Following that meeting, Proskauer and Wachtell Lipton discussed the final remaining open issues on the merger agreement.

On May 17, 2015, the ANN board of directors met, together with members of management and representatives of J.P. Morgan and Wachtell Lipton to discuss and review the final bids and to consider the proposed transactions. Representatives of J.P. Morgan reviewed the respective bids as well as the recent progression of the sale process. Representatives of J.P. Morgan explained that Sponsor A had stated in its bid letter that it was not willing to execute transaction documents without simultaneously entering into rollover agreements with three senior executives of ANN. Representatives of Wachtell Lipton reviewed the terms of the draft ascena merger agreement and other transaction documents and reviewed the draft financing commitments that had been obtained by ascena. Representatives of J.P. Morgan made a financial presentation concerning the proposed transactions with each of ascena and Sponsor A, respectively. A representative of J.P. Morgan then rendered its oral opinion to the ANN board of directors with regard to the ascena proposal, which was subsequently confirmed in writing, that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its opinion, the per share merger consideration to be paid to holders of ANN common stock (other than in respect of shares of ANN common stock owned directly by ANN (or any wholly owned subsidiary of ANN), ascena or Merger Sub immediately prior to the effective time and any dissenting shares) in the merger was fair, from a financial point of view, to such stockholders. Representatives of Wachtell Lipton reviewed with the directors the legal standards applicable to its decisions and actions with respect to the proposed merger. Following extensive discussions and deliberations, the ANN board of directors unanimously determined that the merger agreement with ascena in the form substantially as presented to the ANN board of directors, and the transactions contemplated thereby, including the merger, were advisable and in the best interests of ANN and its stockholders, approved the execution, delivery and performance of the merger agreement with ascena and the consummation of the transactions contemplated thereby, including the merger, and resolved to recommend that ANN’s stockholders approve the adoption of the merger agreement with ascena.

Following the ANN board of director’s approval of the merger and the merger agreement with ascena, but prior to the execution of the merger agreement, representatives of Sponsor A called representatives of J.P. Morgan to state that because Sponsor A had not heard back, Sponsor A assumed that ANN was proceeding with a different buyer and that Sponsor A assumed the alternative transaction involved stock as part of the merger consideration. The representatives of Sponsor A stated that Sponsor A would be interested in investing in the competing buyer in order to, among other things, potentially increase the cash as a percentage of total consideration to be paid to ANN stockholders in such an acquisition and to help avoid the need for a vote by the buyer’s stockholders (although, in fact, Sponsor A’s assumption that a vote by the buyer’s stockholders would be required was erroneous). The ANN board of directors was informed of this call and was advised that Sponsor A’s call did not provide any actionable alternative, and that if ANN were to delay finalizing and executing the merger agreement with ascena in order to accommodate Sponsor A’s interest in investing in the transaction, ANN could risk losing a transaction that the ANN board of directors had concluded was extremely attractive to ANN’s stockholders.

Later on May 17, 2015, the ascena board of directors reconvened, together with members of management and representatives of Proskauer, Guggenheim Securities and Goldman Sachs. At the meeting, Proskauer summarized the key terms of the merger agreement and financing commitments, as well as key due diligence findings, for the ascena board of directors and representatives of Guggenheim Securities and Goldman Sachs gave an overview of the proposed transaction and discussed its financial terms. Following extensive discussions and deliberations, the ascena board of directors unanimously approved the merger agreement and the related financing commitments and the transactions contemplated thereby, including the merger.

Subsequently, ANN and ascena finalized and executed the merger agreement later on May 17, 2015.

On May 18, 2015, ANN and ascena issued a joint press release announcing entry into the merger agreement.

Recommendation of ANN’s Board of Directors and Its Reasons for the Merger

In reaching its decision to approve, adopt and declare advisable the merger agreement and resolving to recommend that ANN’s stockholders adopt the merger agreement, the ANN board of directors, as described above in the section entitled “—Background of the Merger” of this proxy statement/prospectus, held a number of meetings, consulted with ANN’s senior management and its legal and financial advisors at Wachtell Lipton and J.P. Morgan, and considered a number of factors. The various factors the ANN board of directors considered that weighed positively in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement included, among others and not necessarily in order of relative importance:

•	the fact that the per share merger consideration (which was $47.00 based on ascena’s closing price of $14.21 on May 15, 2015, the last trading day before the public announcement of the execution of the merger agreement) represented (1) an approximately 25.8% premium to ANN common stock’s closing price of $37.36 on May 6, 2015, the last trading day before certain media outlets reported that ANN was engaged in discussions regarding a potential sale of ANN to Golden Gate, and (2) an approximately 21.4% premium to ANN common stock’s closing price of $38.71 on May 15, 2015, the last trading day before the public announcement of the execution of the merger agreement;

•	their knowledge of ANN’s business, financial condition, results of operations, industry, competitors and prospects as a standalone company;

•	their knowledge of ascena’s business, financial condition, results of operations, industry, competitors and prospects, taking into account the results of the ANN board of directors’ due diligence review of ascena;

•	the review conducted by the ANN board of directors of options available to ANN to enhance stockholder value, including executing on ANN’s long-range plan, acquiring one or more industry participants, a potential business combination transaction with an industry participant, including ascena, implementing a leveraged recapitalization and distribution, or pursuing a sale of ANN for cash, including:

•	the fact that J.P. Morgan, as directed by the ANN board of directors, contacted four strategic parties (one of which was ascena) and five private equity firms and did not receive an indication of interest from any bidder that was equal to or higher than $47.00 per share (which was the implied price per share of the per share merger consideration based on ascena’s closing price of $14.21 on May 15, 2015, the last trading day before the public announcement of the execution of the merger agreement). See “—Background of the Merger”;

•

that on four separate occasions, reports of ANN’s market check appeared in the media (i.e., (1) on August 26, 2014, certain media outlets reported that ANN hired J.P. Morgan to explore strategic alternatives, including a potential sale of ANN, (2) on February 19, 2015, certain media outlets reported that ANN was working with J.P. Morgan to explore a potential sale of ANN, (3) on March 4, 2015, certain media outlets reported that certain private equity firms were competing to acquire ANN and (4) on May 6, 2015, certain media outlets reported that ANN was engaged in discussions regarding a potential sale of ANN to Golden Gate), and that such reports did not elicit inquiries from other potential acquirors, further confirming the view of the ANN board of directors that ANN’s market check was robust and widely known. See “—Background of the Merger”;

•	ANN’s prospects as an independent company and the ANN board of directors’ determination that a merger with ascena provides more value for ANN stockholders on a risk-adjusted basis than executing ANN’s long-range plan;

•	the fact that the per share merger consideration was the result of successive, negotiated increases from the original proposal made by ascena;

•	the fact that the merger is expected to realize $150 million in annualized run rate synergies within three years of closing;

•	the fact that the cash portion of the per share merger consideration will provide liquidity and certainty of value upon the consummation of the merger;

•	the fact that the stock portion of the per share merger consideration will provide ANN’s stockholders with meaningful participation in the upside potential of the combined company;

•	the fact that, excluding transaction and integration expenses, the merger is expected to be significantly accretive to earnings per share of the combined company in the first year after completing the merger, accelerating to greater than 20% accretion thereafter, due to increased operating efficiencies and leveraging economies of scale; and

•	the fact that the combined company will be one of the largest and most diversified specialty apparel retail companies in North America;

•	the fact that the merger is expected to generate significant cash flow for the combined company, while both maintaining appropriate levels of capital expenditures and enabling rapid deleveraging;

•	their view that the ANN and ascena organizations are highly complementary;

•	the opinion of J.P. Morgan rendered to the ANN board of directors on May 17, 2015, that as of that date and based upon and subject to the various qualifications, assumptions and limitations set forth in the written opinion, the per share merger consideration to be paid to holders of ANN common stock (other than in respect of shares of ANN common stock owned directly by ANN (or any wholly owned subsidiary of the ANN), ascena or Merger Sub immediately prior to the effective time and any dissenting shares) in the merger was fair, from a financial point of view, to such stockholders, as more fully described in the section entitled “—Opinion of ANN’s Financial Advisor” of this proxy statement/prospectus;

•	the fact that the merger agreement permits ANN, subject to certain conditions, to respond to and negotiate unsolicited takeover proposals prior to the time ANN’s stockholders approve the merger proposal, and to terminate the merger agreement to accept an unsolicited takeover proposal that the ANN board of directors determines is superior to the ascena merger;

•	the fact that the merger agreement permits the ANN board of directors, subject to certain conditions, to withdraw or modify its recommendation to ANN stockholders that they adopt the merger agreement if it would be reasonably likely to be inconsistent with the ANN board of directors’ fiduciary duties to fail to do so;

•	the fact that ascena’s obligations pursuant to the merger agreement are not subject to any financing condition or similar contingency based on ascena’s ability to obtain financing, and that if ascena were unable to obtain financing, ANN’s remedies against ascena would not be limited, and that ANN would be entitled to specifically enforce the merger agreement, including the obligations of ascena to consummate the merger, regardless of the availability or terms of ascena’s financing;

•	the commitments made by ascena with respect to obtaining the regulatory approvals required to complete the merger;

•	the probability that the conditions to completion of the merger would be satisfied prior to the outside date;

•	the fact that the merger is subject to the approval of the stockholders of ANN, who will be free to approve or reject the merger, while the merger is not subject to the conditionality and execution risk of any required approval by ascena’s stockholders; and

•	the fact that the financial and other terms and conditions of the merger agreement and the transactions contemplated thereby, including the commitments to obtain antitrust clearance provided by ascena, the absence of a financing condition and the ability to respond to and negotiate unsolicited takeover proposals and to terminate the merger agreement for a superior proposal, were the product of arm’s length negotiations between the parties and provided reasonable assurances that the merger would ultimately be consummated on a timely basis.

In addition, the ANN board of directors considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following, which are not necessarily listed in order of relative importance:

•	the risk that the combined company will not achieve any or all of the synergies that the parties anticipate and that other anticipated benefits might not be realized in the expected time frame or at all;

•	the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of ANN and/or ascena;

•	the fact that ANN stockholders would not have the opportunity to continue participating in ANN’s upside as a standalone company, but would rather only participate in ANN’s upside indirectly as a part of the combined company if they retain the stock portion of the merger consideration following the effective time of the merger. Because ANN’s stockholders will be receiving primarily cash for their shares of ANN common stock, they will receive only limited compensation for any increase in the value of ANN’s or ascena’s shares of common stock during the pre-closing period or following the closing of the merger;

•	the risks and costs to ANN if the merger is not completed, including uncertainty about the effect of the proposed merger on ANN’s employees, customers, suppliers and other parties, which may impair ANN’s ability to attract, retain and motivate key personnel and could cause customers, suppliers and others to seek to change or not enter into business relationships with ANN, and the risk that the trading price of the common stock of ANN could be materially adversely affected;

•	certain provisions of the merger agreement that could have the effect of discouraging third-party offers for ANN, including the restriction on ANN’s ability to solicit third-party proposals for alternative transactions;

•	the possibility that, under certain circumstances under the merger agreement, ANN may be required to pay ascena a termination fee of $48,270,000 or reimburse ascena for up to $5 million of its out-of-pocket expenses incurred in connection with the merger, as more fully described in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Expense Reimbursement; Termination Fee;”

•	the merger agreement’s restrictions on the conduct of ANN’s business prior to the completion of the merger;

•	the fact that, if the transaction is not completed as a result of regulatory impediments or other reasons, ascena will not be obligated to pay any “reverse termination fee;”

•	the fact that the receipt of the per share merger consideration in exchange for shares of ANN common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes;

•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger;

•	the potential risk of diverting management attention and resources from the operation of ANN’s business and towards completion of the merger; and

•	various other risks associated with the merger and the business of ANN, ascena and the combined company described in the section entitled “Risk Factors.”

In addition, the ANN board of directors was aware of and considered the interests described in the section entitled “—Interests of ANN’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the ANN board of directors is not meant to be exhaustive, but includes the material factors considered by the ANN board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the ANN board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The ANN board of directors recommended the merger agreement and the merger based upon the totality of the information it considered.

The foregoing description of the consideration by the ANN board of directors of the factors supporting the merger agreement, the merger and the other transactions contemplated by the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Statement Regarding Forward-Looking Disclosures” of this proxy statement/prospectus.

THE ANN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ANN STOCKHOLDERS VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT, “FOR” THE APPROVAL, BY ADVISORY (NON-BINDING) VOTE, OF CERTAIN COMPENSATION ARRANGEMENTS FOR ANN’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND “FOR” ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT AT THE TIME OF THE SPECIAL MEETING.

Certain Unaudited Prospective Financial Information

In connection with its analysis of various options available to enhance stockholder value, ANN prepared and provided certain prospective financial information (the “ANN Forecasts and Sensitivity Information”) to the ANN board of directors and J.P. Morgan. In addition, as part of ascena’s due diligence process, ANN subsequently provided ascena with certain of the ANN Forecasts and Sensitivity Information on a confidential basis. The ANN Forecasts and Sensitivity Information were prepared for internal use and to assist ANN, J.P. Morgan and ascena with their financial analyses or due diligence investigations, as applicable, of ANN.

The following summary of this information is included solely to give ANN stockholders access to the information that ANN made available to its board of directors and financial advisor and with respect to certain of this information, subsequently, to ascena and is not included in this proxy statement/prospectus in order to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of ANN common stock.

The ANN Forecasts and Sensitivity Information were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The ANN Forecasts and Sensitivity Information included in this proxy statement/prospectus have been prepared by, and are the responsibility of, ANN’s management. Neither ANN’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte & Touche LLP report incorporated by reference in this proxy statement/prospectus relates to ANN’s historical annual financial information. It does not extend to the ANN Forecasts and Sensitivity Information and should not be read to do so.

The ANN Forecasts and Sensitivity Information necessarily reflect numerous estimates and assumptions made by ANN with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to ANN’s business, all of which are difficult to predict and many of which are beyond ANN’s control. The ANN Forecasts and Sensitivity Information also reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The ANN Forecasts and Sensitivity Information also reflect assumptions as to certain business decisions that are subject to change.

As such, the ANN Forecasts and Sensitivity Information constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, ANN’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in ANN’s reports filed with the SEC. There can be no assurance that the prospective results would be realized or that actual results would not be significantly higher or lower than forecast. For more information regarding the risks and uncertainties inherent in forward-looking information, see the section entitled “Statement Regarding Forward-Looking Disclosures” of this proxy statement/prospectus.

The ANN Forecasts and Sensitivity Information cover multiple years and by their nature become less reliable with each successive year. In addition, the ANN Forecasts and Sensitivity Information would be affected by ANN’s ability to achieve strategic goals, objectives and targets over the applicable periods. The ANN Forecasts and Sensitivity Information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that ANN, ascena, Merger Sub, any of their respective financial advisors or anyone who received this information then considered, or now considers, it a reliable prediction of future events, and this information should not be relied upon as such. None of ANN, ascena, Merger Sub or any of their financial advisors or any of their affiliates assumes any responsibility for the validity, reasonableness, accuracy or completeness of the prospective information described below. None of ANN, ascena, Merger Sub or any of their financial advisors or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such prospective information if it is or becomes, or the underlying assumptions are or become, inaccurate (even in the short term).

The ANN business projections for fiscal years ended 2015 through 2017 included below in “—ANN Long-Range-Plan-Based Business Projections” (the “ANN Annual Strategic Plan Information”) , which underlie the ANN Long-Range-Plan-Based Business Projections and all of the sensitized projections included below, have not been updated since they were developed in September 2014 in connection with ANN’s annual strategic review process. Accordingly, the ANN Annual Strategic Plan Information and the other prospective information included below do not reflect ANN’s current estimates and do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the ANN Forecasts and Sensitivity Information do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. None of ANN, ascena or Merger Sub undertakes any obligation to update the ANN Forecasts and Sensitivity Information.

The inclusion of the ANN Forecasts and Sensitivity Information herein should not be deemed an admission or representation by ANN, ascena or Merger Sub that they are viewed by ANN, ascena or Merger Sub as material information of ANN, and in fact, none of ANN, ascena or Merger Sub view the ANN Forecasts and Sensitivity Information as material because of the inherent risks and uncertainties associated with such long range forecasts. The ANN Forecasts and Sensitivity Information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding ANN contained in this proxy statement/prospectus and ANN’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in the ANN Forecasts and Sensitivity Information, stockholders are cautioned not to place undue, if any, reliance on the ANN Forecasts and Sensitivity Information included in this proxy statement/prospectus.

ANN Long-Range-Plan-Based Business Projections

The following is a summary of the unaudited ANN prospective financial information for the fiscal years ended 2015 through 2024 prepared by ANN’s management (the “ANN Long-Range-Plan-Based Business Projections”), based solely on the information available to ANN’s management at the time the prospective financial information was developed. The ANN Annual Strategic Plan Information was prepared by ANN’s management in connection with ANN’s annual strategic review process and finalized in September 2014. The balance of the ANN Long-Range-Plan-Based Business Projections (for fiscal years 2018 through 2024) was prepared by ANN’s management during February 2015 at the request of the ANN board of directors in connection with ANN’s analysis of various options available to enhance stockholder value. The ANN Long-Range-Plan-Based Business Projections were provided to the ANN board of directors and J.P. Morgan and the ANN Annual Strategic Plan Information for the fiscal years ended 2015 through 2017 was provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenues	2,635	2,736	2,900	3,076	3,193	3,264	3,331	3,392	3,448	3,501
EBITDA(1)	269	334	399	409	382	365	345	330	313	307

(1)	EBITDA is defined as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

ANN Sensitized Business Projections—Excluding Lou & Grey

During February 2015 in connection with ANN’s analysis of various options available to enhance stockholder value, ANN’s management prepared an adjusted version of the ANN Long-Range-Plan-Based Business Projections excluding the financial impact of the stand-alone Lou & Grey concept (the “ANN Sensitized Business Projections—Excluding Lou & Grey”), based solely on the information available to it at that time. Those projections were provided to the ANN board of directors and J.P. Morgan but were not provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenues	2,628	2,683	2,773	2,822	2,884	2,943	2,999	3,050	3,097	3,144
EBITDA(1)	268	329	386	355	344	325	303	285	266	258

(1)	EBITDA is defined as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

ANN Sensitized Business Projections—Excluding Lou & Grey With Gross Margin Reduction

During February 2015 in connection with ANN’s analysis of various options available to enhance stockholder value, ANN’s management prepared an adjusted version of the ANN Long-Range-Plan-Based Business Projections, excluding the financial impact of the stand-alone Lou & Grey concept and assuming a 100 basis point reduction of gross margin in fiscal year 2016 and a 200 basis point reduction thereafter (the “ANN Sensitized Business Projections—Excluding Lou & Grey with Gross Margin Reduction”), based solely on the information available to it at that time. Those projections were provided to the ANN board of directors and J.P. Morgan but were not provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenues	2,628	2,683	2,773	2,822	2,884	2,943	2,999	3,050	3,097	3,144
EBITDA(1)	268	302	331	298	286	266	243	224	204	195

(1)	EBITDA is defined as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

ANN Sensitized Business Projections—Including Lou & Grey With Gross Margin Reduction

During February 2015 in connection with ANN’s analysis of various options available to enhance stockholder value, ANN’s management prepared an adjusted version of the ANN Long-Range-Plan-Based Business Projections, including the financial impact of the stand-alone Lou & Grey concept and assuming a 100 basis point reduction of gross margin in fiscal year 2016 and a 200 basis point reduction thereafter (the “ANN Sensitized Business Projections—Including Lou & Grey with Gross Margin Reduction”), based solely on the information available to it at that time. Those projections were provided to the ANN board of directors and J.P. Morgan but were not provided to ascena.

	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
	(in millions)
Revenues	2,635	2,736	2,900	3,076	3,193	3,264	3,331	3,392	3,448	3,501
EBITDA(1)	269	307	341	347	318	300	279	262	244	237

(1)	EBITDA is defined as earnings before interest expense, tax, depreciation and amortization, is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. EBITDA does not include the impact of any potential synergies or costs related to the merger. ANN does not disclose or provide guidance on EBITDA in its public filings.

Opinion of ANN’s Financial Advisor

Pursuant to an engagement letter effective as of October 8, 2014, ANN retained J.P. Morgan as its financial advisor in connection with a potential transaction involving ANN.

At the meeting of the ANN board of directors on May 17, 2015, J.P. Morgan rendered its oral opinion to the ANN board of directors, and subsequently delivered its written opinion to the ANN board of directors, that, as of May 17, 2015 and based upon and subject to the factors and assumptions set forth in its written opinion, the per share merger consideration to be paid to holders of ANN common stock (other than in respect of shares of ANN common stock owned directly by ANN (or any wholly owned subsidiary of ANN), ascena or Merger Sub immediately prior to the effective time and dissenting shares) in the merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by the ANN board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. ANN’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the ANN board of directors, is directed only to the per share merger consideration to be paid in the merger and does not constitute a recommendation to any stockholder of ANN as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such written opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated May 17, 2015 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning ANN, ascena and the industries in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of ANN and ascena with publicly available information concerning certain other companies J.P. Morgan deemed relevant, and reviewed the current and historical market prices of ANN common stock and ascena common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of ANN relating to the businesses of ANN and ascena, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger, which we refer to as the synergies; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of ANN and ascena with respect to certain aspects of the merger, the past and current business operations of ANN and ascena, the financial condition and future prospects and operations of ANN and ascena, the effects of the merger on the financial condition and future prospects of ANN and ascena, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by ANN and ascena or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of ANN or ascena under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, including the synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then-currently available estimates and judgments by management as to the expected future results of operations and financial condition of ANN and ascena to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of ANN, and that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this proxy statement/prospectus, and that the definitive merger agreement would not differ in any material respect from the draft thereof, dated May 17, 2015, provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by ANN and ascena in the merger agreement and the related agreements were and will be true and correct in all respects material to

J.P. Morgan’s analysis. J.P. Morgan relied as to all legal, regulatory and tax matters relevant to the rendering of its opinion upon the assessments made by advisors to ANN with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on ANN or ascena or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for ANN were prepared by the management of ANN. The projections furnished to J.P. Morgan for ascena were provided by ascena’s advisors and were subsequently extrapolated out by ANN and adjusted by ANN for certain assumptions made by ANN. All such projections were used by J.P. Morgan at ANN’s direction (see the section entitled “—Certain Unaudited Prospective Financial Information” of this proxy statement/prospectus). Neither ANN nor ascena typically publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the per share merger consideration to be paid to ANN’s common stockholders in the merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of ANN or the underlying decision by ANN to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the per share merger consideration to be paid to the holders of ANN common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which ANN’s common stock or ascena’s common stock will trade at any future time, whether before or after the closing of the merger.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

The financial analyses summarized below include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth herein without considering the full narrative description of the financial analyses, including the methodologies underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Public Trading Multiples.

Using publicly available information, J.P. Morgan compared selected financial data of ANN with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to ANN or aspects thereof.

The companies selected by J.P. Morgan were as follows:

•	Urban Outfitters, Inc.

•	American Eagle Outfitters, Inc.

•	Chico’s FAS, Inc.

•	ascena

•	Abercrombie & Fitch Co.

•	Express Inc.

These companies were selected, among other reasons, because they are publicly traded soft-line retail apparel companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered comparable to those of ANN based on sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of ANN. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect ANN.

Multiples were based on closing stock prices on May 15, 2015, except with respect to ANN, for which multiples were based on closing stock prices on May 6, 2015, before certain media outlets reported that ANN was engaged in discussions regarding a potential sale of ANN to Golden Gate. For each of the following analyses performed by J.P. Morgan, estimated financial data for the selected companies were based on information J.P. Morgan obtained from FactSet Research Systems, filings with the SEC and, in the case of ANN, the management of ANN. The multiples and ratios for each of the selected companies were based on such information. Among other calculations, with respect to ANN and the selected companies, J.P. Morgan calculated and compared the multiple of firm value, which we refer to as FV (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, less cash and cash equivalents), as of May 15, 2015, except with respect to ANN, for which multiples were based on closing stock prices on May 6, 2015, to estimated EBITDA for the 2015 and 2016 fiscal years (as calendarized to reflect ANN’s fiscal year end). J.P. Morgan also calculated and compared the multiple of price per share to estimated earnings per share, which we refer to as P/E, for the 2015 and 2016 fiscal years (as calendarized to reflect ANN’s fiscal year end). Results of the analysis were presented for ANN and the selected companies, as indicated in the following table:

	FV to EBITDA		P/E
	2015E	2016E	2015E	2016E
Low	4.0x	3.7x	16.1x	14.3x
High	9.0x	8.0x	23.8x	19.3x
Mean	6.4x	5.8x	19.4x	16.4x
Median	6.1x	5.6x	18.8x	16.4x

Based on the above analysis, J.P. Morgan then derived a multiple reference range of 5.0x—7.0x and 4.5x—6.5x for the FV to estimated EBITDA ratios for 2015 and 2016, respectively, and a multiple reference range of 16.0x—20.0x and 13.5x—17.5x for the P/E ratios for 2015 and 2016. After applying such ranges to the appropriate ANN metrics, the analysis indicated the following implied per share equity values of ANN common stock, rounded to the nearest $0.05:

	ANN Implied Per Share Equity Ranges
	FV / EBITDA		P / E
	2015E	2016E	2015E	2016E
High	$44.80	$50.85	$41.95	$50.80
Low	$33.50	$36.85	$33.55	$39.20

J.P. Morgan compared the ranges of implied per share equity values for ANN’s common stock to (a) the closing price per share of ANN common stock of $37.36 on May 6, 2015 and (b) a per share purchase price consisting of $37.34 in cash and 0.68 of a share of ascena common stock (implied total value of $47.00 per share based on ascena’s closing price of $14.21 on May 15, 2015).

Selected Transaction Analysis.

Using publicly available information, J.P. Morgan examined selected transactions involving businesses that J.P. Morgan judged to be analogous to ANN’s business or aspects thereof based on J.P. Morgan’s experience and familiarity with ANN’s industry. The transactions examined in the table below were selected by J.P. Morgan as relevant in evaluating the merger.

Acquiror	Target	Announcement Date
Hanesbrands Inc.	DBA Lux Holding S.A.	2014
The Men’s Wearhouse, Inc.	Jos. A. Bank Clothiers, Inc.	2014
Sycamore Partners	The Jones Group Inc.	2013
Leonard Green & Partners	Lucky Brand Jeans	2013
Hudson’s Bay Company	Saks Incorporated	2013
Apax Partners	rue21, inc.	2013
TowerBrook Capital Partners	True Religion Apparel, Inc.	2013
Sycamore Partners	Hot Topic, Inc.	2013
FAST RETAILING CO., LTD.	J Brand Holdings, LLC	2012
ascena	Charming Shoppes, Inc.	2012
TPG Capital / Leonard Green & Partners	J.Crew Group, Inc.	2010

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s FV as of the announcement date of such transaction to the target company’s EBITDA for the twelve-month period prior to the announcement date of the applicable transaction, which is referred to in this section as LTM EBITDA.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 7.0x—9.0x for FV to LTM EBITDA for ANN. After applying such range to the appropriate metrics for ANN, the analysis indicated the following range of implied per share equity value for ANN’s common stock, rounded to the nearest $0.05:

ANN Implied Per Share Equity Range
FV / 2014 EBITDA
High	$51.60
Low	$41.30

J.P. Morgan compared the ranges of implied per share equity values for ANN’s common stock to (a) the closing price per share of ANN common stock of $37.36 on May 6, 2015 and (b) a per share purchase price consisting of $37.34 in cash and 0.68 of a share of ascena common stock (implied total value of $47.00 per share based on ascena’s closing price of $14.21 on May 15, 2015).

Illustrative Discounted Cash Flow Analyses.

J.P. Morgan conducted illustrative discounted cash flow analyses for the purpose of determining the fully diluted equity value per share for ANN’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their present value. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital and certain other cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors.

J.P. Morgan conducted four illustrative discounted cash flow analyses using four sets of projections provided by ANN’s management (see the section entitled “—Certain Unaudited Prospective Financial Information” of this proxy statement/prospectus):

•	the ANN Long-Range-Plan-Based Business Projections;

•	the ANN Sensitized Business Projections—Excluding Lou & Grey;

•	the ANN Sensitized Business Projections—Excluding Lou & Grey with Gross Margin Reduction; and

•	the ANN Sensitized Business Projections—Including Lou & Grey with Gross Margin Reduction.

For each of the above scenarios, J.P. Morgan calculated the present value of unlevered free cash flows that ANN is expected to generate during fiscal years 2015 (ended January 2016) through 2024 (ended January 2025) based upon financial projections provided by the management of ANN. J.P. Morgan also calculated a range of terminal values for ANN at January 31, 2025 by applying a perpetual growth rate ranging from 1.0% to 2.0% to the unlevered free cash flow of ANN during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values using a discount rate range of 8.5% to 10.5%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of ANN. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for ANN’s reported 2014 fiscal year-end (as at January 31, 2015) net cash of $208 million. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

The adjusted present values were then divided by the number of fully diluted shares of common stock of ANN outstanding as of May 15, 2015 to arrive at the following reference ranges of implied per share equity values for ANN’s common stock, on a stand-alone basis rounded to the nearest $0.05:

	ANN Long- Range-Plan- Based Business Projections	ANN Sensitized Business Projections Excluding Lou & Grey	ANN Sensitized Business Projections Excluding Lou & Grey with Gross Margin Reduction	ANN Sensitized Business Projections Including Lou & Grey with Gross Margin Reduction
High	$47.90	$41.30	$31.35	$36.90
Low	$37.10	$32.60	$25.45	$29.30

J.P. Morgan compared the ranges of implied per share equity values for ANN’s common stock to (a) the closing price per share of ANN common stock of $37.36 on May 6, 2015 and (b) a per share purchase price consisting of $37.34 in cash and 0.68 of a share of ascena common stock (implied total value of $47.00 per share based on ascena’s closing price of $14.21 on May 15, 2015).

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to ANN, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of ANN. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to ANN and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise ANN with respect to the merger on the basis of such experience and its familiarity with ANN.

For financial advisory services rendered in connection with the merger (including the delivery of its opinion), ANN has agreed to pay J.P. Morgan a fee based on a percentage of the total transaction value which is expected to be approximately $22 million based on the trading price of ascena common stock at the close of business on May 15, 2015, $2 million of which was payable upon the delivery by J.P. Morgan of its opinion, and the remainder of which is due upon the consummation of the merger. In addition, ANN has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates had any other material financial advisory or other material commercial or investment banking relationships with ANN or ascena other than that J.P. Morgan acted as ANN’s strategic advisor from February 2014 to May 2015 and received customary compensation in respect thereof. In addition, J.P. Morgan’s affiliate provides treasury services to ascena and is an agent bank and a lender under an outstanding revolving credit facility of ascena, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates maintain banking and other business relationships with ANN and its affiliates, for which it receives customary fees. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of ANN or ascena for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

ascena’s Board of Directors’ Reasons for the Merger

At a meeting held on May 17, 2015, after due consideration and consultation with ascena’s management and its legal and financial advisors, the ascena board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the merger. In doing so, the ascena board of directors considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to ascena. In making this determination, the ascena board of directors focused on the following material factors:

•	Strategic Rationale. ascena’s board of directors considered that the combination of ascena and ANN was expected to provide ascena strategic and financial benefits, including by making ascena one of North America’s largest and most diversified specialty apparel retailers and creating opportunities to continue to expand its leadership position in the women’s specialty apparel market. In particular, the ascena board of directors expected the combined company to benefit from:

•	the further diversification of ascena’s portfolio of brands through the addition of ANN’s complementary Ann Taylor, LOFT and Lou & Grey brands, which diversification could lead to reduced earnings volatility;

•	the realization of $150 million in annualized run rate synergies within three years of the closing by virtue of sourcing and procurement, distribution, logistics and other efficiencies, in part by leveraging ascena’s existing holding company structure and shared services platform which were designed to accommodate new brands with minimal distraction;

•	the expectation that, excluding transaction and integration expenses, the acquisition will be significantly accretive to earnings per share in the first year after completing the merger, accelerating to greater than 20% accretion thereafter, due to increased operating efficiencies and leveraging economies of scale;

•	the expectation that the acquisition will generate significant cash flow while maintaining appropriate levels of capital expenditures and enable rapid deleveraging;

•	ANN’s complementary real estate portfolio in terms of geography and store type;

•	accelerated execution of internal ascena initiatives through the contribution of ANN’s experience in areas such as omni-channel distribution and restructuring; and

•	the opportunity to combine two highly complementary management teams and further leverage ascena’s operating platform to drive immediate, significant and ongoing value for ascena’s stockholders.

•	Additional Considerations. In the course of reaching its decision to approve the merger agreement, the ascena board of directors considered the following additional factors as generally supporting its decision:

•	the per share merger consideration, the fact that the stock portion of the per share merger consideration is fixed and the resulting percentage ownership interest that current ANN stockholders would have in ascena following the merger;

•	the terms and conditions of the merger agreement, including the conditions to the completion of the merger, the circumstances under which the merger agreement could be terminated and the impact of such a termination, and the potential payment by ANN in certain circumstances of a termination fee of $48,270,000 to ascena and the potential reimbursement of ascena’s expenses in certain circumstances in an amount up to $5,000,000;

•	historical information concerning ascena’s and ANN’s respective businesses, financial condition, results of operations, earnings, management and prospects on a stand-alone basis and forecasted combined basis;

•	current financial market conditions;

•	the availability of financing for the cash portion of the purchase price, including a financing commitment for a senior secured term B loan facility in an aggregate principal amount of $1.8 billion and an asset-based revolving credit facility in an aggregate principal amount of up to $600 million;

•	the results of the due diligence review of ANN’s businesses and operations;

•	the financial analyses and presentations of ascena’s financial advisors;

•	the anticipated impact of the merger on the customers and employees of ascena; and

•	the likelihood that the merger would be completed in light of, among other things, the conditions to the merger and the efforts required to obtain regulatory approvals.

The ascena board of directors also considered the following potentially negative factors in its deliberations concerning the merger agreement:

•	the risk that, because the stock consideration under the merger agreement would not be adjusted for changes in the market price of ascena common stock, the value of the per share merger consideration to be paid to holders of shares of ANN common stock upon the consummation of the merger could be significantly more than the value of the per share merger consideration immediately prior to the announcement of the proposed merger;

•	the inherent risk of encountering difficulties in achieving expected run rate synergies, and that the potential benefits and synergies sought in the merger will not be realized or will not be realized within the expected time period;

•	the adverse impact that business uncertainty pending the closing of the merger could have on ascena’s ability to attract, retain and motivate key personnel until the closing of the merger and thereafter;

•	the difficulties and management challenges inherent in completing the merger and integrating the businesses, operations, workforce and culture of ANN with those of ascena;

•	the potential risk of diverting management attention and resources from the operation of ascena’s business and towards the completion of the merger and the integration of the two companies;

•	the risk that ANN’s future financial performance may not meet ascena’s expectations;

•	the risk that ascena’s potential lower cash balance and increased indebtedness resulting from the financing for the merger could adversely affect ascena’s business, increase ascena’s vulnerability to sustained, adverse macroeconomic weakness and limit ascena’s ability to obtain further financing and pursue operational and strategic opportunities;

•	the fact that ascena has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is completed; and

•	the risks described in the section entitled “Risk Factors” beginning on page 32 of this proxy statement/prospectus.

The ascena board of directors considered all of the foregoing factors as a whole and concluded that such factors supported its approval of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. The foregoing discussion of the information and factors considered by the ascena board of directors in evaluating the merger agreement and the merger is not exhaustive but does include the material factors considered by the ascena board of directors. The ascena board of directors did not quantify or assign any relative or specific weight to the various factors that it considered. Rather, the ascena board of directors considered and based its recommendation on the totality of the information presented to it. In addition, individual members of the ascena board of directors may have given no weight or different weights to different factors.

See the section entitled “Statement Regarding Forward-Looking Disclosures” of this proxy statement/prospectus.

Financing of the Merger

ascena anticipates that the merger consideration and the related funds needed to complete the transactions contemplated by the merger agreement will be derived from a combination of (1) the issuance of ascena common stock to ANN’s stockholders, (2) available cash and cash equivalents of ascena and (3) third-party debt financing, which we refer to as the debt financing, which may include some combination of the following: (a) a senior secured term B loan facility; (b) an asset-based revolving credit facility; and/or (c) the issuance of senior unsecured notes or senior secured notes.

On May 17, 2015, ascena obtained a debt commitment letter, which was amended and restated on May 18, 2015, which we refer to as the debt commitment letter, from Goldman Sachs Bank USA, Guggenheim Securities, LLC and certain affiliates and/or designees of Guggenheim Securities, LLC, which we refer to collectively as the commitment parties, pursuant to which the commitment parties have agreed to provide ascena with a $1.8 billion senior secured term B loan facility, which we refer to as the term facility, and a $600 million asset-based revolving credit facility (which may be replaced by a continuation or amendment of either ascena’s or ANN’s existing asset-based credit facility for commitments of up to $700 million), which we refer to as the revolving facility. The term facility will be reduced to the extent ascena elects to issue senior unsecured notes or senior secured notes and receives net proceeds from such issuance at or prior to the closing of the merger.

The revolving facility will be secured by a first-priority security interest in receivables, inventory and certain other general intangibles and investment property of ascena and its subsidiary guarantors, which we refer to as the revolver collateral, and a second-priority interest in substantially all of the remaining assets (other than certain excluded assets), including certain real property of ascena and its subsidiary guarantors, which we refer to as the term collateral. The term facility will be secured by a first-priority security interest in the term collateral and a second-priority security interest in the revolver collateral.

The commitment parties’ commitments with respect to the debt financing and the commitment parties’ agreements to perform the services described in the debt commitment letter will automatically terminate, unless extended by the commitment parties, on the earliest of (1) 11:59 p.m. on February 17, 2016, (2) as to any component of the debt financing, the consummation of the merger without the use of such component, (3) the termination of the merger agreement and (4) the date on which the loan agreements with respect to the debt financing have been executed and delivered by each of the parties thereto and all conditions precedent to their effectiveness have been satisfied.

The obligation of the commitment parties to provide debt financing under the debt commitment letter is subject to a number of conditions. There is a risk that these conditions will not be satisfied and the debt financing may not be available when required. In the event that the debt financing is not available to ascena on the terms set forth in the debt commitment letter or ascena anticipates that the debt financing will not be available on the terms set forth in the debt commitment letter due to the failure of a condition thereto or for any other reason, ascena has the right under the merger agreement, subject to certain conditions and limitations, to seek alternative financing. As of the date of this proxy statement/prospectus, no such alternative financing has been arranged. ascena’s obligation to complete the merger is not conditioned upon the receipt of any financing.

As of April 25, 2015, ascena had total debt equal to approximately $155 million. As of such date, ascena’s pro forma indebtedness, after giving effect to the merger and the anticipated incurrence and extinguishment of indebtedness in connection therewith, will be approximately $1.955 billion.

Closing and Effective Time

Unless the parties otherwise mutually agree, the closing of the merger will occur on the second business day after the day on which the last of the conditions to the closing of the merger is satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their nature must be satisfied or waived at the closing of the merger, but subject to the fulfillment or waiver of such conditions). ascena and Merger Sub will not be obligated to effect the closing of the merger prior to the third business day following the expiration of a 15-consecutive-calendar-day marketing period (subject to certain blackout periods described in the merger agreement) throughout which ascena shall have certain financial information relating to ANN.

Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” of this proxy statement/prospectus, including the adoption of the merger agreement by ANN stockholders at the special meeting, it is anticipated that the merger is expected to close in the second half of calendar year 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties may mutually agree and specify in the certificate of merger, which we refer to as the effective time.

Regulatory Approvals

Under the HSR Act, certain transactions, including the merger, may not be completed unless statutory waiting periods have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the Department of Justice, which we refer to as the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification, unless that waiting period is terminated early. If the FTC or DOJ issues a Request for Additional Information and Documentary Material, which we refer to in this proxy statement/prospectus as a second request, prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the second request, unless the waiting period is terminated earlier. ascena and ANN each filed their respective HSR Act notification forms on May 29, 2015 and the waiting period under the HSR Act was terminated early on June 17, 2015, satisfying the HSR Act waiting period condition.

Subject to the terms of the merger agreement, ANN, Merger Sub and ascena have agreed to use their respective reasonable best efforts to obtain all regulatory approvals required to complete the merger. Each of ANN, ascena and Merger Sub has agreed to consult and cooperate with the other parties with respect to and to provide any necessary information and assistance as the other parties may reasonably request with respect to all notices, submissions or filings made by such party with any governmental entity or any other information supplied by such party to, or correspondence with, a governmental entity in connection with the merger agreement or any transactions contemplated by the merger agreement and will permit the other parties to review and discuss in advance and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the merger or any of the other transactions contemplated by the merger agreement. In addition, except as may be prohibited by any governmental entity or by any law, in connection with any such request, inquiry, investigation, action or other proceeding, each party will consult with the other parties in advance and give the other parties or their authorized representatives the opportunity to be present at each meeting or teleconference relating to such request, inquiry, investigation, action or other proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with such request, inquiry, investigation, action or other proceeding.

No party to the merger agreement shall consent to any delay of the closing at the request of any governmental entity without the consent of the other parties to the merger agreement, which consent shall not be unreasonably withheld, delayed or conditioned. ascena and Merger Sub will not, without the prior written consent of ANN, directly or indirectly through one or more of its affiliates, acquire any person or material assets thereof or interest therein, if such acquisition would reasonably be expected to cause a material delay in or otherwise result in the failure to satisfy any of the conditions contained in the merger agreement or the consummation of the merger. None of ANN, ascena or Merger Sub nor any of their respective subsidiaries or affiliates will be required to sell, dispose of or divest any assets or businesses, other than as would not be reasonably expected to have a material adverse effect on ANN or any of its subsidiaries, taken as a whole, or ascena or any of its subsidiaries, taken as a whole, in order to obtain any required approval from any governmental authority.

Accounting Treatment

ascena prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. ascena will be treated as the acquirer for accounting purposes.

NASDAQ Market Listing

The shares of ascena common stock to be issued in connection with the merger will be listed for trading on the NASDAQ.

Delisting and Deregistration of ANN Common Stock

If the merger is completed, ANN common stock will be delisted from the NYSE and deregistered under the Exchange Act.

ascena’s Dividend Policy

ascena has never declared or paid cash dividends on its common stock. However, any payment of dividends by ascena is within the discretion of and is payable when declared by ascena’s board of directors. See the section entitled “Comparative Per Share Market Price and Dividend Information” of this proxy statement/prospectus for a comparison of the historical dividend practices of ascena and ANN.

Litigation Related to the Merger

ANN, its board of directors, ascena and Merger Sub are named as defendants in a putative class action in the Delaware Court of Chancery challenging the merger. The suit was filed on May 27, 2015 and is captioned Vladimir Gusinsky Living Trust v. ANN, Inc., C.A. No. 11067-CB. The complaint alleges, among other things, that ANN’s board of directors breached its fiduciary duties by agreeing to sell ANN through an unfair process and by failing to maximize the value of ANN. The complaint also alleges that ANN, Merger Sub and ascena have aided and abetted these breaches of fiduciary duty. On July 2, 2015, the plaintiff amended its complaint to include allegations that ANN’s preliminary proxy statement, filed as part of ascena’s registration statement, was materially misleading and incomplete. The plaintiff seeks as relief, among other things, an injunction against the merger and rescission of the merger to the extent it is already implemented. The defendants believe that the action is without merit and intend to defend against it vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about ANN or ascena. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings ANN and ascena make with the SEC, as described in the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about ANN and ascena contained in this proxy statement/prospectus and/or in the public reports of ANN and ascena filed with the SEC may supplement, update or modify the factual disclosures about ANN and ascena contained in the merger agreement. The merger agreement contains representations and warranties by ANN, on the one hand, and by ascena and Merger Sub, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by ANN, ascena and Merger Sub were qualified and subject to important limitations agreed to by ANN, ascena and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and were qualified by the matters contained in the confidential disclosure letters that ANN and ascena each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about ANN or ascena at the time they were made or otherwise.

Effective Time; Effects of the Merger; Organizational Documents of the Surviving Company; Directors and Officers

Effective Time

The merger agreement provides for the merger of Merger Sub with and into ANN. After the merger, ANN will be the surviving company and a wholly owned subsidiary of ascena. On the closing date, ANN and Merger Sub will effect the merger by filing a certificate of merger with the Secretary of State of the State of Delaware, and the merger will become effective upon filing or at a time agreed to by the parties and specified in the certificate of merger. At the effective time, all of the property, rights, privileges, immunities, powers and franchises of ANN and Merger Sub will vest in the surviving company, and all of the debts, liabilities and duties of ANN and Merger Sub will become the debts, liabilities and duties of the surviving company. ascena and Merger Sub will not be obligated to effect the closing of the merger prior to the third business day following the expiration of a 15-consecutive-calendar-day marketing period (subject to certain blackout periods described in the merger agreement) throughout which ascena shall have certain financial information relating to ANN.

Effects of the Merger on Capital Stock

At the effective time, each share of ANN common stock issued and outstanding immediately prior to the effective time, other than the cancelled and any dissenting shares described below, will automatically be converted into the right to receive the per share merger consideration, without interest and less any applicable withholding taxes. If the aggregate number of shares of ascena common stock to be issued to holders of ANN common stock and equity awards under the merger agreement would exceed 19.99% of the issued and outstanding shares of ascena common stock as of the closing of the merger, which we refer to as the maximum share number, then the number of shares of ascena common stock to be issued will be reduced to the minimum extent necessary such that the number of shares of ascena common stock issuable pursuant to the merger agreement equals the maximum share number, and, in such event, each holder of a share of ANN common stock (or holder of an ANN equity award, as applicable), will be entitled to receive an additional cash payment in an amount equal to the dollar value of the ascena shares reduced pursuant to this sentence (to be calculated on the closing date of the merger based on the ascena Share VWAP). For more information regarding the per share merger consideration, see the section entitled “The Merger—Per Share Merger Consideration” of this proxy statement/prospectus.

Also at the effective time, each share of ANN common stock issued and outstanding immediately prior to the effective time that is owned directly by ANN (or any of its wholly owned subsidiaries), ascena or Merger Sub will be cancelled and retired and will cease to exist. No consideration will be delivered in exchange for any cancelled and retired shares.

Each share of ANN common stock issued and outstanding and held as of the record date by a person who has not voted in favor of or consented in writing to the adoption of the merger agreement, who we refer to as dissenting stockholders, and has complied in all respects with Section 262 of the DGCL concerning the rights of ANN stockholders to require appraisal of their shares, which we refer to as dissenting shares, will not be converted into the right to receive the per share merger consideration. Instead, holders of dissenting shares will only be entitled to the rights granted to them under the DGCL. If any dissenting stockholder fails to perfect, waives, withdraws its demand for appraisal or otherwise loses its right of appraisal under Section 262 of the DGCL or other applicable law, dissenting shares held by such dissenting stockholder will be treated as though such dissenting shares had been converted into the right to receive the per share merger consideration without interest and less any applicable withholding taxes. For more information regarding appraisal rights, see the section entitled “Appraisal Rights of ANN Stockholders” of this proxy statement/prospectus. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement/prospectus.

All shares of ANN common stock converted into the right to receive the per share merger consideration will cease to exist as of the effective time. No fractional shares of ascena common stock will be issued in connection with the merger. Instead, each holder of ANN common stock converted under the terms of the merger who would have otherwise been entitled to receive a fraction of a share of ascena common stock (after aggregating all shares delivered by such holder) will instead receive cash, without interest, in an amount determined by multiplying the fraction of ascena common stock (rounded to the nearest one thousandth when expressed in decimal form) by the ascena Share VWAP (rounded down to the nearest one tenth of a cent); we refer to such cash as the fractional share cash amount. Shares of ANN common stock will, after the effective time, represent only the right to receive the per share merger consideration and any fractional share cash amount into which the shares have been converted, as well as any dividends or other distributions to which holders of ANN common stock are otherwise entitled.

At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving company, and will be the only outstanding shares of common stock of the surviving company. After the effective time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the surviving company into which they were converted pursuant to the foregoing.

Organizational Documents of the Surviving Company; Directors and Officers

The certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, but as amended in connection with the merger, will become the certificate of incorporation and bylaws of the surviving company, except all references to Merger Sub’s name will be replaced by references to ANN INC., and provisions relating to the sole incorporator of Merger Sub in the certificate of incorporation will be omitted.

The individuals holding positions as directors of Merger Sub immediately prior to the effective time, or such other individuals designated by ascena as of the effective time, will become the initial directors of the surviving company until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving company. The individuals holding positions as officers of ANN immediately prior to the effective time will continue as the officers of the surviving company until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving company.

Exchange and Payment Procedures

Prior to the effective time, ascena or Merger Sub will appoint a reputable U.S. bank or trust company, which is subject to the reasonable prior approval of ANN, to act as exchange agent for the payment of the per share merger consideration. ascena will pay, or caused to be paid, the fees and expenses of the exchange agent. At or prior to the effective time, Merger Sub will deposit, or cause to be deposited, with the exchange agent (1) evidence of shares of ascena common stock issuable in book-entry form sufficient to deliver the aggregate stock consideration (excluding any fractional share cash amount) and (2) cash sufficient to pay the aggregate cash portion of the consideration, including the fractional share cash amount. We refer to such cash and book-entry shares, along with any dividends or distributions that become due to the holders of converted ANN common stock, as the exchange fund.

Each holder of record of shares of ANN common stock whose shares were converted into the right to receive the per share merger consideration will automatically and upon the effective time be entitled to receive, and ascena will cause the exchange agent, after the effective time of the merger, to pay and deliver out of the exchange fund, the per share merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time of the merger but prior to the time of delivery by the exchange agent.

Within three business days after the effective time, ascena will cause the exchange agent to mail a letter of transmittal and instructions to each holder of record of ANN common stock. The letter of transmittal and instructions will tell ANN stockholders how to surrender their certificates formerly representing shares of ANN common stock or shares that may be represented by book-entry in exchange for payment of the per share merger consideration, any fractional share cash amount into which the shares have been converted and the amount of any dividends or distributions with a record date after the effective time but prior to the time of delivery by the exchange agent.

You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the exchange agent without a letter of transmittal.

Registered stockholders will not receive the per share merger consideration, any fractional share cash amount into which the shares have been converted or the amount of any dividends or distributions with a record date after the effective time but prior to the time of delivery by the exchange agent until they surrender their book-entry shares or share certificates to the exchange agent, together with a properly completed and signed letter of transmittal and any other documents as may be required by the letter of transmittal or accompanying instructions.

Rights of ANN Stockholders Following the Effective Time

The per share merger consideration issued and paid in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights to receive dividends or other distributions, including the cash portion of the per share merger consideration, granted by the merger agreement to shares of ANN common stock. From and after the effective time, all holders of shares of ANN common stock will cease to hold any rights as ANN stockholders, other than the right to receive the per share merger consideration, fractional share cash amount and any dividends or other distributions that have become payable with respect to ascena common stock.

Transfers Following the Effective Time

At the effective time, the stock transfer books of ANN will be closed and thereafter there will be no further recording or registration of transfers of ANN common stock on ANN’s records. Any share certificates formerly representing shares of ANN common stock presented to the surviving company after the effective time will be cancelled and exchanged for the applicable merger consideration, fractional share cash amount and any dividends or other distributions that have become payable with respect thereto.

Investment of the Exchange Fund

The exchange agent, will invest the cash included in the exchange fund as directed by ascena or Merger Sub, in its sole discretion. Any such investment of the cash included in the exchange fund by the exchange agent will be limited to investments that are obligations of, or guaranteed by, the United States government. In the event the exchange fund is at any time insufficient to pay the amounts to which former holders of ANN common stock are entitled pursuant to the merger agreement, ascena will, or will cause Merger Sub to, promptly deposit additional funds with the exchange agent for the benefit of the holders of ANN common stock. Earnings from such investments will be the sole and exclusive property of ascena or Merger Sub, and not for the benefit of the holders of shares of ANN common stock. Any portion of the exchange fund that remains unclaimed one year after the effective time of the merger will be delivered to the surviving company, upon demand, and any holders of shares formerly representing shares of ANN common stock who have not yet surrendered their shares must look to the surviving company for the satisfaction of any claims to receive the per share merger consideration, fractional share cash amount or any dividends or other distributions that have become payable with respect to ascena common stock. No interest will be payable on the foregoing and such amounts will be subject to applicable withholding taxes.

Termination of the Exchange Fund

None of ascena, ANN, Merger Sub, the surviving company or the exchange agent, nor their respective employees, officers, directors, agents or affiliates, will be liable to any person in respect to any portion of the per share merger consideration, fractional share cash amount or dividends or other distributions that become payable with respect thereto delivered to any public official pursuant to any applicable abandoned property, escheat or similar laws. Furthermore, any portion of the per share merger consideration or other amounts to be paid in accordance with the merger agreement that is unclaimed by former holders of certificates or book-entry shares representing shares of ANN common stock immediately prior to such time as such amounts would otherwise escheat to or become property of any government authority will, to the extent permitted by applicable law, become the property of the surviving company, free and clear of any claims or interest of any person previously entitled thereto.

Withholding Rights

ascena, Merger Sub, ANN, the surviving company, and the exchange agent will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise become payable under the terms of the merger agreement, and any such withheld amounts that are timely paid to the appropriate taxing authorities will be treated as having been paid to the person from whom such amounts were originally deducted and withheld.

Treatment of ANN Equity Awards

Treatment of Stock Options

Each ANN option that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN option, after taking into account the option exercise price. A “net share” is determined, with respect to each ANN option, by dividing (1) the product of (A) the excess, if any, of (i) the sum of $37.34 plus the dollar value of 0.68 of a share of ascena common stock, based on the ascena Share VWAP, over (ii) the per share exercise price of such ANN option, multiplied by (B) the number of shares underlying such ANN option, by (2) the sum of $37.34 plus the dollar value of 0.68 of a share of ascena common stock, based on the ascena Share VWAP.

Treatment of Restricted Share Awards

At the effective time, each award of restricted shares of ANN common stock that is outstanding immediately prior to the effective time will be fully vested and converted into the right to receive the per share merger consideration in respect of each share of ANN common stock subject to such award of restricted shares of ANN common stock immediately prior to the effective time. The total number of shares of ANN common stock related to ANN restricted share awards that are subject to performance-based vesting conditions will be determined assuming performance at target level.

Representations and Warranties

The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by ANN and ascena that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and are also qualified by certain documents filed by the parties with the SEC (but excluding any disclosures set forth in any risk factor or forward looking statements sections, to the extent such disclosures are predictive, cautionary or forward-looking in nature).

The reciprocal representations and warranties relate to, among other things:

•	organization, good standing and qualification to do business;

•	corporate authority and approval relating to the execution, delivery and performance of the merger agreement;

•	the absence of any need for action by governmental authorities other than actions in connection with filing the certificate of merger, compliance with antitrust and securities laws and applicable requirements of the NYSE and NASDAQ;

•	the absence of any conflict with or violation or breach of organizational documents or any conflict with or violation of agreements, laws or regulations as a result of the execution, delivery and performance of the merger agreement and completion of the merger;

•	capital stock;

•	the filing or furnishing of all reports, forms, documents and financial statements required by the SEC;

•	financial statements;

•	information provided by a party for inclusion in disclosure documents to be filed with the SEC in connection with the merger;

•	the absence of undisclosed liabilities;

•	the absence of certain material changes or events in the respective businesses of each of ANN, ascena and their subsidiaries;

•	compliance with applicable laws and permits;

•	pending and threatened litigation;

•	internal controls over financial reporting;

•	broker’s fees; and

•	compliance with applicable anticorruption laws.

The merger agreement also contains additional representations and warranties by ANN relating to, among other things, the following:

•	owned and leased real estate;

•	intellectual property;

•	tax returns, filings and other tax matters;

•	employee benefit plans;

•	labor matters;

•	environmental matters;

•	significant contracts and agreements;

•	the receipt by ANN’s board of directors of the opinion from its financial advisor (as described in the section entitled “The Merger—Opinion of ANN’s Financial Advisor” of this proxy statement/prospectus);

•	the inapplicability of antitakeover statutes; and

•	insurance policies.

The merger agreement also contains additional representations and warranties by ascena and Merger Sub relating to, among other things, the following:

•	shares of ascena common stock to be issued pursuant to the merger agreement;

•	no ownership of ANN common stock;

•	the solvency of ascena and its subsidiaries following consummation of the merger;

•	sufficient funds to consummate the transaction;

•	commitments for debt financing in connection with the transaction; and

•	the absence of a need for a vote of ascena stockholders on the merger.

Some of the representations and warranties contained in the merger agreement are qualified by a “materiality” standard or by a “material adverse effect” standard.

A material adverse effect with respect to ANN or ascena, as applicable, means any change, condition, event, effect, occurrence, circumstance or development, each of which is referred to as an “effect,” individually or in the aggregate, that (1) has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the party and its subsidiaries, taken as a whole or (2) prevents (or, in the case of ascena, materially impairs or delays) the performance in any material respect by the party and its subsidiaries of its obligations to consummate the merger; except that for purposes of clause (1), none of the following will constitute or be deemed to contribute to a material adverse effect, or will otherwise be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur: any adverse effect arising out of, resulting from or attributable to: (i) changes or proposed changes in applicable laws, GAAP or the interpretation or enforcement thereof; (ii) changes in general economic, business, labor or regulatory conditions, or general changes in securities, credit or other financial markets, including interest rates or exchange rates, in the United States regionally, locally or globally, or changes generally affecting the industries (including seasonal fluctuations to the extent consistent with the party’s historical results of operations) in which the party or its subsidiaries operate in the United States or globally; (iii) changes in general global, national, regional or local political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather, hurricanes or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis; (iv) actions or omissions required of the party under the express terms of merger agreement or taken or not taken at the request of, or with the consent of, an officer of the other party or any of its affiliates; (v) any breach, violation or non-performance of any provision of the merger agreement by the other party or any of its affiliates; (vi) the negotiation, announcement, pendency or consummation of the merger agreement and the transactions contemplated thereby, including the identity of the other party or any of its affiliates or any communication by the other party or any of its affiliates regarding plans, proposals or projections with respect to the party, the party’s subsidiaries or their employees (including any impact on the relationship of the party or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); (vii) any item or matter disclosed in the party’s documents filed with the SEC prior to the date of the merger agreement; (viii) any proceeding arising from allegations of breach of fiduciary duty or violation of law relating to the merger agreement or the transactions contemplated thereby; (ix) the outcome of any proceeding or investigation involving the party or any of its subsidiaries that has been disclosed in the party’s disclosure letter; (x) changes in the trading price or trading volume of the party’s shares of common stock, in and of itself, or any suspension of trading; (xi) with respect to ANN only, the items set forth in ANN’s disclosure letter; (xii) the expiration or termination by its terms of any contract to which the party or any of its subsidiaries is a party; or (xiii) any failure by the party or any of its subsidiaries to meet any revenue, earnings or other financial projections or forecasts, in and of itself; provided, that, (A) in the case of clauses (x) and (xiii), the underlying cause of such failure may be taken into account in determining whether a material adverse effect has occurred (except to the extent subject to any other foregoing exception), and (B) in the case of clauses (i), (ii) and (iii), the impact of such effect is not or is not reasonably expected to be disproportionately adverse to the party and its subsidiaries, taken as a whole, relative to other participants in their industry (in which case only the incrementally disproportionate effect may be taken into account in determining whether a material adverse effect has occurred).

Conduct of Businesses of ANN and ascena Prior to Completion of the Merger

Pursuant to the terms of the merger agreement, each of ANN and ascena have agreed that, subject to certain exceptions or unless the other party approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), between May 17, 2015 and the earlier of the effective time and the termination of the merger agreement, it will, and will cause its subsidiaries to:

•	conduct its business in the ordinary course consistent with past practice; and

•	use commercially reasonable efforts to maintain and preserve substantially intact its business organization.

Each of ANN and ascena also have agreed not to, and not to permit any of its subsidiaries to, subject to certain exceptions:

•	issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, itself or any of its subsidiaries, or any rights based on the value of any such equity interests;

•	declare, set aside, make or pay any dividend or other distribution; or

•	reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase or otherwise acquire, any of the party’s capital stock or other equity interests.

ANN also has agreed that, subject to certain exceptions or unless ascena approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), between May 17, 2015 and the earlier of the effective time and the termination of the merger agreement, it will not, nor permit any of its subsidiaries to, subject to certain exceptions:

•	amend its certificate of incorporation or bylaws or the equivalent organizational documents of its subsidiaries;

•	directly or indirectly, sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien or otherwise dispose in whole or in part of any of its properties, assets or rights or any interest therein;

•	dispose of any owned material intellectual property;

•	merge or consolidate with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	acquire (including by merger, consolidation, or acquisition of stock or assets) any material equity interests in or material assets of any person, business or division thereof, or make any material loan, advance or capital contribution to, or investment in, any person, business or division thereof;

•	incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any person;

•	other than in the ordinary course of business, (1) enter into any contract that includes a change of control or similar provision that would require a material payment to the other party or parties thereto in connection with the consummation of the merger or the other transactions contemplated by the merger agreement, (2) enter into any contract that would have been a material contract pursuant to the terms of the merger agreement if it were in effect as of May 17, 2015, or (3) materially modify or materially amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any ANN material contract;

•	make any disposal of any owned real property or purchase or otherwise acquire (1) any real property or any material interest therein or (2) a leasehold interest in any material real property, in each case, other than in the ordinary course of business;

•	except as required by law or to comply with any benefit plan as in effect on May 17, 2015, (1) increase the compensation or benefits of any participant, (2) grant any rights to severance, change of control, retention or termination pay to any participant having a title above vice president, whether pursuant to an employment agreement, severance agreement or otherwise, (3) establish, adopt, enter into, amend in any material respect or terminate any benefit plan or any other collective bargaining, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any plan participant, or (4) take any action to amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any benefit plan;

•	hire or terminate (other than for cause) the employment or service of any director of ANN or any employee of ANN or any of its subsidiaries who has a title above vice president or appoint any person to a position above vice president or promote any employee having a title above vice president;

•	make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC or applicable law;

•	other than in the ordinary course of business or as required by law, (1) make or change any material tax election, (2) file any material amended tax return or (3) settle or compromise any claim relating to a material amount of taxes of ANN or any of its subsidiaries for an amount materially in excess of amounts reserved, in each case, if such action would reasonably be expected to result in a material increase in the tax liability of ascena and its subsidiaries after the effective time;

•	waive, release, assign, settle or compromise any claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation arising in connection with the merger agreement or the transactions contemplated thereby) or other proceedings, subject to certain exceptions;

•	make any capital expenditure in excess of $5,000,000 individually or $10,000,000 in the aggregate;

•	enter into any contract or transaction between ANN or any of its subsidiaries, on the one hand, and any affiliate or director or officer of ANN, on the other hand, other than in the ordinary course of business; or

•	authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

ascena has also agreed that, subject to certain exceptions or unless ANN approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), between May 17, 2015 and the earlier of the effective time and the termination of the merger agreement, it will not:

•	amend ascena’s or Merger Sub’s certificate of incorporation or bylaws in a manner that would be reasonably expected to prevent, materially delay or materially impair the ability of ascena or Merger Sub to consummate the merger or otherwise be materially adverse to ANN or the holders of ANN common stock or have a material adverse effect on ascena;

•	acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business, material assets or securities of any person if such acquisition would reasonably be expected to prevent, materially delay or materially impair the ability of ascena or Merger Sub to consummate the merger; or

•	authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

No Solicitation

Except as expressly permitted by the merger agreement, ANN and its subsidiaries will not, and ANN will instruct its representatives not to on behalf of ANN, either directly or indirectly:

•	whether publicly or otherwise, initiate or solicit the submission of any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•	furnish to any third party any non-public information relating to ANN or any of its subsidiaries, or afford to any third party access to the business, books, records or other non-public information, or to any personnel, of ANN or any of its subsidiaries, in any such case with the intent to encourage or induce the making, submission or announcement of any offer, proposal or indication of interest that constitutes or would reasonably be expected to lead to an acquisition proposal;

•	enter into, conduct, participate, maintain or engage in any discussions or negotiations with any third party with respect to any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	enter into any letter of intent, memorandum of understanding, agreement in principle or other similar document, or any contract providing for or relating to any acquisition proposal or requiring it to abandon, terminate or fail to consummate, or that is intended to result in the abandonment of, termination of or failure to consummate any of the transactions contemplated by the merger agreement;

•	grant any waiver or release with the effect thereof under any standstill agreement or anti-takeover law for the purpose of allowing a third party to make an acquisition proposal; or

•	resolve, propose or agree to do any of the foregoing.

Under the merger agreement, an “acquisition proposal” means any offer or proposal from any third party, whether in one transaction or a series of related transactions, concerning (1) a merger, consolidation, reorganization, recapitalization, liquidation, dissolution or other business combination transaction involving ANN or its subsidiaries, (2) a sale, lease, license, mortgage, pledge or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, partnership, joint venture or otherwise, of assets of ANN (including equity interests of an ANN subsidiary) or its subsidiaries representing 20% or more of the consolidated assets of ANN and its subsidiaries based on their fair market value as determined in good faith by the ANN board of directors, (3) an issuance or sale (including by way of merger, consolidation, business combination, share exchange, joint venture or otherwise) of equity interests representing 20% or more of the voting power of ANN or a tender offer or exchange offer in which any person or group (as defined in Section 13(d) of the Exchange Act) seeks to acquire beneficial ownership, or the right to acquire beneficial ownership, of equity interests representing 20% or more of the voting power of ANN, or (4) any combination of the foregoing.

Under the merger agreement, a “superior proposal” means a bona fide written acquisition proposal that did not result from a breach of the no-solicitation provisions of the merger agreement (except that references in the definition of acquisition proposal to “20%” will be replaced by “80%”), made by a third party which, in the good faith judgment of the ANN board of directors (after consultation with its outside legal counsel and financial advisor), taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal that the ANN board of directors considers in good faith to be relevant, including the identity of the person making such proposal, any break-up fees and expense reimbursement provisions and the conditionality of such proposal (including as to the terms and conditionality of any financing), as well as any changes to the terms of the merger agreement proposed by ascena in response to such offer or otherwise, to be more favorable to ANN’s stockholders than the merger with ascena.

Existing Discussions or Negotiations and Required Notification of ascena

Under the terms of the merger agreement, ANN has agreed to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any persons (other than ascena) conducted prior to May 17, 2015 by ANN, its subsidiaries or any of its representatives that would reasonably be expected to lead to any acquisition proposal, and to terminate access by each such person and its representatives to any online or other data rooms containing any non-public information regarding ANN or any of its subsidiaries. ANN also agreed to request that each person who had executed a confidentiality agreement in connection with its consideration of an acquisition proposal promptly return or destroy all confidential information furnished prior to May 17, 2015 to or for the benefit of such person by or on behalf of ANN or any of its subsidiaries.

In addition to the other obligations of ANN related to the no-solicitation covenant and described below, ANN agreed to, as promptly as practicable (and in any event within 48 hours) following the receipt by ANN or any of its subsidiaries or representatives, advise ascena of any acquisition proposal or any request for information or to engage in negotiations or discussions that would reasonably be expected to lead to an acquisition proposal. Such notice must indicate the receipt of such acquisition proposal, request or inquiry and the material terms and conditions of such acquisition proposal, request or inquiry (including any financing arrangements to the extent provided to ANN, any of its subsidiaries or representatives) and must include a copy of all material written materials provided by such person in connection with such acquisition proposal, request or inquiry (but ANN may redact the identity of, or any identifying facts regarding, the person making such acquisition proposal if such disclosure would violate any contract by which ANN or any of its subsidiaries is bound as of May 17, 2015). ANN is required to keep ascena reasonably informed, on a reasonably current basis, of any material developments or material modifications to the terms of any such acquisition proposal.

If, after May 17, 2015 and prior to obtaining the ANN stockholder approval, following the receipt of a bona fide written acquisition proposal from a third party that was unsolicited and otherwise not obtained in violation of the no-solicitation provisions of the merger agreement, the ANN board of directors determines in good faith, after consultation with ANN’s financial advisor and outside legal counsel, that such acquisition proposal is or would reasonably be expected to lead to a superior proposal, ANN may, in response to such acquisition proposal, (1) furnish information with respect to ANN and its subsidiaries to the person making such acquisition proposal, its representatives and potential sources of financing, and (2) participate in discussions or negotiations with such person, its representatives and potential sources of financing regarding such acquisition proposal, in each case, only if (a) ANN gives ascena a written notice that states that ANN has received an acquisition proposal and includes all the required information described in the paragraph above and thereafter continues to comply with such notification obligations, (b) prior to furnishing any non-public information to the person making such acquisition proposal, ANN has an acceptable confidentiality agreement with such person and prior to or substantially contemporaneously with the provision of any non-public information concerning ANN or its subsidiaries to such person, ANN provides such information to ascena (if such information has not previously been furnished to ascena or its representatives) and (c) ANN’s board of directors shall have reasonably determined in good faith, after consultation with ANN’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

No Change in Recommendation or Entry into Alternative Acquisition Agreement

In addition to the obligations described under the section entitled “The Merger Agreement—No Solicitation,” of this proxy statement/prospectus, subject to certain exceptions described below, ANN’s board of directors may not:

•	approve, adopt, declare advisable or recommend an acquisition proposal;

•	withdraw, amend or modify in any manner adverse to ascena or Merger Sub the ANN board of directors recommendation; or

•	resolve, propose or agree to either of the foregoing.

We refer to any of the foregoing actions as a change of board of directors recommendation.

Fiduciary Exception

However, ANN may, subject to the provisions described in the second succeeding paragraph, (1) at any time before the ANN stockholder approval is obtained, make a change of board of directors recommendation and/or terminate the merger agreement to enter into an alternative acquisition agreement if ANN receives a bona fide written acquisition proposal that ANN’s board of directors determines, after consultation with its financial advisors and outside counsel, constitutes a superior proposal, or (2) at any time prior to the effective time, make a change of board of directors recommendation if an intervening event (as defined below) has occurred and is continuing.

Under the merger agreement, an intervening event means any event, change, effect, development, state of facts, condition or occurrence that (1) was not known to, or reasonably foreseeable by, ANN’s board of directors as of or prior to May 17, 2015, (2) becomes known to ANN’s board of directors prior to the ANN stockholder approval and (3) does not involve or relate to (a) an acquisition proposal or (b) any fluctuation in the market price or trading volume of the shares of ANN common stock, in and of itself.

Prior to making any change of board of directors recommendation with respect to a superior proposal or intervening event or terminating the merger agreement to enter into a definitive agreement with respect to a superior proposal (1) ANN must provide ascena at least three business days’ prior written notice of its intention to take such action (which we refer to as the notice period), which notice is required to state expressly (a) that it has received a superior proposal or an intervening event has occurred, (b) in the case of such superior proposal, the material terms and conditions of such superior proposal (including any financing arrangements to the extent provided to ANN and/or its representatives) and the identity of the person making such superior proposal, or, in the case of an intervening event, the material facts and circumstances (based on information reasonably available) related to such intervening event and (c) that it intends to terminate the merger agreement or make a change of board of directors recommendation, and (2) ANN’s board of directors shall have reasonably concluded in good faith, after consultation with outside legal counsel, that the failure to make a change of board of directors recommendation or terminate the merger agreement would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. During the notice period if requested by ascena, ANN must negotiate in good faith with ascena and its financial and legal advisors regarding any amendment to the merger agreement proposed in writing by ascena, and ANN’s board of directors must consider in good faith any adjustments and/or proposed amendments to the merger agreement that may be irrevocably offered in writing by ascena by no later than 11:59 p.m., New York City time, on the last day of the notice period. ANN’s board of directors may not make a change of board of directors recommendation or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal until the expiration of the notice period and unless ANN’s board of directors concludes in good faith, after considering the proposed changed terms (if any are proposed by ascena)

and consulting with outside legal counsel, that the failure to make such change of board of directors recommendation or terminate the merger agreement would still be reasonably expected to be inconsistent with ANN’s board of directors’ fiduciary duties under applicable law.

In the event of any material revisions or modifications to any superior proposal and within 24 hours after such change, ANN must satisfy the notice requirement described above with a new written notice to ascena and the negotiation requirements described above (except that the three business day notice period will instead be two business days, so long as no new written notice will shorten the original notice period). In the event there is a change of board of directors recommendation made in compliance with the merger agreement with respect to a superior proposal, ANN may only enter into an alternative acquisition agreement with respect to the superior proposal by substantially concurrently terminating the merger agreement and prior to or concurrently with such termination paying ascena the $48,270,000 termination fee. We refer to this termination right as the fiduciary termination right.

ANN is not prohibited from (1) disclosing to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (2) making any disclosure to its stockholders if ANN’s board of directors determines in good faith, after consultation with outside legal counsel, that failing to make such disclosure would be reasonably expected to be inconsistent with its fiduciary duties under applicable law or violate applicable law. The issuance by ANN or ANN’s board of directors of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a change of board of directors recommendation.

Stockholders’ Meeting

ANN will take all lawful action to call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the ANN stockholder approval, which we refer to as the special meeting, as soon as practicable after this registration statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective under the Securities Act. Except as described above, the ANN board of directors will recommend adoption of the merger agreement and related transactions in the proxy statement/prospectus and ANN will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement. Notwithstanding any change of board of directors recommendation, unless the merger agreement is terminated, ANN is required to submit the merger agreement to ANN’s stockholders for the purpose of obtaining the ANN stockholder approval.

ANN may only adjourn or postpone the special meeting (1) to the extent required by applicable law or (2) to solicit additional proxies and votes in favor of adoption of the merger agreement if sufficient votes to constitute the ANN stockholder approval have not been obtained. The record date of the special meeting will be determined by ANN with prior consultation with ascena.

Financing

In connection with signing the merger agreement, ascena obtained the debt commitment letter from the commitment parties, pursuant to which the commitment parties have agreed to provide ascena with a $1.8 billion senior secured term B loan facility, which we refer to as the term facility, and a $600 million asset-based revolving credit facility (which may be replaced by a continuation or amendment of either ascena’s or ANN’s existing asset-based credit facility for commitments of up to $700 million plus up to $100 million of incremental facilities thereunder), which we refer to as the revolving facility. The term facility will be reduced to the extent ascena elects to issue senior unsecured notes or senior secured notes and receives net proceeds from such issuance at or prior to the closing of the merger. For additional information about this debt financing, see the section entitled “The Merger—Financing of the Merger” of this proxy statement/prospectus.

ascena and Merger Sub have agreed in the merger agreement to use reasonable best efforts to obtain and consummate the debt financing on the terms and conditions described in the debt commitment letter. ANN has agreed in the merger agreement to use reasonable best efforts to provide assistance, as reasonably requested by ascena, in connection with the financing of the merger or the continuation of the asset-based lending facilities of ascena or ANN.

Access to Information

Subject to certain exceptions, prior to the earlier of the effective time and the termination of the merger agreement (and upon prior written notice), ANN and its subsidiaries will give ascena and Merger Sub and their representatives reasonable access during normal business hours to properties, permits, offices and other facilities, books, records, officers and employees, as may reasonably be requested by ascena.

Expenses

Except as otherwise provided in the merger agreement, all expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses (other than any expenses ANN pays as borrower in connection with the financing of the merger, which will be borne by ascena and Merger Sub).

Employee Matters

For a period of one year following the effective time, ascena will provide (or will cause to be provided) to each employee of ANN and its subsidiaries who continues to be employed by ascena, the surviving company or any of their respective affiliates following the effective time (hereinafter referred to as continuing employees): (1) base salary or wage rate and cash bonus opportunities that, in each case, are no less favorable than were provided to the continuing employee immediately before the effective time; and (2) all other compensation and employee benefits that are substantially equivalent in the aggregate to those provided to the continuing employee immediately before the effective time (except that no payments or benefits under any defined benefit pension plan or the retention program described below will be taken into account for purposes of determining whether the other compensation and employee benefits are substantially equivalent).

ANN may establish a cash-based retention program in the aggregate amount of $7,500,000 to promote retention and to incentivize efforts to consummate the closing, with any such payments to be paid no earlier than the first to occur of the three-month anniversary of the effective time, a qualifying termination of employment or a termination of employment due to death or disability (subject in certain cases to the delivery of a release by the participant in favor of ANN). Amounts under the retention program will be allocated among employees of ANN and its subsidiaries by ANN’s chief executive officer (or her designees). ANN has agreed to consult in good faith with ascena regarding the allocation and timing of payments under the retention program.

Immediately prior to the effective time, with respect to any short-term incentive compensation programs and long-term restricted cash programs under ANN’s Management Performance Compensation Plan, as amended through March 7, 2012 (which we refer to as seasonal plans), ANN may pay each employee who is actively employed immediately prior to the effective time by ANN or its subsidiaries and is participating in a seasonal plan, a bonus equal to the product obtained by multiplying (1) the employee’s full-season bonus entitlement under such seasonal plan, based on deemed performance at “target” (100%) levels, and (2) a fraction, the numerator of which equals the number of days that have elapsed during the applicable season through the closing of the merger and the denominator of which equals the total number of days in the applicable season. If the effective time occurs on or after August 2, 2015, ANN will pay out in full or defer, as applicable, any bonus under the seasonal plans for the current season and any subsequent season that ends on or prior to the effective time based on actual performance.

No later than 30 business days following the effective time, the surviving company shall pay out all earned and unpaid amounts under ANN’s Long-Term Restricted Cash Program for fiscal years 2012, 2013, 2014 and, if the effective time occurs on or after August 2, 2015, fiscal year 2015. If the effective time occurs on or after August 2, 2015, amounts in respect of the performance period ending prior to such time shall be determined prior to the effective time in good faith by ANN in accordance with the program.

To the extent continuing employees become eligible to participate in any employee benefit plan maintained by ascena or its subsidiaries following the effective time, the continuing employees’ service with ANN or any of its subsidiaries prior to the effective time will be treated as service with ascena or its subsidiaries for purposes of eligibility to participate, vesting and benefit accrual, subject to customary exceptions.

Further, ascena will use commercially reasonable efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any ascena welfare benefit plan in which the continuing employees may be eligible to participate after the effective time and provide each continuing employee with credit for any co-payments and deductibles paid during the plan year in which the effective time occurs in satisfying any applicable deductible or out-of-pocket requirements under any ascena welfare benefit plan in which the continuing employees may be eligible to participate after the effective time.

Under the merger agreement, ascena acknowledges that a “change of control” (or similar phrase) within the meaning of ANN’s benefit plans will occur at the effective time.

Indemnification and Insurance

For a period of six years after the effective time, ascena and the surviving company will indemnify and hold harmless each present and past director and officer of ANN or each of its subsidiaries (whom we refer to as ANN indemnified parties), to the same extent such persons were indemnified as of May 17, 2015 by ANN pursuant to applicable law, provisions of the organizational documents of ANN or its subsidiaries and any indemnification agreements in existence as of the date of the merger agreement, arising out of acts or omissions in their capacity as directors or officers of ANN or any its subsidiaries occurring at or prior to the effective time. ascena and the surviving company will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any actions, suits, claims, hearings, arbitrations, investigations, inquiries, litigations, mediations, grievances, audits, examinations or other proceedings in each case, by or before any governmental authority (which we refer to as indemnified actions).

For no less than six years from and after the effective time, the merger agreement requires the organizational documents of the surviving company to contain provisions no less favorable than those that are currently set forth in ANN’s organizational documents with respect to exculpation, indemnification of and advancement of expenses to ANN indemnified parties for periods at or prior to the effective time.

The merger agreement requires ascena to cause the surviving company to maintain, for a period of no less than six years after the effective time, a directors’ and officers’ insurance and indemnification policy that provides coverage for events occurring prior to the effective time that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of ANN and its subsidiaries, or the best available coverage if substantially equivalent insurance coverage is unavailable. However, the surviving company is not required to make annual premium payments for such insurance in excess of 300% of the last annual premium paid prior to the date of the merger agreement (we refer to the maximum amount of the aggregate annual premium over the six year term as the maximum premium). In lieu of the foregoing, ANN, may obtain prior to the effective time of the merger a prepaid “tail” policy for at least six years providing equivalent coverage to that described in the second preceding sentence for an aggregate price not to exceed the maximum premium.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, covenants relating to regulatory filings and approvals (which are described under the section entitled “The Merger—Regulatory Approvals” of this proxy statement/prospectus), the listing of shares of ascena common stock to be issued in connection with the merger, reporting requirements under Section 16 of the Exchange Act, coordination with respect to litigation relating to the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

The respective obligations of each of ANN, ascena and Merger Sub to complete the merger are subject to the satisfaction or waiver (to the extent permitted under applicable law) at or prior to the closing of the merger of the following conditions:

•	the ANN stockholder approval must have been obtained;

•	the shares of ascena common stock to be issued in connection with the merger and such other shares of ascena common stock to be reserved for issuance in connection with the merger must have been approved for listing on the NASDAQ, subject to official notice of issuance;

•	no law, order, writ, injunction, decree, consent agreement, judgment, award or settlement may have been enacted, promulgated or deemed applicable to the merger by any governmental authority that prevents the consummation of the merger;

•	the registration statement on Form S-4 of which this proxy statement/prospectus forms a part must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

•	any waiting period applicable to the merger under the HSR Act shall have expired or been terminated (this condition was satisfied on June 17, 2015).

The obligations of ANN to effect the merger also are subject to the satisfaction or waiver by ANN at the effective time of the following additional conditions:

•	ascena and Merger Sub must have performed and complied in all material respects with all obligations required by the merger agreement to be performed or complied with by them at or prior to the effective time;

•	the representations and warranties of ascena must be true and correct at and as of the effective time as though made at and as of the effective time (except for any such representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), subject to the materiality standards provided in the merger agreement; and

•	ascena must have delivered to ANN a certificate, dated as of the closing date and signed by an authorized officer, certifying to the effect that the preceding two conditions have been met.

The obligations of ascena and Merger Sub to effect the merger are also subject to the satisfaction or waiver by ascena and Merger Sub at the effective time of the following additional conditions:

•	ANN must have performed and complied in all material respects with all obligations required by the merger agreement to be performed or complied with by it at or prior to the effective time;

•	the representations and warranties of ANN must be true and correct at and as of the effective time as though made at and as of the effective time (except for any such representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), subject to the materiality standards provided in the merger agreement; and

•	ANN must have delivered to ascena a certificate, dated as of the closing date and signed by an authorized officer of ANN, certifying to the effect that the preceding two conditions have been met.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated at any time prior to the effective time, except as specifically provided below whether before or after any approval of the merger by holders of ANN common stock:

•	by mutual written agreement of ANN, Merger Sub and ascena, by action of their respective boards of directors;

•	by either ANN or ascena, if the merger has not been consummated on or prior to February 17, 2016 (which we refer to as the outside date, and such termination right, the outside date termination right), except that this termination right is not available to any party if its breach of the merger agreement was the primary cause or primarily resulted in the non-satisfaction of a condition to closing or the failure of the effective time to occur on or before the outside date;

•	by either ANN or ascena, if the ANN stockholder approval has not been obtained at the special meeting; however a party may not exercise such termination right if such party has breached its obligations under the merger agreement in any material respect in a manner that caused the failure to obtain such ANN stockholder approval;

•	by either ANN or ascena, if any court of competent jurisdiction or other governmental authority has issued an order, enacted or interpreted any law or taken any other action or any law in effect, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal, prior to the effective time, the consummation of the merger, and, in each case, such order or other action has become final and nonappealable; provided, that the party asserting this termination right must have used all reasonable best efforts to resist, resolve or lift, as applicable, such order prior to asserting such termination right;

•	by either ANN or ascena, if the other party has breached or failed to perform any representations, warranties or covenants contained in the merger agreement and such breach or failure (1) would result in the failure of specified conditions to closing and (2) is not curable prior to the outside date or is not cured in all material respects within 45 days of delivery of written notice from the other party of such breach and also except that the terminating party may not exercise this termination right if it is in material breach of its material representations, warranties or covenants in the merger agreement and such breach has not been cured in all material respects;

•	by ascena, if, prior to receipt of the ANN stockholder approval, a change of board of directors recommendation occurs; provided, ascena’s right to exercise this termination right expires 10 business days following the date of such change of board of directors recommendation; or

•	by ANN, in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal, so long as ANN has complied in all material respects with its obligations under the merger agreement with respect to such superior proposal.

Expense Reimbursement; Termination Fee

ANN will reimburse ascena for its actual and reasonable out-of-pocket expenses in an amount not to exceed $5,000,000 if the merger agreement is terminated by either party because the special meeting concludes without the ANN stockholder approval being obtained and the termination fee is not otherwise payable. In no event will ANN be required to pay the expense reimbursement on more than one occasion and in no event will the sum of any expense reimbursement and termination fee (described below) required to be paid exceed $48,270,000.

ANN will pay ascena a termination fee of $48,270,000 if the merger agreement is terminated in the following circumstances:

•	in the event the merger agreement is terminated by ANN in accordance with the provisions regarding its fiduciary termination right in connection with a superior proposal; or

•	in the event the merger agreement is terminated by ascena, if, prior to the receipt of the ANN stockholder approval, a change of board of directors recommendation occurred.

Also, in the event that the merger agreement is terminated (1) by ANN or ascena because the special meeting has concluded and the ANN stockholder approval has not been obtained, (2) by ascena because of ANN’s breach of its representations, warranties or covenants in the merger agreement, which breach or failure to perform would give rise to a failure of a condition and such breach or failure to perform is incapable of being cured by ANN by the outside date or, if capable of being cured, was not cured within a specified time period or (3) by ANN or ascena pursuant to the outside date termination right, and

•	at any time after May 17, 2015 and prior to the termination of the merger agreement, an acquisition proposal was communicated to ANN’s board of directors or to ANN, was made public by ANN or any other person or was generally made known to holders of ANN common stock and was not withdrawn, and

•	within 12 months after such termination, ANN enters into a definitive agreement with respect to any acquisition proposal (provided that for this purpose, references in the definition of acquisition proposal to “20%” will be replaced by “50%”) and such acquisition proposal is thereafter consummated (whether or not such acquisition proposal is the same as the original acquisition proposal that was made, disclosed or communicated prior to the termination of the merger agreement), then, ANN will pay to ascena the termination fee less any expense reimbursement previously paid, prior to or concurrently with the consummation of such transaction.

In no event will the termination fee be payable more than once.

Amendment and Modification

Any provision of the merger agreement may be amended by each of ascena, ANN and Merger Sub by action taken by or on behalf of their respective board of directors only if such amendment is in writing and signed by ANN, ascena and Merger Sub. However, after the receipt of the ANN stockholder approval, if any such amendment changes the amount or form of consideration to be delivered to holders of shares of ANN common stock under the merger agreement or will require further approval of the holders of ANN common stock under applicable law, the effectiveness of such amendment will be subject to such further approval. Certain amendments, supplements or waivers will require obtaining the prior written consent of third-party financiers of the merger.

Jurisdiction; Specific Enforcement

Each of ANN, ascena and Merger Sub agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or were otherwise breached, and no adequate remedy at law would exist and damages would be difficult to determine. Accordingly and subject to certain limitations, each of ANN, ascena and Merger Sub agreed that, in addition to any other remedy available, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of the merger agreement involving willful breach or fraud, the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to specific performance of the terms of the merger agreement, in each case in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court. Each of ANN, ascena and Merger Sub (1) waived any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief, (2) irrevocably submitted to the personal jurisdiction of the above named courts, (3) waived in any action for specific performance, the defense of adequacy of a remedy at law, (4) irrevocably waived and agreed not to assert as a defense, counterclaim or otherwise, any claim that such party (or its property, if applicable) is not personally subject to the jurisdiction of the above named courts, and (5) agreed that it will not bring any action, cause of action, cross-claim, third-party claim of any kind or claim against any third-party financiers in connection with the financing of any of the transactions contemplated by the merger agreement in any court other than the Supreme Court of the State of New York, County of New York, or if exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York.

INTERESTS OF ANN’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of the ANN board of directors that you vote to adopt the merger agreement, you should be aware that ANN’s directors and executive officers have economic interests in the merger that are different from, or in addition to, those of ANN’s stockholders generally. The ANN board of directors was aware of and considered those interests, among other matters, in reaching its decisions (1) to determine that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of ANN and its stockholders, (2) to approve, adopt and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) to resolve to recommend the adoption of the merger agreement by ANN stockholders. The transactions contemplated by the merger agreement will be a “change in control” for purposes of the ANN executive compensation and benefit plans described below.

See the section entitled “The Merger—Background of the Merger” and the section entitled “The Merger—Recommendation of ANN’s Board of Directors and Its Reasons for the Merger” of this proxy statement/prospectus. ANN’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to approve the merger. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of ANN Equity Awards

Treatment of Stock Options. Each ANN option that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN option, after taking into account the option exercise price. See the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus.

Treatment of Restricted Share Awards. At the effective time, each award of restricted shares of ANN common stock that is outstanding immediately prior to the effective time will be fully vested and converted into the right to receive the per share merger consideration in respect of each share of ANN common stock subject to such award of restricted shares immediately prior to the effective time. The total number of shares of ANN common stock related to ANN restricted share awards that are subject to performance-based vesting conditions will be determined assuming performance at target level. See the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus.

Quantification of Payments. For an estimate of the amounts that would be payable to each of ANN’s executive officers on settlement of their unvested ANN equity awards, see “—Quantification of Payments and Benefits to ANN’s Named Executive Officers” below. We estimate that the aggregate amount that would be payable to ANN’s seven non-employee directors for their unvested ANN equity awards if the effective time occurred on June 1, 2015 is $869,028. That aggregate amount is determined using a price per share of ANN common stock of $46.81, the average closing price per share over the first five business days following the public announcement of the execution of the merger agreement.

Employment Agreement with Kay Krill

ANN has an employment agreement with Kay Krill, ANN’s President and Chief Executive Officer, which provides for enhanced severance benefits in the event of a termination of employment by ANN without cause, or a resignation by Ms. Krill for good reason, in each case, following a change in control (which we refer to as a “qualifying termination”). Ms. Krill’s employment agreement permits her to resign following the first anniversary of a change in control for any reason and have that resignation be treated as a resignation for good reason and, thus, a qualifying termination.

The agreement provides that in the event of a qualifying termination, Ms. Krill would be entitled to:

•	an amount equal to three times the sum of (1) her annual base salary and (2) the average of her total bonuses (including (a) bonuses under the short-term cash incentive compensation plan, (b) bonuses under the Long-Term Restricted Cash Program and (c) Long-Term Restricted Cash Program corporate net income adjustments) earned over the prior three fiscal years;

•	continued welfare benefits for 18 months following her qualifying termination (fully funded by ANN); and

•	outplacement services and any other amounts or benefits required to be paid or provided under any plan or program.

In addition, Ms. Krill will be entitled to a gross-up to compensate her for excise taxes to the extent applicable to the change in control.

For an estimate of the value of the payments and benefits described above that would be payable to Ms. Krill under her employment agreement upon a qualifying termination in connection with the merger, including the vesting of equity awards, see “—Quantification of Payments and Benefits to the ANN’s Named Executive Officers” below.

Special Severance Plan

Certain of ANN’s executives, including all of ANN’s current executive officers (other than Ms. Krill), participate in ANN’s Special Severance Plan, which provides for enhanced severance benefits in the event of a qualifying termination (which, for purposes of the Special Severance Plan, means a termination by ANN without cause or a resignation by the executive for good reason) within 24 months following a change in control.

The Special Severance Plan provides that, in the event of a qualifying termination, the executive officer would be entitled to:

•	an amount equal to 2.5 times the sum of (1) the executive officer’s base salary and (2) the average of the total bonuses (including (a) bonuses under the short-term cash incentive compensation plan, (b) bonuses under the Long-Term Restricted Cash Program and (c) Long-Term Restricted Cash Program corporate net income adjustments) earned by the executive over the prior three full fiscal years (or, the fiscal years during which the executive officer has been employed with ANN, if less) or, if higher, in the three years including the year in which the qualifying termination occurs; and

•	continued health and life insurance benefits for 30 months following the executive officer’s qualifying termination.

In addition, under the Special Severance Plan, each of the current executive officers (other than Katherine H. Ramundo, ANN’s Executive Vice President, General Counsel and Secretary) will be entitled to a gross-up to compensate him or her for excise taxes to the extent applicable to the change in control.

The payment of benefits under the Special Severance Plan is conditioned upon the executive officer executing a general release in favor of ANN.

For an estimate of the value of the payments and benefits described above that would be payable to each of ANN’s executive officers other than Ms. Krill under the Special Severance Plan upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to the ANN’s Named Executive Officers” below.

Seasonal Bonuses

ANN has the right under the merger agreement to pay, immediately prior to the effective time, prorated seasonal bonuses for the season in which the effective time occurs to each employee of ANN and its subsidiaries actively employed as of immediately prior to the effective time and then participating in a seasonal bonus plan. Any such seasonal bonus payments will be based on target performance. The term “seasonal bonuses” includes both short-term incentive compensation programs and long-term restricted cash programs of ANN. See the section entitled “The Merger Agreement—Employee Matters” of this proxy statement/prospectus.

For an estimate of the value of the seasonal bonus payments described above that would be payable to each of ANN’s executive officers upon consummation of the merger, see “—Quantification of Payments and Benefits to ANN’s Named Executive Officers” below.

Long-Term Restricted Cash Program

Under the merger agreement, no later than 30 business days following the effective time, the surviving company will pay out all earned and unpaid amounts under ANN’s Long-Term Restricted Cash Program for fiscal years 2012, 2013, 2014 and, if the effective time occurs on or after August 2, 2015, all earned and unpaid amounts for fiscal year 2015. See the section entitled “The Merger Agreement—Employee Matters” of this proxy statement/prospectus.

For an estimate of the value of the unpaid amounts under the Long-Term Restricted Cash Program that would be payable to each of ANN’s executive officers in connection with the merger, see “—Quantification of Payments and Benefits to ANN’s Named Executive Officers” below.

Retention Program

Under the merger agreement, ANN may establish a cash-based retention program in the aggregate amount of $7,500,000 to promote retention and to incentivize efforts to consummate the closing, with any such payments to be paid no earlier than the first to occur of the three-month anniversary of the effective time, a qualifying termination of employment or a termination of employment due to death or disability (subject in certain cases to the delivery of a release by the participant in favor of ANN). Amounts under the retention program will be allocated among employees of ANN and its subsidiaries by ANN’s chief executive officer (or her designees). ANN has agreed to consult in good faith with ascena regarding the allocation and timing of payments under the retention program. No awards under the retention program have been allocated to any of ANN’s executive officers as of the date of this proxy statement/prospectus.

Director and Officer Indemnification and Insurance

ANN is party to indemnification agreements with each of its directors and executive officers that require ANN, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the merger agreement, ANN’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification and Insurance.”

Quantification of Payments and Benefits to ANN’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of ANN’s named executive officers would receive in connection with the transaction, assuming that the merger was consummated and each such executive officer experienced a qualifying termination on June 1, 2015. The amounts below are determined using a price per share of ANN common stock of $46.81, the average closing price per share over the first five business days following the public announcement of the execution of the merger agreement. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursements ($)(5)	Total ($)
Katherine L. Krill	22,278,931	8,028,188	—	80,976	—	30,388,095
Michael J. Nicholson	7,947,382	4,197,312	—	30,519	4,114,945	16,290,158
Gary P. Muto	12,559,541	4,849,610	—	30,519	—	17,439,670
Katherine H. Ramundo	4,044,517	2,711,527	—	788	—	6,756,832
Brian E. Lynch(6)	—	—	—	—	—	—

(1)	The cash payments payable to each of the current named executive officers consist of (a) a lump sum severance payment in an amount equal to 2.5 times (3 times, in the case of Ms. Krill) the sum of (i) the executive officer’s base salary and (ii) the average of the executive officer’s total bonuses earned over the prior three (two, in the case of Ms. Ramundo) fiscal years, payable as soon as practicable following the date on which executive officer’s release of claims is no longer revocable (five days following the termination of employment, in the case of Ms. Krill), subject, in each case, to applicable tax rules, (b) the amount of the executive officer’s prorated target seasonal bonus for the season during which the effective time occurs, payable immediately prior to the effective time, and (c) any unpaid amounts under ANN’s Long-Term Restricted Cash Program, payable no later than 30 days following the effective time. The severance payment is “double-trigger” (i.e., payable upon a qualifying termination following the occurrence of a change in control), while the seasonal bonus payment and Long-Term Restricted Cash Program payment are “single-trigger” (i.e., payable in connection with a change in control). The payment of benefits under the Special Severance Plan is conditioned upon the executive officer executing a general release in favor of ANN. Set forth below are the separate values of each of the severance payment, the seasonal bonus payment and the Long-Term Restricted Cash Program payment.

Name	Severance Payment (“Double-Trigger”) ($)	Pro Rata Seasonal Bonus Payment (“Single-Trigger”) ($)	Long-Term Restricted Cash Program Payment (“Single-Trigger”) ($)
Katherine L. Krill	15,981,944	1,263,187	5,033,800
Michael J. Nicholson	5,358,096	536,023	2,053,263
Gary P. Muto	8,501,993	814,423	3,243,125
Katherine H. Ramundo	2,903,906	307,486	833,125
Brian E. Lynch	—	—	—

(2)	As described above, all unvested equity-based awards held by ANN’s named executive officers will become vested and will be settled at the effective time (i.e., “single-trigger” vesting). Set forth below are the values of each type of equity-based award that would be payable upon the effective time, based on a price per share of ANN common stock of $46.81, the average closing price per share over the first five business days following the public announcement of the execution of the merger agreement. For stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between $46.81 and the stock option’s exercise price.

Name	Stock Options ($)	Restricted Stock ($)
Katherine L. Krill	1,156,433	6,871,755
Michael J. Nicholson	—	4,197,312
Gary P. Muto	—	4,849,610
Katherine H. Ramundo	107,205	2,604,321
Brian E. Lynch	—	—

(3)	All of ANN’s current named executive officers participate in ANN’s Non-Qualified Deferred Compensation Plan and are fully vested in their account balances. None of the named executive officers are entitled to any additional compensation under the Non-Qualified Deferred Compensation Plan as a result of the merger. The plan provides for payment of all account balances credited under the plan upon a change in control, including the merger. Assuming the merger is consummated on June 1, 2015, the account balances to be paid for each named executive officer would be as follows: Ms. Krill, $3,595,844; Mr. Nicholson, $4,070,488; Mr. Muto $940,968; and Ms. Ramundo, $51,434.
(4)	The amounts in the table include (a) the estimated value of health plan premiums for each named executive officer and his or her eligible dependents for 30 months following termination of employment (18 months in the case of Ms. Krill), and (b) in the case of Ms. Krill, the estimated value of outplacement services. All such benefits are “double-trigger.”
(5)	Each of the current named executive officers other than Ms. Ramundo is entitled to specified tax gross-up payments for excise taxes incurred under Section 4999 of the Code. Estimated excise tax reimbursements are subject to change based on the actual effective time of the merger, date of termination of employment (if any) of the named executive officer, interest rates then in effect and certain other assumptions used in the calculations.
(6)	Mr. Lynch’s employment with ANN terminated on March 15, 2014 and he was subsequently hired by ascena on March 27, 2015 as President and Chief Executive Officer of Justice. He is not entitled to any compensation from ANN as a result of the merger, though, as noted, amounts previously earned by Mr. Lynch under ANN’s Long-Term Restricted Cash Program but unpaid as of the closing of the merger will be paid out within 30 days following the closing pursuant to the merger agreement. Assuming the merger is consummated on June 1, 2015, such earned but unpaid amount for Mr. Lynch would equal $2,555,400.

ADVISORY (NON-BINDING) VOTE ON MERGER-RELATED COMPENSATION FOR

ANN’S NAMED EXECUTIVE OFFICERS

Vote Required and Board of Directors Recommendation

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, ANN is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to ANN’s named executive officers in connection with the completion of the merger. This proposal, which we refer to as the “compensation proposal,” gives ANN’s stockholders the opportunity to vote, on an advisory (non-binding) basis, on the compensation that may be paid or become payable to ANN’s named executive officers in connection with the merger. This compensation is summarized in the table in the section entitled “Interests of ANN’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to ANN’s Named Executive Officers” of this proxy statement/prospectus, including the footnotes to the table and the associated narrative discussion. The ANN board of directors unanimously recommends that ANN’s stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of ANN INC. in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement/prospectus entitled “Interests of ANN’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to ANN’s Named Executive Officers,” including the footnotes to the table and the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The advisory (non-binding) vote on the compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the compensation proposal and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either ANN or ascena. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the compensation proposal. The approval of the compensation proposal requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy. If your shares of ANN common stock are present at the special meeting but your shares are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the compensation proposal. If you fail to submit a proxy and fail to attend the special meeting, or if you hold your shares through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm, or other nominee to vote your shares of ANN common stock, your shares of ANN common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the merger-related executive compensation except to the extent it results in there being insufficient shares present at the meeting to establish a quorum. The ANN board unanimously recommends that you vote “FOR” the compensation proposal.

ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

ANN stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If this proposal is approved, the special meeting could be successively adjourned to any date. In accordance with the ANN bylaws, a vote on adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting may be taken in the absence of a quorum. ANN does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the adoption of the merger agreement is approved at the special meeting.

The approval of adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of shares of ANN common stock present in person or represented by proxy, whether or not a quorum is present. If your shares of ANN common stock are present at the special meeting but are not voted on the proposal, or if you vote to abstain on the proposal, each will have the effect of a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If you fail to submit a proxy and fail to attend the special meeting or if your shares of ANN common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of ANN common stock, your shares of ANN common stock will not be voted, but this will not have an effect on the vote on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The ANN board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of ANN common stock whose shares are exchanged for the merger consideration pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable U.S. Treasury regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ANN common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of ANN common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of ANN common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who acquired their shares of ANN common stock through the exercise of employee stock options or other compensation arrangements).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of ANN common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of ANN common stock, you should consult your tax advisor.

Holders of ANN common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any state, local, foreign or other tax laws.

Consequences to U.S. Holders

The receipt of the merger consideration by U.S. holders in exchange for shares of ANN common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S.

federal income tax purposes, a U.S. holder who receives the merger consideration in exchange for shares of ANN common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the fair market value of the ascena common stock as of the effective time plus the amount of cash received and (2) the U.S. holder’s adjusted tax basis in its shares of ANN common stock.

If a U.S. holder’s holding period in the shares of ANN common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of ANN common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of ANN common stock.

A U.S. holder’s aggregate tax basis in ascena common stock received in the merger will equal the fair market value of the stock as of the effective time. The holding period of the ascena common stock received in the merger will begin on the day after the effective time.

Notwithstanding the above, in certain circumstances, the receipt of the cash consideration by U.S. holders of ANN common stock that also actually or constructively own ascena common stock may be subject to Section 304 of the Code if holders who own (including by attribution) 50% or more of the ANN common stock before the merger own (including by attribution), immediately after the merger, 50% or more of the ascena common stock. If Section 304 of the Code applies to the cash consideration received in the merger, then instead of recognizing gain or loss as described above in respect of such cash consideration, a U.S. holder may recognize dividend income up to the amount of such cash consideration if such holder’s receipt of the cash consideration is not “substantially disproportionate” with respect to such holder or is “essentially equivalent to a dividend” under the tests set forth in Section 302 of the Code. In applying the above tests, a holder may, under constructive ownership rules, be deemed to own stock that is owned by other persons in addition to the stock actually owned by the holder. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of such constructive ownership rules, U.S. holders of ANN common stock that also actually or constructively own ascena common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances, and any actions that may be taken to mitigate the potential application of such rules.

Information Reporting and Backup Withholding

Payments made in exchange for shares of ANN common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently, at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

This summary of the material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of ANN common stock should consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and the effect of any federal, state, local, foreign and other tax laws.

COMPARISON OF STOCKHOLDERS’ RIGHTS

ascena and ANN are both Delaware corporations and are therefore subject to the DGCL. ANN’s stockholders’ rights are currently governed by the ANN charter and the ANN bylaws. If the merger is completed, the rights of ANN stockholders who become ascena stockholders will continue to be governed by the DGCL, but will instead be governed by the ascena charter and the ascena bylaws.

If the merger is completed, ANN stockholders will receive as part of the per share merger consideration shares of ascena common stock. The following is a summary of certain material differences between (1) the current rights of ANN stockholders under the ANN charter and ANN bylaws and (2) the current rights of ascena stockholders under the ascena charter and ascena bylaws.

The following summary is not a complete statement of the rights of stockholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to ANN and ascena’s governing documents, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” of this proxy statement/prospectus.

ascena	ANN
Authorized Capital Stock

ascena is authorized to issue 360,100,000 shares, divided into two classes consisting of:

(1) 360,000,000 shares of common stock, par value $0.01 per share; and

(2) 100,000 shares of preferred stock, par value $0.01 per share.

The ascena board of directors is authorized to issue the preferred stock in one or more series.

ANN is authorized to issue 202,000,000 shares, divided into two classes consisting of:

(1) 200,000,000 shares of common stock, par value $0.0068 per share; and

(2) 2,000,000 shares of preferred stock, par value $0.01 per share.

The ANN board of directors is authorized to issue the preferred stock in one or more series.

Voting Rights

Under the ascena charter, at any meeting of ascena stockholders, ascena stockholders represented in person or by proxy and entitled to vote on a matter have one vote for each share of common stock held. The ascena charter does not provide for cumulative voting for the election of directors.	Under the ANN bylaws, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy. The ANN charter does not provide for cumulative voting for the election of directors.

Quorum

Under the ascena bylaws, the presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to vote shall constitute a quorum.	Under the ANN bylaws, at all meetings of ANN’s stockholders, the holders of a majority of all of the outstanding shares of ANN capital stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum.

Stockholder Voting

Under the ascena bylaws, whenever any action is to be taken by vote of the stockholders, other than the election	Under the ANN bylaws, when a quorum is present, the vote of the holders of a majority of all of the

ascena	ANN

of directors, it shall be authorized by a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the ascena charter.	outstanding shares of ANN capital stock having voting power, present in person or by proxy, shall decide any question brought before such meeting, unless a greater number is required by law, the ANN bylaws or the ANN charter.

Rights of Preferred Stock

Under the ascena charter, the ascena board of directors is authorized to provide for the issuance of all or any shares of preferred stock, which may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the ascena board of directors.

No shares of ascena’s preferred stock were outstanding as of the date of this proxy statement/prospectus.

The ANN charter authorizes the ANN board of directors to issue all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the ANN board of directors providing for the issuance of such class or series and as may be permitted by the DGCL.

No shares of ANN’s preferred stock were outstanding as of the date of this proxy statement/prospectus.

Number of Directors

The ascena bylaws provide that the number of members of ascena’s board of directors shall not be fewer than three nor more than seven persons, as fixed from time to time by action of the stockholders or the ascena board of directors or, in the absence thereof, shall be the number of incumbent directors after the election at the preceding annual meeting of stockholders.

ascena’s bylaws provides for directors to be divided into three classes, as nearly equal in the number of directors as possible, with the directors in each class serving a three-year term. Each director shall serve for a term ending on the date of the third annual meeting following the meeting at which such director was elected.

The ANN charter provides that the ANN board of directors shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

ANN’s charter provides that, until the 2016 annual meeting of stockholders, the directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire ANN board of directors.

Election of Directors

The ascena bylaws provide that at each annual stockholders meeting, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of stockholders after their election. The directors shall be elected to serve until the annual meeting of the stockholders at which their term expires and until their respective successors shall have been elected and qualified.

ANN is in the process of declassifying its board of directors, and beginning with the 2016 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders and until their respective successors shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ascena	ANN

Any incumbent director who was a nominee in an election that is not contested at a stockholder meeting and who did not receive a majority approval vote shall tender to the ascena board of directors his or her offer of resignation for consideration by the ascena board of directors. Such offer of resignation shall be tendered within five days following the certification of the stockholder vote for the respective election of directors. Any incumbent director who has tendered his or her offer of resignation for consideration by the ascena board of directors, but whose resignation has not been accepted by the ascena board of directors, shall be considered to have been “elected.”

“Majority approval vote” means that the number of votes cast by stockholders “for” a nominee for director exceeds the sum of (1) the number of votes cast “against” plus (2) the number of votes to “withhold approval” for such nominee, in an election that is not contested. An election is “not contested” if the number of nominees is not greater than the number of directors to be elected at the particular stockholder meeting.

Until the 2016 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

The ANN bylaws provide that any question brought before any meeting of stockholders, including the election of directors, will be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.

Filling Vacancies on the Board of Directors

The ascena bylaws provide that any vacancies on the ascena board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

The ANN charter provides that any vacancy on the ANN board of directors that results from an increase in the number of directors may be filled by a majority of the ANN board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the ANN board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Any director of a class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

ascena	ANN
Removal of Directors

The ascena bylaws provide that members of ascena’s board of directors may be removed only (1) for cause, by the remaining directors or (2) with or without cause by stockholder action, at a meeting called for that purpose, by a vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors.	The ANN charter provides that until the 2016 annual meeting of stockholders, and in accordance with Section 141(k) of the DGCL, directors may be removed by the stockholders of ANN only for cause, and from and after the 2016 annual meeting of stockholders, directors of ANN may be removed by the stockholders of ANN with or without cause.

Director Nominations by Stockholders

The ascena bylaws provide that for any nomination of a person for election to the ascena board of directors to be properly brought before an annual meeting by a stockholder, the nominating stockholder must give timely notice in writing to the secretary and the general counsel of ascena.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of ascena (1) in the case of an annual meeting of the stockholders, not less than 120 calendar days in advance of the date specified in ascena’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made; and (2) in the case of a special meeting of the stockholders, not less than 120 days prior to the special meeting at which such business will be considered.

A stockholder’s notice to the secretary and general counsel shall set forth as to each matter the stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the stockholder proposing such business; (3) the class and number of shares of ascena which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the

The ANN bylaws provide that nominations of persons for election to the ANN board of directors may be made at any annual meeting of stockholders (1) by or at the direction of the ANN board of directors (or any duly authorized committee thereof) or (2) by any stockholder of ANN (a) who is a stockholder of record on the date of the giving of the notice provided for in the ANN bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (b) who complies with the notice procedures set forth in the ANN bylaws.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of ANN not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice to the secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person, (c) (i) the class, series and number of

ascena	ANN

Exchange Act, in his capacity as a proponent to a stockholder proposal.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in ascena’s proxy statement and form of proxy for a stockholders meeting, stockholders must provide notice as required by the rules and regulations promulgated under the Exchange Act.

all shares of stock of ANN which are owned by such person, (ii) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, and (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of ANN and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of ANN; (d) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any future meeting at which such person would stand for re-election and upon acceptance of such resignation by the ANN board of directors; and (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act; and (2) as to the stockholder giving the notice (a) the name and record address of such stockholder; (b) (i) the class, series and number of all shares of stock of ANN which are owned by such stockholder, (ii) the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder, and (iii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of ANN and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder

ascena	ANN

with respect to stock of ANN; (c) a description of all agreements, arrangements, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and any material interest of such stockholder in such nomination, including any anticipated benefit to the stockholder therefrom; (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act. Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder Proposals

The ascena bylaws provide that for any business to be properly brought before any meeting of the stockholders, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the ascena board of directors, (2) otherwise properly brought before the meeting by or at the direction of the ascena board of directors, or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary and the general counsel of ascena.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of ascena (1) in the case of an annual meeting of the stockholders, not less than 120 calendar days in advance of the date specified in ascena’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of

The ANN bylaws provide that for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of ANN.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of ANN not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the

ascena	ANN

such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made; and (2) in the case of a special meeting of the stockholders, not less than 120 days prior to the special meeting at which such business will be considered.	reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of ANN which are owned beneficially or of record by such stockholder, (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of ANN and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of ANN, (5) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (6) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Stockholder Action by Written Consent

The ascena charter prohibits stockholder action except at an annual or special meeting of stockholders. Stockholder action may not be effected by written consent.	The ANN charter provides that any action required or permitted to be taken by the stockholders of ANN must be effected at an annual or special meeting of the stockholders of ANN and may not be effected by any consent in writing by such stockholders.

Charter Amendments

ascena is subject to the DGCL and pursuant to the statute, a company’s board of directors is required to adopt a resolution setting forth any proposed amendment to the company’s charter, declaring its advisability, and any amendment must be approved by a majority of the outstanding stock entitled to vote on the amendment.

In addition, the following sections of the ascena charter may be amended, repealed or altered only at a meeting of the stockholders by vote of the holders of at least 80% of the shares of capital stock entitled to vote on amendments to the ascena charter: (1) Section 9—Supermajority Vote for Approval of Business

The ANN charter provides that ANN reserves the right to amend, alter, change or repeal any provision contained in the ANN charter, in the manner now or hereafter prescribed by statute.

ascena	ANN

Combinations; (2) Section 10—Amendment of Sections 9 and 10; (3) Section 11—Classification of Board of Directors; and (4) Section 12—Amendment of Bylaws by Stockholders.

Bylaw Amendments

Under the ascena charter and bylaws, the ascena bylaws may be adopted, amended or repealed only at a meeting of the stockholders by the affirmative vote of the holders of at least 80% of the shares of capital stock then entitled to vote thereon. The ascena board of directors shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the bylaws by the affirmative vote of directors holding a majority of the directorships.	The ANN bylaws provide that the ANN bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the ANN board of directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws are included in the notice of such meeting of stockholders or the ANN board of directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire ANN board of directors then in office.

Special Meetings of Stockholders

The ascena bylaws provide that special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called by the chairman of the ascena board of directors, the chief executive officer or by the directors acting by majority vote.

Upon the written request of a stockholder (or a group of stockholders formed for the purpose of making such request) who or which has Net Long Beneficial Ownership (as defined below) of capital stock of ascena that has not less than one-tenth of the voting power of all shares of capital stock entitled to vote at the meeting as of the date of submission of the request, the chairman of the ascena board of directors shall call a special stockholders’ meeting for the purposes specified in such request and cause notice thereof to be given.

“Net Long Beneficial Ownership”, when used to describe the nature of a stockholder’s ownership of capital stock of ascena, shall mean those shares of capital stock of ascena as to which the stockholder in question possesses (x) the right to vote or direct the voting, (y) the economic incidents of ownership (including the right to profits and the risk of loss), and (z) the right to dispose of or direct the disposition. The shares of capital stock included in the calculation in accordance with clauses (x), (y) and (z) shall not include any shares (1) sold by such stockholder in any transaction that has not been settled or closed, (2) borrowed by such stockholder for any purpose or

The ANN bylaws provide that unless otherwise prescribed by law or by the ANN charter, special meetings of stockholders, for any purpose or purposes, may be called by either (1) the chairman, if there be one, (2) the president or (3) the secretary, and shall be called by any such officer at the request in writing of a majority of the ANN board of directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

ascena	ANN

purchased by such stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of ascena or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and rights to dispose or direct the disposition of any of such shares or (b) offsetting to any degree gain or loss arising from the economic ownership of such shares by such stockholder.

Notice of Meetings of Stockholders

The ascena bylaws provide that written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting shall be given by or at the direction of the chairman of the ascena board of directors or secretary, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on ascena’s records. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.	The ANN bylaws provide that meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the ANN board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Proxies

The ascena bylaws provide that any stockholder of record entitled to vote may be represented at any annual or special meeting of the stockholders by a duly appointed proxy. No proxy shall be voted after 11 months from its date unless such proxy provides for a longer period.	The ANN bylaws provide that at any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney in fact. No proxy shall be voted on or after three years from its date unless such proxy provides for a longer period.

Limitation of Personal Liability of Directors

The ascena charter provides that, to the fullest extent permitted by the DGCL, directors of ascena shall not be held personally liable to ascena or its stockholders for monetary damages for breach of any fiduciary duty as a director.	The ANN charter provides that directors of ANN shall not be personally liable to ANN or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to ANN or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

ascena	ANN
Indemnification of Directors and Officers

The ascena bylaws provide that ascena shall indemnify, to the fullest extent permitted by the laws of Delaware, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of ascena or is or was a director or officer of ascena serving at the request of ascena as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ascena, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

The ANN bylaws provide that ANN shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of ANN, or is or was a director or officer of ANN serving at the request of ANN as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ANN, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Any indemnification (unless ordered by a court) shall be made by ANN only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the ANN bylaws, as the case may be. Such determination shall be made (1) by the ANN board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

To the extent, however, that a director or officer of ANN has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Certain Business Combinations

The ascena charter provides that the affirmative vote of holders of at least 80% of the outstanding shares of voting stock is required to approve any business combination with any related person. However, such	The ANN charter and bylaws do not contain provisions regarding the requisite ANN stockholder approval necessary to approve any business combination with any related person.

ascena	ANN

approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves ascena and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

Section 203 of the DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder,” that person may not engage in certain business combinations with the corporation for a period of three years unless (1) the board approved the acquisition of stock or business combination transaction prior to the time that the person became an interested stockholder; (2) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the same transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (3) the business combination transaction is approved by the board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting.

A Delaware corporation may elect not to be governed by Section 203. ascena has not made that election.

Section 203 of the DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder,” that person may not engage in certain business combinations with the corporation for a period of three years unless (1) the board approved the acquisition of stock or business combination transaction prior to the time that the person became an interested stockholder; (2) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the same transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (3) the business combination transaction is approved by the board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting.

A Delaware corporation may elect not to be governed by Section 203. ANN has not made that election.

DESCRIPTION OF ASCENA COMMON STOCK

Below is a summary of the principal terms and provisions of ascena’s common stock. This summary is not complete. You should read the ascena charter and bylaws for additional information before voting on the merger agreement. The ascena charter and bylaws have been filed in their entirety with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 139 of this proxy statement/prospectus.

ascena’s authorized capital stock consists of:

•	360,000,000 shares of common stock, par value $0.01 per share; and

•	100,000 shares of preferred stock, par value $0.01 per share.

As of the date of this proxy statement/prospectus, no shares of preferred stock were outstanding.

Common Stock

Dividends and Distributions. Subject to preferences applicable to any shares of outstanding ascena preferred stock, the holders of outstanding shares of ascena common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the ascena board of directors may determine from time to time. All shares of ascena common stock are entitled to participate ratably with respect to dividends or other distributions.

Liquidation Rights. If ascena is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of ascena common stock are entitled to share ratably in all assets of ascena available for distribution to the ascena stockholders after the payment in full of any preferential amounts to which holders of any ascena preferred stock may be entitled.

Voting Rights. Holders of ascena common stock are entitled to one vote per share on all matters to be voted upon by stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the ascena common stock.

The outstanding shares of ascena common stock are, and the shares to be issued in connection with the merger will be, fully paid and non-assessable.

Shares of ascena common stock are listed on the NASDAQ under the symbol “ASNA.”

Preferred Stock

The ascena board of directors, without further stockholder approval, is authorized to issue from time to time the preferred stock in one or more series and to fix the number of shares constituting the designation, voting powers (if any), preferences and other rights, as well as the qualifications, limitations and restrictions, of the series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series.

Purposes and Effects of Certain Provisions of the Charter and Bylaws of ascena

Supermajority Vote for Approval of Certain Business Combinations

The ascena charter provides that the affirmative vote of holders of at least 80% of the outstanding shares of voting stock is required to approve any business combination with any related person. However, such approval is not applicable to any particular business combination and such business combination shall require only such affirmative vote as may be required by law or otherwise, if such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves ascena and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations.

Bylaws

The ascena bylaws provide that members of the ascena board of directors may be removed only (1) for cause, by the remaining directors or (2) with or without cause by stockholder action, at a meeting called for that purpose, by a vote of at least 80% of the shares of capital stock then entitled to vote at an election of directors.

In addition, the ascena bylaws set forth certain procedures stockholders must follow in order to bring business for consideration at a stockholders’ meeting. Such procedures include, among other things, the requirement that stockholders must deliver a notice of the proposed business to the secretary and the general counsel of ascena not less than 120 calendar days before such meeting.

Delaware Anti-Takeover Law and Certain Charter Provisions

Section 203 of the DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, thereby becoming an “interested stockholder,” that person may not engage in certain business combinations with the corporation for a period of three years unless (1) the board approved the acquisition of stock or business combination transaction prior to the time that the person became an interested stockholder; (2) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the same transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (3) the business combination transaction is approved by the board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting. A Delaware corporation may elect not to be governed by Section 203. ascena has not made that election.

Limitation of Director Liability and Indemnification

The ascena bylaws require ascena to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ascena, or is or was a director or officer of ascena, serving at ascena’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

ascena is party to indemnification agreements with each of its directors and certain executive officers. The indemnification agreements supplement the ascena charter and the ascena bylaws and the DGCL in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that ascena will indemnify these individuals to the fullest extent permitted by the DGCL and to any greater extent that the DGCL may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals are or were ascena directors or officers, subject to certain exclusions and procedures set forth in the indemnification agreements.

The ascena charter provides that the personal liability of its directors is limited to the fullest extent permitted under the DGCL. This provision of the ascena charter does not eliminate all fiduciary duties of its directors and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief remain available to ascena.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents ascena’s unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of ascena and ANN, after giving effect to the proposed merger of Merger Sub with and into ANN and the adjustments described in the accompanying notes. ascena’s historical financial and operating data for the fiscal year ended July 26, 2014 and the nine-month period ended April 25, 2015 on which the pro forma financial information is based is derived from the financial data in its audited consolidated financial statements for the fiscal year ended July 26, 2014 and from its unaudited consolidated financial statements for the nine-month period ended April 25, 2015, respectively. The historical statement of operations for ANN for the fiscal year ended July 26, 2014 is derived by adding the financial data from ANN’s audited consolidated statement of operations for the fiscal year ended February 1, 2014 and ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 3, 2013. The historical statement of operations for ANN for the nine-month period ended May 2, 2015 is derived by adding the financial data from ANN’s unaudited condensed consolidated statement of operations for the three-month period ended May 2, 2015, ANN’s audited consolidated statement of operations for the fiscal year ended January 31, 2015 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014.

The unaudited pro forma condensed combined balance sheet as of April 25, 2015 shows the combined financial position of ascena and ANN as if the merger of the two companies had occurred on April 25, 2015. The unaudited pro forma condensed combined statements of operations for the fiscal year ended July 26, 2014 and the nine months ended April 25, 2015 reflect the merger as if it had occurred on July 28, 2013, the beginning of the earliest period presented. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with ascena considered the acquirer of ANN for accounting purposes.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited condensed combined pro forma financial statements;

•	the separate historical consolidated financial statements of ascena as of and for the fiscal year ended July 26, 2014, included in ascena’s Annual Report on Form 10-K and incorporated by reference into this proxy statement/prospectus;

•	the separate historical unaudited condensed consolidated financial statements of ascena as of and for the nine months ended April 25, 2015, included in ascena’s Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2015 and incorporated by reference into this proxy statement/prospectus;

•	the separate historical consolidated financial statements of ANN as of and for the fiscal years ended January 31, 2015 and February 1, 2014 included in ANN’s Annual Report on Form 10-K filed for the fiscal year ended January 31, 2015 and incorporated by reference into this proxy statement/prospectus;

•	the separate historical unaudited condensed consolidated interim financial statements of ANN as of and for the three months ended May 2, 2015 included in ANN’s Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2015 and incorporated by reference into this proxy statement/prospectus; and

•	other information contained or incorporated by reference into this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the merger have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification

805, Business Combinations, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon a preliminary estimate of fair values, using available information and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the merger had been completed as of the dates set forth above, nor is it indicative of the future results of the combined company. In connection with the pro forma financial information, ascena allocated the purchase price using its best estimates of fair value. The pro forma acquisition price adjustments are preliminary and subject to change as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuation will not result in material changes to this preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the merger or any integration costs. The pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the merger. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the merger as described in the notes to the unaudited pro forma condensed combined financial statements.

Ascena Retail Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of April 25, 2015

(in millions)

	ascena Historical (3a)	ANN Historical (3b)	Conforming Adjustments (3c)	Pro Forma Adjustments		Pro Forma
				ANN Acquisition (3d)	Allocation of Purchase Price Accounting (3e)
ASSETS
Current Assets:
Cash and cash equivalents	$208.9	$176.3	$30.0	$(138.3)	$—	$276.9
Short-term investments	13.1	—	—	—	—	13.1
Accounts receivable	—	39.0	(39.0)	—	—	—
Inventories	543.6	287.7	—	—	32.3	863.6
Deferred tax assets	67.4	33.1	—	—	—	100.5
Prepaid expenses and other current assets	150.1	81.2	9.0	40.6	—	280.9

Total current assets	983.1	617.3	—	(97.7)	32.3	1,535.0
Non-current investments	—	—	—	2,194.2	(2,194.2)	—
Property and equipment, net	1,138.5	413.9	—	—	—	1,552.4
Goodwill	581.4	—	—	—	1,109.3	1,690.7
Other intangible assets, net	433.4	—	—	—	850.0	1,283.4
Deferred income taxes	—	17.3	(17.3)	—	—	—
Other assets	84.0	22.2	—	41.0	—	147.2

Total assets	$3,220.4	$1,070.7	$(17.3)	$2,137.5	$(202.6)	$6,208.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$238.8	$117.9	$—	$—	$—	$356.7
Accrued expenses and other current liabilities	321.3	171.6	(31.3)	(6.0)	—	455.6
Deferred income	73.3	42.8	8.3	—	—	124.4
Current portion of long-term debt	—	—	—	18.0	—	18.0
Income taxes payable	13.3	—	23.0	—	(13.0)	23.3

Total current liabilities	646.7	332.3	—	12.0	(13.0)	978.0
Long-term debt	155.0	—	—	1,773.0	—	1,928.0
Lease-related liabilities	243.4	146.9	—	—	—	390.3
Deferred income taxes	198.0	—	(17.3)	—	340.0	520.7
Other non-current liabilities	139.3	61.9	—	(7.6)	—	193.6

Commitments and contingencies

Total liabilities	1,382.4	541.1	(17.3)	1,777.4	327.0	4,010.6
Total equity	1,838.0	529.6	—	360.1	(529.6)	2,198.1

Total liabilities and equity	$3,220.4	$1,070.7	$(17.3)	$2,137.5	$(202.6)	$6,208.7

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined balance sheet.

Ascena Retail Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended April 25, 2015

(in millions, except per share amounts)

	ascena Historical (4a)	ANN Historical (4b)	Conforming Adjustments (4c)	Pro Forma Adjustments		Pro Forma
				ANN Acquisition (4d)	Allocation of Purchase Price Accounting (4e)
Net sales	$3,633.1	$1,891.9	$—	$—	$—	$5,525.0
Cost of goods sold	(1,601.5)	(943.1)	8.9	—	—	(2,535.7)

Gross margin	2,031.6	948.8	8.9	—	—	2,989.3

Other operating expenses:
Buying, distribution and occupancy expenses	(645.0)	—	(280.7)	—	—	(925.7)
Selling, general & administrative expenses	(1,091.2)	(872.1)	354.4	—	—	(1,608.9)
Acquisition-related, integration and restructuring expenses	(18.9)	(6.4)	—	—	—	(25.3)
Depreciation and amortization expense	(159.4)	—	(82.6)	—	—	(242.0)

Total other operating expenses	(1,914.5)	(878.5)	(8.9)	—	—	(2,801.9)

Operating income	117.1	70.3	—	—	—	187.4
Interest expense	(4.8)	—	(1.1)	(65.4)	—	(71.3)
Interest and other income, net	0.2	0.1	1.1	—	—	1.4

Income from continuing operations before income taxes	112.5	70.4	—	(65.4)	—	117.5
Provision for income taxes from continuing operations	(25.9)	(26.7)	—	26.2	—	(26.4)

Income from continuing operations	$86.6	$43.7	$—	$(39.2)	$—	$91.1

Income from continuing operations per common share:
Basic	$0.53					$0.47
Diluted	$0.53					$0.46

Weighted average common shares outstanding:
Basic	162.4					194.2
Diluted	164.9					196.7

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined statement of operations.

Ascena Retail Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended July 26, 2014

(in millions, except per share amounts)

	ascena Historical (4f)	ANN Historical (4g)	Conforming Adjustments (4h)	Pro Forma Adjustments		Pro Forma
				ANN Acquisition (4i)	Allocation of Purchase Price Accounting (4j)
Net sales	$4,790.6	$2,520.0	$—	$—	$—	$7,310.6
Cost of goods sold	(2,130.6)	(1,191.7)	11.5	—	—	(3,310.8)

Gross margin	2,660.0	1,328.3	11.5	—	—	3,999.8

Other operating expenses:
Buying, distribution and occupancy expenses	(832.3)	—	(368.4)	—	—	(1,200.7)
Selling, general & administrative expenses	(1,376.3)	(1,170.7)	467.8	—	—	(2,079.2)
Acquisition-related, integration and restructuring expenses	(34.0)	(17.3)	—	—	—	(51.3)
Impairment of intangible assets	(13.0)	—	—	—	—	(13.0)
Depreciation and amortization expense	(193.6)	—	(110.9)	—	—	(304.5)

Total other operating expenses	(2,449.2)	(1,188.0)	(11.5)	—	—	(3,648.7)

Operating income	210.8	140.3	—	—	—	351.1
Interest expense	(6.5)	—	(1.6)	(87.9)	—	(96.0)
Interest and other (expense) income, net	(0.8)	(1.4)	1.6	—	—	(0.6)

Income from continuing operations before income taxes	203.5	138.9	—	(87.9)	—	254.5
Provision for income taxes from continuing operations	(65.3)	(55.2)	—	35.2	—	(85.3)

Income from continuing operations	$138.2	$83.7	$—	$(52.7)	$—	$169.2

Income from continuing operations per common share:
Basic	$0.86					$0.88
Diluted	$0.84					$0.86

Weighted average common shares outstanding:
Basic	160.6					192.4
Diluted	165.1					196.9

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined statement of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the merger closes, and could result in significant changes to the unaudited pro forma condensed combined financial information, including goodwill.

ascena’s historical results are derived from ascena’s audited consolidated statement of operations for the fiscal year ended July 26, 2014 and unaudited interim consolidated statement of operations for the nine-month period ended April 25, 2015.

ANN’s historical results for the fiscal year ended July 26, 2014 are derived by adding the financial data from ANN’s audited consolidated statement of operations for the fiscal year ended February 1, 2014 and ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 3, 2013. The historical financial and operating data for ANN for the nine-month period ended May 2, 2015 is derived by adding the financial data from ANN’s unaudited condensed consolidated statement of operations for the three-month period ended May 2, 2015, ANN’s audited consolidated statement of operations for the fiscal year ended January 31, 2015 and subtracting ANN’s unaudited condensed consolidated statement of operations for the six-month period ended August 2, 2014.

Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in ascena’s audited financial statements as of and for the fiscal year ended July 26, 2014 and ANN’s audited financial statements as of and for the fiscal year ended January 31, 2015. Management has determined that no significant adjustments are necessary to conform ANN’s financial statements to the accounting policies used by ascena in the preparation of this unaudited pro forma condensed combined financial information. However, certain reclassifications have been reflected in the pro forma adjustments, as further described in Notes 3 and 4, to conform ANN’s presentation to ascena’s. Other than the impact of the $17.3 million reclassification of ANN’s non-current deferred tax assets to non-current liabilities, these reclassifications had no effect on previously reported total assets, total liabilities, stockholders’ equity, operating income or net income of ANN or ascena. However, the pro forma financial statements may not reflect all adjustments necessary to conform the accounting policies of ANN to those of ascena due to limitations on the availability of information as of the date of this proxy statement/prospectus.

Description of the Merger

On May 17, 2015, ANN and ascena entered into the merger agreement, which provides for the acquisition of ANN by ascena. Under the terms of the merger agreement, Merger Sub, a subsidiary of ascena, will merge with and into ANN, with ANN surviving the merger as a wholly owned subsidiary of ascena.

Upon completion of the merger, each issued and outstanding share of ANN common stock other than shares owned by ANN (or any wholly owned subsidiary thereof), ascena or Merger Sub, or by stockholders that have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL, will be converted into the right to receive (1) $37.34 in cash, without interest, which we refer to as the cash consideration, and (2) 0.68 of a share of ascena common stock, par value $0.01 per share, which we refer to as the exchange ratio; however, if the aggregate number of shares of ascena common stock to be issued to holders of ANN common stock and equity awards under the merger agreement would exceed the maximum share number, then the number of shares of ascena common stock to be issued will be reduced to the minimum extent necessary such that the number of shares of ascena common stock issuable pursuant to the merger agreement equals the maximum share number, and, in such event, each holder of a share of ANN common stock (or holder of an ANN equity award, as applicable), will be entitled to receive an additional cash payment in an amount equal to the dollar value of the ascena shares reduced pursuant to this sentence (to be calculated on the closing date of the merger based on the ascena Share VWAP).

In the event that, prior to the effective time, the outstanding shares of ANN common stock or ascena common stock are changed into a different number of shares or a different class of shares by reason of any stock dividend, reorganization, reclassification, recapitalization, stock split, reverse stock split, subdivision or combination, exchange or readjustment of shares, or if a similar event has occurred, then the exchange ratio will be equitably adjusted to reflect such change.

Each ANN stock option that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN stock option, after taking into account the option exercise price.

At the effective time, each award of restricted shares of ANN common stock that is outstanding immediately prior to the effective time will, as of the effective time, be fully vested and converted into the right to receive the per share merger consideration in respect of each share of ANN common stock subject to such award of restricted shares of ANN common stock immediately prior to the effective time. The total number of shares of ANN common stock related to ANN restricted share awards that are subject to performance-based vesting conditions will be determined assuming performance at target level.

In connection with signing the merger agreement, ascena obtained a debt commitment letter from the commitment parties, pursuant to which the commitment parties have agreed to provide ascena with a $1.8 billion senior secured term B loan facility, which we refer to as the term facility, and a $600 million asset-based revolving credit facility (which may be replaced by a continuation or amendment of either ascena’s or ANN’s existing asset-based credit facility for commitments of up to $700 million plus up to $100 million of incremental facilities thereunder), which we refer to as the revolving facility. The term facility will be reduced to the extent ascena elects to issue senior unsecured notes or senior secured notes and receives net proceeds from such issuance at or prior to the closing of the merger. For additional information about this debt financing, see the section entitled “The Merger—Financing of the Merger” of this proxy statement/prospectus.

In connection with the merger, ANN will be required to make payments to employees under various long-term performance plans, contractual termination arrangements and other employee retention arrangements. The vested portion of these payments ($13.6 million) was previously accrued for and included in ANN’s historical condensed consolidated balance sheet as of May 2, 2015. The unvested portion, as well as incremental contractual provisions impacting the amounts payable as a result of the merger (approximately $71.4 million), will be expensed concurrent with the closing of the merger and have not been included herein in the accompanying pro forma condensed combined statements of operations for any period presented.

ascena and ANN expect to incur approximately $60 million of transaction costs on a combined basis. The actual amount of transaction costs may differ significantly from this estimate. These costs generally include costs for legal, consulting and other costs that are direct, incremental costs of the acquisition. No portion of these costs were recognized by either ascena or ANN nor included in either company’s historical financial information presented herein or reflected in the accompanying pro forma condensed combined statements of operations for either period presented. These costs will be recorded around the time the merger closes and will be expensed as incurred.

The above estimate of transaction costs does not include financing fees and original issue discount costs related to the debt financing, which are estimated to be approximately $50 million in total. The actual amount of debt financing fees and original issue discount costs may differ significantly from these estimates. As further described in Note 3 below, the estimated financing fees related to the debt financing are reflected in the unaudited pro forma condensed combined financial statements as debt issuance costs and the estimated original issue discount costs are reflected as a reduction of long-term debt.

2.	Calculation of Purchase Consideration

The fair value of consideration expected to be transferred on the closing date includes the value of the estimated cash consideration and the estimated fair value of the equity transferred as part of the merger. A preliminary estimate of the purchase price, using ascena’s stock price on May 15, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, is as follows (in millions, except per share and stock price information):

	Shares	Per Share	Total
Estimated cash for outstanding ANN common stock(1)	45,097,863	$37.34	$1,684.0
Estimated shares of ascena common stock for outstanding ANN common stock(2)	45,097,863	9.66	435.6
Estimated cash for ANN stock option awards(3)	693,653	37.34	25.9
Estimated shares of ascena common stock for ANN stock option awards(3)	693,653	9.66	6.7
Estimated cash for outstanding ANN restricted share awards(4)	894,836	37.34	33.4
Estimated shares of ascena common stock for ANN restricted share awards(4)	894,836	9.66	8.6

Total Estimated Purchase Price			$2,194.2

(1)	The cash component of the estimated merger consideration for each outstanding share of ANN common stock is $37.34 per share. See discussion of stock consideration component in Note (2) below.
(2)	The stock consideration component of the estimated merger consideration for each outstanding share of ANN common stock is 0.68 of a share of ascena common stock. The estimated total stock consideration and per share consideration were based on the closing ascena stock price on May 15, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, which was $14.21 per share. See the discussion of the cash consideration component in Note (1) above.
(3)	Each outstanding ANN stock option, whether vested or unvested, will be fully vested and converted into the right to receive the per share merger consideration in respect of each net share underlying the ANN stock option, after taking into account the option exercise price. All options with a per share exercise price equal to or greater than $47.00, based on the closing ascena stock price on May 15, 2015, will be canceled without consideration. For more information, see the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus. As of May 2, 2015, a total of 1,649,882 options to purchase ANN common stock were outstanding at a weighted average exercise price of $27.24. Estimated consideration for settlement of these outstanding ANN stock options consists of a cash component and share component as discussed in Notes (1) and (2) above. The 1,649,882 options to purchase ANN common stock as of May 2, 2015 result in 693,653 net shares to be purchased by ascena in connection with the merger, based on the closing ascena stock price on May 15, 2015.
(4)	Estimated consideration for settlement of ANN outstanding restricted share awards consists of a cash component and share component as discussed in Notes (1) and (2) above.

For pro forma purposes only, the fair value of consideration given and the estimated purchase price was determined based upon the $14.21 per share closing price of ascena common stock on May 15, 2015, the last trading day prior to the public announcement of the execution of the merger agreement. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in ascena’s common stock price as of the closing date of the merger. A sensitivity analysis related to the fluctuation in the ascena common stock price was performed to assess the impact that a hypothetical change of 10% on the closing price of ascena common stock on May 15, 2015 would have on the estimated purchase price and goodwill as of the closing date. The change in the stock price would only impact the value of the shares being issued for outstanding shares of ANN common stock, restricted share awards and cash paid and value of shares being issued for ANN stock option awards. The change in share price will have no impact on the per share cash portion of the purchase price.

The following table shows the change in stock price, estimated purchase price and goodwill (dollars in millions, except stock price):

Change in stock price	Stock price	Estimated Purchase Price	Goodwill
Increase of 10%	$15.63	$2,240.5	$1,155.6
Decrease of 10%	$12.80	$2,148.5	$1,063.6

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of ANN are recorded at the acquisition date fair values and added to those of ascena. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of April 25, 2015 and have been prepared to illustrate the estimated effect of the merger. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of ANN based on ANN’s May 2, 2015 balance sheet, with the excess recorded as goodwill (in millions):

Cash and cash equivalents	$206.3
Inventories	320.0
Deferred tax assets	33.1
Prepaid expenses and other current assets	90.2
Property and equipment	413.9
Trade names	850.0
Goodwill	1,109.3
Other assets	22.2
Accounts payable	(117.9)
Accrued expenses and other current liabilities	(140.3)
Deferred income	(51.1)
Income taxes payable	(10.0)
Lease-related liabilities	(146.9)
Deferred income taxes	(322.7)
Other non-current liabilities	(61.9)

Total Estimated Purchase Price	$2,194.2

Preliminary identifiable intangible assets in the pro forma financial statements relate to the ANN trade names. The trade names have been deemed to have an indefinite useful life. As such, no amortization is reflected in the pro forma statements of operations included herein.

The trade names were valued using the relief from royalty method, which estimates the cost savings that accrue to ascena for which it would otherwise have to pay royalties or license fees on revenues earned through the use of the trade names. Some of the more significant assumptions inherent in the development of the valuation include the estimated annual cash flows, the appropriate discount rate that reflects the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle and competitive trends, as well as other factors. The assumptions used in the financial forecasts are determined utilizing primarily historical data, supplemented by current and anticipated market conditions, product category growth rates, management plans and market comparables. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors.

As discussed above, the amount that will ultimately be allocated to identifiable tangible and intangible assets and liabilities, including the step up of ANN’s inventory to fair value, may differ materially from this preliminary allocation. In addition, the periods of any amortization or recognition of other purchase price allocation adjustments will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the use of a straight-line method.

Goodwill represents the excess of the preliminary estimated purchase price over the fair value of the underlying net assets. Goodwill is not amortized to earnings, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recognized in the merger is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation upon the closing of the merger will be based on ANN’s net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

Acquisition-Related Integration Plan

ascena is currently performing an operational and strategic assessment of ANN’s business and existing cost structure for integration purposes. Among other areas, ascena is evaluating how best to integrate the respective companies’ technology platforms, sourcing operations and supply chain operations. As a result of this assessment, ascena expects to identify a number of cost-reduction opportunities in connection with anticipated operational efficiencies and the streamlining of corporate overhead. No pro forma effect has been made for any cost savings or incremental one-time costs that have not already been reflected in the respective historical financial statements of ascena and ANN. ascena expects to complete its assessment and formalize its integration plans after the closing of the merger.

Interest Rate Sensitivity

As described further below, on a pro forma basis after giving effect to the acquisition of ANN, ascena will have $1.8 billion of incremental variable-rate indebtedness outstanding. As such, ascena’s borrowings will be sensitive to changes in interest rates. For each 0.125% increase or decrease in interest rates, ascena’s interest expense would increase or decrease by approximately $2.3 million per year, and net income would increase or decrease by approximately $1.4 million per year.

3.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the historical financial position of ascena as of April 25, 2015.

(b)	Reflects the historical financial position of ANN as of May 2, 2015, however certain financial statement line items of ANN were combined to conform to ascena’s financial statement presentation.

(c)	Reflects accounting policy reclassifications to ANN’s historical presentation to conform to ascena’s financial statement presentation as follows:

(1)	An increase in Cash and cash equivalents in the amount of $30.0 million and a corresponding decrease in Accounts receivable to reclassify highly liquid credit card receivables. Historically, ANN classified its credit card receivables in Accounts receivable, whereas ascena classifies such amounts in Cash and cash equivalents;

(2)	An increase in Prepaid expenses and other current assets in the amount of $9.0 million and a corresponding decrease in Accounts receivable. Historically, ANN classified its receivables from third parties as Accounts receivable, whereas ascena classifies such amounts as Prepaid expenses and other current assets;

(3)	A decrease in deferred income tax assets in the amount of $17.3 million and a corresponding decrease in deferred income tax liabilities. Historically, since ANN was in a net deferred tax asset position, it classified its net non-current deferred tax assets within non-current assets. After the merger, ascena will be in a net long-term deferred tax liability position;

(4)	A decrease in Accrued expenses and other current liabilities of $8.3 million and a corresponding increase in Deferred income. Historically, ANN included deferred credit card and ecommerce revenue at the end of a fiscal period within Accrued expenses and other current liabilities whereas ascena includes such amounts within Deferred income; and

(5)	A decrease in Accrued expenses and other current liabilities of $23.0 million and a corresponding increase in Income taxes payable. Historically, ANN classified Income taxes payable within Accrued expenses and other current liabilities whereas ascena presents such amounts separately.

(d)	Pro forma adjustments to record the acquisition of ANN:

(1)	A decrease in Cash and cash equivalents of $138.3 million to utilize a portion of ANN’s existing cash and cash equivalents to partially fund the cash purchase price;

(2)	An increase in Prepaid expenses and other current assets of $40.6 million related to the income tax receivable associated with the net deductibility of acquisition-related transaction costs and payments made under long-term performance plans, contractual termination arrangements and other employee retention arrangements of ANN (excluding amounts previously accrued), both of which are discussed further below;

(3)	An increase in Non-current investments of $2,194.2 million, reflecting the investment in a wholly owned subsidiary relating to the purchase price for ANN;

(4)	An increase in Other assets of $41.0 million relating to estimated financing fees to be incurred in connection with the term facility and revolving facility;

(5)	A decrease in Accrued expenses and other current liabilities of $6.0 million and a decrease in Other non-current liabilities of $7.6 million related to payment of previously accrued long-term performance compensation which will become payable as a result of the merger;

(6)	An increase in Current portion of long-term debt of $18.0 million and Long-term debt of $1.773 billion, representing $1.8 billion of borrowings under the term facility, which will be recorded net of an original issue discount of $9 million. The term facility will require annual principal payments. Payments expected to be due in the first 12 months after the merger are reflected as Current portion of long-term debt; and

(7)	An increase in equity of $360.1 million consisting of:

(a)	an increase of $450.9 million reflecting the issuance of 31.8 million shares for the stock portion of the purchase price;

(b)	a decrease in equity of $48.0 million relating to the after-tax effect of $60.0 million of acquisition-related transaction costs as discussed in Note 1 above. These costs are reflected as a charge to equity, net of anticipated tax effects using an estimated effective tax rate of 20% as some of the transaction costs are non-deductible for tax purposes. As these costs have no continuing impact on the consolidated entity, they have not been reflected in the accompanying pro forma condensed combined statements of operations for any period presented; and

(c)	a decrease in equity of $42.8 million relating to the after-tax effect of $71.4 million of payments not previously accrued under various long-term performance plans, contractual termination arrangements and other employee retention arrangements of ANN as discussed in Note 1 above. These costs are reflected as a charge to equity, net of anticipated tax effects using an estimated effective tax rate of 40%. As these costs have no continuing impact on the consolidated entity, they have not been reflected in the accompanying pro forma condensed combined statements of operations for any period presented.

Sources and Uses of Funds (in millions):

Sources:
Term facility borrowings	$1,800.0
Stock issued	450.9
Available cash and cash equivalents	138.3

Total sources of funding	$2,389.2

Uses:
Cash portion of purchase price(1)	$1,743.3
Stock portion of purchase price(2)	450.9

Total purchase price	2,194.2
Estimated transaction costs	60.0
Financing costs ($9 million of original issue discount and $41 million of fees related to the term facility and the revolving facility)	50.0
Payments to ANN employees under various long-term performance plans, contractual termination arrangements and other employee retention arrangements	85.0

Total uses of funding	$2,389.2

(1)	As of May 2, 2015, there were 45,992,699 shares of ANN common stock outstanding as well as 1,649,882 options to purchase ANN common stock, or 693,653 net shares to be purchased by ascena in the merger. For more information, see the section entitled “The Merger Agreement—Treatment of ANN Equity Awards” of this proxy statement/prospectus. These shares will be purchased at a cash price of $37.34 per share, for an aggregate cash purchase price of $1,743.3 million.
(2)	In addition, the common stock and converted stock options outstanding will be exchanged for 0.68 of a share of ascena common stock for each share of ANN. As a result, an additional 31.8 million shares of ascena common stock are estimated to be issued at a share price of $14.21, which reflects the closing price as of May 15, 2015, the last trading day prior to the public announcement of the execution of the merger agreement.

(e)	Pro forma adjustments to record the purchase price accounting for the acquisition of ANN reflect the following preliminary allocation:

(1)	An increase in Inventories of $32.3 million to write-up ANN’s inventory to fair value. This increase will be expensed over a three-month period as the inventory is sold. As this item has no continuing impact on the combined entity, these costs have not been reflected in the accompanying pro forma condensed combined statements of operations for any period presented.

(2)	A decrease in Non-current investments of $2,194.2 million to eliminate the investment in the wholly owned ANN subsidiary as a result of the allocation of the purchase price to the underlying net assets of ANN.

(3)	An increase in Goodwill of $1,109.3 million representing the excess of the purchase price over the fair value of ANN’s net assets. Goodwill represents the excess of the preliminary estimated purchase price over the fair value of the underlying net assets resulting from anticipated synergies related to sourcing and procurement, distribution, logistics and other efficiencies.

(4)	An increase in Other intangible assets, net of $850.0 million relating to indefinite-lived trade names.

(5)	A reduction of $13.0 million in income taxes payable which reflects the non-deductibility of the $32.3 million write-up of Inventories, using an effective tax rate of 40%.

(6)	An increase in deferred tax liabilities of $340.0 million related to the $850.0 million fair value of the trade names, which are not deductible for tax purposes, using an estimated effective tax rate of 40%.

(7)	A decrease in equity of $529.6 million consisting of the elimination of ANN’s historical equity.

4.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Reflects the historical operating results of ascena for the nine months ended April 25, 2015.

(b)	Reflects the historical results of ANN for the nine months ended May 2, 2015, however certain financial statement line items of ANN were combined to conform to ascena’s financial statement presentation.

(c)	Reflects certain accounting classification conformity adjustments to ANN’s historical presentation for the nine months ended April 25, 2015 to align to ascena’s presentation. These adjustments are as follows:

(1)	Historically, ANN classified costs associated with the fulfillment of ecommerce sales as well as logistics payroll expenses within Cost of goods sold, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $18.0 million was reclassified from Cost of goods sold to BD&O expenses;

(2)	Historically, ANN classified freight costs from its distribution center to its stores and freight costs between stores as SG&A expenses, whereas ascena classifies such expenses as Costs of goods sold. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $9.7 million was reclassified from SG&A expenses to Cost of goods sold;

(3)	Historically, ANN classified rent, real estate and property taxes, common area maintenance, utilities, landlord allowance amortization, lease termination payments and other store facility costs as components of SG&A expenses, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $235.7 million was reclassified from SG&A expenses to BD&O expenses;

(4)	Historically, ANN classified product design, merchandising and planning and allocation costs as components of SG&A expenses, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $22.6 million was reclassified from SG&A expenses to BD&O expenses;

(5)	Historically, ANN classified certain overhead costs related to its distribution center as SG&A expenses, whereas ascena classifies such costs as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, $4.4 million was reclassified from SG&A expenses to BD&O expenses;

(6)	Historically ANN classified depreciation and amortization expense within its various functional areas as either Cost of goods sold or SG&A expenses, whereas ascena classifies such expenses on a separate line in its statements of operations. Accordingly, in order to conform ANN’s presentation to ascena’s, $0.6 million and $82.0 million were reclassified from Cost of goods sold and SG&A expenses, respectively, to Depreciation and amortization expense; and

(7)	Historically, ANN classified interest expense netted with interest income and other non-operating income (expense), net, whereas ascena classifies interest expense separately on its statements of operations. Accordingly, in order to conform ANN’s presentation to ascena’s, $1.1 million of interest expense was classified separately in the pro forma condensed combined statements of operations.

(d)	Pro forma adjustments to record the acquisition of ANN for the nine-month period presented are as follows:

(1)	An increase in interest expense of $65.4 million consisting of:

(a)	an increase in interest expense of $59.9 million relating to borrowings of approximately $1.8 billion under the new term facility to fund the cash purchase price, after giving effect to mandatory quarterly principal reductions of 25 basis points, at a variable interest rate of LIBOR (floor of 1.00%) plus a margin of 3.5%. Based on current LIBOR rates, the floor rate would be in effect and result in an effective rate of approximately 4.5%;

(b)	an increase in interest expense of $0.9 million related to the amortization of the $9.0 million original issue discount on the term facility over the contractual life of the term facility of 7 years;

(c)	an increase in interest expense of $1.1 million relating to an undrawn commitment fee of 0.25% on the $600 million of borrowing capacity under the revolving facility;

(d)	an increase in interest expense of $3.8 million related to the amortization of $36.0 million of term facility financing-related fees using a contractual life of the term facility of 7 years;

(e)	an increase in interest expense of $0.8 million related to the amortization of $5.0 million of revolving facility financing-related fees incurred using a contractual life of 5 years; and

(f)	a decrease in interest expense of $1.1 million relating to undrawn commitment fees on ANN’s existing revolving credit facility, which is expected to be terminated in connection with the merger.

(2)	A decrease in the provision for income taxes of $26.2 million related to the $65.4 million aggregate effect on pretax income from the aforementioned pro forma adjustments, using an estimated effective tax rate of 40%.

(e)	No pro forma adjustments to record the amortization of the preliminary purchase price allocation are necessary, as no intangible assets that require amortization were identified.

(f)	Reflects the historical operating results of ascena for the fiscal year ended July 26, 2014.

(g)	Reflects the historical results of ANN for the fiscal year ended August 2, 2014, however certain financial statement line items of ANN were combined to conform to ascena’s financial statement presentation.

(h)	Reflects certain accounting classification conformity adjustments to ANN’s historical presentation for the fiscal year ended July 26, 2014 to align to ascena’s presentation. These adjustments are as follows:

(1)	Historically, ANN classified costs associated with the fulfillment of ecommerce sales as well as logistics payroll expenses within Cost of goods sold, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $21.5 million was reclassified from Cost of goods sold to BD&O expenses;

(2)	Historically, ANN classified freight costs from its distribution center to its stores and freight costs between stores as SG&A expenses, whereas ascena classifies such expenses as Costs of goods sold. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $11.2 million was reclassified from SG&A expenses to Cost of goods sold;

(3)	Historically, ANN classified rent, real estate and property taxes, common area maintenance, utilities, landlord allowance amortization, lease termination payments and other store facility costs as components of SG&A expenses, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $312.5 million was reclassified from SG&A expenses to BD&O expenses;

(4)	Historically, ANN classified product design, merchandising and planning and allocation costs as components of SG&A expenses, whereas ascena classifies such expenses as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, a combined $29.3 million was reclassified from SG&A expenses to BD&O expenses;

(5)	Historically, ANN classified certain overhead related to its distribution center as SG&A expenses, whereas ascena classifies such costs as BD&O expenses. Accordingly, in order to conform ANN’s presentation to ascena’s, $5.1 million was reclassified from SG&A expenses to BD&O expenses;

(6)	Historically ANN classified depreciation and amortization expense within its various functional areas as either Cost of goods sold or SG&A expenses, whereas ascena classifies such expenses on a separate line in its statements of operations. Accordingly, in order to conform ANN’s presentation to ascena’s, $1.2 million and $109.7 million were classified from Cost of goods sold and SG&A expenses, respectively, to Depreciation and amortization expense; and

(7)	Historically ANN classified interest expense netted with interest income and other non-operating income (expense), net, whereas ascena classifies interest expense separately on its statements of operations. Accordingly, in order to conform ANN’s presentation to ascena’s, $1.6 million of interest expense was classified separately in the pro forma condensed combined statements of operations.

(i)	Pro forma adjustments to record the acquisition of ANN for the fiscal year period presented are as follows:

(1)	An increase in interest expense of $87.9 million consisting of:

(a)	an increase in interest expense of $80.6 million relating to borrowings of approximately $1.8 billion under the new term facility to fund the cash purchase price, after giving effect to mandatory quarterly principal reductions of 25 basis points, at a variable interest rate of LIBOR (floor of 1.00%) plus a margin of 3.5%. Based on current LIBOR rates, the floor rate would be in effect and result in an effective rate of approximately 4.5%;

(b)	an increase in interest expense of $1.3 million related to the amortization of the $9.0 million original issue discount on the term facility over the contractual life of the term facility of 7 years;

(c)	an increase in interest expense of $1.5 million relating to an undrawn commitment fee of 0.25% on the $600 million of borrowing capacity under the revolving facility;

(d)	an increase in interest expense of $5.1 million related to the amortization of $36.0 million of term facility financing-related fees using a contractual life of the term facility of 7 years;

(e)	an increase in interest expense of $1.0 million related to the amortization of $5.0 million of revolving facility financing-related fees incurred using a contractual life of 5 years; and

(f)	a decrease in interest expense of $1.6 million relating to undrawn commitment fees on ANN’s existing revolving credit facility, which is expected to be terminated in connection with the merger.

(2)	A decrease in the provision for income taxes of $35.2 million related to the $87.9 million aggregate effect on pretax income from the aforementioned pro forma adjustments, using an estimated effective tax rate of 40%.

(j)	No pro forma adjustments to record the amortization of the preliminary purchase price allocation are necessary, as no intangible assets that require amortization were identified.

APPRAISAL RIGHTS OF ANN STOCKHOLDERS

General. Under Section 262 of the DGCL, holders of shares of ANN common stock who do not vote in favor of the adoption of the merger agreement and who properly comply with the procedures specified in Section 262 of the DGCL will be entitled to appraisal rights under Delaware law to have the “fair value” of such stockholder’s ANN shares as of the effective time (exclusive of any element of value arising from the accomplishment or expectation of the merger) determined by the Delaware Court of Chancery and receive payment of such “fair value” in cash, together with interest, if any, at the rate specified in Section 262 of the DGCL in lieu of receiving the per share merger consideration.

The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex C. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of the shares of ANN common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders as in the case of the adoption of the merger agreement, ANN, not less than 20 days prior to the meeting, must notify each stockholder who was an ANN stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice, and the copy of applicable statutory provisions is attached to this proxy statement/prospectus as Annex C. A holder of ANN common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration.

How to Exercise and Perfect Your Appraisal Rights. ANN stockholders wishing to exercise the rights to seek an appraisal of their shares must do ALL of the following:

•	you must not vote in favor of the adoption of the merger agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights you must vote against the adoption of the merger agreement or abstain from voting your shares;

•	you must deliver to ANN a written demand for appraisal before the vote on the adoption of the merger agreement at the special meeting;

•	you must continuously hold the shares from the date of making the demand through the effective time; and

•	you or the surviving company (or any other stockholder that has properly demanded appraisal rights and is otherwise entitled to appraisal rights) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the ANN stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of ANN common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights. Only a holder of record of shares of ANN common stock issued and outstanding immediately prior to the effective time may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform ANN of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to ANN. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of ANN common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of ANN common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of ANN common stock as to which appraisal is sought. Where no number of shares of ANN common stock is expressly mentioned, the demand will be presumed to cover all shares of ANN common stock held in the name of the record owner.

IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

If you own shares of ANN common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of ANN common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

ANN INC.

7 Times Square

New York, New York 10036

Attention: Office of the Corporate Secretary

ANN’s Actions After Completion of the Merger. If the merger is consummated, the surviving company will give written notice that the merger has become effective within 10 days after the effective time to each stockholder that did not vote in favor of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the per share merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation. Within 120 days after the effective time, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of ANN common stock held by all such stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which ANN has received demands for appraisal, and the aggregate number of holders of those shares. The surviving company must mail this statement within the later of 10 days of receipt by the surviving company of the request therefor or 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph.

If a petition for appraisal is duly filed by any record holder of ANN common stock who has properly perfected his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of ANN common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of ANN common stock at the effective time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares, forthwith.

In determining the fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed

Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of your shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the per share merger consideration. We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of ANN common stock is less than the per share merger consideration.

If no party files a petition for appraisal within 120 days after the effective time, then all stockholders will lose the right to an appraisal, and will instead receive the per share merger consideration, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the ANN shares subject to that demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of ANN shares as of a record date prior to the effective time.

Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the per share merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days. If you fail to perfect, successfully withdraw or lose the appraisal right, your shares will be converted into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the per share merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are an ANN stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

VALIDITY OF COMMON STOCK

The validity of the shares of ascena common stock offered hereby will be passed upon for ascena by Proskauer Rose LLP.

EXPERTS

ascena

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from Ascena Retail Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 26, 2014, and the effectiveness of Ascena Retail Group, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ANN

The consolidated financial statements incorporated in this proxy statement/prospectus by reference from ANN INC.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and the effectiveness of ANN INC. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF ANN COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of ANN common stock as of June 1, 2015 (unless otherwise indicated below), with respect to (1) each person who is known by ANN who beneficially owns more than 5% of ANN common stock, (2) each director and named executive officer of ANN and (3) all of ANN’s directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o ANN INC., 7 Times Square, New York, NY 10036. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his or her shares of common stock. Beneficial ownership is calculated in accordance with the SEC rules and includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock
Golden Gate Capital(1)	4,375,000	9.50%
Blackrock, Inc.(2)	3,825,304	8.31%
The Vanguard Group, Inc.(3)	2,684,958	5.83%
T. Rowe Price Associates, Inc.(4)	2,459,695	5.34%
Ronald W. Hovsepian(5)	44,333	*
Kay Krill(5)	1,199,516	2.60%
Brian Lynch(5)	—	*
Gary Muto(5)	392,800	*
Michael J. Nicholson(5)	592,296	1.29%
Katherine H. Ramundo(5)	83,881	*
Katie J. Bayne(5)	3,967	*
James J. Burke, Jr.(5)	55,858	*
Linda A. Huett(5)	47,279	*
Michael C. Plansky(5)	20,177	*
Stacey Rauch(5)	22,014	*
Daniel W. Yih(5)	29,224	*
All executive officers and directors as a group (12 persons)(5)	2,491,345	5.41%

*	Less than 1%.
(1)	In an amended Schedule 13D jointly filed on October 14, 2014, amending an initial Schedule 13D jointly filed on March 20, 2014, the following entities reported beneficial ownership of 4,375,000 shares in the aggregate: GGC Public Equities Opportunities, L.P. (“GGCPE”), GGC Public Equities Opportunities Blocker Corporation, Ltd. (“Blocker”), Golden Gate Capital Opportunity Fund, L.P. (“GGCOF”), Golden Gate Capital Opportunity Fund-A, L.P. (“GGCOF-A”), GGCOF Co-Invest, L.P. (“Co-Invest”), GGCOF Co-Invest Management, L.P. (“Co-Invest GP”), GGC Opportunity Fund Management, L.P. (“Fund GP”), GGC Opportunity Fund Management GP, Ltd. (“Ultimate GP”) and GGCOF Management, LLC (“Ultimate Parent”) (collectively, “Golden Gate Capital”). Each of GGCPE, Blocker, the Funds, Co-Invest GP, Fund GP and Ultimate GP has shared voting and shared dispositive power with each other with respect to the shares owned by GGCPE. Ultimate Parent has sole voting power and sole dispositive power with respect to all of the shares owned by GGCPE. Golden Gate Capital’s address is One Embarcadero Center, 39th Floor, San Francisco, CA 94111.
(2)	In an amended Schedule 13G filed with the SEC on January 23, 2015, BlackRock, Inc. (“Blackrock”) reported beneficial ownership of 3,825,304 shares. Blackrock has sole voting power over 3,714,416 shares and sole dispositive power over 3,825,304 shares. Blackrock’s address is 55 East 52nd Street, New York, NY 10022.
(3)	In an amended Schedule 13G filed with the SEC on February 11, 2015, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership of 2,684,958 shares. Vanguard has sole voting power over 61,893 shares and sole dispositive power over 2,626,565 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	In an amended Schedule 13G filed with the SEC on February 13, 2015, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 2,459,695 shares. Price Associates has sole voting power over 257,150 shares and sole dispositive power over 2,459,695 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, MD 21202.
(5)	The shares listed include shares subject to stock options that are currently or will become exercisable within 60 days of June 1, 2015 as follows: Mr. Hovsepian, 0 shares; Ms. Krill, 840,084 shares; Mr. Lynch, 0 shares; Mr. Muto, 110,000 shares; Mr. Nicholson, 229,500 shares; Ms. Ramundo, 13,333 shares; Ms. Bayne, 0 shares; Mr. Burke, 0 shares; Ms. Huett, 0 shares; Mr. Plansky, 0 shares; Ms. Rauch, 0 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares which have not yet vested as of June 1, 2015 and which are subject to forfeiture as follows: Mr. Hovsepian, 3,841 shares; Ms. Krill, 146,801 shares; Mr. Lynch, 0 shares; Mr. Muto, 103,602 shares; Mr. Nicholson, 89,667 shares; Ms. Ramundo, 55,636 shares; Ms. Bayne, 2,454 shares; Mr. Burke, 2,454 shares; Ms. Huett, 2,454 shares; Mr. Plansky, 2,454 shares; Ms. Rauch, 2,454 shares; and Mr. Yih, 2,454 shares.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple ANN stockholders sharing the same address. ANN will promptly deliver a separate copy of this proxy statement/prospectus to you if you make a written or oral request to: 7 Times Square, 15th Floor, New York, NY 10036, Attention: Investor Relations, telephone (212) 541-3300 ext. 3598. If you want to receive separate copies of an ANN proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact ANN at the above address and telephone number.

WHERE YOU CAN FIND MORE INFORMATION

ANN and ascena file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents ANN and ascena file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of ANN and ascena also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents ANN files with the SEC by going to ANN’s Internet website at www.ANNINC.com under the heading “Investors” and then under the heading “SEC Filings” or by contacting ANN’s Investor Relations Department at (212) 541-3300 ext. 3598, or by e-mail at investor_relations@anninc.com. You may obtain free copies of the documents ascena files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to ascena’s Internet website at www.ascenaretail.com or by contacting ascena’s Investor Relations Department at (551) 777-6895, or by e-mail at asc-ascenainvestorrelations@ascenaretail.com. The Internet website addresses of ANN and ascena are provided as inactive textual references only. The information provided on the Internet websites of ANN and ascena, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows ANN and ascena to “incorporate by reference” into this proxy statement/prospectus documents ANN and ascena file with the SEC including certain information required to be included in the registration statement on Form S-4 filed by ascena to register the shares of ascena common stock that will be issued in connection with the merger, of which this proxy statement/prospectus forms a part. This means that ANN and ascena can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that ANN and ascena file with the SEC will update and supersede that information. ANN and ascena incorporate by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.

ANN:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2015;

•	Current Reports on Form 8-K filed with the SEC on May 18, 2015 (File Number: 15871908) and May 22, 2015 (File Number: 15886809); and

•	Definitive Proxy Statement for ANN’s 2015 Annual Meeting filed with the SEC on April 2, 2015.

ascena:

•	Annual Report on Form 10-K for the fiscal year ended July 26, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended October 25, 2014, January 24, 2015, and April 25, 2015;

•

Current Reports on Form 8-K filed with the SEC on August 29, 2014 (File Number: 141075412), September 9, 2014 (File Number: 141093421), September 24, 2014 (File Number: 141116906), October 21, 2014 (File Number: 141164613), December 2, 2014 (File Number: 141260711), December 12, 2014 (File Number: 141282724), February 4, 2015 (File Number: 15575522), February 11, 2015 (File Number: 15598931), February 17, 2015 (File Number: 15618013),

February 17, 2015 (File Number: 15620891), March 3, 2015 (File Number: 15669232), March 4, 2015 (File Number: 15674186), March 6, 2015 (File Number: 15681344) and May 18, 2015 (File Number: 15871907); and

•	Definitive Proxy Statement for ascena’s 2014 Annual Meeting filed with the SEC on November 3, 2014.

Notwithstanding the foregoing, information furnished by ANN or ascena on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF ANN COMMON STOCK AT THE SPECIAL MEETING. ASCENA HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED                 , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN (OR INCORPORATED BY REFERENCE INTO) THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS OR THE DATE OF SUCH INCORPORATED DOCUMENT (AS APPLICABLE), AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ASCENA RETAIL GROUP, INC.,

AVIAN ACQUISITION CORP.

and

ANN INC.

Dated as of May 17, 2015

Exhibit A	Commitment Letter

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2015 (this “Agreement”), is made by and among Ascena Retail Group, Inc., a Delaware corporation (“Parent”), Avian Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and ANN INC., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4, Section 8.5 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

1. The parties hereto intend to effect a business combination through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

2. The respective Boards of Directors of Parent, Merger Sub and the Company (the “Company Board”) have each approved this Agreement and the acquisition of the Company by Parent (including the Merger) upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

3. The Company Board has, upon the terms and subject to the conditions set forth herein, (a) determined that the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (b) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directed that this Agreement be submitted to the stockholders of the Company for its adoption and (d) determined to recommend that the Company’s stockholders adopt this Agreement pursuant to Section 251 of the DGCL (the “Company Board Recommendation”).

4. The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, (a) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Merger Sub and its stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption and (d) recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement.

5. The Board of Directors of Parent (the “Parent Board”) has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger.

6. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) wholly owned by Parent. The Merger shall be effected pursuant to Section 251 of the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL.

(b) Subject to Section 5.7, at the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the certificate of incorporation of the Surviving Corporation shall provide that the name of the Surviving Corporation shall be ANN INC. and the provisions of the certificate of incorporation of Merger Sub relating to the incorporator of Merger Sub shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. In addition, subject to Section 5.7, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety as the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(c) At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Equity Interests of the Company or Parent, shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any dividend or distribution with a record date during such period, the Merger Consideration and the Fractional Share Consideration will be equitably adjusted to reflect such change.

1.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., New York City time, on the second (2nd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of

Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that, notwithstanding the satisfaction or waiver of all of the applicable conditions set forth in Article 6, Parent and Merger Sub shall not be obligated to effect the Closing prior to the third (3rd) Business Day following the final day of the Marketing Period, unless Parent shall request an earlier date on two (2) Business Days’ prior written notice to the Company (but, subject in such case, to the satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) (such date on which the Closing occurs hereinafter referred to as the “Closing Date”). Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, or on such other date and time to which Merger Sub and the Company may agree in writing, Merger Sub or the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Shares. Each Company Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and Cancelled Shares, shall be converted into the right to receive (i) subject to the following proviso, 0.68 of a validly issued, fully paid and nonassessable Parent Share (the “Stock Consideration”); provided, that, if the aggregate number of Parent Shares to be issued pursuant to this Section 2.1(a) together with the aggregate number of Parent Shares to be issued pursuant to Section 2.4 would exceed 19.99% of the issued and outstanding Parent Shares as of the Closing Date, as reasonably determined by Parent in accordance with Rule 5635 of the NASDAQ Stock Market Rules (the amount equal to 19.99% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then the number of Parent Shares to be issued pursuant to this Section 2.1(a) and Section 2.4 shall be reduced to the minimum extent necessary such that the number of Parent Shares issuable pursuant to this Section 2.1(a) and Section 2.4 equals the Maximum Share Number, and, in such event, each Company Share (or holder of a Company Option or Company Restricted Share Award, as applicable), shall be entitled to receive an additional cash payment in an amount equal to the dollar value of the Parent Shares reduced pursuant to this proviso (to be calculated on the Closing Date based on the Parent Share VWAP) and (ii) $37.34 in cash, without interest (the “Cash Consideration” and together with the Stock Consideration, the “Merger Consideration”), as well as the Fractional Share Consideration and the Dividend Consideration, as applicable. From and after the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration therefor upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.2.

(b) Merger Sub Equity Interests. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(c) Cancelled Shares. Each Company Share that is owned directly by the Company (or any wholly owned Subsidiary of the Company), Parent or Merger Sub immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent or Merger Sub shall designate a reputable U.S. bank or trust company to act as the exchange agent (the identity and terms of designation and appointment of which shall be subject to the reasonable prior approval of the Company) for purposes of effecting the payment of the Merger Consideration and the Fractional Share Consideration in connection with the Merger (the “Exchange Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Exchange Agent. At or prior to the Effective Time, Merger Sub shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Shares issuable pursuant to Section 2.1(a) in book-entry form equal to the aggregate Stock Consideration portion of the Merger Consideration (excluding any Fractional Share Consideration), and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Cash Consideration portion of the Merger Consideration and the aggregate Fractional Share Consideration (such evidence of Parent Shares in book-entry form and cash amounts, including any Dividend Consideration, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Company Shares. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. In the event the Exchange Fund shall at any time be insufficient to pay the aggregate Cash Consideration, Fractional Share Consideration and Dividend Consideration, Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent or Merger Sub, in its sole discretion, pending payment thereof by the Exchange Agent to the holders of the Company Shares; provided, that any such investments shall be in obligations of, or guaranteed by, the United States government. Earnings from such investments shall be the sole and exclusive property of Parent or Merger Sub, and no part of such earnings shall accrue to the benefit of holders of Company Shares.

(b) Procedures for Surrender.

(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent or the Surviving Corporation shall cause the Exchange Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Company Shares represented by certificates (the “Certificates”), which Company Shares were converted into the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall otherwise be in such form as Parent and the Exchange Agent shall reasonably agree upon and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration, the forms of which letter of transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Exchange Agent or to such other agent or agents as may be appointed by Merger Sub, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration

for each Company Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall represent the right to receive payment of the fair value of such Company Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company whose Company Shares were converted into the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall forthwith be cancelled. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Exchange Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a letter of transmittal, which shall be in such form as Parent and the Exchange Agent shall reasonably agree upon and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration, the forms of which letter of transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares so surrendered shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further recording or registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares except the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.2. The Merger Consideration paid in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares except for Certificates and Book-Entry Shares representing Dissenting Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for the applicable Merger Consideration, the Fractional Share Consideration and the Dividend Consideration as provided in this Agreement.

(d) Termination of Exchange Fund; Abandoned Property; No Liability. Any portion of the Exchange Fund (including any interest received with respect thereto) made available to the Exchange Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first (1st) anniversary of the Effective Time will be returned to the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration, without interest and subject to any withholding of Taxes required by applicable Law, in respect of such holder’s surrender of its Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any Merger Consideration, Fractional Share Consideration or Dividend Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of the Surviving Corporation, the Company, Merger Sub, Parent or the Exchange Agent, or any employee, officer, director, agent or affiliate of any of them, shall be liable to any Person in respect of any part of the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration made available to the Exchange Agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration payable in respect thereof pursuant to Section 2.1(a), without interest and subject to any withholding of Taxes required by applicable Law. Merger Sub may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, Fractional Share Consideration and Dividend Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(f) Dividends or Distributions with Respect to Parent Stock. No dividends or other distributions with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the Parent Shares issuable to such holder hereunder, and all such dividends and other distributions, if any, shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate or Book-Entry Share (or affidavit of loss in lieu thereof), there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Shares to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Shares (the “Dividend Consideration”).

2.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of this Section 2.3), Company Shares outstanding immediately prior to the Effective Time and held by a holder who has neither voted in favor of the Merger nor consented thereto in writing and who is entitled to demand, and has properly demanded, appraisal for such Company Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Company Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, Fractional Share Consideration or the Dividend Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL. If any such holder of Dissenting Shares fails to perfect or otherwise waives, withdraws or loses its right to appraisal under Section 262 of the DGCL or other applicable Law, then such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, the Fractional Share Consideration and the Dividend Consideration, without interest and subject to any withholding of Taxes required by applicable Law. The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company or withdrawals of such demands, in each case, prior to the Effective Time and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for appraisal in respect of Dissenting Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent or as otherwise required by an Order of a Governmental Entity, voluntarily make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Shares.

2.4 Treatment of Company Options and Company Restricted Share Awards.

(a) Each option to purchase Company Shares granted under any of the Company Plans (other than any such option granted under the Company’s Associate Discount Stock Purchase Plan (the “ADSPP”)) (each, a “Company Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, as of the Effective Time, be fully vested and be converted into the right to receive the Merger Consideration in respect of each Net Share covered by such Company Option. Parent or the Surviving Corporation shall pay or provide to the holders of Company Options the consideration described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within three (3) Business Days following the Effective Time. As of the Effective Time, all Company Options (whether vested or unvested) shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the consideration described in the first sentence of this Section 2.4(a).

(b) Each award of restricted Company Shares (each, a “Company Restricted Share Award”) that is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, be fully vested and be converted into the right to receive the Merger Consideration in respect of each Company Share subject to such Company Restricted Share Award immediately prior to the Effective Time. Parent or the Surviving Corporation shall pay or provide to the holders of Company Restricted Share Awards the consideration described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, within three (3) Business Days following the Effective Time. With respect to any Company Restricted Share Award that is subject to performance-based vesting conditions, for purposes of the first sentence of this Section 2.4(b), the total number of Company Shares subject to such Company Restricted Share Award shall be determined assuming performance at the target level. As of the Effective Time, all Company Restricted Share Awards shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Restricted Share Award shall cease to have any rights with respect thereto, except the right to receive the consideration described in the first sentence of this Section 2.4(b).

(c) Prior to the Effective Time, the Company will adopt such resolutions and take such other actions reasonably necessary to effectuate the actions contemplated by Sections 2.4(a) and 2.4(b). In addition, following the date of this Agreement, the Company shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ADSPP: (i) the Offering Period (as such term is defined in the ADSPP) in effect as of the date hereof shall terminate and conclude no later than the earlier of June 30, 2015 and the Effective Time, and amounts credited to the accounts of participants shall be used to purchase shares in accordance with the terms of the ADSPP; (ii) no new Offering Period shall commence following the date of this Agreement; (iii) any individual participating in the Offering Period in effect as of the date hereof shall not be permitted (A) to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) to make separate non-payroll contributions to the ADSPP on or following the date of this Agreement; (iv) no individual who is not participating in the ADSPP as of the date of this Agreement may commence participation in the ADSPP following the date of this Agreement; and (v) any such shares purchased shall be treated as other outstanding Company Shares in accordance with Section 2.1; and (vi) the amount of the accumulated contributions of each participant under the ADSPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the ADSPP (as amended pursuant to this Section 2.4(c)), be refunded to such participant as promptly as practicable following the Effective Time (without interest).

(d) Parent, Merger Sub, the Surviving Corporation, the Company and the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Options and Company Restricted Share Awards such amounts that Parent, Merger Sub, the Surviving Corporation, the Company or the Exchange Agent is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law. The aggregate amount required to be withheld in respect of Taxes from any holder of Company Options or Company Restricted Share Awards in connection with the payments described in Sections 2.4(a) and 2.4(b) shall be applied proportionately to reduce the aggregate share consideration otherwise payable to such holder pursuant to Sections 2.4(a) and 2.4(b) based on the Parent Share VWAP and the aggregate cash consideration otherwise payable to such holder pursuant to Sections 2.4(a) and 2.4(b). To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(e) Each holder of a Company Option or Company Restricted Share Award converted pursuant to the Merger that would otherwise have been entitled to receive a fraction of a Parent Share (after aggregating all shares to be delivered in respect of Company Options and Company Restricted Share Awards held by such holder) shall receive from Parent or the Surviving Corporation, in lieu thereof and upon surrender thereof, a cash payment (without interest) in an amount equal to such fractional part of a Parent Share multiplied by the Parent Share VWAP.

(f) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery with respect to, and shall include in the Form S-4 a number of Parent Shares sufficient to satisfy the settlement of, the Company Options and Company Restricted Share Awards contemplated by Sections 2.4(a) and 2.4(b).

2.5 Withholding Rights. Parent, Merger Sub, the Surviving Corporation, the Company and the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts that Parent, Merger Sub, the Surviving Corporation, the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of applicable Tax Law. To the extent that amounts are so withheld and timely paid over to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.6 Further Actions. As of the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

2.7 Fractional Shares. No fractional Parent Shares shall be issued in connection with the Merger, no certificate or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Share (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof and upon surrender thereof, cash, without interest, in an amount equal to (a) such fractional part of a Parent Share (rounded to the nearest one thousandth when expressed in decimal form), multiplied by (b) the Parent Share VWAP, rounded to the nearest one tenth of a cent (the “Fractional Share Consideration”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents filed prior to the date hereof (other than any disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements,” in each case to the extent they are predictive, cautionary or forward-looking in nature) or (ii) the corresponding sections of the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to all sections of this Agreement and all other sections or subsections of the Company Disclosure Letter to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation, validly existing and in good standing under the Laws of Delaware and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company’s Subsidiaries (each, a “Company Subsidiary”) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has made available or caused to be made available to Merger Sub true, correct and complete copies of (i) any amendments to the Restated Certificate of Incorporation of the Company (the “Company Charter”) not filed prior to the date hereof with the SEC, (ii) any amendments to the Bylaws of the Company (the “Company Bylaws”) not filed prior to the date hereof with the SEC and (iii) the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of each Company Subsidiary. The Company is in compliance in all material respects with the provisions of the Company Charter and the Company Bylaws.

(c) Section 3.1(c) of the Company Disclosure Letter sets forth as of the date hereof a true, correct and complete list of the Company Subsidiaries, together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary. Neither the Company nor any Company Subsidiary, directly or indirectly, owns any material Equity Interest in any Person other than the Company Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 Shares, of which, as of the close of business on May 14, 2015 (the “Capitalization Date”), there were 45,992,699 Company Shares issued and outstanding (including 894,836 Shares underlying Company Restricted Share Awards (assuming vesting at target performance levels with respect to Company Restricted Share Awards that are subject to performance-based vesting) and excluding Company Shares underlying Company Options and 36,570,817 Shares held in treasury) and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), of which, as of the Capitalization Date, no shares of Company Preferred Stock were issued and outstanding. No Company Subsidiary owns any Company Shares or has any option or warrant to purchase any Company Shares or any other Equity Interest in the Company. All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) As of the close of business on the Capitalization Date, the Company has no Shares or shares of Company Preferred Stock subject to or reserved for issuance, except for (i) 1,649,882 Company Shares subject to outstanding Company Options under the Company Plans having a weighted average exercise price of $27.24, (ii) 1,143,000 Company Shares underlying Company Restricted Share Awards (assuming vesting at maximum performance levels), and (iii) 3,858,343 Company Shares reserved for future issuance under the Company Plans for awards not yet granted. All Company Shares subject to issuance under the Company Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(c) As of the close of business on the Capitalization Date, except for Equity Interests set forth in Section 3.2(a) and the Company Options and the options to purchase Company Shares under the ADSPP, there are no outstanding Equity Interests or other options, warrants or other rights, relating to or based on the value of any Equity Interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company or any Company Subsidiary. From the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued any Company Shares, Company Options, Company Restricted Share Awards or other Equity Interests (including shares of Company Preferred Stock) other than Company Shares issued upon the exercise of any Company Options outstanding as of the close of business on the Capitalization Date in accordance with their terms.

(d) Except with respect to the Company Options and Company Restricted Share Awards pursuant to the Company Plans and the related award agreements and options to purchase Company Shares under the ADSPP, there are no obligations (whether outstanding or authorized) of the Company or any Company Subsidiary requiring the redemption or repurchase of, or containing any right of first refusal with respect to, or granting any preemptive rights with respect to, any Company Shares or other Equity Interests of the Company or any Company Subsidiary. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of Company Shares or other Equity Interests of the Company or any Company Subsidiary, other than any such agreements solely between and among the Company and any Company Subsidiary or solely between and among two or more Company Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote.

(e) The Company has made available to Parent a schedule that is true and complete in all material respects as of the date hereof of all outstanding Company Options and Company Restricted Shares Awards (collectively, the “Equity Awards”), which shows on an award-by-award basis (i) the grant date and, if applicable, exercise price of each Company Equity Award, (ii) the number of Company Shares underlying each Company Equity Award and (iii) the vesting schedule applicable to each Company Equity Award.

3.3 Authority. The Company has requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The Company Board, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger are advisable, fair to and in the best interests of the Company stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption at a meeting of the Company stockholders for the purpose of adopting this Agreement (the “Company Stockholders Meeting”) and (iv) recommended that this Agreement be adopted by the holders of the Company Shares. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company Shares (the “Company Stockholder Approval”), no other corporate proceedings on the part of the Company are necessary to adopt this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief).

3.4 No Conflict. None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or any other transaction contemplated by this Agreement (other than the Financing or any Alternative Financing) will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the Company Charter or the Company Bylaws or the organizational or governing documents of any Company Subsidiary (except, in the case of organizational or governing documents of any Company Subsidiary, as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect). Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or any other transaction contemplated by this Agreement (other than the Financing or any Alternative Financing) will (with or without notice or lapse of time, or both), directly or indirectly, (a) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets or (b) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Contract (other than any Company Lease) to which the Company or any Company Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected or any Company Permit.

3.5 Required Filings and Consents. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.5, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with the pre-merger notification obligations of the HSR Act, (c) compliance with any applicable foreign, federal or state securities or blue sky laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (d) such filings as may be required under the rules and regulations of the New York Stock Exchange (“NYSE”) and NASDAQ, (e) the filing with the SEC of a proxy statement/prospectus relating to the matters to be submitted to the Company stockholders at the Company Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the “Proxy Statement/Prospectus”) and a registration statement on Form S-4 with respect to the issuance of the Parent Shares in the Merger (such Form S-4, and any amendments or supplements thereto, the “Form S-4”) and (f) consents, approvals, authorizations or permits of, filings, registrations with or notifications to, any Governmental Entity, the failure of which to obtain or make has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6 Permits; Compliance with Law.

(a) The Company and the Company Subsidiaries hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted (collectively, the “Company Permits”), except where the failure to comply with, to obtain or have, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Company Permits, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is, and since February 1, 2014 has been, in compliance with the terms of all Company Permits, except where the failure to be in such compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary is, and since February 1, 2014 has not been, in conflict with, default under or violation of any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has, since February 1, 2014, been threatened in writing to be charged with or been given any written notice, nor, to the Company’s Knowledge, is under investigation with respect to, any violation of any applicable Law, except for any violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7 SEC Filings; Financial Statements.

(a) Since February 1, 2014, the Company has timely filed with or otherwise furnished to the Securities and Exchange Commission (“SEC”) (as applicable) in all material respects all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not (or, with respect to the Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and the listing and corporate governance rules and regulations of NYSE. None of the Company’s Subsidiaries is required to file periodic reports with the SEC. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company or any Company Subsidiary relating to the Company SEC Reports.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries (including, in each case, any related notes thereto) included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable with respect thereto as of the respective filing dates, and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes and except as may be indicated in the notes thereto).

(c) As of the date hereof, neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents.

3.8 Internal Controls. The Company has designed and maintains in all material respects a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances (a) regarding the reliability of financial reporting for the Company and the Company Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP, (b) that material receipts and expenditures of the Company and the Company Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (c) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and the Company Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company (a) maintains in all material respects “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports and (b) based on its most recent evaluation of internal controls prior to the date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.9 No Undisclosed Liabilities. Except for those liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the Company Financial Statements filed prior to the date hereof, (b) incurred in the ordinary course of business consistent with past practice, (c) for Taxes, which are addressed in Section 3.17, (d) incurred in accordance with this Agreement or in connection with the transactions contemplated hereby, including the Merger or (e) that otherwise are not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is, as of the date of this Agreement, subject to any liabilities or obligations required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto).

3.10 Absence of Certain Changes or Events.

(a) Since January 31, 2015 through the date of this Agreement, except as set forth on Section 3.10(a) of the Company Disclosure Letter, the Company and the Company Subsidiaries have (i) conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) not taken or failed to take any action that, had such action been taken or failed to have been taken after the date hereof, would (without Parent’s consent) have constituted a breach of any of the covenants set forth in Section 5.1(a)(i) (solely with respect to the Company’s Charter and Company Bylaws), 5.1(a)(iii), 5.1(a)(v), 5.1(a)(vi), 5.1(a)(vii), 5.1(a)(viii), 5.1(a)(xiv) or 5.1(a)(xvi) hereof.

(b) Since January 31, 2015, there has not occurred any Company Material Adverse Effect.

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter lists all material Benefit Plans.

(b) The Company has made available to Parent, with respect to each material Benefit Plan, (i) each writing constituting a part of such Benefit Plan, including all amendments thereto, and all plan documents, trust agreements, and insurance contracts and other funding vehicles, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (iii) the current summary plan description and any material modifications thereto, if any (in each case whether or not required to be furnished under ERISA), (iv) the most recent annual financial report, trustee report, audit report, or actuarial report, if any, and (v) the most recent determination letter from the IRS (if applicable) for such Benefit Plan.

(c) (i) Each Benefit Plan has been maintained, operated and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, there are no circumstances likely to result in the loss of the qualification of such plan under Section 401(a) of the Code, (iii) none of the Company, any Company Subsidiary or any ERISA Affiliate (as defined below) has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, (iv) no Benefit Plan provides medical, life insurance or other welfare benefits with respect to current or former employees or directors of the Company or any Company Subsidiary (or any other Participant) beyond their retirement or other termination of service, other than coverage mandated by applicable Law, (v) no material liability under Title IV of ERISA has been incurred, or is reasonably expected to be incurred, by the Company, any of the Company Subsidiaries or any ERISA Affiliate (as defined below) with respect to any Benefit Plan or any other employee benefit plan, program, agreement or arrangement, in any case, which is sponsored, maintained or contributed to or required to be sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries, or by any trade or business, whether or not incorporated, that together with the Company or any of the Company Subsidiaries would be deemed a “single employer” within the meaning of Section 414 of the Code (an “ERISA Affiliate”), that has not been satisfied in full (other than with respect to amounts not yet due), and no condition, event or circumstance exists that presents a risk to the Company, any Company Subsidiaries or any ERISA Affiliate of the Company of incurring a liability thereunder, (vi) all material contributions or other amounts payable by the Company, the Company Subsidiaries or any ERISA Affiliate with respect to each Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due), (vii) none of the Company, any Company Subsidiary or any ERISA Affiliate has now or at any time within the previous six (6) years contributed to, sponsored or maintained (or has been required to contribute to, sponsor or maintain) a “multiemployer plan” within the meaning of Section 4001(a) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code, (viii) there are no pending or, to the Knowledge of the Company, threatened complaints, lawsuits or claims (other than claims for benefits in accordance with the terms of the Benefit Plans) by, on behalf of or against any of the Benefit Plans or any trusts related thereto that would reasonably be expected to result in any material liability of the Company or any of the Company Subsidiaries and (ix) there are no pending material audits by any Governmental Entity with respect to any Benefit Plan.

(d) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (i) entitle any Participant to severance, change of control or other similar pay or benefits, (ii) cause any payment or funding (through a grantor trust or otherwise) to become due or accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any Participant, or increase the amount payable pursuant to, any Benefit Plan, (iii) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent, to merge, amend or terminate any of the Benefit Plans, or (iv) result in payments by the Company or any Company Subsidiary to any Person which would not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any individual for any taxes, interest or penalties incurred pursuant to Sections 409A or 4999 of the Code or otherwise.

(e) No material deduction by the Company or any Company Subsidiary in respect of any “applicable employee remuneration” (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

(f) All Benefit Plans maintained pursuant to the Laws of a country other than the United States and all plans or arrangements applicable to employees outside of the United States that are mandated by applicable Law (i) have been maintained in all material respects in accordance with all applicable requirements (including applicable Law), (ii) that are intended to qualify for special Tax treatment meet all material requirements for such treatment, and (iii) that are required to be funded and/or book-reserved are funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

3.12 Labor Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries is in compliance with all applicable Laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, mass layoffs, worker classification, exempt and non-exempt status, compensation and benefits, wages and hours and the Worker Adjustment and Retraining Notification Act of 1988, as amended.

(b) Neither the Company nor any Company Subsidiary is a party to a collective bargaining agreement, and to the Knowledge of the Company, no labor union has been certified to represent any employee of the Company or any Company Subsidiary or has applied to represent or is attempting to organize so as to represent such employees.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there is no pending or, to the Knowledge of the Company, threatened work stoppage, lock-out, slowdown or labor strike against the Company or any Company Subsidiary, and (ii) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending, or to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.12 are the sole and exclusive representations and warranties of the Company with respect to labor matters.

3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of each Contract (other than any Company Lease or Benefit Plan) which is in effect and to which the Company or any Company Subsidiary is a party or which binds their respective properties or assets, and which falls within any of the following categories:

(i) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii) any joint venture, partnership or strategic alliance Contract related to the formation, creation, operation, management or control of any partnership or joint venture in which the Company or any Company Subsidiary owns any partial interest and that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

(iii) requires any capital expenditure (or series of capital expenditures) by the Company or any of the Company Subsidiaries in an amount in excess of $5,000,000 individually, other than any purchase order or Contract for supply, inventory or trading stock acquired in the ordinary course of business;

(iv) any settlement, conciliation or similar Contract (A) with any Governmental Entity or (B) which would require the Company or any of the Company Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement;

(v) any Contract that obligates the Company or any of the Company Subsidiaries to indemnify or hold harmless any past or present director or officer of the Company or any of the Company Subsidiaries (other than the Company Charter, the Company Bylaws or any of the organizational or governing documents of the Company Subsidiaries);

(vi) any Contract that contains any covenant limiting, to a degree that is material to the Company and the Company Subsidiaries, taken as a whole, the ability of the Company or the Company Subsidiaries to engage in any line of business or compete with any Person, in each case in any geographic area;

(vii) any Contract (A) that relates to any completed acquisition, divestiture, merger or similar transaction and contains representations, covenants, indemnities or other obligations that remain in effect (excluding any transactions solely among the Company and any wholly owned Company Subsidiary) and that are material to the business of the Company and the Company Subsidiaries, taken as a whole, (B) for any pending acquisition, directly or indirectly (by merger or otherwise) of a material portion of the assets (other than goods, products or services in the ordinary course of business) or Equity Interests of any Person that is material to the business of the Company and the Company Subsidiaries, taken as a whole or pursuant to which the Company or any Company Subsidiary has continuing “earn-out” or other similar contingent payment obligations following the date hereof that is material to the business of the Company and the Company Subsidiaries, taken as a whole or (C) that gives any Person the right to acquire any assets of the Company or the Company Subsidiaries (excluding ordinary course commitments to purchase goods, products or services) after the date hereof and that are material to the business of the Company and the Company Subsidiaries, taken as a whole;

(viii) any Contract that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other Contract providing for or securing indebtedness for borrowed money or deferred payment (in each case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000; and

(ix) (A) any Contract under which Company or any of the Company Subsidiaries has granted or received a license, sublicense or other right with respect to Intellectual Property that is material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, other than (x) non-exclusive, end-user licenses for commercially available off-the-shelf software applications with a replacement cost and/or aggregate annual license and maintenance fee of less than $1,750,000; and (y) non-exclusive trademark licenses granted to distributors in the ordinary course of business; or (B) any Contract to which the Company or any Company Subsidiary is party that is a settlement or consent-to-use agreement that restricts or limits in any material respect the Company’s or any of the Company Subsidiaries’ ability to use or exploit any material Intellectual Property owned by the Company or any Company Subsidiary.

Each Contract of the type described in this Section 3.13(a) is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract in effect as of the date hereof has been made available to Merger Sub (including pursuant to agreed-upon procedures to protect competitively sensitive information) or publicly filed with the SEC.

(b) As of the date hereof, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Material Contract is a legal, valid, binding and, to the Knowledge of the Company, enforceable obligation of the Company or the Company Subsidiary party thereto and, to the Knowledge of the Company, is in full force and effect (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief) and (ii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any counterparty, is in breach or default under any Company Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any Company Subsidiary or, to the Company’s Knowledge, by any other party thereto.

3.14 Litigation. As of the date hereof, there is no Proceeding to which the Company or any Company Subsidiary is a party pending or, to the Knowledge of the Company, threatened that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company (a) each of the Company and the Company Subsidiaries is and has for the past two (2) years been in compliance with applicable Environmental Laws, (b) each of the Company and the Company Subsidiaries has, or has applied for, all Environmental Permits necessary for the conduct and operation of their respective businesses as now being conducted and is in compliance with the terms and conditions thereof, (c) none of the Company or any Company Subsidiary has received in the past two (2) years any written notice, demand, letter or claim that is unresolved and that alleges that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and (d) none of the Company or any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances. Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.15 are the sole and exclusive representations and warranties of the Company with respect to Hazardous Substances, Environmental Laws, Environmental Permits and any other matter related to the environment or the protection of human health and worker safety.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter contains a complete and accurate list of all material Registered Intellectual Property owned by (or exclusively licensed to) the Company or any

Company Subsidiary. All of the Intellectual Property set forth on Section 3.16(a) of the Company Disclosure Letter is valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and the Company Subsidiaries own or have the right to use, pursuant to a valid and enforceable written license agreement, all material Company Intellectual Property, free and clear of all Liens, except for the Permitted Liens.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (i) no Proceedings are pending against the Company or any Company Subsidiary or, to the Knowledge of the Company, are threatened, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person or otherwise challenging the ownership or use of any Company Intellectual Property, and no such Proceedings have been brought since February 1, 2014, (ii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating the Company Intellectual Property owned by the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has instituted or threatened to institute any Proceeding against any Person with respect to the foregoing in this Section 3.16(b)(ii), and (iii) to the Knowledge of the Company, the operation by the Company and the Company Subsidiaries of their respective businesses as currently conducted does not infringe, misappropriate, dilute or otherwise violate, the Intellectual Property rights of any Person.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries maintain policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and since February 1, 2014 have been, in compliance with all such policies and other legal requirements pertaining to data privacy and data security. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, there has been (i) no material loss or theft of data or security breach relating to data used in the business of the Company and the Company Subsidiaries, (ii) no violation of any security policy regarding any such data, (iii) no unauthorized access or unauthorized use of any data and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of the Company or a Company Subsidiary or a contractor or agent acting on behalf of the Company or a Company Subsidiary.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries (i) maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities and (ii) have taken commercially reasonable actions to protect the security and integrity of the Business Systems and the data stored or contained therein or transmitted thereby, including by implementing procedures intended to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program, and the taking and storing on-site and off-site of back-up copies of critical data.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.16 and Sections 3.4, 3.6(b), 3.10 and 3.13(a) are the sole and exclusive representations and warranties of the Company with respect to Intellectual Property, data security, privacy and data transfer.

3.17 Tax Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) all Tax Returns that are required to be filed by or with respect to the Company or the Company Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

(ii) the Company and the Company Subsidiaries have paid all Taxes (including any withholding Taxes) due and owing by any of them, other than Taxes, Tax Returns and deficiencies for which or with respect to which adequate reserves have been established on or reflected in the financial statements of the Company and the Company Subsidiaries and Taxes, Tax Returns and deficiencies being defended in good faith through appropriate proceedings;

(iii) no deficiencies for Taxes have been assessed by any Governmental Entity in writing against the Company or the Company Subsidiaries except for deficiencies which have been satisfied by payment, settled or withdrawn;

(iv) there is not pending any audit, examination, investigation or other proceeding with respect to any Taxes of the Company or the Company Subsidiaries;

(v) neither the Company nor any of the Company Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(vi) neither the Company nor any of the Company Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)(2);

(vii) the Company has not constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or which otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger;

(viii) neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement (other than any Tax indemnification provisions in commercial agreements or agreements that are not primarily related to Taxes and other than any agreement solely between or among any of the Company and the Company Subsidiaries);

(ix) neither the Company nor any of the Company Subsidiaries has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under U.S. Treasury Regulation Section 1.1502-6 (or any similar or corresponding provision of state, local or foreign Law); and

(x) neither the Company nor any of the Company Subsidiaries will be required to include in taxable income for a taxable period ending after the Closing Date any amount of taxable income attributable to income that arose in a prior taxable period but was not recognized for Tax purposes in any prior taxable period as a result of (A) an installment sale made prior to the Closing Date, or (B) a change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(b) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Sections 3.11(b), 3.11(c) and this Section 3.17 are the sole and exclusive representations and warranties of the Company with respect to Taxes.

3.18 Real Property.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries has good and marketable fee simple title to each parcel of Owned Real Property, free and clear of all Liens (other than Permitted Liens). Section 3.18(a) of the Company Disclosure Letter contains a complete and accurate list of the street address of each parcel of Owned Real Property. Other than the Owned Real Property listed in Section 3.18(a) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries owns any other material real property in its respective businesses. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar Proceeding affecting any Owned Real Property or any portion thereof.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (i) the Company has delivered to or made available to Parent a true and complete copy of each material Company Lease, (ii) the Company or a Company Subsidiary has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens) and (iii) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any other party to a material Company Lease is in default beyond any applicable notice and cure period under any material Company Lease, which default is in effect on the date of this Agreement.

3.19 Insurance. The Company and the Company Subsidiaries maintain policies of insurance covering the Company, the Company Subsidiaries and their respective employees, properties or assets (collectively, “Insurance Policies”) in an amount which the Company believes is adequate for the operation of its and the Company Subsidiaries’ businesses. Neither the Company nor any Company Subsidiary (a) is in breach or default of any of the Insurance Policies or (b) has received any written notice of termination, cancellation, or denial of coverage with respect to any Insurance Policy, and all such insurance is outstanding and duly in force, except in each case, which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

3.20 Certain Business Practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, since February 1, 2014, neither the Company nor any Company Subsidiary (nor any of their respective officers, directors, employees, consultants, advisors or authorized agents, while acting on behalf of the Company or the Company Subsidiaries), in connection with the business activities of the Company or the Company Subsidiaries, (a) has made or agreed to make any contribution, payment, gift or entertainment to any governmental official, employee, political party or agent or any candidate for any federal, state, local or foreign public office for the purpose of securing any unlawful advantage for the benefit of the Company, where either the contribution, payment or gift or the purpose thereof was in violation of the applicable Laws of any federal, state, local or foreign jurisdiction or (b) has violated or operated not in compliance with any applicable embargo or related trade restriction Law imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

3.21 Opinion of Financial Advisor. The Company Board has received the opinion (the “Fairness Opinion”) of J.P. Morgan Securities, LLC (the “Company Financial Advisor”), to the effect that, as of the date of the Fairness Opinion, and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by holders of Company Shares (other than Parent or Merger Sub) pursuant to the Agreement is fair to such holders of Company Shares from a financial point of view.

3.22 Form S-4; Proxy Statement/Prospectus. None of the information in the Form S-4 or the Proxy Statement/Prospectus to be supplied by the Company or the Company Subsidiaries for inclusion therein will, at the time of the mailing of the Proxy Statement/Prospectus or any amendments or supplements thereto, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable Law, including the provisions of the Securities Act and the Exchange Act, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub for inclusion therein.

3.23 Brokers. Except for the Company’s obligations to the Company Financial Advisor, no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

3.24 State Takeover Statutes. Assuming the accuracy of the representations contained in Section 4.14, no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (including Section 203 of the DGCL) or any similar anti-takeover provision in the Company Charter or Company Bylaws is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the transactions contemplated hereby.

3.25 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 3 (as qualified by the Company Disclosure Letter), none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 3 (as qualified by the Company Disclosure Letter).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in (i) the Parent SEC Documents filed prior to the date hereof (other than any disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements,” in each case to the extent they are predictive, cautionary or forward-looking in nature) or (ii) the corresponding sections of the disclosure letter delivered by Parent and Merger Sub to the Company concurrent with the execution of this Agreement (the “Parent Disclosure Letter”) (it being acknowledged and agreed that disclosure in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to all sections of this Agreement and all other sections or subsections of the Parent Disclosure Letter to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on its face), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification.

(a) Each of Parent and Merger Sub is a corporation validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, its Subsidiaries and Merger Sub is duly qualified to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has provided to the Company true, correct and complete copies of (i) the Second Amended and Restated Certificate of Incorporation of Parent and any amendments thereto (the “Parent Charter”) not filed prior to the date hereof with the SEC, and (ii) the By-laws of Parent and any amendments thereto (the “Parent Bylaws”) not filed prior to the date hereof with the SEC. Parent is in compliance in all material respects with the provisions of the Parent Charter and the Parent Bylaws.

4.2 Capitalization.

(a) The authorized capital stock of Parent consists of (i) 360,000,000 Parent Shares, of which, as of the close of business on May 14, 2015 (the “Parent Capitalization Date”), there were 162,941,051 Parent Shares issued and outstanding and (ii) 100,000 shares of preferred stock, par value $0.01 per share, of Parent (the “Parent Preferred Stock”), of which, as of the Parent Capitalization Date, no shares of Parent Preferred Stock were issued and outstanding. No Parent Subsidiary owns any Parent Shares or has any option or warrant to purchase any Parent Shares or any other Equity Interest in Parent. All of the outstanding Parent Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) As of the close of business on the Parent Capitalization Date, Parent has no Parent Shares subject to or reserved for issuance, except for (i) 14,520,059 Parent Shares subject to outstanding options to purchase Parent Shares (“Parent Options”) under the Parent Plans having a weighted average exercise price of $14.14, (ii) 1,795,600 Parent shares underlying Parent restricted stock unit awards granted under the Parent Plans, and (iii) 7,991,048 Parent Shares reserved for future issuance under the Parent Plans for awards not yet granted. As of the close of business on the Parent Capitalization Date, Parent has no shares of Parent Preferred Stock subject to or reserved for issuance. All Parent Shares subject to issuance under the Parent Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. From the close of business on the Parent Capitalization Date until the date of this Agreement, Parent has not issued any Parent Shares, Parent Options, Parent Restricted Share Awards or other Equity Interests (including shares of Parent Preferred Stock) other than Parent Shares issued upon the exercise of any Parent Options outstanding as of the close of business on the Parent Capitalization Date in accordance with their terms.

(c) There are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of Parent Shares or other Equity Interests of Parent or any Parent

Subsidiary, other than any such agreements solely between and among Parent and any Parent Subsidiary or solely between and among two or more Parent Subsidiaries. There are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Shares may vote.

4.3 Authority. Each of Parent and Merger Sub has requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, including the adoption (effective immediately following the execution of this Agreement by the parties hereto) by Parent, as sole stockholder of Merger Sub, by written consent, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to adopt this Agreement or to consummate the transactions contemplated hereby. The Parent Board has approved this Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors of Merger Sub has (a) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Merger Sub and its stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption and (d) recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement. This Agreement has been validly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief).

4.4 No Conflict. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the Parent Charter, the Parent Bylaws or the organizational or governing documents of Merger Sub or any Parent Subsidiary (except, in the case of organizational or governing documents of any Parent Subsidiary, as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect). Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly (a) assuming that all consents, approvals, authorizations and permits described in Section 4.5 have been obtained and all filings and notifications described in Section 4.5 have been made and any waiting periods thereunder have terminated or expired, and any other condition precedent to such consent, approval, authorization or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or any of their respective properties or assets or (b) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the respective properties or assets of Parent, Merger Sub or any Parent Subsidiary pursuant to any Contract, permit or other instrument or obligation to which Parent, Merger Sub or any Parent Subsidiary is a party or by which they or any of their respective properties or assets may be bound or affected.

4.5 Required Filings and Consents. Assuming the accuracy of the representations of the Company in Section 3.5, none of the execution, delivery or performance of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (a) the filing of the Certificate of Merger as required by the DGCL, (b) compliance with the pre-merger notification obligations of the HSR Act, (c) compliance with any applicable foreign, federal or state securities or blue sky laws, including pursuant to the applicable requirements of the Securities Act and the Exchange Act, (d) such filings as may be required under the rules and regulations of the NYSE and NASDAQ, (e) the filing with the SEC of the Proxy Statement/Prospectus and the Form S-4 and (f) consents, approvals, authorizations or permits of, filings, registrations with or notifications to, any Governmental Entity, the failure of which to obtain or make has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.6 Parent Shares. Upon issuance, the Parent Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens.

4.7 SEC Filings; Financial Statements.

(a) Since February 1, 2014, Parent has timely filed with or otherwise furnished to the SEC (as applicable) in all material respects all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it to the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by Parent with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Parent SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Parent SEC Documents (i) did not (or, with respect to the Parent SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC applicable thereunder and the listing and corporate governance rules and regulations of NASDAQ. None of the Parent Subsidiaries is required to file periodic reports with the SEC. As of the date of this Agreement, to the Knowledge of Parent, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent or any Parent Subsidiary relating to the Parent SEC Reports.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the consolidated Parent Subsidiaries (including, in each case, any related notes thereto) included in the Parent SEC Documents (collectively, the “Parent Financial Statements”) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and the consolidated Parent Subsidiaries as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes and except as may be indicated in the notes thereto).

(c) As of the date hereof, neither Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Parent or any Parent Subsidiary in the Parent SEC Documents.

4.8 No Undisclosed Liabilities. Except for those liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the Parent Financial Statements filed prior to the date hereof, (b) incurred in the ordinary course of business consistent with past practice, (c) incurred under this Agreement or in connection with the transactions contemplated hereby, including the Merger or (d) that otherwise are not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is subject to any liabilities or obligations required by GAAP to be reflected or reserved on a consolidated balance sheet of Parent (or the notes thereto).

4.9 Internal Controls. Parent has designed and maintains in all material respects a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances (a) regarding the reliability of financial reporting for Parent and the Parent Subsidiaries and the preparation of financial statements for external purposes in accordance with GAAP, (b) that material receipts and expenditures of Parent and the Parent Subsidiaries are being made only in accordance with authorizations of management and the Parent Board, and (c) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s and the Parent Subsidiaries’ assets that could have a material effect on Parent’s financial statements. Parent (a) maintains in all material respects “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports and (b) based on its most recent evaluation of internal controls prior to the date hereof, has disclosed to Parent’s auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that are reasonably likely to adversely affect in any material respect the Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.

4.10 Permits; Compliance with Law.

(a) Parent and the Parent Subsidiaries hold all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity necessary for Parent and the Parent Subsidiaries to own, lease and operate their properties and assets, and to carry on and operate their businesses as currently conducted (collectively, the “Parent Permits”), except where the failure to comply with, obtain or have, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Parent Permits, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each Parent Subsidiary is, and since February 1, 2014 has been, in compliance with the terms of all Parent Permits, except where the failure to be in such compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Neither Parent nor any Parent Subsidiary is, and since February 1, 2014 has not been, in conflict with, default under or violation of any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, except for any conflicts, defaults or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has, since February 1, 2014, been threatened in writing to be charged with or been given any written notice, nor, to the Parent’s Knowledge, is under investigation with respect to, any violation of any applicable Law, except for any violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.11 Absence of Certain Changes or Events.

(a) Since January 31, 2015 through the date of this Agreement, Parent and the Parent Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice.

(b) Since January 31, 2015, there has not occurred any Parent Material Adverse Effect and Parent has not taken or failed to take any action that, had such action been taken or failed to have been taken after the date hereof, would (without the Company’s consent) have constituted a breach of any of the covenants set forth in Section 5.1(b) hereof.

4.12 Litigation. As of the date hereof, there is no Proceeding to which Parent or any Parent Subsidiary is a party pending or, to the Knowledge of Parent, threatened that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor Merger Sub is subject to any outstanding Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.13 Form S-4; Proxy Statement/Prospectus. None of the information in the Form S-4 or the Proxy Statement/Prospectus to be supplied by Parent or the Parent Subsidiaries for inclusion therein will, at the time of the mailing of the Proxy Statement/Prospectus or any amendments or supplements thereto, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable Law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Parent with respect to information supplied by the Company for inclusion therein.

4.14 Ownership of Company Capital Stock. None of Parent, Merger Sub or any other Parent Subsidiary beneficially owns any Company Shares or is party to any derivative or hedging arrangement, short position, borrowing or lending of Company Shares or other Contract or understanding, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from, Share price changes for, or to increase or decrease the voting power of, Parent, Merger Sub or any other affiliate of Parent, in each case with respect to Company Shares. None of Parent, Merger Sub or any other Parent Subsidiary is, nor at any time during the last three (3) years has Parent, Merger Sub or any other Parent Subsidiary been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

4.15 Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued and are wholly owned by Parent. Merger Sub was formed solely for purposes the Merger and, except for matters incidental to formation and execution and delivery of this Agreement and the performance of the transactions contemplated hereby, Merger Sub has not prior to the date hereof engaged in any business or other activities.

4.16 Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors thereof. Assuming the satisfaction in full of the conditions set forth in Article 6, as of the Closing, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, including the Financing, Parent on a consolidated basis with the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) will be Solvent. For purposes of this Section 4.16, “Solvent” means that, as of the date of determination:

(a) the amount of the “fair value” of the “property” of Parent and the Parent Subsidiaries, on a consolidated basis as of such date, exceeds, on a consolidated basis, the value of all “debts” of Parent and the Parent Subsidiaries on a consolidated basis, contingent or otherwise, as of such date, as such quoted terms are generally determined in accordance with applicable federal bankruptcy Laws governing fraudulent transfers;

(b) the present “fair value” of the “property” (on a going concern basis) of Parent and the Parent Subsidiaries, on a consolidated basis as of such date, is greater than the amount that will be required to pay the value of all liabilities, on a consolidated basis as of such date, of their existing debts and other liabilities, subordinated, contingent or otherwise,

(c) Parent and the Parent Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, and

(d) Parent and the Parent Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, any business or transaction contemplated as of the date hereof for which they have unreasonably small capital.

For purposes of this Section 4.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

4.17 Available Funds; Sufficient Authorized but Unissued Shares.

(a) At the Effective Time, Parent and Merger Sub will have available all of the funds necessary (including cash, cash equivalents, available lines of credit or other sources of immediately available funds of Parent and Merger Sub) to consummate the Merger, to pay all fees, expenses and other amounts required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement, and to perform their respective obligations under this Agreement. Parent and Merger Sub expressly acknowledge and agree that their obligations hereunder, including their obligations to consummate the Merger, are not subject to, or conditioned on, receipt of financing.

(b) At the Effective Time, Parent will have sufficient authorized but unissued shares or treasury shares for Parent to meet its obligation to deliver the Parent Shares under this Agreement, and at the Effective Time, the Company stockholders shall acquire good and valid title to the Parent Shares, free and clear of all Liens.

4.18 No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or pursuant to the rules of NASDAQ, for Parent to consummate the transactions contemplated hereby, including in order for Parent to issue such number of Parent Shares constituting the aggregate Stock Consideration in connection with the Merger. Effective immediately following the execution of his Agreement by the parties hereto, Parent has approved and adopted this Agreement in its capacity as sole stockholder of Merger Sub and delivered to the Company evidence of its action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

4.19 Financing.

(a) Parent has received and accepted executed and binding commitment letters dated May 17, 2015 and attached hereto as Exhibit A (the “Commitment Letter”) from Goldman Sachs Bank USA (together with any assignees permitted under Section 5.11(c), the “Lender”), pursuant to which the Lender has committed to provide, subject to the terms and conditions thereof, the full amount of the debt financing described therein (the “Financing”). Parent has delivered to the Company true, complete and correct copies of the executed Commitment Letter and the fee letter related to the Commitment Letter (the “Fee Letter”); provided, however, that the fee amounts and other economic terms set forth in the “market flex” provisions of the Fee Letter, none of which could adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Financing, may be redacted.

(b) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of the Lender to provide the Financing or any contingencies that would permit the Lender to reduce the total amount of the Financing. There are no side letters or other agreements, contracts or arrangements relating to the funding or investing, as applicable, of the full amount of the Financing.

(c) As of the date hereof, assuming the accuracy of the Company’s representations and warranties set forth in this Agreement, the performance by the Company of its obligations hereunder and the satisfaction or waiver of the conditions set forth in Article 6, Parent does not have any reason to believe that any of the conditions to the funding of the Financing set forth in the Commitment Letter will not be satisfied.

(d) The Commitment Letter is valid, binding and enforceable against Parent and the other parties thereto, in each case in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles, including specific performance and injunctive and other forms of equitable relief), and is in full force and effect, and no fact, circumstance, state of affairs or occurrence has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a term or condition precedent on the part of Parent or, to the Knowledge of Parent, any other party thereto under the Commitment Letter. As of the date hereof, the Commitment Letter has not been amended, restated or otherwise modified or waived, and the commitment contained in the Commitment Letter has not been withdrawn, modified or rescinded on or prior to the date of this Agreement. Parent has paid (or caused to be paid) in full any and all commitment fees or other fees or expenses required to be paid pursuant to the terms of the Commitment Letter on or before the date of this Agreement.

In no event shall the receipt or availability of any funds or financing by Parent, Merger Sub or any of their respective affiliates or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations hereunder, including the consummation of the Merger.

4.20 Brokers. Except for Parent’s obligations to Guggenheim Securities, LLC and to Goldman, Sachs & Co., no broker, investment banker, financial advisor or other Person is entitled to any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent or any Parent Subsidiary or any of their respective officers, directors or employees.

4.21 Certain Business Practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the Knowledge of Parent, since February 1, 2014, neither Parent nor any Parent Subsidiary (nor any of their respective officers, directors, employees, consultants, advisors or authorized agents, while acting on behalf of Parent or the Parent Subsidiaries), in connection with the business activities of Parent or the Parent Subsidiaries, (a) has made or agreed to make any contribution, payment, gift or entertainment to any governmental official, employee, political party or agent or any candidate for any federal, state, local or foreign public office for the purpose of securing any unlawful advantage for the benefit of Parent, where either the contribution, payment or gift or the purpose thereof was in violation of the applicable Laws of any federal, state, local or foreign jurisdiction or (b) has violated or operated not in compliance with any applicable embargo or related trade restriction Law imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

4.22 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in this Article 4 (as qualified by the Parent Disclosure Letter), none of Parent, any of its affiliates or any other Person on behalf of Parent makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Parent, the Parent Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company or its Representatives or affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, neither Parent, Merger Sub nor any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company’s or its Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or affiliates, including any information made available in the electronic data room maintained by Parent for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or its Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 4 (as qualified by the Parent Disclosure Letter).

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company and Parent Pending the Closing.

(a) The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except as set forth in Section 5.1(a) of the Company Disclosure Letter, as required by applicable Law or as expressly contemplated or permitted by this Agreement (including the remainder of this Section), or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each Company Subsidiary to, (i) conduct its operations only in the ordinary course of business consistent with past practice and (ii) use its commercially reasonable efforts to maintain and preserve substantially intact its business organization. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1(a) of the Company Disclosure Letter, as required by applicable Law or as expressly contemplated or permitted by this Agreement, or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7:

(i) amend, modify, waive, rescind or otherwise change the Company Charter, the Company Bylaws or the certificate of incorporation, bylaws or equivalent organizational documents of any Company Subsidiary;

(ii) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary, or any rights based on the value of any such Equity Interests (except for transactions between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries), other than (A) the issuance of Company Shares upon the exercise of Company Options or the vesting of Company Restricted Share Awards outstanding as of the date hereof, (B) the adoption of a stockholder rights agreement and the issuance of rights to purchase Equity Interests of the Company pursuant to such stockholder rights agreement and the issuance of Equity Interests pursuant to the exercise of such rights, so long as such stockholder rights agreement is not applicable to the Merger or any of the other transactions contemplated by this Agreement, (C) pursuant to requirements of the Contracts of the Company or any Company Subsidiary that have been disclosed or made available to Parent, in each case as in existence on the date and on the terms as in effect on the date hereof or (D) pledges of Equity Interests in the Company Subsidiaries in connection with the incurrence or refinancing of indebtedness permitted under Section 5.1(a)(ix) below;

(iii) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than any Permitted Lien) or otherwise dispose (collectively, “Disposals”) in whole or in part of any of its properties, assets or rights (other than any Disposals of inventory or excess or obsolete assets, rights or properties in the ordinary course of business, Disposals of Company Leased Real Property, or Disposals of any non-exclusive licenses of Intellectual Property) or any interest therein that have a fair market value in excess of $2,000,000 individually or $10,000,000 in the aggregate (except, in each case, for transactions between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries);

(iv) make any Disposal of material Company Intellectual Property owned by the Company or any Company Subsidiary for a purchase price in excess of $1,750,000, other than (A) the sale, licensing or abandonment of Intellectual Property in the ordinary course of business consistent with past practice, (B) transactions between the Company and any wholly owned Company Subsidiary and not involving any Third Party or (C) transactions between wholly owned Company Subsidiaries and not involving any Third Party;

(v) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests (other than dividends paid by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary or the dividend of rights to purchase Equity Interests of the Company pursuant to a stockholder rights agreement permitted to be adopted under clause (ii) above);

(vi) reclassify, combine, split, subdivide or make any similar change or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock, or other Equity Interests, except (A) the acquisition by the Company of Company Shares in connection with the surrender of Company Shares by holders of Company Options to be able to pay the exercise price of the Company Option in accordance with the terms of such Company Options as in effect on the date hereof, (B) the withholding or disposition of Company Shares to satisfy withholding Tax obligations with respect to awards granted pursuant to the Benefit Plans in accordance with the terms of such awards as in effect on the date hereof, (C) upon the forfeiture of outstanding Company Options or Company Restricted Share Awards pursuant to their terms upon the termination of the employment of the holder thereof or otherwise or (D) the redemption of any Equity Interests pursuant to a stockholder rights agreement permitted to be adopted under clause (ii) above;

(vii) merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary, other than transactions between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(viii) acquire (including by merger, consolidation, or acquisition of stock or assets) any material Equity Interest in or material assets of any Person, business or division thereof, or make any material loan, advance or capital contribution to, or investment in, any Person, business or division thereof, except with respect to such acquisitions, loans, advances, contributions or investments that are in the ordinary course and are for consideration (including assumed indebtedness for borrowed money, if applicable) not exceeding $1,000,000 individually or $10,000,000 for all such transactions by the Company and Company Subsidiaries in the aggregate, except, in each case, for (A) transactions between the Company and any wholly owned Company Subsidiary and not involving any Third Party, (B) transactions between wholly owned Company Subsidiaries and not involving any Third Party or (C) transactions to the extent relating to Company Leased Real Property in the ordinary course of business;

(ix) incur any indebtedness for borrowed money or issue any debt securities or assume or guarantee the obligations of any Person (other than the Company and any direct or indirect wholly owned Company Subsidiary), except (A) in connection with refinancings of existing indebtedness (provided that the principal amount of such new indebtedness shall not exceed the principal amount of the indebtedness refinanced and the terms of such new indebtedness shall not be more onerous to the Company and the Company Subsidiaries compared to the existing indebtedness), (B) for transactions between the Company and any wholly owned Company Subsidiary or between wholly owned Company Subsidiaries, (C) letters of credit and similar instruments issued in the ordinary course of the Company’s business, including the pledging of cash or other security as may be required by the issuer, in each case, not to exceed $10,000,000 in the aggregate, or (D) for (1) borrowings in the ordinary course of business under the Company’s existing credit facilities (or under refinancings of existing credit facilities permitted by Section 5.1(a)(ix)(A)), (2) indebtedness for borrowed money that is prepayable at any time without penalty or premium, and/or (3) short-term borrowings (exclusive of those under any existing credit facilities or refinancings of existing credit facilities) for working capital in the ordinary course of business (provided that the principal amount of any indebtedness incurred by the Company and the Company Subsidiaries pursuant to the foregoing subclauses (1), (2) and (3) does not exceed $15,000,000 in the aggregate);

(x) other than in the ordinary course of business, (A) enter into any Contract that includes a change of control or similar provision that would require a material payment to the other party or parties thereto in connection with the consummation of the Merger or the other transactions contemplated by this Agreement, (B) enter into any Contract that would have been a Material Contract if it were in effect as of the date hereof or (C) materially modify or materially amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any Company Material Contract;

(xi) (A) make any Disposal of any Owned Real Property or (B) purchase or otherwise acquire (x) any real property or any material interest therein or (y) a leasehold interest in any material real property, in each case, other than in the ordinary course of business;

(xii) except as required by Law or to comply with any Benefit Plan as in effect on the date of this Agreement, (A) increase the compensation or benefits of any Participant, except for routine increases in cash compensation to Participants (other than directors and employees with a title above Vice President) in the ordinary course of business consistent with past practice or in connection with promotions or normal merit increases in base salaries or base wages and benefit levels of Participants (other than employees with a title above Vice President) in the ordinary course of business consistent with past practice; (B) grant any rights to severance, change of control, retention or termination pay to any Participant having a title above Vice President, whether pursuant to an employment agreement, severance agreement or otherwise, (C) establish, adopt, enter into, amend in any material respect or terminate any Benefit Plan or any other collective bargaining, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any Participant or (D) take any action to amend or waive any performance or vesting criteria or accelerate the vesting, exercisability or funding under any Benefit Plan;

(xiii) (A) hire or terminate (other than for cause) the employment or service of any director of the Company or any employee of the Company or any Company Subsidiary who has a title above Vice President or appoint any person to a position above Vice President or (B) promote any employee having a title above Vice President;

(xiv) make any material change in financial accounting policies, practices, principles, methods or procedures, other than as required by GAAP or Regulation S-X promulgated under the Exchange Act or other applicable rules and regulations of the SEC or applicable Law;

(xv) other than in the ordinary course of business or as required by Law, (A) make or change any material Tax election, (B) file any material amended Tax Return or (C) settle or compromise any claim relating to a material amount of Taxes of the Company or any Company Subsidiary for an amount materially in excess of amounts reserved, in each case, if such action would reasonably be expected to result in a material increase in the Tax liability of Parent and its Subsidiaries after the Effective Time (it being understood and agreed that, notwithstanding any other provisions of this Agreement to the contrary, the covenants made in this Section 5.1(a)(xv) are the sole and exclusive covenants of the Company made in this Section 5.1 with respect to Taxes);

(xvi) waive, release, assign, settle or compromise any claims, liabilities or obligations arising out of, related to or in connection with litigation (other than litigation arising in connection with this Agreement or the transactions contemplated hereby, which is governed by Section 5.12) or other Proceedings other than settlements of, or compromises for, any such litigation or other Proceedings (A) funded, subject to payment of a deductible, by insurance coverage maintained by the Company or the Company Subsidiaries or (B) for less than $5,000,000 (after taking into account insurance coverage maintained by the Company or the Company Subsidiaries) in the aggregate beyond the amounts reserved on the Company Financial Statements, in each case without any admission of liability or other adverse consequences on the Company or Parent or any of its Subsidiaries;

(xvii) make any capital expenditure in excess of $5,000,000 individually or $10,000,000 in the aggregate, except for capital expenditures that are contemplated by the Company’s existing plan for annual capital expenditures for 2015 previously made available to Parent;

(xviii) enter into any Contract or transaction between the Company or any of its Subsidiaries, on the one hand, and any affiliate or director or officer of the Company on the other hand, other than in the ordinary course of business; or

(xix) authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

(b) Parent agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except as set forth in Section 5.1(b) of the Parent Disclosure Letter, as required by applicable Law or as expressly contemplated or permitted by this Agreement (including the remainder of this Section), or otherwise with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), Parent will, and will cause each Parent Subsidiary to, (i) conduct its operations only in the ordinary course of business consistent with past practice and (ii) use its commercially reasonable efforts to maintain and preserve substantially intact its business organization. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.1(b) of the Parent Disclosure Letter, as required by applicable Law or as expressly contemplated or permitted by this Agreement, or otherwise with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit any Parent Subsidiary to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7:

(i) amend, modify, waive, rescind or otherwise change the Parent’s or Merger Sub’s certificate of incorporation or bylaws in any manner that would be reasonably expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or otherwise be materially adverse to the Company or the holders of the Company Shares or have a Parent Material Adverse Effect;

(ii) purchase, redeem or otherwise acquire, or issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, Parent or any Parent Subsidiary, or any rights based on the value of any such Equity Interests, except (A) the acquisition by Parent of Parent Shares in connection with the surrender of Parent Shares by holders of Parent Options to be able to pay the exercise price of the Parent Option in accordance with the terms of such Parent Options as in effect on the date hereof, (B) the withholding or disposition of Parent Shares to satisfy withholding Tax obligations with respect to awards granted pursuant to the Parent Plans in accordance with the terms of such awards as in effect on the date hereof, (C) the issuance of Parent Shares upon the exercise of Parent Options or the vesting of Parent Restricted Share Awards outstanding as of the date hereof, (D) upon the forfeiture of outstanding Parent Options or Parent Restricted Share Awards pursuant to their terms upon the termination of the employment of the holder thereof or otherwise or (E) pledges of Equity Interests in the Parent Subsidiaries in connection with the incurrence or refinancing of any indebtedness of Parent or the Parent Subsidiaries;

(iii) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests of Parent or reclassify, combine, split, subdivide or make any similar change or amend the terms of, directly or indirectly, any of its capital stock or other Equity Interests of Parent;

(iv) acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business, material assets or securities of any Person if such acquisition would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger; or

(v) authorize, agree or commit, in writing or otherwise, to do any of the foregoing.

5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause the Company Subsidiaries to (i) provide to Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, financing sources and authorized agents (collectively, the “Parent Representatives”) reasonable access, during normal business hours in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company and the Company Subsidiaries, upon prior written notice to the Company, to the officers, employees, properties, Company Permits, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof, (ii) use commercially reasonable efforts to furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, Company Permits, personnel, assets and liabilities of the Company and the Company Subsidiaries as Parent or the Parent Representatives may reasonably request; provided, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes, in its reasonable good faith judgment, that doing so would (A) result in the loss of attorney-client, work product or other privilege, (B) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any Third Party, or otherwise breach, contravene or violate any such effective Contract to which the Company or any Company Subsidiary is a party or (C) breach, contravene or violate any applicable Law (including Competition Laws). In the event that the Company or a Company Subsidiary does not provide access or information in reliance on the preceding proviso, it shall use reasonable best efforts to obtain the consent of the applicable Third Party that is required in order to disclose the applicable information and to otherwise communicate the applicable information to Parent or the Parent Representatives in a way that would not violate the applicable Law or obligation or waive such a privilege; provided, that neither the Company nor any Company Subsidiary shall be required to incur any liabilities, expend any funds or pay any expenses or fees in connection therewith.

(b) Each of Parent and Merger Sub hereby agrees that all information provided to it or any Parent Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Information,” as such term is used in, and shall be treated in accordance with, the confidentiality agreement, effective as of October 21, 2014 and amended as of November 6, 2014, between the Company and Parent (the “Confidentiality Agreement”).

5.3 No Solicitation.

(a) Subject to the other clauses of this Section 5.3, from and after the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 7, none of the Company or any of the Company Subsidiaries shall, and the Company shall instruct the Company Representatives not to on behalf of the Company, directly or indirectly, (i) whether publicly or otherwise, initiate or solicit the submission of any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any Third Party any non-public information relating to the Company or any of its Subsidiaries, or afford to any Third Party access to the business, books, records or other non-public information, or to any personnel, of the Company or any of the Company Subsidiaries, in any such case with the intent to encourage or induce the making, submission or announcement of any offer, proposal or indication of interest that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) enter into, conduct, participate, maintain or engage in any discussions or negotiations with any Third Party with respect to any offer, proposal or indication of interest that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than solely to inform any Third Party of the existence of the provisions contained in this Section 5.3) (provided, that the Company may contact the Person that made any Acquisition Proposal solely for the purpose of seeking clarification of solely the terms or conditions of such Acquisition Proposal), (iv) approve, adopt, declare advisable or recommend an Acquisition Proposal, (v) withdraw, amend or modify in any manner adverse to Parent or Merger Sub the Company Board Recommendation, (vi) enter into any letter of intent, memorandum of understanding, agreement in principle or other similar document, or any Contract providing for or relating to any Acquisition Proposal or requiring it to abandon, terminate or fail to consummate, or that is intended to result in the abandonment of, termination of or failure to consummate any of the transactions contemplated by this Agreement, (vii) grant any waiver or release with the effect thereof under any standstill agreement or anti-takeover Law for the purpose of allowing a Third Party to make an Acquisition Proposal or (viii) resolve, propose or agree to do any of the foregoing (any action set forth in the foregoing clauses (iv), (v) or (viii) (to the extent related to the foregoing clauses (iv) or (v)), a “Change of Board Recommendation”). The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than Parent) conducted prior to the date hereof by the Company, the Company Subsidiaries or any of the Company Representatives that would reasonably be expected to lead to any Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its representatives to any online or other data rooms containing any non-public information in respect of the Company or any of its Subsidiaries. The Company shall, as soon as practicable following the date hereof, request of each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, to promptly return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of the Company Subsidiaries.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), but subject to Section 5.3(c), if at any time following the date hereof and prior to the time that the Company Stockholder Approval is obtained (i) the Company receives a bona fide written Acquisition Proposal from a Third Party that was unsolicited and not otherwise obtained in violation of Section 5.3(a) and (ii) the Company Board determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may in response to such Acquisition Proposal (A) furnish information with respect to the Company and the Company Subsidiaries to the Third Party making such Acquisition Proposal, its representatives and potential sources of financing and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal, its representatives and potential sources of financing regarding such Acquisition Proposal, in each case, only if (1) the Company gives Parent a written notice that states that the Company has received such Acquisition Proposal and includes all the information required by Section 5.3(c) in accordance with Section 5.3(c) and thereafter continues to comply with Sections 5.3(c) and 5.3(d), (2) prior to furnishing any non-public information to such Person, the Company shall have an Acceptable Confidentiality Agreement with such Person and prior to or substantially contemporaneously with the provision of any non-public information concerning the Company or the Company Subsidiaries to any such Person, the Company provides such information to Parent (if such information has not previously been furnished to Parent or the Parent Representatives) and (3) the Company Board shall have reasonably determined in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

(c) As promptly as practicable (and in any event within forty-eight (48) hours) following the receipt by the Company, any of its Subsidiaries or any Company Representatives of (i) an Acquisition Proposal or (ii) any

request for information or to engage in negotiations or discussions that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent notice of (A) the receipt of such Acquisition Proposal, request or inquiry, (B) the material terms and conditions of such Acquisition Proposal, request or inquiry (including of any financing arrangements to the extent provided to the Company, any of its Subsidiaries or any Company Representatives) and (C) a copy of all material written materials provided by such Person in connection with such Acquisition Proposal, request or inquiry (provided, that the Company may redact the identity of, or any identifying facts regarding, the Person making such Acquisition Proposal if such disclosure would violate any Contract by which the Company or any Company Subsidiary is bound as of the date hereof). The Company shall keep Parent reasonably informed, on a reasonably current basis, of any material developments or material modifications to the terms of any such Acquisition Proposal.

(d) Notwithstanding anything to the contrary contained in Section 5.3(a), if (i) the Company has received a bona fide written Acquisition Proposal that the Company Board determines, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, the Company Board may at any time prior to the time that the Company Stockholder Approval is obtained, (A) effect a Change of Board Recommendation with respect to such Superior Proposal or fail to include the Company Board Recommendation in the Schedule 14D-9 and/or (B) terminate this Agreement pursuant to Section 7.1(f) to enter into a definitive agreement with respect to such Superior Proposal, or (ii) an Intervening Event has occurred and is continuing, the Company Board may at any time prior to the Effective Time effect a Change of Board Recommendation, in each case, subject to the requirements of this Section 5.3(d). The Company shall not be entitled to effect a Change of Board Recommendation with respect to a Superior Proposal or Intervening Event pursuant to this Section 5.3(d) or terminate this Agreement pursuant to Section 7.1(f) to enter into a definitive agreement with respect to a Superior Proposal unless (A) the Company shall have provided to Parent at least three (3) Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall state expressly (1) that it has received a Superior Proposal or an Intervening Event has occurred, (2) in the case of a Superior Proposal, the material terms and conditions of such Superior Proposal (including any financing arrangements to the extent provided to the Company and/or any Company Representatives) and the identity of the Person making such Superior Proposal, or, in the case of an Intervening Event, the material facts and circumstances (based on information reasonably available) related to such Intervening Event, and (3) that it intends to terminate this Agreement pursuant to Section 7.1(f) or effect a Change of Board Recommendation and (B) the Company Board shall have reasonably concluded in good faith, after consultation with outside legal counsel, that the failure to effect a Change of Board Recommendation or terminate this Agreement pursuant to Section 7.1(f) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. During the Notice Period, if requested by Parent, the Company shall engage in good faith negotiations with Parent and its financial and legal advisors regarding any amendment to this Agreement proposed in writing by Parent, and the Company Board shall consider in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) that may be irrevocably offered in writing by Parent (the “Proposed Changed Terms”) by no later than 11:59 p.m., New York City time, on the last day of the Notice Period. Notwithstanding anything in this Section 5.3(d) to the contrary, the Company Board may not effect a Change of Board Recommendation or terminate this Agreement pursuant to Section 7.1(f) until the expiration of the Notice Period and unless and until the Company Board concludes in good faith, after considering the Proposed Changed Terms (if any are proposed by Parent) and consultation with outside legal counsel, that the failure to effect a Change of Board Recommendation or terminate this Agreement pursuant to Section 7.1(f) would still be reasonably expected to be inconsistent with its fiduciary duties under applicable Law. In the event of any material revisions or modifications to such Superior Proposal, the Company shall be required to promptly (but in any event within twenty-four (24) hours) deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that the Notice Period shall be two (2) Business Days with respect to any such revised Superior Proposal, but no such new written notice shall shorten the original Notice Period.

(e) Nothing contained in this Section 5.3 shall prohibit the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of

Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be reasonably expected to be inconsistent with its fiduciary duties under applicable Law or violate applicable Law; provided, that notwithstanding the foregoing sentence, such disclosure may constitute a Change of Board Recommendation in accordance with the terms of this Section 5.3. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

5.4 Efforts.

(a) The Company, Parent and Merger Sub shall use all reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, and to assist and cooperate with the parties in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) take all such actions as may be reasonably required to cause the expiration of the notice periods under Competition Laws with respect to such transactions as promptly as practicable after the execution of this Agreement, (iii) obtain (A) from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries to effect the Closing by not later than three (3) Business Days prior to the Outside Date (including any such approvals required under the HSR Act), and to avoid any action or proceeding by any Governmental Entity (including those in connection with the pre-merger notification obligations of the HSR Act) or any other Person, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (B) from any Third Party any consents or notices that are required to be obtained or made by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, in connection with the transactions contemplated by this Agreement only to the extent that Parent, Merger Sub and the Company reasonably determine, after consultation and cooperation with one another, that such consent or notice should be obtained or made; provided, that none of Parent, Merger Sub or the Company shall be required to incur any liabilities, expend any funds or pay any expenses or fees in connection with obtaining such Third Party consents, (iv) cause the satisfaction of all conditions set forth in Article 6, (v) defend and seek to prevent the initiation of all actions, lawsuits or other legal, regulatory or other Proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, in each case until the issuance of a final, nonappealable Order, (vi) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby, in each case until the issuance of a final, nonappealable Order, (vii) as promptly as practicable, make or cause to be made all necessary applications and filings (and in any event file all required HSR Act notifications within ten (10) Business Days after the date hereof), make any other required submissions, and pay any fees due in connection therewith (all such fees to be solely the responsibility of, and to be paid by, Parent and Merger Sub), with respect to this Agreement and the Merger required under any Competition Laws and the parties shall request early termination of the waiting period under the HSR Act in making such filings, (viii) prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity to consummate the Merger or the other transactions contemplated by this Agreement (collectively, the “Required Approvals”), (ix) take all reasonable steps as may be necessary to obtain all such consents and the Required Approvals, and (x) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under any other applicable Law. No party to this Agreement shall consent to any delay of the Closing at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, delayed or conditioned. Parent and Merger Sub shall not, except as may be consented to in advance in writing by the Company, directly or indirectly through one or more of its affiliates, acquire any Person or material assets thereof or interest therein, if such acquisition would reasonably be expected to cause a material delay in or otherwise result in the failure to satisfy any of the conditions contained in Article 6 or the consummation of the Merger. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby agree and acknowledge that neither this Section 5.4 nor the “reasonable best efforts” standard shall require, or be construed to require, the Company, Parent, Merger Sub or their respective Subsidiaries or affiliates to sell, dispose of or divest any assets or businesses, other than as would not be reasonably expected to have a material adverse effect on the Company or any Company Subsidiaries, taken as a whole, or Parent or any Parent Subsidiaries, taken as a whole, in order to obtain any required approval from any Governmental Entity.

(b) Without limiting the generality of anything contained in this Section 5.4, each party hereto shall (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other parties notified as to the status of any such request, inquiry, investigation, action or other Proceeding, (iii) promptly notify the other parties of any oral or written communication to or from any Governmental Entity regarding the Merger or any of the other transactions contemplated by this Agreement and (iv) promptly provide to the other parties copies of any written communications received or provided by such party, or any of its Subsidiaries, from or to any Governmental Entity with respect to the Merger or any other transactions contemplated by this Agreement; provided, that Parent and the Company may, as each reasonably and in good faith deems advisable and necessary, designate any competitively sensitive material provided to the other under this section as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Each party hereto will consult and cooperate with the other parties with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to all notices, submissions, or filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement or any transactions contemplated by this Agreement and will permit the other parties to review and discuss in advance and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or other Proceeding, each party hereto will consult with the other parties in advance and give the other parties or their authorized representatives the opportunity to be present at each meeting or teleconference relating to such request, inquiry, investigation, action or other Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or other Proceeding.

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

5.5 Preparation of Proxy Statement; Stockholders Meetings.

(a) Parent and the Company shall cooperate in preparing, and as promptly as reasonably practicable following the date hereof, file the Proxy Statement/Prospectus and Form S-4. The Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4. The Company will cause the Proxy Statement/Prospectus to be mailed to the Company’s stockholders as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall use reasonable best efforts, and the Company shall cooperate with Parent, to have the Form S-4 declared effective by the SEC and to keep the

Form S-4 effective through the Closing in order to consummate the Merger and the transactions contemplated hereby. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance and reservation of Parent Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Shares, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action. Each of Parent or the Company shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments, and advise each other of any oral comments, with respect to the Proxy Statement/Prospectus or Form S-4 received from the SEC. Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both the Company and Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, is discovered by Parent or the Company and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of the Company in accordance with applicable Law.

(b) The Company shall duly take all lawful action to call, give notice of, convene and hold the Company Stockholders Meeting as soon as practicable following the declaration of effectiveness of the Form S-4 by the SEC for the purpose of obtaining the Company Stockholder Approval. The Company shall not postpone or adjourn the Company Stockholders Meeting except to the extent required by applicable Law or to solicit additional proxies and votes in favor of adoption of this Agreement if sufficient votes to constitute the Company Stockholder Approval have not been obtained. The record date for the Company Stockholders Meeting shall be determined by the Company with prior consultation with Parent.

(c) The Company Board shall, except in the case of a Change in Board Recommendation made in accordance with the terms of this Agreement, recommend the adoption of this Agreement by the Company stockholders to the effect as set forth in Section 3.3, and, subject to Section 5.3, shall use reasonable best efforts to solicit the Company Stockholder Approval. Notwithstanding any Change in Board Recommendation pursuant to Section 5.3, unless this Agreement is otherwise terminated in accordance with its terms, this Agreement shall be submitted to the Company’s stockholders at the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation.

5.6 Public Announcements. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall use reasonable best efforts to cause their respective advisors and controlled affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case to the extent permitted by Law the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before making any such public announcements or (b) with respect to any press release or other public statement by the Company permitted by Section 5.3. The press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent.

5.7 Employee Benefit Matters.

(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time; provided that the foregoing shall not prevent or otherwise limit Parent or the Surviving Corporation from amending or terminating any Benefit Plan in accordance with its terms as of the date hereof (or, in the case of any Benefit Plan permitted to be amended under the terms of this Agreement, as of the Closing Date). For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each Person who is employed by the Company or the Company Subsidiaries immediately prior to the Effective Time who continues in the employ of Parent, the Surviving Corporation or any of their respective affiliates on or after the Effective Time (“Company Employees”) (i) base salary or wage rate and cash bonus opportunities that, in each case, are no less favorable than were provided to the Company Employee immediately before the Effective Time and (ii) all other compensation and employee benefits that are substantially equivalent in the aggregate to those provided to the Company Employee immediately before the Effective Time (except that no payments or benefits under any defined benefit pension plan or the Retention Program shall be taken into account for purposes of determining whether the other compensation and employee benefits are substantially equivalent).

(b) For purposes of vesting, eligibility to participate and for calculating severance and vacation entitlements under the employee benefit plans of Parent and the Parent Subsidiaries (each, a “New Plan”), each Company Employee shall be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that the foregoing shall not apply (i) with respect to accruals under a defined benefit pension plan, (ii) to the extent that its application would result in a duplication of benefits, or (iii) with respect to any newly established New Plan for which prior service is not taken into account for employees of Parent or any of its affiliates. In addition and without limiting the generality of the foregoing, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent that coverage under such New Plans is comparable to a Benefit Plan in which such Company Employee participated immediately prior to the Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall use its commercially reasonable efforts to cause all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans, and Parent shall use its commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Benefit Plans will occur at the Effective Time, as applicable.

(d) Prior to the Effective Time (but not earlier than ten (10) Business Days prior to the Effective Time), the Company shall (unless otherwise instructed by the Parent prior to the taking of such actions) take all such actions as are necessary, including the adoption of board of directors or compensation committee resolutions or consents, to terminate the Company’s 401(k) plan(s), effective no later than the day immediately prior to the Effective Time, with such termination subject to the occurrence of the Effective Time. Prior to the Effective Time, the Company shall provide Parent with evidence that such plan(s) have been terminated. The form and substance of such resolutions shall be subject to the review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed). Parent shall cause the 401(k) plans of Parent or its affiliates to accept as soon as reasonably practicable rollover distributions from current and former employees of the Company and its Subsidiaries with respect to such individuals’ account balances (including loans), if elected by any such individuals.

(e) With respect to each Benefit Plan that is a seasonal bonus plan (each, a “Seasonal Plan”), immediately prior to the Effective Time, the Company may pay to each employee of the Company and the Company Subsidiaries actively employed as of immediately prior to the Effective Time and then participating in such Seasonal Plan, a bonus equal to the product obtained by multiplying (i) the Company Employee’s full-season bonus entitlement under such Seasonal Plan, based on deemed performance at “target” (100%) levels, and (ii) a fraction, the numerator of which equals the number of days that have elapsed during the applicable season through the Closing Date and the denominator of which equals the total number of days in the applicable season; provided that, if the Effective Time occurs on or after August 2, 2015, the Company shall pay out in full or defer, as applicable, any bonus under the Season Plans for the current season and any subsequent season that ends on or prior to such Effective Time based on actual performance. The term “Seasonal Plan” shall include both short term incentive compensation programs and long-term restricted cash programs under the Company’s Management Performance Compensation Plan, as amended through March 7, 2012.

(f) No later than thirty (30) Business Days following the Effective Time, the Surviving Corporation shall pay out all earned and unpaid amounts under the Long-Term Restricted Cash Program (“LTRCP”) for fiscal years 2012, 2013, 2014 and, if the Effective Time occurs on or after August 2, 2015, 2015. Section 5.7(f) of the Company Disclosure Letter sets forth a list of LTRCP participants and the earned and unpaid amounts payable to such participants in respect of fiscal years 2012, 2013 and 2014. If the Effective Time occurs on or after August 2, 2015, amounts in respect of the performance period ending prior to such time shall be determined prior to the Effective Time in good faith by the Company in accordance with the LTRCP.

(g) The Company may establish a cash-based retention program in the aggregate amount of $7,500,000 to promote retention and to incentivize efforts to consummate the Closing (the “Retention Program”) with any such payments from such Retention Program to be paid no earlier than the first to occur of (i) the three (3)-month anniversary of the Effective Time, (ii) a Qualifying Termination (as defined in the Company’s Special Severance Plan in effect as of the date hereof), (iii) a termination of employment due to disability or (iv) a termination of employment due to death and, in the case of subclauses (ii) and (iii), subject to the delivery by the participant of a non-mutual release of claims in favor of the Company in a form no less favorable than the release provided by the employee in the form of release attached to the Company’s Special Severance Plan. Amounts under the Retention Program shall be allocated among the employees of the Company and the Company Subsidiaries identified, and in the amounts and on the terms determined, by the Chief Executive Officer of the Company (or her designee(s)); provided, however, that the Company shall consult in good faith with Parent regarding the allocation and timing of payment of amounts under the Retention Program. If a retention award or portion thereof under the Retention Program is forfeited by a participant, the Chief Executive Officer of the Company (or her designee(s)) may reallocate the retention award (or unpaid portion thereof) to existing employees or new hires of the Company and the Company Subsidiaries.

(h) Nothing in this Agreement shall confer upon any Company Employee or other Person any right to continue in the employ or service of the Company, the Surviving Corporation, Parent, the Parent Subsidiaries or any of their respective affiliates. Except as expressly set forth in this Section 5.6, no provision of this Agreement: (i) shall limit the ability of the Company or any of its affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, (ii) shall be deemed or construed to amend, establish, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, or (iii) create any third party beneficiary rights or obligations in any person (including any current or former service provider or employee of Parent or any of its Subsidiaries (or any beneficiaries or dependents thereof)) or any right to employment or continued employment or to a particular term or condition of employment with the Company or any of its affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries).

5.8 Indemnification of Directors and Officers.

(a) For six (6) years from and after the Effective Time, the Surviving Corporation and Parent shall indemnify and hold harmless all past and present directors and officers of the Company or each Company Subsidiary (collectively, the “Covered Persons”) to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Charter, the Company Bylaws, the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of any Company Subsidiary and indemnification agreements, if any, in existence on the date of this Agreement and set forth in Section 3.13 of the Company Disclosure Letter (collectively, the “Existing Indemnification Agreements”) arising out of acts or omissions in their capacity as directors or officers of the Company or any Company Subsidiary occurring at or prior to the Effective Time (including in connection with the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby). The Surviving Corporation and Parent shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 5.8 in accordance with the procedures (if any) set forth in the Company Charter, the Company Bylaws, the certificate of incorporation and bylaws, or equivalent organizational documents, of any Company Subsidiary, and any Existing Indemnification Agreements; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined in a final, non-appealable judgment by a court of competent jurisdiction that such Person is not entitled to indemnification and complies with other applicable provisions imposed under applicable Law. Notwithstanding anything herein to the contrary, if any Proceeding (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such Proceeding or investigation. Notwithstanding anything contained in this Section 5.8 or otherwise, neither Parent nor the Surviving Corporation shall have any obligation hereunder to any Covered Person if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such indemnification is prohibited by applicable Law, in which case the Covered Person shall promptly refund to Parent or the Surviving Corporation the amount of all such expenses theretofore advanced pursuant hereto.

(b) For not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Charter and the Company Bylaws. Following the Effective Time, the Existing Indemnification Agreements shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) For not less than six (6) years from and after the Effective Time, the Company and the Surviving Corporation, as applicable, shall, and Parent shall cause the Surviving Corporation to, maintain for the benefit of the directors and officers of the Company and the Company Subsidiaries, as of the date of this Agreement and as of the Effective Time, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of the Company and the Company Subsidiaries (true and complete copies which have been previously made available to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount (the maximum amount of the aggregate annual premium over such six (6) year term, the “Maximum Premium”). In lieu of the foregoing, at or prior to the Effective Time, the Company may obtain, at its election, prepaid policies, which policies provide such directors and officers with coverage for an aggregate period of at least six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in connection with the adoption and approval of this Agreement and the transactions contemplated by this Agreement; provided, that the Company shall not spend in excess of the Maximum Premium to obtain such prepaid policies. If such prepaid policies have been obtained prior to the Effective Time, the Company and the Surviving Corporation, as applicable, shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.8.

(e) The obligations under this Section 5.8 shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including successors and assigns) shall be Third Party beneficiaries of this Section 5.8. In the event of any breach by the Surviving Corporation or Parent of this Section 5.8, the Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 5.8 as such fees are incurred upon the written request of such Covered Person.

5.9 Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent, Merger Sub, this Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing. Neither Parent, Merger Sub or the Company will take any action that would cause this Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such Laws.

5.10 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a “covered person” of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Shares, Company Options or Company Restricted Share Awards pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

5.11 Financing.

(a) Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain and to consummate the Financing on the terms and conditions described in the Commitment Letter (including the flex provisions related thereto), subject to any amendments or modifications thereto permitted by Section 5.11(c), including using reasonable best efforts to (i) maintain in effect the Commitment Letter, (ii) negotiate and enter into definitive agreements with respect to the Financing on the terms and conditions (including the flex provisions) contained in the Commitment Letter, subject to any amendments or modifications thereto permitted by Section 5.11(c); (iii) satisfy on a timely basis all conditions applicable to Parent or Merger Sub contained in the Commitment Letter and that are within Parent’s or Merger Sub’s control, including the payment of any commitment, engagement or placement or other fees required as a condition to the Financing and due and payable by Parent or Merger Sub, (iv) upon the satisfaction or waiver of such conditions and the conditions set forth in Article 6, consummate the Financing on or prior to the Closing (with respect to amounts required to consummate the Merger), including by drawing on any interim or bridge financing facilities contemplated thereby, (v) obtain such third-party consents as may be reasonably required in connection with the Financing, (vi) comply with its obligations under the Commitment Letter and (vii) enforce its rights under the Commitment Letter in the event of any failure to fund thereunder by the Lender. If Parent or Merger Sub becomes aware of any event that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Commitment Letter, Parent and Merger Sub shall promptly (and in any event within two (2) Business Days) notify the Company and shall use reasonable best efforts to arrange as promptly as practicable any such portion from alternative sources on terms and conditions no less favorable, in the aggregate, to Parent and Merger Sub and to the Company than the terms and conditions set forth in the Commitment Letter and that would not have any of the effects prohibited by Section 5.11(c) (such financing, “Alternative Financing”); provided, that in the case of (A) the continuation of the asset-based lending facilities of the Parent or the Company in lieu of the asset-based lending facilities under the Commitment Letter, subject to no additional or otherwise more onerous conditions than as set forth in the Commitment Letter with respect to the asset-based lending facility contemplated thereby and/or (B) the reduction of the term loan commitments under the Commitment Letter due to the realization by Parent of the proceeds of a debt securities offering, no such notice shall be required and such actions shall not constitute an amendment or modification of the Commitment Letter, nor shall such actions be deemed to contravene this Section 5.11(a). Parent and Merger Sub shall (A) give the Company prompt oral and written notice of any breach or default by any party to the Commitment Letter, Alternative Financing, or definitive financing agreements related thereto, any purported termination or repudiation by any party to the Commitment Letter, Alternative Financing, or definitive financing agreements related thereto or upon receipt of notice of any material dispute or disagreement between or among the parties to the Commitment Letter, Alternative Financing, or definitive financing agreements related thereto and (B) otherwise keep the Company reasonably informed of the status of Parent and Merger Sub’s efforts to arrange the Financing or Alternative Financing.

(b) The Company shall provide, and shall cause its Subsidiaries and use reasonable best efforts to cause the Company Representatives to provide, such assistance with the Financing (or any Alternative Financing) or the continuation of the asset-based lending facilities of Parent or the Company as is reasonably requested by Parent. Such assistance shall consist of, at the reasonable request of Parent, (i) participation in meetings, drafting sessions and due diligence, lender, investor, rating agency and other presentations, upon reasonable advance notice, (ii) furnishing Parent and the Lender with financial statements and other financial information regarding the Company and the Company Subsidiaries to the extent customary in connection with the preparation of offering or information documents to be used for the Financing and reasonably requested by Parent or any proposed financing source in connection with the financing contemplated by the Commitment Letter (including any Alternative Financing) or the continuation of the asset-based lending facilities of Parent or the Company, (iii) participation in the negotiation, execution and delivery (to be effective at the Closing) of any such financing documents as may be reasonably requested by Parent, (iv) assisting Parent and the Lender in (A) the timely preparation of offering documents, private placement memoranda, bank information memoranda and similar documents in connection with any portion of such financing, including the provision of any information as may be necessary so as to ensure that the financing information pertaining to the Company and the Company Subsidiaries is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not materially misleading, (B) the timely preparation of materials for due diligence, lender, investor, rating agency and other presentations, and (C) the compliance with the reasonable requirements of rating agencies, (v) cooperating with the marketing efforts of Parent and the Lender for any portion of such financing, (vi) facilitating the pledging of collateral, including cooperating with Parent’s efforts to obtain appraisals, financial analyses, surveys, environmental assessments, third party consents and estoppels, mortgage financeability and title insurance, (vii) using reasonable best efforts to cause the Company’s independent auditors and other Company Representatives to cooperate with such financing, (viii) entering into one or more credit or other financing-related agreements and executing any certificates or other documents on terms satisfactory to Parent on behalf of Parent or the Company or any of its Subsidiaries in connection with such financing (so long as such documents would not have any effect prior to or in the absence of a Closing) and (ix) taking all corporate actions with respect to Subsidiaries of the Company (but not the Company itself), subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of such financing and the direct borrowing or incurrence of all of the proceeds of such financing at the Closing. Notwithstanding anything in this Agreement to the contrary, (i) neither the Company nor any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or enter into any definitive agreement, incur any other liability or obligation in connection with the Financing (or any Alternative Financing) or the continuation of the asset-based lending facilities of Parent prior to the Effective Time, (ii) none of the Company or any of the Company Subsidiaries shall be required to take any action that will conflict with or violate the Company’s or such Company Subsidiary’s organizational documents or any applicable Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of or default under, any Contract to which the Company or any of the Company Subsidiaries is a party, (iii) no officer, director or other representative of the Company or any of the Company Subsidiaries shall be required to deliver any certificate or opinion, or take any action pursuant to this Section 5.11(b), that could reasonably be expected to result in personal liability and (iv) neither the Company or any Company Subsidiary nor any Persons who are directors of the Company or any Company Subsidiary shall be required to pass resolutions or consents to approve or authorize the execution of the Financing (or any Alternative Financing) or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, prior to the Effective Time. None of the representations, warranties or covenants of the Company shall be deemed to apply to, or deemed breached or violated by, any of the actions contemplated by this Section 5.11(b) or by any action taken by the Company at the request of Parent or its Lender. Parent shall promptly, upon request by the Company, reimburse and indemnify the Company for any reasonable and documented out-of-pocket costs, expenses and liabilities incurred in connection with the Company’s or any of the Company Subsidiaries or any of their respective affiliates obligations under this Section 5.11(b). The Company hereby consents to use of its and its Subsidiaries’ logos in connection with such financing; provided, that such logos are used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any of its Subsidiaries, or their reputation, goodwill or marks and that Parent, Merger Sub, the Lender and their respective affiliates and Representatives shall obtain no rights in such logos. Any information provided to Parent or any other Person pursuant to this Section 5.11(b) shall be subject to the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub shall not, without the prior written consent of the Company, (i) permit any termination, amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letter or Fee Letter if such termination, amendment, modification, waiver or remedy (A) reduces the committed amount of the Financing such that Parent would not have sufficient funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement, (B) (i) adds new conditions or (ii) modifies any existing conditions to the consummation of all or any portion of the Financing to the extent, in the case of clause (ii), that it would reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement (it being understood that Parent may amend, restate, modify, supplement or replace the Commitment Letter to add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments), (C) adversely affects the ability of Parent or Merger Sub to enforce its rights against other parties to the Commitment Letter or the definitive agreements in respect thereof or (D) could otherwise reasonably be expected to prevent, impede or delay the consummation the Merger or the other transactions contemplated by this Agreement or (ii) undertake any merger, acquisition, joint venture or debt or equity financing that could be expected to prevent or materially impair or delay consummation of the Financing contemplated by the Commitment Letter or any Alternative Financing contemplated by any new debt commitment letter; provided that (i) the continuation of the asset-based lending facilities of the Parent or the Company in lieu of the asset-based lending facilities under the Commitment Letter, subject to no additional or otherwise more onerous conditions than as set forth in the Commitment Letter with respect to the asset-based lending facility contemplated thereby and/or (ii) the reduction of the term loan commitments under the Commitment Letter due to the realization by Parent of the proceeds of a debt securities offering shall not constitute an amendment or modification of the Commitment Letter, nor shall such actions be deemed to contravene this Section 5.11(c).

(d) In no event shall the receipt or availability of the Financing, Alternative Financing or any other funds or financing by Parent or Merger Sub or any of their respective affiliates be a condition to any of Parent’s or Merger Sub’s obligations hereunder.

5.12 Stockholder Litigation. The parties shall cooperate and consult with one another in connection with any Proceeding by the Company’s stockholders against the Company or any of its directors, officers or affiliates with respect to this Agreement or the transactions contemplated hereby and shall give Parent notice of any such Proceeding as promptly as practicable. The Company shall not compromise or settle any Proceeding commenced against it or its directors, officers and/or affiliates relating to this Agreement or the transactions contemplated hereby (including the Merger) without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.13 NASDAQ Listing. Prior to the Effective Time, Parent shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its party under applicable Laws and rules and policies of NASDAQ to cause the Parent Shares to be issued in the Merger and such other Parent Shares to be reserved for issuance in connection with the Merger to be approved for listing on NASDAQ, subject to official notice of issuance.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) No Injunctions or Restraints; Illegality. The consummation of the Merger shall not be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity, and there shall not be in effect any Law enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that prevents the consummation of the Merger.

(c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(d) NASDAQ Listing. The Parent Shares to be issued in the Merger and such other Parent Shares to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

6.2 Additional Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at the Effective Time of each of the following additional conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.1, Section 3.2 (other than the representations and warranties contained in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(e)), Section 3.3, Section 3.21, Section 3.23 (except, subject to the terms of Section 5.3, in the event that the Company or any Company Subsidiary engages another financial advisor in connection with the evaluation of an Acquisition Proposal) and Section 3.24 shall be true and correct in all material respects and at and as of the Effective Time, as though made at and as of the Effective Time, (ii) the representations and warranties of the Company set forth in Sections 3.2(a), 3.2(b) and 3.2(c) shall be true and correct in all respects, except for any de minimis inaccuracies, at and as of the Effective Time, as though made at and as of the Effective Time, (iii) the representations and warranties of the Company set forth in Section 3.10(b) shall be true and correct in all respects, at and as of the Effective Time, as though made at and as of the Effective Time and (iv) each of the other representations and warranties of the Company in this Agreement shall be true and correct in all respects at and as of the Effective Time, as though made at and as of the Effective Time, except (A) in the case of subclauses (i), (ii) and (iv), representations and warranties that are expressly made as of an earlier date shall be true and correct only at and as of such date, and (B) in the case of subclause (iv), where the failure of such representations or warranties to be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifier set forth therein) would, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have received an officer’s certificate duly executed by an authorized officer of the Company to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction at the Effective Time of each of the following additional conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 4.1, Section 4.2 (other than the representations and warranties contained in Sections 4.2(a) and 4.2(b)) and Section 4.3, shall be true and correct in all material respects at and as of the Effective Time,

(ii) the representations and warranties of Parent set forth in Sections 4.2(a) and 4.2(b) shall be true and correct in all respects, except for any de minimis inaccuracies, at and as of the Effective Time, as though made at and as of the Effective Time, (iii) the representations and warranties of Parent set forth in Section 4.11(b) shall be true and correct in all respects, at and as of the Effective Time and (iv) each of the other representations and warranties of Parent in this Agreement shall be true and correct in all respects at and as of the Effective Time, except (A) in the case of subclauses (i), (ii) and (iv), representations and warranties that are expressly made as of an earlier date shall be true and correct only at and as of such date, and (B) in the case of subclause (iv), where the failure of such representations or warranties to be true and correct (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifier set forth therein) would, individually or in the aggregate with all other failures to be true or correct, have or reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have received an officer’s certificate duly executed by an authorized officer of Parent to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time and, except as specifically provided below, whether before or after the Company Stockholder Approval:

(a) by mutual written agreement of Parent, Merger Sub and the Company, by action of their respective Boards of Directors;

(b) by either the Company or Parent, if the Effective Time shall not have occurred on or before February 17, 2016 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose breach of this Agreement (including such party’s obligations set forth in Section 5.4) has been the primary cause of or primarily resulted in the non-satisfaction of any condition set forth in Article 6 hereto or the failure of the Effective Time to occur on or before the Outside Date;

(c) by either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order, enacted or interpreted any Law or taken any other action or any Law shall be in effect, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal, prior to the Effective Time, the consummation of the Merger, and, in each case, such Order or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall be available only if the party seeking to terminate this Agreement shall have used all reasonable best efforts to resist, resolve or lift, as applicable, such Order before asserting the right to terminate under this Section 7.1(c);

(d) by either the Company or Parent, if the Company Stockholder Approval has not been obtained at the Company Stockholders Meeting; provided, that no party may terminate this Agreement pursuant to this Section 7.1(d) if such party has breached in any material respect any of its obligations under this Agreement in a manner that caused the failure to obtain the Company Stockholder Approval at the Company Stockholders Meeting;

(e) by Parent, at any time prior to the Company Stockholder Approval, if the Company Board shall have effected a Change of Board Recommendation (it being understood and agreed that any written notice of the Company’s intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) in and of itself shall not result in Parent having any termination rights pursuant to this Section 7.1(e)) (provided, that Parent’s right to terminate this Agreement pursuant to this Section 7.1(e) shall expire at 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the date on which the event first permitting such termination occurred);

(f) by the Company, at any time prior to the Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, but only if the Company shall have complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal; provided, that (i) substantially concurrent with the termination of this Agreement, the Company enters into a definitive agreement providing for a Superior Proposal, and (ii) the Company shall prior to or concurrently with such termination pay, or cause to be paid, the Termination Fee to, or for the account of, Parent pursuant to Section 7.3(b);

(g) by Parent, at any time prior to the Effective Time, if: (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure prior to the Outside Date or at least forty-five (45) days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects; provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by Parent of its material representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects; or

(h) by the Company, at any time prior to the Effective Time, if: (i) there has been a breach by Parent of any of its representations, warranties or covenants contained in this Agreement such that any condition set forth in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure prior to the Outside Date or at least forty-five (45) days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects; provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its material representations, warranties or covenants contained in this Agreement, and such breach shall not have been cured in all material respects.

7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and this Agreement shall become void and of no further force or effect without liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, affiliates, officers or directors; provided, that (i) no such termination shall relieve the Company of its obligation to pay the Termination Fee or Expense Reimbursement if, as and when required pursuant to Section 7.3 (which Section 7.3 shall survive any such termination); (ii) no such termination shall relieve any party for liability for such party’s breach of this Agreement prior to its termination or for fraud; and (iii) (A) the Confidentiality Agreement, (B) Parent’s and Merger Sub’s payment obligations and liabilities under Section 5.4(a)(vii) of this Agreement, (C) Parent’s and Merger Sub’s reimbursement and indemnification obligations under Section 5.11(b) of this Agreement and (D) Section 5.2(b), this Section 7.2, Section 7.3 and Article 8 of this Agreement and the definitions of all defined terms appearing in such Sections shall survive the termination of this Agreement.

7.3 Termination Fee.

(a) The parties agree that if this Agreement is terminated pursuant to Section 7.1(d), then the Company shall reimburse the Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed $5,000,000 (five million dollars) (the “Expense Reimbursement”) within two (2) Business Days of such termination. For the avoidance of doubt, (i) in no event shall the Company be required to pay the Expense Reimbursement on more than one (1) occasion and (ii) in no event shall the sum of the Expense Reimbursement and Termination Fee payable by the Company exceed $48,270,000.

(b) The parties agree that if this Agreement is terminated by Parent pursuant to Section 7.1(e) or by the Company pursuant to Section 7.1(f), then the Company shall pay (or cause to be paid) to Parent prior to or concurrently with such termination, in the case of a termination by the Company, or within two (2) Business Days thereafter, in the case of a termination by Parent, a termination fee equal to $48,270,000 (the “Termination Fee”).

(c) The parties agree that if this Agreement is terminated pursuant to Section 7.1(b), 7.1(d) or 7.1(g) and, in any such case, (1) after the date hereof and prior to the date of termination of this Agreement, an Acquisition Proposal with respect to the Company is made to the Company or the Company Board, is made public by the Company or any other Person, or otherwise made generally known to the Company’s stockholders, and is not withdrawn and (2) within twelve (12) months after such termination, the Company enters into a definitive agreement with respect to any Acquisition Proposal and such Acquisition Proposal is thereafter consummated (which need not be the same Acquisition Proposal that was made, disclosed or communicated prior to the termination hereof), then the Company shall pay (or cause to be paid) the Termination Fee to Parent, prior to or concurrently with the consummation of such transaction, less the amount of any Expense Reimbursement previously paid pursuant to Section 7.3(a). For purposes of only subclause (2) of this Section 7.3(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20%” shall be deemed to be references to “50%”.

(d) The Company acknowledges that the agreement contained in this Section 7.3 is an integral part of this Agreement and that, without this Section 7.3, Merger Sub and Parent would not have entered into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 7.3, the Company shall pay to Merger Sub all reasonable fees, costs and expenses of enforcement (including reasonable attorneys’ fees as well as reasonable expenses incurred in connection with any action initiated by Parent and/or Merger Sub), together with interest on the amount of the Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is made.

(e) For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one (1) occasion.

(f) Subject to Parent’s and Merger Sub’s rights set forth in Section 8.14, Parent’s right to receive payment from the Company of the Termination Fee shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Company Related Parties”) under circumstances requiring the payment thereof pursuant to this Section 7.3 for any loss suffered as a result of the failure of the transactions contemplated by this Agreement, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, including the Merger (except that the Company shall also be obligated with respect to Section 7.3(d) and except that the applicable Company Related Parties shall remain obligated for, and Parent and its affiliates may be entitled to remedies with respect to the provisions and agreements surviving such termination pursuant to Section 7.2). For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 8.14 and the payment of the Termination Fee under Section 7.3, under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of specific performance and the Termination Fee.

7.4 Amendment. This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors; provided, however, that after the Company Stockholder Approval has been obtained, there may not be, without further approval of the stockholders of the Company, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Shares, or which by applicable Law otherwise requires the further approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Notwithstanding anything to the contrary contained herein, Sections 8.10, 8.12 and 8.15, and this sentence (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of Sections 8.10, 8.12 or 8.15, or this sentence) may not be amended, supplemented or otherwise modified in any manner that is adverse in any material respect to any Lender Party without the prior written consent of the Lender.

7.5 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses. Subject to Section 7.2 and Section 7.3, all Expenses (other than any expenses the Company or any Company Subsidiary pays as borrower under the Financing or Alternative Financing, which shall be deemed borne by Parent and Merger Sub) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

8.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained and delivery is followed within one Business Day pursuant to email by clause (c) or pursuant to clause (b) or delivered in Person), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained and delivery is followed within one Business Day pursuant to either clause (a) or (b)), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

Ascena Retail Group, Inc.
933 MacArthur Boulevard
Mahwah, NJ 07430
Attention:	David Jaffe
Gene Wexler
Email:	David.Jaffe@AscenaRetail.com
Gene.Wexler@AscenaRetail.com

with a copy to (which shall not constitute notice):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention:	Steven L. Kirshenbaum
Julie M. Allen
Facsimile:	(212) 969-2900
Email:	skirshenbaum@proskauer.com
jallen@proskauer.com

If to the Company, addressed to it at:

ANN INC.
7 Times Square
New York, NY 10036
Attention: Katherine H. Ramundo
Facsimile: (212) 536-4412
Email: Kate_Ramundo@anninc.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Joshua R. Cammaker
Karessa L. Cain
Facsimile:	(212) 403-2000
Email:	JRCammaker@wlrk.com
KLCain@wlrk.com

8.4 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain any standstill or similar provision. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations hereunder.

“Acquisition Proposal” means any offer or proposal from a Third Party, whether in one transaction or a series of related transactions, concerning (a) a merger, consolidation, reorganization, recapitalization, liquidation, dissolution or other business combination transaction involving the Company or its Subsidiaries, (b) a sale, lease, license, mortgage, pledge or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, partnership, joint venture or otherwise, of assets of the Company (including Equity Interests of a Company Subsidiary) or the Company Subsidiaries representing 20% or more of the consolidated assets of the Company and the Company Subsidiaries based on their fair market value as determined in good faith by the Company Board, (c) an issuance or sale (including by way of merger, consolidation, business combination, share exchange, joint venture or otherwise) of Equity Interests representing 20% or more of the voting power of the Company or a tender offer or exchange offer in which any Person or group (as defined in Section 13(d) of the Exchange Act) seeks to acquire beneficial ownership, or the right to acquire beneficial ownership, of Equity Interests representing 20% or more of the voting power of the Company, or (d) any combination of the foregoing (in each case, other than the Merger).

“affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Benefit Plan” means each (a) “employee benefit plan” (as defined in Section 3(3) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and each “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (in each case, whether or not such plan is subject to ERISA), and, for the avoidance of doubt, including any such plans referred to as schemes rather than plans in any non-U.S. jurisdiction), (b) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy, agreement, scheme or arrangement, (c) employment, consulting, severance, change in control, retention, termination, pension, retirement, disability benefit, health insurance, life insurance, fringe benefit, supplemental benefit plan, program, policy, agreement, scheme or arrangement or (d) other compensation or benefit plan, program, policy, agreement, scheme or arrangement, in each case, sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any Company Subsidiary or any ERISA Affiliate for the benefit of any Participant, or between the Company, any of the Company Subsidiaries or any ERISA Affiliate, on the one hand, and any Participant, on the other hand, or with respect to which any potential liability, whether absolute or contingent, is or may be borne by the Company or any of the Company Subsidiaries, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means the Intellectual Property owned by the Company or any of the Company Subsidiaries that is used, held for use or otherwise necessary for, the operation of their respective businesses.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or a Company Subsidiary leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Material Adverse Effect” means any change, condition, event, effect, occurrence, circumstance or development (each, an “Effect”), individually or in the aggregate, that (a) has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (b) prevents the performance in any material respect by the Company of its obligations to consummate the Merger; provided, that for purposes of clause (a), none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect, or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: any adverse Effect arising out of, resulting from or attributable to: (i) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof; (ii) changes in general economic, business, labor or regulatory conditions, or general changes in securities, credit or other financial markets, including interest rates or exchange rates, in the United States regionally, locally or globally, or changes generally affecting the industries (including seasonal fluctuations to the extent consistent with the Company’s historical results of operations) in which the Company or the Company

Subsidiaries operate in the United States or globally; (iii) changes in general global, national, regional or local political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather, hurricanes or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis; (iv) actions or omissions required of the Company under the express terms of this Agreement or taken or not taken at the request of, or with the consent of, an officer of Parent or any of its affiliates; (v) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its affiliates; (vi) the negotiation, announcement, pendency or consummation of this Agreement and the transactions contemplated hereby, including the identity of Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any of the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); (vii) any item or matter disclosed in the Company SEC Documents filed prior to the date hereof; (viii) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby; (ix) the outcome of any Proceeding or investigation involving the Company or any Company Subsidiary that has been disclosed in the Company Disclosure Letter; (x) changes in the trading price or trading volume of Company Shares, in and of itself, or any suspension of trading; (xi) any item set forth in Section 8.4 of the Company Disclosure Letter; (xii) the expiration or termination by its terms of any Contract to which the Company or any of the Company Subsidiaries is a party or (xiii) any failure by the Company or any of the Company Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, in and of itself; provided, that, (A) in the case of clauses (x) and (xiii), the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred (except to the extent subject to any other foregoing exception), and (B) in the case of clauses (i), (ii) and (iii), the impact of such Effect is not or is not reasonably expected to be disproportionately adverse to the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry (in which case only the incrementally disproportionate effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Plans” means the Company’s 2002 Stock Option and Restricted Stock and Unit Award Plan and 2003 Equity Incentive Plan, the Company’s 2000 Stock Option and Restricted Stock Award Plan, and the Company’s 1992 Stock Option and Restricted Stock and Unit Award Plan, in each case, as amended, supplemented or modified from time to time.

“Company Representatives” means the Company’s and the Company Subsidiaries’ respective directors, officers, employees, controlled affiliates, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Company Shares” means the shares of common stock, par value $0.0068 per share, of the Company.

“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended.

“Compliant” means, with respect to the Required Information and without giving effect to any supplements or updates delivered by the Company after the commencement of the Marketing Period, the Required Information does not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact, in each case with respect to the Company or the Company Subsidiaries, necessary in order to make such Required Information, in light of the circumstances under which the statements contained in the Required Information are made, not misleading.

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements and licenses to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject; provided, that “Contracts” shall not include any Benefit Plan.

“Environmental Laws” means any and all applicable Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, RCRA, the Clean Water Act, as amended (33 U.S.C. § 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.), OSHA or any other Law of similar effect.

“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, share of restricted stock, restricted stock unit, stock appreciation right, phantom stock, performance share or unit, warrant, right or other security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus, Form S-4 and all other matters related to the transactions contemplated by this Agreement.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local or foreign government or other political subdivision thereof, any court, any arbitral body, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government.

“Hazardous Substances” means any pollutant, contaminant, chemical, compound, toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable substance or material, or other substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Intellectual Property” means all intellectual property and proprietary rights, including all (a) patents and patent applications, (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered) and other indicia of origin, and all applications and registrations in connection therewith, (c) all copyrights (whether or not published), and all applications and registrations in connection therewith, (d) intellectual property rights in Software Programs, (e) mask works and industrial designs, and all applications and registrations in connection therewith and (f) trade secrets and other intellectual property rights in confidential and proprietary information (including inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations, including any and all data and collections of data).

“Intervening Event” means any event, change, effect, development, state of facts, condition or occurrence that (a) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement, (b) becomes known to the Company Board prior to the Company Stockholder Approval and (c) does not involve or relate to (i) an Acquisition Proposal or (ii) any fluctuation in the market price or trading volume of the Company Shares, in and of itself.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4 of the Company Disclosure Letter and (b) when used with respect to Parent or Merger Sub, the actual knowledge of David Jaffe, Robb Giammatteo and Gene Wexler, in the case of each of (a) and (b), after reasonable inquiry under the circumstances.

“Law” means any applicable international, national, provincial, state, municipal, local and common laws, treaties, statutes, ordinances, decrees, codes, bylaws, rules, regulations or other requirements, legally binding guidance, Orders, consent decrees, permits, policies, restrictions or licenses of any Governmental Entity, in each case, having the force of law.

“Leased Real Property” means all real property that the Company or any of the Company Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy, pursuant to a Company Lease.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, title defect, encumbrance, covenant, condition, restriction, charge, option or other third party right, right of first refusal or first offer, easement, security interest, deed of trust, right-of-way, encroachment, occupancy right, preemptive right, community property interest or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction or defect on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Marketing Period” means the first period of fifteen (15) consecutive calendar days after the date hereof throughout which Parent shall have the Required Information and the Required Information is Compliant; provided that if the Company in good faith reasonably believes that it has delivered the Required Information and that the Required Information is Compliant, the Company may (but shall not be obligated to) deliver to Parent a written notice to that effect (stating the date on which it believes it completed such delivery), in which case the Company shall be deemed to have complied with the requirement to deliver Required Information that is Compliant, unless Parent in good faith reasonably believes that the Company has not completed the delivery of Required Information that is Compliant and, within three (3) Business Days after its receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information Parent believes the Company has not delivered or is not Compliant at that time). Notwithstanding the foregoing, the Marketing Period shall not include either of July 3, 2015 through July 5, 2015 or November 26, 2015 through November 29, 2015, and if the Marketing Period does not end on or before (i) August 17, 2015, the Marketing Period will continue until September 8, 2015, or (ii) December 18, 2015, the Marketing Period will continue until January 4, 2016, and in each case, a new fifteen (15) consecutive calendar day Marketing Period shall commence on such date. Notwithstanding the foregoing, the Marketing Period shall not commence and shall be deemed not to have commenced if, at any time during, or on the first or last day of, such fifteen (15) consecutive calendar day period, (i) the Company’s independent accounting firm shall have withdrawn its audit opinion with respect to any audited consolidated financial statements of the Company included in the Required Information, in which case the Marketing Period shall not be deemed to commence until the time at which a new unqualified audit opinion is issued with respect to the consolidated financial statements for the applicable periods by the Company’s independent accounting firm or another independent accounting firm reasonably acceptable to Parent, (ii) the Company issues a public statement indicating its intent to restate any consolidated financial statements of the Company included in the Required Information, in which case the Marketing Period shall not be deemed to commence until the time at which such restatement has been completed and the Required Information has been amended or the Company issues a public statement that no restatement is required in accordance with GAAP or (iii) the Required Information is not Compliant (which, for the avoidance of doubt, shall require that the financial statements be current as more fully set forth in Rule 3-12 of Regulation S-X for the entire Marketing Period), in which case a new fifteen (15) consecutive calendar day period shall commence upon the Company providing Required Information that is Compliant.

“NASDAQ” means the NASDAQ Global Select Market.

“Net Share” means, with respect to a Company Option, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Per Share Cash Consideration over the per share exercise price of such Company Option, multiplied by (ii) the number of Company Shares subject to such Company Option, by (b) the Per Share Cash Consideration.

“Order” means any judgment, order, decision, writ, injunction, decree, legal or arbitration award, ruling, SEC requirement or settlement or consent agreement, in each case, with a Governmental Entity of competent jurisdiction.

“OSHA” means the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

“Owned Real Property” means any real property owned in fee by the Company or any of the Company Subsidiaries.

“Parent Material Adverse Effect” means any Effect, individually or in the aggregate, that (a) has, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole or (b) prevents or materially impairs or delays the performance in any material respect by Parent or Merger Sub of its obligations to consummate the Merger; provided, that for purposes of clause (a), none of the following shall constitute or be deemed to contribute to a Parent Material Adverse Effect, or shall otherwise be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur: any adverse Effect arising out of, resulting from or attributable to: (i) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof; (ii) changes in general economic, business, labor or regulatory conditions, or general changes in securities, credit or other financial markets, including interest rates or exchange rates, in the United States regionally, locally or globally, or changes generally affecting the industries (including seasonal fluctuations to the extent consistent with Parent’s historical results of operations) in which Parent or Parent Subsidiaries operate in the United States or globally; (iii) changes in general global, national, regional or local political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather, hurricanes or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis; (iv) actions or omissions required of Parent under the express terms of this Agreement or taken or not taken at the request of, or with the consent of, an officer of the Company or any of its affiliates; (v) any breach, violation or non-performance of any provision of this Agreement by the Company or any of its affiliates; (vi) the negotiation, announcement, pendency or consummation of this Agreement and the transactions contemplated hereby, including the identity of the Company or any of its affiliates or any communication by the Company or any of its affiliates regarding plans, proposals or projections with respect to Parent, the Parent Subsidiaries or their employees (including any impact on the relationship of Parent or any of Parent Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); (vii) any item or matter disclosed in Parent SEC Documents filed prior to the date hereof; (viii) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the transactions contemplated hereby; (ix) the outcome of any Proceeding or investigation involving Parent or any Parent Subsidiary that has been disclosed in the Parent Disclosure Letter; (x) changes in the trading price or trading volume of Parent Shares, in and of itself, or any suspension of trading; (xi) any item set forth in Section 8.4 of the Parent Disclosure Letter; (xii) the expiration or termination by its terms of any Contract to which Parent or any of the Parent Subsidiaries is a party or (xiii) any failure by Parent or any of the Parent Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, in and of itself; provided, that, (A) in the case of clauses (x) and (xiii), the underlying cause of such failure may be taken into account in determining whether a Parent Material Adverse Effect has occurred (except to the extent subject to any other foregoing exception), and (B) in the case of clauses (i), (ii) and (iii), the impact of such Effect is not or is not reasonably expected to be disproportionately adverse to Parent and the Parent Subsidiaries, taken as a whole, relative to other participants in their industry (in which case only the incrementally disproportionate effect may be taken into account in determining whether a Parent Material Adverse Effect has occurred).

“Parent Plans” means Parent’s 2010 Stock Incentive Plan, as amended, supplemented or modified from time to time.

“Parent Share VWAP” means the volume weighted average price of a Parent Share for a ten (10) trading day period, starting with the opening of trading on the eleventh (11th) trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg.

“Participant” means each current or former director, officer, employee or independent contractor of the Company or any of the Company Subsidiaries.

“Parent Shares” means the shares of common stock, par value $0.01 per share, of the Parent.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established on or reflected in the consolidated financial statements of the Company in accordance with GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances, in each case, arising by operation of Law in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company in accordance with GAAP, (c) Liens arising from transfer restrictions under securities Laws, (d) with respect to any Owned Real Property or Leased Real Property, (i) any conditions that may be shown by a current, accurate survey or title report, (ii) easements, encroachments, restrictions, rights-of-way and any other non-monetary title defects, whether or not of record, and (iii) zoning, building, land use, environmental regulations and other similar restrictions, in each case that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (e) with respect to any Leased Real Property, the terms and provisions of the Company Leases and all Liens affecting the title of the landlords thereunder and the holders of the fee simple title thereof, and (f) such other Liens which would not, individually or in the aggregate, materially interfere with the ordinary conduct of the business of the Company and the Company Subsidiaries as currently conducted or detract from the use, occupancy, value or marketability of the property affected by such Lien.

“Per Share Cash Consideration” means the sum of (a) the Cash Consideration plus (b) the product obtained by multiplying (i) the Stock Consideration by (ii) the Parent Share VWAP.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Proceedings” means all actions, suits, claims, hearings, arbitrations, investigations, inquiries, litigations, mediations, grievances, audits, examinations or other proceedings, in each case, by or before any Governmental Entity.

“Registered Intellectual Property” means all Intellectual Property that has been issued, registered or applied for with any Governmental Entity (including Internet domain names).

“RCRA” means the Resource Conservation and Recovery Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Required Information” means (a) the audited consolidated balance sheets and related statements of operations, comprehensive income and cash flows and stockholders’ equity of the Company for the three most recently completed fiscal years of the Company ended at least ninety (90) days prior to the Closing Date, (b) the unaudited consolidated balance sheets and related statements of operations, comprehensive income and cash flows of the Company for each subsequent fiscal quarter of the Company ended at least forty-five (45) days prior to the Closing Date, and (c) all information customarily provided by a borrower for inclusion in an information memorandum for a credit facility in connection with the Financing (or Alternative Financing).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software Programs” means computer programs (whether in source code, object code or other form), including any and all software implementations of algorithms, models and methodologies, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a breach of Section 5.3 (except the references therein to “20%” shall be replaced by “80%”), made by a Third Party which, in the good faith judgment of the Company Board (after consultation with its outside legal counsel and the Company’s financial advisor), taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal that the Company Board considers in good faith to be relevant, including the identity of the Person making such proposal, any break-up fees and expense reimbursement provisions and the conditionality of such proposal (including as to the terms and conditionality of any financing), as well as any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise, to be more favorable to the Company’s stockholders than the Merger.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Entity responsible for the administration of Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (a) all taxes, fees, levies, duties, tariffs and imposts imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, alternative or add-on minimum, environmental, use, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, and gains tax, and (b) any interest, penalty, fine or addition to any of the foregoing.

“Third Party” shall mean any Person other than the Company, Parent, Merger Sub and their respective affiliates.

8.5 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“ADSPP”	Section 2.4(a)
“Agreement”	Preamble
“Alternative Financing”	Section 5.12(a)
“Book-Entry Shares”	Section 2.2(b)(ii)
“Cancelled Shares”	Section 2.1(c)
“Capitalization Date”	Section 3.2(a)
“Cash Consideration”	Section 2.1(a)
“Certificate of Merger”	Section 1.2
“Certificates”	Section 2.2(b)(i)
“Change of Board Recommendation”	Section 5.3(a)
“Closing”	Section 1.2
“Commitment Letter”	Section 4.12(a)
“Company”	Preamble
“Company Board Recommendation”	Recitals
“Company Board”	Recitals
“Company Bylaws”	Section 3.1(b)
“Company Charter”	Section 3.1(b)
“Company Disclosure Letter”	Article 3
“Company Employees”	Section 5.7(a)
“Company Equity Interest”	Section 3.2(e)
“Company Financial Advisor”	Section 3.21
“Company Financial Statements”	Section 3.7(b)
“Company Material Contract”	Section 3.13(a)
“Company Option”	Section 2.4(a)
“Company Permits”	Section 3.6(a)
“Company Preferred Stock”	Section 3.2(a)
“Company Related Parties”	Section 7.3(g)
“Company Restricted Share Award”	Section 2.4(b)
“Company SEC Documents”	Section 3.7(a)
“Company Stockholder Approval”	Section 3.7(a)
“Company Stockholders Meeting”	Section 3.3
“Company Subsidiary”	Section 3.1
“Confidentiality Agreement”	Section 5.2(b)
“Covered Persons”	Section 5.8(a)
“D&O Insurance”	Section 5.8(c)
“DGCL”	Recitals

“Disposals”	Section 5.1(a)(iii)
“Dissenting Shares”	Section 2.3
“Dividend Consideration”	Section 2.2(f)
“Effect”	Section 8.4
“Effective Time”	Section 1.2
“ERISA Affiliate”	Section 3.11(c)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(f)
“Existing Indemnification Agreements”	Section 5.8(a)
“Fairness Opinion”	Section 3.21
“Fee Letter”	Section 4.18
“Financing”	Section 4.18
“Form S-4”	Section 3.5
“Fractional Share Consideration”	Section 2.7
“Insurance Policies”	Section 3.19
“Lender Party”	Section 8.15
“Lender”	Section 4.18
“Maximum Share Number”	Section 2.1(a)
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Merger”	Recitals
“New Plan”	Section 5.7(b)
“Notice Period”	Section 5.3(d)
“NYSE”	Section 3.5
“Old Plans”	Section 5.7(b)
“Outside Date”	Section 7.1(b)
“Parent Capitalization Date”	Section 4.2(a)
“Parent Disclosure Letter”	Article 4
“Parent Financial Statements”	Section 4.7(b)
“Parent Permits”	Section 4.9(a)
“Parent Preferred Stock”	Section 4.2(a)
“Parent Representatives”	Section 5.2(a)
“Parent Restricted Share Awards”	Section 4.2(a)
“Parent SEC Documents”	Section 4.7
“Parent Subsidiaries”	Section 4.4
“Parent Subsidiary”	Section 4.4
“Parent”	Preamble
“Proposed Changed Terms”	Section 5.3(d)
“RCRA”	Section 3.5
“Required Approvals”	Section 5.4(a)
“Retention Program”	Section 5.7(f)
“Seasonal Plan”	Section 5.7(e)
“SEC”	Section 3.7(a)
“Section 16”	Section 5.10
“Solvent”	Section 4.15
“Stock Consideration”	Section 2.1(a)
“Surviving Corporation”	Section 1.1(a)
“Termination Fee”	Section 7.3(b)
“Title IV Plan”	Section 3.11(b)

8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.8 Entire Agreement. This Agreement (together with the Exhibits, Parent Disclosure Letter and Company Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements (except the Confidentiality Agreement) and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8.9 Assignment. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties.

8.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) any Persons entitled to indemnification or insurance benefits under the provisions of Section 5.7 (Indemnification of Directors and Officers) following the Effective Time, with respect to such provisions, (b) the stockholders of the Company, after the Effective Time, as applicable, with respect to the right of such stockholders to receive the Merger Consideration, in the case of Company Shares converted into the right to receive the Merger Consideration in the Merger, and (c) if the Effective Time occurs, the right of holders of the Company Equity Awards to receive payments contemplated hereby in respect thereof after the Effective Time; provided, that the Lender Parties shall be third party beneficiaries and may enforce the provisions set forth specifically for their benefit in Sections 7.4, 8.10, 8.12 and 8.15. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto, and consequently, may not accurately characterize actual facts or circumstances.

8.11 Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Annexes” are intended to refer to Sections of this Agreement and Exhibits and Annexes to this Agreement. The Company Disclosure Letter, Parent Disclosure Letter and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. All references in this Agreement to “$”

are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Disclosure of any item on the Company Disclosure Letter or Parent Disclosure Letter by reference to any particular Section or Subsection of this Agreement shall be deemed to constitute disclosure with respect to any other Section or Subsection of this Agreement if the relevance of such disclosure to such other Section or Subsection is reasonably apparent on the face of such disclosure.

8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.12, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) (i) Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Lender Party relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, located in the Borough of Manhattan, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and, in each case, appellate courts thereof) and (ii) notwithstanding Section 8.12(a), any such action, cause of action, claim, cross-claim or third-party claim shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

(d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO THE FINANCING) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING WITH RESPECT TO THE FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(d).

8.13 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall have received a counterpart hereof signed by the other party hereto. Until and unless the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall have received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specific performance of the terms hereof, in each case in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. Either party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving willful breach or fraud.

8.15 No Recourse to Lender Parties. Notwithstanding any provision of this Agreement, the Company agrees on its behalf and on behalf of its stockholders and affiliates that neither the Lender nor any of its respective former, current or future general or limited partners, stockholders, managers, members, agents, officers, directors, representatives and Affiliates or any of their respective successors or assigns (collectively, together with the Lender, the “Lender Parties” and each, a “Lender Party”) shall have any liability or obligation to Company, its stockholders or its affiliates relating to this Agreement or any of the transactions contemplated herein (including the Financing), whether at law, in equity, in contract, in tort or otherwise. This Section 8.15 is intended to benefit and may be enforced by the Lender and shall be binding on all successors and assigns of the Company and its stockholders and affiliates.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Parent:

ASCENA RETAIL GROUP, INC.

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	President and Chief Executive Officer

Merger Sub:

AVIAN ACQUISITION CORP.

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	President and Chief Executive Officer

The Company:

ANN INC.

By:	/s/ Kay Krill
	Name:	Kay Krill
	Title:	President and Chief Executive Officer

ANNEX B

[J.P. Morgan letterhead]

May 17, 2015

The Board of Directors

ANN INC.

7 Times Square

New York, New York 10036

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0068 per share (the “Company Common Stock”), of ANN INC. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with and into Avian Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Ascena Retail Group, Inc. (the “Parent”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, the Parent and Merger Sub, the Company will become a wholly-owned subsidiary of the Parent, and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than shares of Company Common Stock owned directly by the Company (or any wholly owned subsidiary of the Company), Parent or Merger Sub immediately prior to the Effective Time and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive consideration per share equal to $37.34 in cash, subject to adjustment under certain circumstances (as to which we express no opinion), (the “Cash Consideration”) and 0.68 shares, subject to adjustment under certain circumstances (as to which we express no opinion), (the “Stock Consideration”, and, together with the Cash Consideration, the “Consideration”) of the Parent’s common stock, par value $0.01 per share (the “Parent Common Stock”).

In connection with preparing our opinion, we have (i) reviewed a draft dated May 17, 2015 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Parent and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Parent with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Parent Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the businesses of the Company and the Parent, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Parent with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Parent, the financial condition and future prospects and operations of the Company and the Parent, the effects of the Transaction on the financial condition and future prospects of the Company and the Parent, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Parent or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been

B-1

reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Parent to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Parent in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Parent or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Parent Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Parent other than that we have been acting as the Company’s strategic advisor since February 2014. In addition, our affiliate provides treasury services to the Parent and is an agent bank and a lender under an outstanding revolving credit facility of the Parent, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any registration, proxy or information statement or prospectus filed with the U.S. Securities and Exchange Commission and/or mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES LLC

B-2

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b., and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the company, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The ascena bylaws require ascena to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ascena, or is or was a director or officer of ascena, serving at ascena’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

ascena is party to indemnification agreements with each of its directors and certain executive officers. The indemnification agreements supplement the ascena charter and the ascena bylaws and the DGCL in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that ascena will indemnify these individuals to the fullest extent permitted by the DGCL and to any greater extent that the DGCL may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals are or were ascena directors or officers, subject to certain exclusions and procedures set forth in the indemnification agreements.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

The ascena charter provides that the personal liability of its directors is limited to the fullest extent permitted under the DGCL. This provision of the ascena charter does not eliminate all fiduciary duties of its directors and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief remain available to ascena.

ascena maintains insurance policies under which directors and officers of ascena are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not ascena would have the power to indemnify such person against such liability under the provisions of the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of officers and directors of ascena for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2015, by and among ANN INC., ascena retail group, inc. and Avian Acquisition Corp. (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement)

3.1	Second Amended and Restated Certificate of Incorporation of ascena retail group, inc. (incorporated by reference to Annex II to the registrant’s proxy statement/prospectus, dated November 18, 2010)

3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ascena retail group, inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated January 3, 2011)

3.3	Amended and Restated Bylaws of ascena retail group, inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated March 6, 2015)

5.1	Opinion of Proskauer Rose LLP regarding the validity of the securities to be issued in connection with the merger

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Ascena Retail Group, Inc.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for ANN INC.

24.1*	Power of Attorney of Officers and Directors (included on the signature page of this registration statement)

99.1	Form of ANN INC. Proxy Card

99.2	Consent of J.P. Morgan Securities LLC

99.3	Consent of Proskauer Rose LLP (included within Exhibit 5.1)

*	Previously filed.

Item 22.	Undertakings

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(e), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(4) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on the 8th day of July, 2015.

ASCENA RETAIL GROUP, INC.

By:	/s/ David Jaffe
David Jaffe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of July, 2015:

Signature	Title

* Elliot S. Jaffe	Chairman of the Board and Co-Founder

/s/ David Jaffe David Jaffe	Director, President and Chief Executive Officer (Principal Executive Officer)

* Kate Buggeln	Director

* Klaus Eppler	Director

* Randy L. Pearce	Director

* John Usdan	Director

/s/ Robb Giammatteo Robb Giammatteo	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Ernest LaPorte	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ David Jaffe	*By:	/s/ Robb Giammatteo
Name:	David Jaffe	Name:	Robb Giammatteo
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 17, 2015, by and among ANN INC., ascena retail group, inc. and Avian Acquisition Corp. (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement)

3.1	Second Amended and Restated Certificate of Incorporation of ascena retail group, inc. (incorporated by reference to Annexes II, III and IV to the registrant’s proxy statement, dated November 18, 2010)

3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ascena retail group, inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated January 3, 2011)

3.3	Amended and Restated Bylaws of ascena retail group, inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated March 6, 2015)

5.1	Opinion of Proskauer Rose LLP regarding the validity of the securities to be issued in connection with the merger

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Ascena Retail Group, Inc.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for ANN INC.

24.1*	Power of Attorney of Officers and Directors (included on the signature page of this registration statement)

99.1	Form of ANN INC. Proxy Card

99.2	Consent of J.P. Morgan Securities LLC

99.3	Consent of Proskauer Rose LLP (included within Exhibit 5.1)

*	Previously filed.